THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THE SECURITIES OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 19, 2007

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-221-1037.

     Free Writing Prospectus To Accompany Prospectus Dated August 13, 2007

                                 $2,411,318,000
                                 (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 2007-C5

             Credit Suisse Commercial Mortgage Trust Series 2007-C5
                                 issuing entity

              Credit Suisse First Boston Mortgage Securities Corp.
                                   depositor
                             Column Financial, Inc.
                              Capmark Finance Inc.
                          KeyBank National Association
                         sponsors/mortgage loan sellers
                            ------------------------
    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity, which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of 194 commercial and multifamily mortgage loans, with the characteristics described in this free writing prospectus. The issuing entity will issue 29 classes of certificates, 10 of which are being offered by this free writing prospectus, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in December 2007. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at
a price of     % of the total initial principal balance of the offered
certificates plus accrued interest from November 1, 2007. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-40 of this free writing prospectus.

                                 Approximate Total Initial                                                             Expected
                                     Principal Balance       Initial Pass-      Assumed Final        Rated Final        Ratings
Offered Classes                     or Notional Amount        Through Rate    Distribution Date   Distribution Date   (S&P/Fitch)
-------------------------------  -------------------------   --------------   -----------------   -----------------   -----------
Class A-1......................         $ 33,000,000              %               June 2012         September 2040      AAA/AAA
Class A-2......................         $315,000,000              %            September 2012       September 2040      AAA/AAA
Class A-3......................         $161,000,000              %            September 2014       September 2040      AAA/AAA
Class A-AB.....................         $ 65,083,000              %             November 2016       September 2040      AAA/AAA
Class A-4......................         $851,000,000              %               July 2017         September 2040      AAA/AAA
Class A-1-A....................         $479,484,000              %               July 2017         September 2040      AAA/AAA
Class A-M......................         $272,081,000              %              August 2017        September 2040      AAA/AAA
Class A-J......................         $210,863,000              %            September 2017       September 2040      AAA/AAA
Class B........................         $ 23,807,000              %            September 2017       September 2040      AA+/AA+
Class A-SP.....................         $                         %                                 September 2040      AAA/AAA

    Delivery of the offered certificates, in book-entry form only, will be made
on or about November   , 2007. Credit Enhancement will be provided by the
subordination of certain classes of certificates to certain other classes of certificates as described in this prospectus supplement under "Summary of Prospectus Supplement--Distributions--B. Subordination,"
"--Distributions--C. Priority of Distributions," "Risk Factors--Risks Related to the Offered Certificates--The Class A-M, Class A-J and Class B Certificates Are Subordinate to, and Are Therefore Riskier Than, the Class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-SP and A-X Certificates" and "Description of the Offered Certificates--Distributions--Subordination," and "Description of Credit Support--Subordinate Certificates" in the accompanying prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this free writing prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets Inc., Capmark Securities Inc. and J.P. Morgan Securities Inc. will act as underwriters with respect to this offering. Credit Suisse Securities (USA) LLC will be the lead manager and the sole book running manager. KeyBanc Capital Markets Inc., Capmark Securities Inc. and J.P. Morgan Securities Inc. will be the co-managers. Not every underwriter will be obligated to purchase offered certificates from us.

Credit Suisse                                                                                    KeyBanc Capital Markets
Capmark Securities Inc.                                                                                         JPMorgan

            The date of this prospectus supplement is October   , 2007.

[CREDIT SUISSE LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C5

[MAP OMITTED]

WASHINGTON            MARYLAND
3 PROPERTIES          1 PROPERTY
0.9% OF TOTAL         0.9% OF TOTAL

OREGON                DELAWARE
1 PROPERTY            1 PROPERTY
0.4% OF TOTAL         0.4% OF TOTAL

COLORADO              PENNSYLVANIA
4 PROPERTIES          3 PROPERTIES
0.8% OF TOTAL         0.5% OF TOTAL

CALIFORNIA            NEW JERSEY
22 PROPERTIES         9 PROPERTIES
8.2% OF TOTAL         3.2% OF TOTAL

NORTHERN CALIFORNIA   CONNECTICUT
6 PROPERTIES          6 PROPERTIES
2.1% OF TOTAL         2.8% OF TOTAL

SOUTHERN CALIFORNIA   MASSACHUSETTS
16 PROPERTIES         4 PROPERTIES
6.1% OF TOTAL         1.0% OF TOTAL

NEVADA                MAINE
2 PROPERTIES          1 PROPERTY
3.5% OF TOTAL         0.3% OF TOTAL

UTAH                  NEW HAMPSHIRE
2 PROPERTIES          2 PROPERTIES
0.7% OF TOTAL         0.6% OF TOTAL

ARIZONA               VERMONT
10 PROPERTIES         2 PROPERTIES
2.8% OF TOTAL         0.7% OF TOTAL

NEW MEXICO            NEW YORK
1 PROPERTY            16 PROPERTIES
2.0% OF TOTAL         25.7% OF TOTAL

TEXAS                 WEST VIRGINIA
25 PROPERTIES         1 PROPERTY
5.6% OF TOTAL         0.1% OF TOTAL

OKLAHOMA              OHIO
2 PROPERTIES          7 PROPERTIES
0.4% OF TOTAL         2.7% OF TOTAL

ARKANSAS              MICHIGAN
1 PROPERTY            9 PROPERTIES
0.2% OF TOTAL         2.6% OF TOTAL

LOUISIANA             INDIANA
1 PROPERTY            6 PROPERTIES
0.2% OF TOTAL         2.2% OF TOTAL

MISSISSIPPI           ILLINOIS
2 PROPERTIES          11 PROPERTIES
0.6% OF TOTAL         3.2% OF TOTAL

ALABAMA               WISCONSIN
5 PROPERTIES          1 PROPERTY
1.0% OF TOTAL         0.1% OF TOTAL

FLORIDA               MISSOURI
10 PROPERTIES         2 PROPERTIES
9.3% OF TOTAL         1.2% OF TOTAL

GEORGIA               IOWA
10 PROPERTIES         2 PROPERTIES
2.1% OF TOTAL         0.4% OF TOTAL

TENNESSEE             NORTH DAKOTA
6 PROPERTIES          3 PROPERTIES
2.7% OF TOTAL         0.2% OF TOTAL

SOUTH CAROLINA        SOUTH DAKOTA
1 PROPERTY            1 PROPERTY
0.4% OF TOTAL         0.1% OF TOTAL

KENTUCKY              NEBRASKA
2 PROPERTIES          3 PROPERTIES
2.0% OF TOTAL         0.3% OF TOTAL

NORTH CAROLINA        WYOMING
22 PROPERTIES         PROPERTY
5.6% OF TOTAL         0.2% OF TOTAL

VIRGINIA              IDAHO
4 PROPERTIES          2 PROPERTIES
0.4% OF TOTAL         0.2% OF TOTAL

                      HAWAII
                      2 PROPERTIES
                      0.6% OF TOTAL

[CHART]

Self Storage    1.2%
Healthcare      0.7%
Other           0.6%
Office         29.2%
Multifamily    18.7%
Retail         23.7%
Hotel          11.9%
Industrial      8.4%
Mixed Use       5.6%

[GRAPHIC OMITTED]

1.     450 LEXINGTON AVENUE
       NEW YORK, NY

[GRAPHIC OMITTED]

41.    HIDDEN LAKE APARTMENTS
       FAYETTEVILLE, NC

[GRAPHIC OMITTED]

10.    OLENTANGY COMMONS APARTMENTS
       COLUMBUS, OH

[GRAPHIC OMITTED]

2.     GULF COAST TOWN CENTER PHASES I & II
       FORT MYERS, FL

[GRAPHIC OMITTED]

34.    SUMMIT PLAZA SHOPPING CENTER
       HOUSTON, TX

[GRAPHIC OMITTED]

5.     60 WALL STREET
       NEW YORK, NY

[GRAPHIC OMITTED]

15.    CORNERSTONE COMMERCE CENTER
       LINWOOD, NJ

[GRAPHIC OMITTED]

8.4    FAIRFIELDINN - MANCHESTER
       MANCHESTER, NH

[GRAPHIC OMITTED]

121.   BAYVIEW TOWER OFFICE BUILDING
       CORPUS CHRISTI, TX

[GRAPHIC OMITTED]

12.    7700 IRVINE SPECTRUM CENTER
       IRVINE, CA

[GRAPHIC OMITTED]

39.    QUEEN CREEK VILLAGE
       QUEEN CREEK, AZ

[GRAPHIC OMITTED]

4.     JERICHO PLAZA (I & II)
       JERICHO, NY

                                   ----------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
   PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS                     S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM                                    S-4
SUMMARY OF PROSPECTUS SUPPLEMENT                                             S-7
RISK FACTORS                                                                S-40
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT                        S-67
FORWARD-LOOKING STATEMENTS                                                  S-67
AFFILIATIONS                                                                S-67
DESCRIPTION OF THE ISSUING ENTITY                                           S-67
DESCRIPTION OF THE DEPOSITOR                                                S-69
DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS                       S-69
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS                                S-74
DESCRIPTION OF THE OFFERED CERTIFICATES                                    S-141
YIELD AND MATURITY CONSIDERATIONS                                          S-169
THE SERIES 2007-C5 POOLING AND SERVICING AGREEMENT                         S-176
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
   LOCATED IN NEW YORK                                                     S-212
FEDERAL INCOME TAX CONSEQUENCES                                            S-213
ERISA CONSIDERATIONS                                                       S-216
LEGAL INVESTMENT                                                           S-219
LEGAL MATTERS                                                              S-219
RATING                                                                     S-219
GLOSSARY                                                                   S-221

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                 RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2  --  MORTGAGE POOL INFORMATION

EXHIBIT B    --  FORM OF TRUSTEE REPORT

EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D    --  CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

EXHIBIT E    --  SCHEDULE OF REFERENCE RATES

EXHIBIT F    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP                           31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION                                                         129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     131

                                   ----------

     The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

     A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

     This free writing prospectus is also referred to herein as the "prospectus supplement." You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-141613) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of Certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State:

     (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d) at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of Certificates to the public" in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

     Each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that:

     - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

     - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C5 Commercial Mortgage Pass-Through Certificates. The series 2007-C5 certificates will consist of 29 classes. The table below identifies and specifies various characteristics for 26 of those classes.

                                        APPROXIMATE
                                        % OF TOTAL
                      INITIAL TOTAL      INITIAL
         EXPECTED   PRINCIPAL BALANCE   CERTIFICATE    APPROXIMATE   PASS-THROUGH
         RATINGS       OR NOTIONAL       PRINCIPAL   INITIAL CREDIT      RATE
CLASS  (S&P/FITCH)        AMOUNT          BALANCE       SUPPORT       DESCRIPTION
-----  -----------  -----------------  ------------  --------------  ------------
 A-1     AAA/AAA     $   33,000,000        1.21%         30.00%
 A-2     AAA/AAA     $  315,000,000       11.58%         30.00%
 A-3     AAA/AAA     $  161,000,000        5.92%         30.00%
 A-AB    AAA/AAA     $   65,083,000        2.39%         30.00%
 A-4     AAA/AAA     $  851,000,000       31.28%         30.00%
A-1-A    AAA/AAA     $  479,484,000       17.62%         30.00%
 A-M     AAA/AAA     $  272,081,000       10.00%         20.00%
 A-J     AAA/AAA     $  210,863,000        7.75%         12.25%
  B      AA+/AA+     $   23,807,000        0.87%         11.38%
 A-SP    AAA/AAA     $                      N/A            N/A        Variable IO
  C       AA/AA      $   20,406,000        0.75%         10.63%
  D      AA-/AA-     $   34,010,000        1.25%          9.38%
  E       A+/A+      $   30,609,000        1.12%          8.25%
  F        A/A       $   13,604,000        0.50%          7.75%
  G       A-/A-      $   40,813,000        1.50%          6.25%
  H     BBB+/BBB+    $   20,406,000        0.75%          5.50%
  J      BBB/BBB     $   30,609,000        1.12%          4.38%
  K     BBB-/BBB-    $   23,807,000        0.87%          3.50%
  L      BB+/BB+     $   10,203,000        0.37%          3.13%
  M       BB/BB      $   10,203,000        0.37%          2.75%
  N      BB-/BB-     $   10,203,000        0.37%          2.38%
  O       B+/NR      $   17,005,000        0.62%          1.75%
  P       B /NR      $    3,401,000        0.12%          1.63%
  Q       B-/NR      $   10,203,000        0.37%          1.25%
  S       NR/NR      $   34,010,685        1.25%          0.00%
 A-X     AAA/AAA     $2,720,810,685         N/A            N/A        Variable IO

                        ASSUMED
          INITIAL      WEIGHTED      ASSUMED
       PASS-THROUGH  AVERAGE LIFE   PRINCIPAL    ASSUMED FINAL
CLASS      RATE         (YEARS)      WINDOW    DISTRIBUTION DATE
-----  ------------  ------------  ----------  -----------------
 A-1           %          2.8      12/07-6/12      June 2012
 A-2           %          4.7      6/12-9/12     September 2012
 A-3           %          6.7      5/14-9/14     September 2014
 A-AB          %          7.0      9/12-11/16    November 2016
 A-4           %          9.5      11/16-7/17      July 2017
A-1-A          %          7.4      12/07-7/17      July 2017
 A-M           %          9.7      7/17-8/17      August 2017
 A-J           %          9.8      8/17-9/17     September 2017
  B            %          9.8      9/17-9/17     September 2017
 A-SP          %                      N/A
  C            %          N/A         N/A             N/A
  D            %          N/A         N/A             N/A
  E            %          N/A         N/A             N/A
  F            %          N/A         N/A             N/A
  G            %          N/A         N/A             N/A
  H            %          N/A         N/A             N/A
  J            %          N/A         N/A             N/A
  K            %          N/A         N/A             N/A
  L            %          N/A         N/A             N/A
  M            %          N/A         N/A             N/A
  N            %          N/A         N/A             N/A
  O            %          N/A         N/A             N/A
  P            %          N/A         N/A             N/A
  Q            %          N/A         N/A             N/A
  S            %          N/A         N/A             N/A
 A-X           %          N/A         N/A             N/A


     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B and A-SP certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in September 2040.

     - All of the classes in the table shown on page S-7, except the class A-SP and class A-X certificates, will have principal balances. All of the classes shown in that table will bear interest. The series 2007-C5 certificates with principal balances constitute the series 2007-C5 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
          J, K, L, M, N, O, P, Q and S certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is calculated as set forth under "Description of the Offered Certificates--General" in this prospectus supplement.

     - The total initial principal balance or notional amount of any class shown in the table on page S-7 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-7 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-7 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - Each class identified in the table on page S-7 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table or, in the case of the class ___, ___%, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the ________ interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2007-C5 principal balance certificates.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2007-C5 principal balance certificates. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     - The references to "net interest rates on the underlying mortgage loans" in any of the preceding bullets mean, as to any particular underlying mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated (including, in the case of the 60 Wall Street mortgage loan, the servicing fee payable to the master servicer under the COMM 2007-C9 pooling and servicing agreement); PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     - The initial pass-through rates shown in the table on page S-7 for the class ____, ____ and ___ certificates are approximate.

     - As to any given class of offered certificates shown in the table on page S-7, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-7, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class, or, in the case of the class A-SP certificates, the average amount of time in years between the assumed settlement date for the offered certificates and the application of each dollar in reduction of the notional amount of that class.

     - As to any given class of offered certificates shown in the table on page S-7, the assumed principal window is the period during which holders of that class would receive distributions of principal. The class A-SP certificates receive no distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-7, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class, or, in the case of the class A-SP certificates, the distribution date on which the last reduction to the notional amount occurs and the last distribution of interest is assumed to be made with respect to that class.

     - The class R, LR and V certificates are not represented in the table on page S-7. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2007-C5 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of November 1, 2007, between us, as depositor, and a trustee, two master servicers and a special servicer.

     The series 2007-C5 certificates will evidence the entire beneficial ownership of the issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from three mortgage loan sellers.

     As of their respective due dates in November 2007, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "--The Underlying Mortgage Loans" below.

     For purposes of calculating distributions on the respective classes of the series 2007-C5 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park. Loan group no. 1 will consist of 150 mortgage loans, with an initial loan group no. 1 balance of $2,241,326,499 representing approximately 82.4% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of 44 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types, with an initial loan group no. 2 balance of $479,484,187, representing approximately 17.6% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

ISSUING ENTITY                   Credit Suisse Commercial Mortgage Trust
                                 2007-C5, a New York common law trust, will issue the series 2007-C5 certificates. The primary assets of the issuing entity will be the mortgage loans that we are acquiring from the mortgage loan sellers.

DEPOSITOR                        Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing entity and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New
                                 York 10010. All references to "we," "us" and
                                 "our" in this prospectus supplement and the accompanying prospectus are intended to mean
                                 Credit Suisse First Boston Mortgage Securities
                                 Corp. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." in the accompanying
                                 prospectus.

SPONSORS AND MORTGAGE LOAN
SELLERS We will acquire the mortgage loans that are to back the offered certificates from three separate mortgage loan sellers:

                                 -    Column Financial, Inc., a Delaware
                                      corporation and an affiliate of the
                                      depositor, will act as a sponsor and
                                      mortgage loan seller with respect to the issuing entity. Column Financial, Inc. is also an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326;

                                 - KeyBank National Association, a national banking association, will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is the parent of KeyCorp Real Estate Capital Markets, Inc., a master servicer, and is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114; and

                                 -    Capmark Finance Inc., a California
                                      corporation, will act as a sponsor and
                                      mortgage loan seller with respect to the issuing entity. It is also one of the master servicers and an affiliate of Capmark Securities Inc., one of the underwriters. It maintains an office at 116 Welsh Road, Horsham, Pennsylvania 19044.

                                 See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement.

MASTER SERVICERS                 Capmark Finance Inc., a California corporation,
                                 will act as master servicer with respect to one-hundred four (104) of the underlying mortgage loans, representing 51.9% of the initial mortgage pool balance. Its servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania 19044 and its telephone number is
                                 (215) 328-1258. See "The Series 2007-C5
                                 Pooling, and Servicing Agreement--The Master
                                 Servicers" in this prospectus supplement.

                                 KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as master servicer with respect to ninety (90) of the underlying mortgage loans, representing 48.1% of the initial mortgage pool balance. It is a wholly owned subsidiary of KeyBank National Association, one of the sponsors and mortgage loan sellers, and it is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. The primary servicing offices of KeyCorp Real Estate Capital Markets, Inc. are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105. See "The Series 2007-C5 Pooling and Servicing Agreement--The Master Servicers" in this prospectus supplement.

                                 As consideration for servicing the underlying mortgage loans, the master servicers will each receive a master servicing fee. The master servicing fee (including any primary servicing fee) ranges from 0.02% to 0.16% per annum on the stated principal balance of each underlying mortgage loan that the related master servicer services. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The applicable master servicer will also be entitled to additional servicing compensation as more particularly described in "The Series 2007-C5 Pooling and Servicing
                                 Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation."

                                 See "The Series 2007-C5 Pooling and Servicing Agreement--The Master Servicers" in this prospectus supplement.

SPECIAL SERVICER                 If and when necessary, Centerline Servicing
                                 Inc. will act as special servicer with respect to the mortgage pool (other than with respect to the 60 Wall Street underlying mortgage loan). The special servicer for the 60 Wall
                                 Street underlying mortgage loan is set forth below under "--60 Wall Street Loan Primary
                                 Servicer, Special Servicer and Trustee."
                                 Centerline Servicing Inc. is a Delaware
                                 corporation and an affiliate of Centerline REIT
                                 Inc., the initial series 2007-C5 directing certificateholder, and is a wholly-owned subsidiary of Centerline Capital Group Inc. Its servicing offices are located at 5221 N.
                                 O'Connor Blvd., Suite 600, Irving, TX 75039.
                                 See "The Series 2007-C5 Pooling and Servicing
                                 Agreement--The Special Servicer" in this prospectus supplement.

                                 The special servicer will, in general, be responsible for servicing and administering:

                                 -    underlying mortgage loans that, in
                                      general, are in default or as to which
                                      default is reasonably foreseeable; and

                                 -    any real estate acquired by the issuing
                                      entity upon foreclosure of a defaulted
                                      underlying mortgage loan.

                                 The special servicer and its affiliates will be permitted to purchase series 2007-C5 certificates.

                                 The holders of a majority interest in the series 2007-C5 controlling class can replace the special servicer, with or without cause, in respect of the entire mortgage pool.

                                 As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicer will receive a special servicing fee that will accrue at a rate of 0.35% PER ANNUM on the stated principal balance of the underlying mortgage loan (subject to a minimum of $4,000 per loan per month and, PROVIDED that such minimum amount may be reduced by the series 2007-C5 directing certificateholder). Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicer monthly from collections on the mortgage loans. Additionally, the special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by a mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

                                 Notwithstanding the foregoing, the special servicer will not have any obligations, and will not be entitled to any compensation, with respect to the 60 Wall Street underlying mortgage loan. See "The Series 2007-C5 Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

PRIMARY SERVICERS                No primary servicer with respect to the series
                                 2007-C5 mortgage pool, other than the master servicers and Column Financial, Inc., will service mortgage loans representing 10% or more of the initial mortgage pool balance.

                                 Column Financial, Inc., a Delaware corporation and an affiliate of the depositor, will act as a non-cashiering primary servicer with respect to twenty (20) mortgage loans in the issuing entity, representing 7.9% of the initial mortgage pool balance, which were originated or acquired by Column Financial, Inc. Column Financial, Inc. is also a sponsor and mortgage loan seller with respect to the issuing entity and an affiliate of Credit Suisse Securities
                                 (USA) LLC, one of the underwriters.

                                 See "The Series 2007-C5 Pooling and Servicing Agreement--The Primary Servicer" in this prospectus supplement.

TRUSTEE Wells Fargo Bank, National Association, a national banking association, will act as trustee on behalf of the series 2007-C5 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. As consideration for acting as trustee, Wells Fargo Bank, N.A. will receive a trustee fee of 0.000817% PER ANNUM on the stated principal balance of each underlying mortgage loan. See "The Series 2007-C5 Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

60 WALL STREET LOAN PRIMARY
SERVICER, SPECIAL SERVICER AND
TRUSTEE Notwithstanding the foregoing, the 60 Wall Street underlying mortgage loan will be primary serviced and administered pursuant to the COMM 2007-C9, Commercial Mortgage Pass-Through Certificates, Series 2007-C9 pooling and servicing agreement (the governing document for the COMM 2007-C9 commercial mortgage securitization), which provides that:

                                 - Wells Fargo Bank, N.A., a national banking association, which is the initial trustee under the COMM 2007-C9 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the mortgage loan secured by the 60 Wall Street mortgaged real property;

                                 - KeyCorp Real Estate Capital Markets, Inc. an Ohio corporation, which is one of the initial master servicers under the COMM 2007-C9 pooling and servicing agreement, will, in that capacity, be the primary servicer for the 60 Wall Street underlying mortgage loan; and

                                 - LNR Partners, Inc. a Florida corporation, which is the special servicer under the COMM 2007-C9 pooling and servicing agreement, will, in that capacity, be the special servicer for the 60 Wall Street underlying mortgage loan.

                                 References in this prospectus supplement to the trustee, the master servicer and the special servicer will mean the trustee, the master servicer and the special servicer under the series 2007-C5 pooling and servicing agreement unless the context clearly indicates otherwise.

PARTIES The following diagram illustrates the various parties involved in the transaction and their functions.

                                  -------------------------------
                                 |                               |
                                 |    Column Financial, Inc.,    |
                                 | KeyBank National Association  |
                                 |              and              |
                                 |     Capmark Finance Inc.      |
                                 |  (Mortgage Loan Sellers and   |
                                 |           Sponsors)           |
                                  -------------------------------
                                                 |
                                                 |   Mortgage Loans        -------------------------------
                                                \|/                       |     Capmark Finance Inc.      |
                                  -------------------------------         |       (Master Servicer)       |
                                 |  Credit Suisse First Boston   |        |                               |
                                 |   Mortgage Securities Corp.   |       /|      KeyCorp Real Estate      |
                                 |          (Depositor)          |      / |     Capital Markets Inc.      |
                                  -------------------------------      /  |       (Master Servicer)       |
                                                 |                    /    -------------------------------
                                                 |   Mortgage Loans  /
                                                \|/                 /
                                  -------------------------------  /
                                 |   Credit Suisse Commercial    |/        -------------------------------
                                 | Mortgage Trust Series 2007-C5 |--------|   Centerline Servicing Inc.   |
                                 |       (Issuing Entity)        |\       |      (Special Servicer)       |
                                  -------------------------------  \       -------------------------------
                                                                    \
                                                                     \
                                                                      \
                                                                       \   -------------------------------
                                                                        \ |    Wells Fargo Bank, N.A.     |
                                                                          |           (Trustee)           |
                                                                           -------------------------------

CONTROLLING CLASS OF SERIES
2007-C5 CERTIFICATEHOLDERS       At any time of determination, the controlling
                                 class of series 2007-C5 certificateholders will be the holders of the most subordinate class of series 2007-C5 certificates, exclusive of the A-SP, A-X, R, LR and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2007-C5 certificates, exclusive of the A-SP, A-X, R, LR and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2007-C5 certificateholders will be the holders of the most subordinate class of series 2007-C5 certificates, exclusive of the A-SP, A-X, R, LR and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2007-C5 certificateholders, the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificateholders will be considered a single class. See "The Series
                                 2007-C5 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Series 2007-C5 Controlling Class and
                                 Series 2007-C5 Directing Certificateholder" in this prospectus supplement.

SERIES 2007-C5 DIRECTING
CERTIFICATEHOLDER                The series 2007-C5 directing certificateholder
                                 will, in general, be a certificateholder or its designee (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2007-C5 controlling class selected by holders (or beneficial owners) of series
                                 2007-C5 certificates representing a majority interest in the series 2007-C5 controlling class. It is anticipated that Centerline REIT
                                 Inc. will serve as the initial series 2007-C5 directing certificateholder. With respect to the 450 Lexington Avenue loan, the holder of the PARI PASSU 450 Lexington Avenue outside-the-issuing entity mortgage loan will have certain rights as described below under "--450 Lexington Avenue Pari Passu Companion
                                 Lender."

                                 With respect to the 60 Wall Street underlying mortgage loan, the directing certificateholder under the COMM 2007-C9 pooling and servicing agreement will be the directing holder for the 60 Wall Street whole loan. However, the series 2007-C5 issuing entity (through its designee, the series 2007-C5 directing certificateholder), as holder of the 60 Wall Street underlying mortgage loan, will have certain rights as described below under "--60 Wall Street Companion Lenders."

                                 As and to the extent described under "The
                                 Series 2007-C5 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Asset Status Report" in this prospectus supplement, the series 2007-C5 directing certificateholder may direct the special servicer with respect to various servicing matters involving each of the underlying mortgage loans, except the series 2007-C5 directing certificateholder will be entitled to exercise certain consent rights with respect to the 60 Wall Street underlying mortgage loan.

450 LEXINGTON AVENUE PARI
PASSU COMPANION LENDER           The mortgaged real property identified on
                                 Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue secures, on a PARI PASSU basis relative to the 450 Lexington Avenue underlying mortgage loan, a mortgage loan that will NOT be part of the issuing entity. That
                                 450 Lexington Avenue outside-the-issuing entity mortgage loan has a cut-off date principal balance of $110,000,000.

                                 The holder of the PARI PASSU 450 Lexington
                                 Avenue outside-the-issuing entity mortgage loan will be entitled to consult with the special servicer under the series 2007-C5 pooling and servicing agreement with respect to various servicing matters involving the 450 Lexington Avenue loan pair, including the 450 Lexington Avenue underlying mortgage loan; PROVIDED that the holder of the 450 Lexington Avenue outside-the-issuing entity mortgage loan may delegate or assign its rights in respect of the foregoing to a designee or representative.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Matters Regarding the 450
                                 Lexington Avenue Mortgage Loan" and
                                 "--Significant Mortgage Loans--450 Lexington
                                 Avenue" in this prospectus supplement.

                                 It is expected that the 450 Lexington Avenue outside-the-trust fund mortgage loan will be securitized. If so, any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of the securitized 450 Lexington Avenue outside-the-issuing entity mortgage loan.

60 WALL STREET
COMPANION LENDERS                The mortgaged real property identified on
                                 Exhibit A-1 to this prospectus supplement as 60
                                 Wall Street secures, on a PARI PASSU basis relative to the 60 Wall Street underlying mortgage loan, twelve (12) other mortgage loans that will not be part of the issuing entity.
                                 The 60 Wall Street outside-the-issuing entity mortgage loans have an aggregate cut-off date principal balance of $795,000,000.

                                 The series 2007-C5 directing certificateholder will have certain consent rights and will be entitled to consult with the master servicer and the special servicer under the COMM 2007-C9 pooling and servicing agreement with respect to certain servicing matters involving the 60 Wall Street whole loan, including the 60 Wall Street underlying mortgage loan.

                                 See "Description of the Underlying Mortgage
                                 Loans--The 60 Wall Street Mortgage Loan,"
                                 "Certain Matters Regarding the 60 Wall Street Mortgage Loan" and "--Significant Mortgage Loans--60 Wall Street" in this prospectus supplement.

UNDERWRITERS                     Credit Suisse Securities (USA) LLC, KeyBanc
                                 Capital Markets Inc., Capmark Securities Inc.
                                 and J.P. Morgan Securities Inc. are the
                                 underwriters with respect to this offering.
                                 Credit Suisse Securities (USA) LLC will be lead and bookrunning manager. KeyBanc Capital
                                 Markets Inc., Capmark Securities Inc. and J.P.
                                 Morgan Securities Inc. will be the co-managers.
                                 Credit Suisse Securities (USA) LLC is an affiliate of us and Column Financial, Inc., one of the sponsors and mortgage loan sellers.
                                 KeyBanc Capital Markets Inc. is an affiliate of KeyBank National Association, one of the sponsors and mortgage loan sellers, and KeyCorp
                                 Real Estate Capital Markets, Inc., one of the master servicers. Capmark Securities Inc. is an affiliate of Capmark Finance Inc., which is a master servicer and one of the sponsors and mortgage loan sellers.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE                     The underlying mortgage loans will be
                                 considered part of the issuing entity as of their respective due dates in November 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in December 2007, those underlying mortgage loans will be considered part of the issuing entity on the equivalent day of the month in November 2007 had their first due date been in November 2007. All payments and collections received on each of the underlying mortgage loans after its due date in November
                                 2007, or its date of origination, as the case may be, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in November 2007 are individually and collectively considered the cut-off date for the issuing entity.

ISSUE DATE                       The date of initial issuance for the series
                                 2007-C5 certificates will be on or about
                                 November __, 2007.

DUE DATES                        Subject, in some cases, to a next business day
                                 convention, monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                             % OF INITIAL
                                               NUMBER OF       MORTGAGE
                                 DUE DATE   MORTGAGE LOANS   POOL BALANCE
                                 --------   --------------   ------------
                                    1st            62            38.6%
                                   11th           132            61.4%

DETERMINATION DATE               The monthly cut-off for collections on the
                                 underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2007-C5 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date.
                                 The determination date will be the 11th
                                 calendar day of each month, commencing in December 2007, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE                Distributions of principal and/or interest on
                                 the series 2007-C5 certificates are scheduled to occur monthly, commencing in December 2007.
                                 During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE                      The record date for each monthly distribution
                                 on a series 2007-C5 certificate will be the last business day of the prior calendar month.
                                 The registered holders of the series 2007-C5 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD                Amounts available for distribution on the
                                 series 2007-C5 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                 - will relate to a particular distribution date,

                                 -    will begin when the prior collection
                                      period ends or, in the case of the first collection period, will begin as of the issue date, and

                                 - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD          The amount of interest payable with respect to
                                 the interest-bearing classes of the series
                                 2007-C5 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the interest-bearing classes of the series 2007-C5 certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
                                 Interest will be calculated with respect to each interest bearing class of series 2007-C5 certificates assuming that each year consists of twelve 30 day months.

ASSUMED FINAL DISTRIBUTION
DATE For each class of certificates, the date set forth on the cover page of this prospectus supplement.

RATED FINAL DISTRIBUTION DATE    The distribution date occurring in September
                                 2040.

                            THE OFFERED CERTIFICATES

GENERAL The series 2007-C5 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B and A-SP certificates. Each class of offered certificates will have the total initial principal balance or notional amount, as applicable, and pass-through rate set forth in the table on page S-7 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

                                   COLLECTIONS

GENERAL The master servicers, the primary servicers, if any, or the special servicer, as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Such payments will be deposited in the related master servicer's collection account within two (2) business days of receipt.

                                  DISTRIBUTIONS

A. GENERAL                       Funds collected or advanced on the underlying
                                 mortgage loans during the related collection period will be distributed on each corresponding distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B. SUBORDINATION                 The chart below under "--C. Priority of
                                 Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

C. PRIORITY OF DISTRIBUTIONS     The following chart illustrates generally the
                                 distribution priorities and the subordination features applicable to the following classes of series 2007-C5 certificateholders:

                                  |                ---------------------------    /|\
                                  |               |                           |    |
                                  |               |   class A-1, class A-2,   |    |
                                  |               |  class A-3, class A-AB,   |    |
                                  |               |  class A-4, class A-1-A,  |    |
                                  |               | class A-SP and class A-X  |    |
                                  |               |                           |    |
                                  |               |---------------------------|    |
                                  |               |                           |    |
                                  |               |         class A-M         |    |
                                  |   Accrued     |                           |    |
                                  | certificate   |---------------------------|    |
                                  |  interest,    |                           |    | Losses
                                  |    then       |         class A-J         |    |
                                  |  principal    |                           |    |
                                  |               |---------------------------|    |
                                  |               |                           |    |
                                  |               |          class B          |    |
                                  |               |                           |    |
                                  |               |-------------------------- |    |
                                  |               |                           |    |
                                  |               | non-offered certificates  |    |
                                  |               | (exclusive of class A-X,  |    |
                                  |               |     class R, class LR     |    |
                                  |               |       and class V)        |    |
                                  |               |                           |    |
                                 \|/               ---------------------------     |

                                 No other form of credit enhancement will be available to you as a holder of offered certificates.

                                 Allocation of interest distributions among the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-SP and A-X certificates are to be made concurrently:

                                 - in the case of the A-1, A-2, A-3, A-AB and A-4 classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates, from available funds attributable to loan group no. 1;

                                 -    in the case of the A-1-A class, from
                                      available funds attributable to loan group no. 2; and

                                 - in the case of the A-SP and A-X classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                 PROVIDED that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-AB, A-4, A-1-A,
                                 A-SP and/or A-X classes, then distributions of interest will be made on those classes of series 2007-C5 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                 Allocation of principal distributions among the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes is described under "--Distributions--E. Principal Distributions" below. The class A-SP, A-X, R, LR and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

D. INTEREST DISTRIBUTIONS        Each class of series 2007-C5 certificates,
                                 other than the class R, class LR and class V certificates, will bear interest. With respect to each interest-bearing class of series
                                 2007-C5 certificates, that interest will accrue during each interest accrual period based upon:

                                 - the pass-through rate with respect to that class for that interest accrual period;

                                 -    the total principal balance or notional
                                      amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                 - the assumption that each year consists of twelve 30-day months.

                                 The class A-SP certificates will not accrue interest beyond the interest accrual period.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the applicable master servicer as described under "The Series 2007-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered Certificates--Distributions--Interest
                                 Distributions," to reduce the amount of accrued interest otherwise payable to the holders of one or more of the interest-bearing classes of series 2007-C5 certificates, including the offered certificates.

                                 On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of
                                 Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

E. PRINCIPAL DISTRIBUTIONS       Subject to--

                                 -    available funds,

                                 -    the distribution priorities described
                                      under "C. Priority of Distributions"
                                      above, and

                                 -    the reductions to principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,
                                 the holders of each class of offered
                                 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                 The total distributions of principal to be made on the series 2007-C5 certificates on any distribution date will, in general, be a function of--

                                      -    the amount of scheduled payments of
                                           principal due or, in some cases,
                                           deemed due, on the underlying
                                           mortgage loans during the related
                                           collection period, which payments are
                                           either received as of the end of that
                                           collection period or advanced by the
                                           applicable master servicer and/or the
                                           trustee, as applicable, and

                                      -    the amount of any prepayments,
                                           including in the form of accelerated
                                           amortization on any underlying
                                           mortgage loan that remains
                                           outstanding past any applicable
                                           anticipated repayment date, and other
                                           unscheduled collections of previously
                                           unadvanced principal with respect to
                                           the underlying mortgage loans that
                                           are received during the related
                                           collection period.

                                 However, if a master servicer or the trustee reimburses itself (or, with respect to the 60 Wall Street underlying mortgage loan, any servicer or trustee under the COMM 2007-C9 pooling and servicing agreement) out of general collections on the mortgage pool for any advance that it or the special servicer (or, with respect to the 60 Wall Street underlying mortgage loan, any servicer or trustee under the COMM 2007-C9 pooling and servicing agreement) has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2007-C5 certificates prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2007-C5 certificates.

                                 Additionally, in the event that any advance
                                 (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer, the special servicer or the trustee, as the case may be, will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2007-C5 certificates on the related distribution date). Notwithstanding the preceding sentence, if any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

                                 The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, such that:

                                 - no principal distributions will be made to the holders of any of the class C, D, E, F, G, H, J, K, L, M, N, O, P, Q or S certificates until the total principal balance of the offered certificates is reduced to zero;

                                 - no distributions of principal will be made to the holders of the class B certificates until the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                 - no principal distributions will be made to the holders of the class A-J certificates until the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                 - no distributions of principal will be made to the holders of the class A-M certificates until the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit D, until the total principal balances of the class A-1, A-2, A-3 and A-4 certificates are reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit D;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit D;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit D;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit D; and

                                 -    except as described in the following
                                      paragraph and the fifth preceding bullet, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in September 2012 (the first distribution date on which the schedule on Exhibit D targets a principal balance for such class that is less than the initial balance).

                                 Because of the losses on the underlying
                                 mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                 The total distributions of principal to be made on the series 2007-C5 certificates on any distribution date will, in general, be a function of--

                                 -    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                                 - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 The class A-SP, A-X, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

F. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES           Any yield maintenance charge collected in
                                 respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X certificates and, in some cases, the class A-SP certificates and/or as additional interest to any holders of class
                                 A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B,
                                 C, D, E, F, G, H, J or K certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES                         As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated issuing entity expenses attributable to the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2007-C5 principal balance certificates, sequentially, in the following order:

                                 REDUCTION ORDER             CLASS
                                 ---------------   ------------------------
                                       1st         Non-offered certificates
                                       2nd                     B
                                       3rd                    A-J
                                       4th                    A-M
                                       5th         A-1, A-2, A-3, A-AB, A-4
                                                           and A-1-A

                                 Any reduction of the principal balances as a result of losses of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS            Except as described below in this "--Advances
                                 of Delinquent Monthly Debt Service Payments" section, the applicable master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The applicable master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the applicable master servicer is required but fails to make.
                                 As described under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement, any party that makes an advance
                                 (including with respect to the 60 Wall Street underlying mortgage loan, the applicable servicer or trustee under the related pooling and servicing agreement for any 60 Wall Street companion loan that has been securitized) will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the applicable master servicer nor the trustee will advance master servicing fees, primary servicing fees or work-out fees. Moreover, neither the applicable master servicer nor the trustee will be required to make any advance that it determines will not be ultimately recoverable from proceeds of the related underlying mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer, each master servicer may conclusively rely on any determination of nonrecoverability by the other master servicer, as applicable, and the applicable master servicer and the trustee will conclusively rely on any determination of nonrecoverability made by the special servicer. With respect to the 60 Wall Street underlying mortgage loan, if any servicer or trustee under the related pooling and servicing agreement determines with respect to any 60 Wall Street companion loan that any advance if made would be nonrecoverable, the applicable master servicer under the series 2007-C5 pooling and servicing agreement generally will not be permitted to make any advance of delinquent scheduled monthly payments with respect to the 60 Wall Street underlying mortgage loan.

                                 In addition, if any of the adverse events or circumstances that we refer to under "The Series 2007-C5 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                 -    the principal balance of, and other
                                      delinquent amounts (which may include
                                      unpaid servicing fees, unreimbursed
                                      servicing advances and interest on
                                      advances) due under or with respect to,
                                      the subject mortgage loan, exceed

                                 -    an amount equal to--

                                      1.   90% of the new appraised/estimated
                                           value of that real property, minus

                                      2.   any liens on that real property that
                                           are prior to the lien of the subject
                                           mortgage loan, plus

                                      3.   the amount of related escrow
                                           payments, reserve funds and letters
                                           of credit which are posted as
                                           additional security for payments due
                                           on the subject mortgage loan,

                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2007-C5 certificates outstanding.

                                 Furthermore, with respect to the 60 Wall Street underlying mortgage loan, the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under, and in accordance with, the COMM 2007-C9 pooling and servicing agreement, which reduction will be calculated with respect to the 60 Wall Street underlying mortgage loan in a manner similar to the calculation described in the preceding paragraph.

                                 Notwithstanding the foregoing, any reductions in advances with respect to either the 60 Wall Street underlying mortgage loan, 450 Lexington Avenue underlying mortgage loan, any CBA A-Note underlying mortgage loan or the Cornerstone Commerce Center A-Note underlying mortgage loan in accordance with the preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the 60 Wall Street whole loan, 450 Lexington Avenue whole loan, the related CBA A/B loan pair and the Cornerstone Commerce Center A/B loan pair that is allocable to the 60 Wall Street underlying mortgage loan, 450 Lexington Avenue underlying mortgage loan, any CBA A-Note underlying mortgage loan or the Cornerstone Commerce Center A-Note underlying mortgage loan, as applicable. The applicable master servicer or special servicer (or, with respect to the 60 Wall Street underlying mortgage loan, the applicable servicer under the COMM 2007-C9 pooling and servicing agreement) will calculate any appraisal reduction amount with respect to the 60 Wall Street whole loan, 450 Lexington Avenue whole loan, the CBA A/B loan pair and the Cornerstone Commerce Center A/B loan pair, as applicable, in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, (i) with respect to 60 Wall Street, PRO RATA, to the outside-the-issuing entity mortgage loans and to the 60 Wall Street underlying mortgage loan, (ii) with respect to 450 Lexington Avenue, PRO RATA, to the outside-the-issuing entity mortgage loan and to the 450 Lexington Avenue underlying mortgage loan, (iii) with respect to the CBA A/B loan pair, FIRST, to the junior CBA B-Note outside-the-issuing entity mortgage loan up to the unpaid principal balance of such junior mortgage loan, and THEN to the CBA A-Note underlying mortgage loan and (iv) with respect to the Cornerstone Commerce Center loan pair, FIRST, to the junior Cornerstone Commerce Center B-Note outside-the-issuing entity mortgage loan up to the unpaid principal balance of such junior mortgage loan, and THEN to the Cornerstone Commerce Center A-Note underlying mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "The Series 2007-C5 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the
                                 Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS    On each distribution date, the trustee will
                                 provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2007-C5 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website initially located at "www.ctslink.com," any report at our request.

                                 You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

SALE OF DEFAULTED LOANS          If any mortgage loan in the issuing entity
                                 becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2007-C5 directing certificateholder or the special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Series 2007-C5 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage Loans" in this prospectus supplement, subject to any prior purchase rights of any mezzanine lender, the holder of any related junior CBA B-Note companion loan or the holder of the junior
                                 Cornerstone Commerce Center B-Note companion loan.

                                 The 60 Wall Street underlying mortgage loan will be subject to a similar fair value purchase option if it is determined in accordance with the COMM 2007-C9 pooling and servicing agreement that such mortgage loan together with the 60 Wall Street outside-the-issuing entity mortgage loans have become a defaulted loan.

                                 With respect to any CBA A/B loan pair, the holder of the B-Note companion loan will have certain rights as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs."

                                 With respect to the Cornerstone Commerce Center A/B loan pair, the holder of the B-Note companion loan will have certain rights as described under

                                 "Description of the Underlying Mortgage
                                 Loans--The Cornerstone Commerce Center A/B Loan Pair."

REPURCHASE OBLIGATION            If the related mortgage loan seller has been
                                 notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2007-C5 certificates, then such mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage loan from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.
                                 See "Description of the Underlying Mortgage
                                 Loans--Representations and Warranties" in this prospectus supplement.

OPTIONAL TERMINATION             Various parties will each in turn, according to
                                 the order listed in this prospectus supplement under "The Series 2007-C5 Pooling and Servicing
                                 Agreement--Termination," have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2007-C5 certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 2007-C5 certificateholders, is less than 1.0% of the initial mortgage pool balance.

                                 In the event that any party so entitled
                                 exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail under "The Series 2007-C5 Pooling and Servicing Agreement--Termination" in this prospectus supplement.

DENOMINATIONS                    The offered certificates will be issuable in
                                 registered form, in the denominations set forth under "Description of the Offered
                                 Certificates--Registration and Denominations" in this prospectus supplement.

CLEARANCE AND SETTLEMENT         You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, Luxembourg or The Euroclear System, in
                                 Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement and "Description of the
                                 Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES                     The trustee or its agent will make elections to
                                 treat designated portions of the assets of the issuing entity as multiple separate real estate mortgage investment conduits under sections
                                 860A through 860G of the Code. There will be the following REMICs:

                                 -    REMIC I, which will consist of, among
                                      other things--

                                      1.   the regular interest in each of the
                                           "Albers Mill Loan REMIC" and the
                                           "Hilton-Ontario Loan REMIC" described
                                           below,

                                      2.   the mortgage loans that back the
                                           offered certificates (other than the
                                           Albers Mill mortgage loan and the
                                           Hilton-Ontario mortgage loan), and

                                      3.   any mortgaged real properties that
                                           may be acquired by the issuing entity
                                           following a borrower default (other
                                           than any mortgaged real property that
                                           may be acquired following a default
                                           by the borrower under each of the
                                           Albers Mill mortgage loan and the
                                           Hilton-Ontario mortgage loan),

                                      but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                 -    REMIC II, which will hold the regular
                                      interests in REMIC I.

                                 In addition, separate REMIC elections will be made with respect to the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Albers Mill and Hilton-Ontario. The "Albers Mill Loan REMIC" will generally consist of the Albers Mill mortgage loan, proceeds thereof and a beneficial interest in any related mortgaged real property acquired by the issuing entity following a borrower default. The "Hilton-Ontario Loan REMIC" will generally consist of the Hilton-Ontario mortgage loan, proceeds thereof and a beneficial interest in any related mortgaged real property acquired by the issuing entity following a borrower default.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for federal income tax purposes.

                                 The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                 For a description of the tax opinions that our counsel will be issuing on the closing date and a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS             The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 section 4975 of the Code, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                 We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                 -    Title I of ERISA, or

                                 -    Section 4975 of the Code
                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse Securities (USA) LLC by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                                           S&P      FITCH
                                                           ---      -----
                                 Class A-1                 AAA       AAA
                                 Class A-2                 AAA       AAA
                                 Class A-3                 AAA       AAA
                                 Class A-AB                AAA       AAA
                                 Class A-4                 AAA       AAA
                                 Class A-1-A               AAA       AAA
                                 Class A-M                 AAA       AAA
                                 Class A-J                 AAA       AAA
                                 Class B                   AA+       AA+
                                 Class A-SP                AAA       AAA

                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in September 2040. For a description of the limitations of the ratings of the offered certificates, see "Rating."

LEGAL INVESTMENT                 The offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

                                 If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.

                                 You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS        The rate and timing of payments and other
                                 collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                 In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and timing of payments and collections of principal of the underlying mortgage loans.

                                 Holders of the class A-1, A-2, A-3, A-AB and
                                 A-4 certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                 Holders of the class A-1-A certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                 If you are contemplating the purchase of class A-SP certificates, you should be aware that--

                                 -    the yield to maturity on those
                                      certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the mortgage loans,

                                 - a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

                                 -    an extremely rapid rate of prepayments
                                      and/or other liquidations on or with
                                      respect to the mortgage loans could result in a substantial loss of your initial investment with respect to those certificates.

                                 When trying to determine the extent to which payments and other collections of principal on the mortgage loans will adversely affect the respective yields to maturity of the class A-SP certificates, you should consider what the respective total notional amounts of those classes of principal balance certificates are and how payments and other collections of principal on the mortgage loans are to be applied to the principal balances of the principal balance certificates that make up those notional amounts.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                                 THE UNDERLYING MORTGAGE LOANS

GENERAL We intend to include 194 underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity for the offered certificates. With respect to the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue, references to "underlying mortgage loans" in this prospectus supplement include only the 450 Lexington Avenue underlying mortgage loan (and not the PARI PASSU 450 Lexington Avenue outside-the-issuing entity mortgage loan). With respect to the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 60 Wall Street, references to "underlying mortgage loans" in this prospectus supplement include only the 60 Wall Street underlying mortgage loan (and not the PARI PASSU 60 Wall Street outside-the-issuing entity mortgage loans). With respect to each underlying mortgage loan that is a CBA A-Note underlying mortgage loan, references to "underlying mortgage loans" in this prospectus supplement include only the related CBA A-Note underlying mortgage loan (and not the related CBA B-Note companion loan). With respect to the underlying mortgage loan identified on Exhibit A as Cornerstone

                                 Commerce Center, references to "underlying mortgage loans" in this prospectus supplement include only the Cornerstone Commerce Center A-Note underlying mortgage loan (and not the Cornerstone Commerce Center B-Note companion loan). In this section, "--The Underlying
                                 Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                 -    "Description of the Underlying Mortgage
                                      Loans";

                                 -    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 -    Exhibit A-1--Characteristics of the
                                      Underlying Mortgage Loans and the Related
                                      Mortgaged Real Properties; and

                                 -    Exhibit A-2--Mortgage Pool Information.

                                 For purposes of calculating distributions on the respective classes of series 2007-C5 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                 -    Loan group no. 1, which will consist of
                                      all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park. Loan group no. 1 will consist of 150 mortgage loans, with an initial loan group no. 1 balance of $2,241,326,499, representing approximately 82.4% of the initial mortgage pool balance.

                                 - Loan group no. 2, which will consist of 44 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types, with an initial loan group no. 2 balance of $479,484,187, representing approximately 17.6% of the initial mortgage pool balance.

                                 Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                 -    All numerical information provided with
                                      respect to the mortgage loans is provided on an approximate basis.

                                 - All weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the issuing entity. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement.

                                 - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                      1.   all scheduled payments of principal
                                           and/or interest due on those mortgage
                                           loans on or before their respective
                                           due dates in November 2007 are timely
                                           made, and

                                      2.   there are no prepayments or other
                                           unscheduled collections of principal
                                           with respect to any of those mortgage
                                           loans during the
                                           period from its due date in October
                                           2007 up to and including its due date
                                           in November 2007.

                                 - Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                      1.   initial mortgage pool balance -- the
                                           total cut-off date principal balance
                                           of the entire mortgage pool;

                                      2.   initial loan group no. 1 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 1;
                                           and

                                      3.   initial loan group no. 2 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 2.

                                 - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                                 - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs," "--The Cornerstone Commerce Center A/B Loan Pair," "--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan," "--Certain Matters Regarding the 60 Wall Street Mortgage Loan," "--Significant Mortgage Loans--450 Lexington Avenue" and "--Significant Mortgage Loans--60 Wall Street" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the issuing entity.

                                 -    In some cases, an individual underlying
                                      mortgage loan is secured by multiple
                                      mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                      1.   relative appraised values,

                                      2.   relative underwritten net cash flow,
                                           or

                                      3.   prior allocations reflected in the
                                           related loan documents.

                                 - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan-to-value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

                                 - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                 -    Whenever we refer to a particular
                                      mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

                                 -    Statistical information regarding the
                                      underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                 - The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS                   We are not the originator of the underlying
                                 mortgage loans that we intend to include in the issuing entity. We will acquire those mortgage loans from three separate mortgage loan sellers. Each of the underlying mortgage loans that will comprise the assets of the issuing entity was originated or acquired by--

                                 - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                 - an affiliate of the related mortgage loan seller,

                                 -    a correspondent in the related mortgage
                                      loan seller's or its affiliate's conduit lending program, or

                                 - another third-party originator that sold such mortgage loan to the mortgage loan seller or to an affiliate of such mortgage loan seller.

                                 The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:


                                                                NUMBER OF    % OF INITIAL
                                                                 MORTGAGE   MORTGAGE POOL
                                     MORTGAGE LOAN SELLER         LOANS        BALANCE
                                 ----------------------------   ---------   -------------
                                 Column Financial, Inc.            132          61.4%
                                 Capmark Finance Inc.               35          22.7%
                                 KeyBank National Association       27          15.9%
                                                                   ---         -----
                                 TOTAL                             194         100.0%

PAYMENT AND OTHER TERMS          Each of the mortgage loans that we intend to
                                 include in the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for certain limited permitted encumbrances that are described herein. See also "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

                                 With limited exceptions, the mortgage loans that we intend to include in the issuing entity are nonrecourse. Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the issuing entity should be considered nonrecourse. None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS                    One hundred eighty-six (186) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 98.9% of the initial mortgage pool balance, of which 142 mortgage loans are in loan group no. 1, representing
                                 98.7% of the initial loan group no. 1 balance, and 44 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance are balloon loans that provide for:

                                 -    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or no amortization prior to stated maturity; and

                                 - a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES                  Seven (7) of the mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 1.0% of the initial mortgage pool balance, all of which loans are in loan group no. 1, representing 1.2% of the initial loan group no.
                                 1 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related underlying mortgage loan.
                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

FULLY AMORTIZING LOANS           One of the mortgage loans that we intend to
                                 include in the issuing entity, representing
                                 0.1% of the initial mortgage pool balance and representing 0.1% of the initial loan group no.
                                 1 balance, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date (excluding any scheduled balloon payment at maturity).

MORTGAGE LOANS WITH
INTEREST ONLY PERIODS            Thirty-four (34) of the mortgage loans that we
                                 intend to include in the issuing entity, representing 49.2% of the initial mortgage pool balance, of which twenty-one (21) mortgage loans are in loan group no. 1, representing
                                 46.6% of the initial loan group no. 1 balance, and thirteen (13) mortgage loans are in loan group no. 2, representing 61.7% of the initial loan group no. 2 balance, do not provide for any amortization prior to the maturity date or, in the case of the ARD Loans, the anticipated repayment date. Eighty-nine (89) other mortgage loans that we intend to include in the issuing entity, representing 38.2% of the initial mortgage pool balance, of which 68 mortgage loans are in loan group no. 1, representing
                                 39.7% of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no. 2, representing 31.3% of the initial loan group no. 2 balance, provide for an initial interest only period of between 12 and 60 months following origination.

CROSSED MORTGAGE LOANS,
CO-BORROWER MORTGAGE LOANS,
AND MULTI-PROPERTY
MORTGAGE LOANS                   The issuing entity will include four (4) groups
                                 of mortgage loans that are cross-collateralized and cross-defaulted with each other, and loans made to borrowers that are affiliated.

                                                                                   NUMBER OF   % OF INITIAL
                                                                                    MORTGAGE   MORTGAGE POOL
                                                   LOAN NAMES                        LOANS        BALANCE
                                 -----------------------------------------------   ---------   -------------
                                 1.  CP Fairways at Woodfield, CP Rolling Hills,
                                     CP Birchwood Pointe, CP Arbors of Lapeer
                                     Apartments                                        4            1.2%

                                 2.  Camelot Apartments and Crystal Street
                                     Apartments                                        2            0.4%

                                 3.  Grand Panama and Grand Panama Building A2         2            0.4%

                                 4.  Ritz Coral Springs and Chick-fil-A
                                     Building, Starbucks Outparcel,
                                     Chick-fil-A, Bradenton                            3            0.2%

                                 The issuing entity will also include ten (10) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                                % OF INITIAL
                                                                                    NUMBER OF     MORTGAGE
                                              PROPERTY/PORTFOLIO NAME(s)           PROPERTIES   POOL BALANCE
                                 -----------------------------------------------   ----------   ------------
                                 1.   TIAA Industrial Portfolio                        11           6.8%
                                 2.   Fairfield Inn by Marriott Hotel Portfolio         9           2.3%
                                 3.   Palmer-Rochester Portfolio 1st                    5           1.8%
                                 4.   Drye Portfolio II                                 5           1.2%
                                 5.   Drye Portfolio I                                  4           1.2%
                                 6.   Charlotte Portfolio                               3           0.7%
                                 7.   Peter Drive at Musky Ridge                        2           0.4%
                                 8.   Regency Evansville Portfolio                      4           0.3%
                                 9.   Walgreens Portfolio VI                            2           0.3%
                                 10.  Western Parkview and Jefferson MHC                3           0.2%

                                 In reviewing the foregoing table, you should note that some of the underlying mortgage loans referred to in those tables allow for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS        One hundred sixty-one (161) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 75.2% of the initial mortgage pool balance, of which 120 mortgage loans are in loan group no. 1, representing
                                 70.5% of the initial loan group no. 1 balance, and 41 mortgage loans are in loan group no. 2, representing 96.9% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s) (or in certain cases, payments due under the related mortgage note through and including the date that such mortgage note may be freely prepaid).

                                 In addition, five (5) of the mortgage loans that we intend to include in the issuing entity, representing 10.0% of the initial mortgage pool balance, which all mortgage loans are in loan group no. 1, representing 12.1% of the initial loan group no. 1 balance, permit the borrower to obtain the release of the related mortgaged real property either through the defeasance described in the preceding sentence or prepayment in full with the payment of a yield maintenance premium (or, in the case of one (1) of those mortgage loans, with the payment of either a yield maintenance premium or a declining fixed premium).

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" in this prospectus supplement.

ADDITIONAL COLLATERAL MORTGAGE
LOANS Seventeen (17) of the mortgage loans that we intend to include in the issuing entity, representing 16.7% of the initial mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 16.0% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 20.0% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                                 - will be released to the related borrower in whole or in part, upon satisfaction by the related borrower of certain performance related conditions (E.G., meeting debt service coverage ratio levels and/or satisfying leasing conditions); and

                                 - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due, and any such prepayment consideration may in some cases be paid out of the related additional collateral).

                                 In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                                 Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $44,094,810.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS                    Sixty-two (62) mortgage loans that we intend to
                                 include in the issuing entity, representing
                                 64.5% of the initial mortgage pool balance, of which 44 mortgage loans are in loan group no.
                                 1, representing 66.0% of the initial loan group no. 1 balance, and 18 mortgage loans are in loan group no. 2, representing 57.5% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the types of lockboxes described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage
                                 Loans--Lockboxes" in this prospectus
                                 supplement.

PREPAYMENT CHARACTERISTICS OF
THE MORTGAGE LOANS               Each underlying mortgage loan restricts
                                 voluntary prepayments in one or more of the following ways:

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates (or, in the case of any single-asset REMIC, no sooner than September 28, 2009, the day following the second anniversary of the start-up date of such REMIC), the underlying mortgage loan may be defeased; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, and thereafter requiring that any voluntary principal prepayment made be accompanied by a prepayment premium or yield maintenance charge; and/or

                                 - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                                 However, as described under "--Additional
                                 Collateral Mortgage Loans" above, some
                                 underlying mortgage loans may require partial principal prepayments during the related lock-out period due to failure of the related property to meet certain performance criteria.

                                 The holder of each CBA B-Note companion loan will have the right to purchase the related underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 The holder of the Cornerstone Commerce Center B-Note companion loan will have the right to purchase the Cornerstone Commerce Center A-Note underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--The Cornerstone Commerce Center A/B Loan Pair" in this prospectus supplement.

                                 The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the issuing entity following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge. In addition if the related mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, and required to repurchase the affected mortgage loan, it would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                                 Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                                            MORTGAGE    LOAN GROUP   LOAN GROUP
                                                                              POOL         NO. 1        NO. 2
                                                                           ----------   ----------   ----------
                                 Maximum remaining lock-out or lock-out/
                                    defeasance period                      118 months   118 months   116 months
                                 Minimum remaining lock-out or lock-out/
                                    defeasance period                       19 months    19 months    21 months
                                 Weighted average remaining lock-out or
                                    lock-out/defeasance period              85 months    84 months    86 months

                                 In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS               None of the mortgage loans that we intend to
                                 include in the issuing entity was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in October 2007.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS       The mortgage loans that we intend to include in
                                 the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective due dates in November 2007:

                                                                              MORTGAGE        LOAN GROUP      LOAN GROUP
                                                                                POOL            NO. 1            NO. 2
                                                                           --------------   --------------   ------------
Initial mortgage pool/loan group balance                                   $2,720,810,685   $2,241,326,499   $479,484,187
Number of underlying mortgage loans                                                   194              150             44
Number of mortgaged real properties                                                   232              176             56

Greatest cut-off date principal balance                                    $  200,000,000   $  200,000,000   $ 85,000,000
Smallest cut-off date principal balance                                    $      824,000   $      824,000   $  1,718,000
Average cut-off date principal balance                                     $   14,024,797   $   14,942,177   $ 10,897,368

Highest annual mortgage interest rate                                              7.3500%          7.3500%        6.9800%
Lowest annual mortgage interest rate                                               5.6010%          5.6010%        5.6300%
Weighted average annual mortgage interest rate                                     6.1705%          6.2026%        6.0202%

Longest original term to maturity or anticipated repayment date                180 months       180 months     122 months
Shortest original term to maturity or anticipated repayment date                59 months        59 months      60 months
Weighted average original term to maturity or anticipated repayment date       106 months       109 months      95 months

Longest remaining term to maturity or anticipated repayment date                    177 months       177 months     119 months
Shortest remaining term to maturity or anticipated repayment date                    55 months        55 months      55 months
Weighted average remaining term to maturity or anticipated repayment date           102 months       105 months      91 months

Highest debt service coverage ratio, based on underwritten net cash flow                  2.43x            2.43x          1.74x
Lowest debt service coverage ratio, based on underwritten net cash flow                   1.03x            1.03x          1.17x
Weighted average debt service coverage ratio, based on underwritten net cash flow         1.35x            1.36x          1.31x

Highest cut-off date loan-to-value ratio                                                  87.7%            87.5%          87.7%
Lowest cut-off date loan-to-value ratio                                                   31.2%            31.2%          50.5%
Weighted average cut-off date loan-to-value ratio                                         70.6%            69.2%          76.9%

                                 In reviewing the foregoing table, please note that:

                                 - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue secures, on a PARI PASSU basis, two (2) senior mortgage loans. We intend to include one of those two (2) senior mortgage loans, with a $200,000,000 cut-off date principal balance, in the issuing entity. The other senior mortgage loan, with a total $110,000,000 cut-off date principal balance, will NOT be included in the issuing entity. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the 450 Lexington Avenue underlying mortgage loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 450 Lexington Avenue underlying mortgage loan and the 450 Lexington Avenue outside-the-issuing entity mortgage loan.

                                 - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 60 Wall Street secures, on a PARI PASSU basis, twelve (12) other senior mortgage loans. The 60 Wall Street underlying mortgage loan included in the issuing entity has a $130,000,000 cut off date principal balance. The other senior mortgage loans, with an aggregate $795,000,000 cut-off date principal balance, will not be included in the issuing entity. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the 60 Wall Street underlying mortgage loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 60 Wall Street underlying mortgage loan and the 60 Wall Street outside-the-issuing entity mortgage loans.

                                 -    In the case of fourteen (14) of the
                                      underlying mortgage loans, representing
                                      3.7% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 - In the case of one (1) of the underlying mortgage loans, representing 1.4% of the initial mortgage pool balance, the borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding that underlying mortgage loan provided in this prospectus supplement includes any numerical information with respect to that junior loan. For more information regarding this loan, see "Description of the Underlying Mortgage Loans--The Cornerstone Commerce Center A/B Loan Pair" in this prospectus supplement.

                                 - In the case of one (1) of the underlying mortgage loans, representing 0.2% of the initial mortgage pool balance, the borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding that underlying mortgage loan provided in this prospectus supplement includes any numerical information with respect to that junior loan.

                                 -    The underwritten net cash flow for any
                                      mortgaged real property is an estimated
                                      number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION      The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties located in these states:

                                                     NUMBER OF     % OF INITIAL
                                                  MORTGAGED REAL     MORTGAGE
                                     STATE         PROPERTIES      POOL BALANCE
                                 --------------   --------------   -------------
                                 New York               16             25.7%
                                 Florida                10              9.3%
                                 California             22              8.2%
                                 North Carolina         22              5.6%
                                 Texas                  25              5.6%

                                 The remaining mortgaged real properties with respect to the mortgage pool are located throughout 40 other states. No more than 5.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                 See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in New York."

                                 Sixteen (16) of the California properties, securing 6.1% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and six (6) of the California properties, securing 2.1% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

C. PROPERTY TYPES                The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                         % OF INITIAL MORTGAGE
                                  PROPERTY TYPE   NUMBER OF PROPERTIES        POOL BALANCE
                                 --------------   --------------------   ---------------------
                                 Office                    29                    29.2%
                                 Retail                    74                    23.7%
                                 Multifamily(1)            58                    18.7%
                                 Hotel                     27                    11.9%
                                 Industrial                16                     8.4%
                                 Mixed Use                 15                     5.6%
                                 Self Storage               9                     1.2%
                                 Healthcare                 2                     0.7%
                                 Other                      2                     0.6%
                                                          ---                   -----
                                 TOTAL                    232                   100.0%
                                                          ===                   =====

                                 ----------
                                 (1)  Multifamily properties include
                                      conventional rental properties and
                                      manufactured housing properties.

                                 See "Risk Factors" in this prospectus
                                 supplement.

D. ENCUMBERED INTERESTS          The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                 ENCUMBERED INTEREST IN THE                          % OF INITIAL MORTGAGE
                                   MORTGAGED REAL PROPERTY    NUMBER OF PROPERTIES       POOL BALANCE
                                 --------------------------   --------------------   ---------------------
                                 Fee                                  226                     90.3%
                                 Leasehold                              4                      7.7%
                                 Fee/Leasehold                          2                      2.0%
                                                                      ---                    -----
                                 TOTAL                                232                    100.0%
                                                                      ===                    =====

                                 In circumstances where both the fee and
                                 leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE LOANS    The 10 largest mortgage loans that we intend to
                                 include in the issuing entity represent 44.4% of the initial mortgage pool balance. See
                                 "Description of the Underlying Mortgage
                                 Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

     - multifamily properties, including conventional rental properties and manufactured housing properties;

     -    anchored, including shadow anchored, and unanchored retail properties;

     -    mixed use properties;

     -    office properties;

     -    limited service and full service hotel properties;

     -    self storage properties;

     -    healthcare properties;

     -    industrial properties;

     -    parking lot properties; and

     -    land-only properties.

     A concentration of mortgage loans secured by the same type of mortgaged real property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    the sponsors;

     -    the mortgage loan sellers;

     -    any master servicer;

     -    the special servicer;

     -    any sub-servicer of a master servicer or a special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

     With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED REAL PROPERTY, WHICH MAY FLUCTUATE OVER TIME. Except for certain underlying mortgage loans, the mortgage loans that we intend to include in the issuing entity are, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans (other than, in many (but not all) cases, a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts in excess of the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the underlying mortgage loan; and/or

     - in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred eighty-six (186) of the mortgage loans that we intend to include in the issuing entity, representing 98.9% of the initial mortgage pool balance, of which 142 mortgage loans are in loan group no. 1, representing 98.7% of the initial loan group no. 1 balance, and 44 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans. Seven (7) of these mortgage loans, representing 1.0% of the initial mortgage pool balance, of which all mortgage loans are in loan group no. 1, representing 1.2% of the initial loan group no. 1 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 1, 2017 through December 31, 2017, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     -    increases in vacancy rates;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - increases in insurance rates, real estate taxes and other operating expenses at the mortgaged real property and in relation to competing properties;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - a decline in rental rates as leases are renewed or entered into with new tenants;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - creditworthiness of tenants, a decline in the financial condition of a major tenant or tenant defaults;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     -    demographic factors;

     -    consumer confidence;

     -    consumer tastes and preferences;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     - location and neighborhood characteristics of the related mortgaged real property;

     -    proximity and attractiveness of competing properties;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     -    in the case of rental properties, the rate at which new rentals occur;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND IS BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A DIFFERENT SECURITIZATION; THEREFORE, THE SERIES 2007-C5 CERTIFICATEHOLDERS WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT UNDERLYING MORTGAGE LOAN. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 60 Wall Street is secured on a PARI PASSU basis with twelve (12) additional mortgage loans (referred to herein as the 60 Wall Street underlying outside-the-issuing entity mortgage loans), by a single mortgage instrument encumbering the 60 Wall Street mortgaged real property. The 60 Wall Street outside-the-issuing entity mortgage loans will not be included in the 2007-C5 issuing entity. Certain of the 60 Wall Street outside-the-issuing-entity mortgage loans have been separately securitized and directly back the COMM 2007-C9 Commercial Mortgage Pass-Through Certificates, Series 2007-C9, and certain of such 60 Wall Street outside-the-issuing-entity mortgage loans may be separately securitized in one or more other future commercial mortgage securitizations. A co-lender agreement governs the relationship between the holders of the 60 Wall Street underlying mortgage loan and the 60 Wall Street outside-the-issuing entity mortgage loans and generally provides that each of those mortgage loans will be serviced and administered pursuant to the COMM 2007-C9 pooling and servicing agreement. Neither the series 2007-C5 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the COMM 2007-C9 issuing entity, including as security for or in satisfaction of any claim arising from the performance or failure of performance by any party under the COMM 2007-C9 pooling and servicing agreement, except as related to the 2007-C5 issuing entity's rights to receive payments of principal and interest on the 60 Wall Street underlying mortgage loan and certain rights to payments of servicing fees and to reimbursement for advances. However, the 2007-C5 issuing entity, as the holder of the 60 Wall Street underlying mortgage loan, is a third-party beneficiary of the COMM 2007-C9 pooling and servicing agreement. Furthermore, the applicable master servicer, the special servicer and trustee under the series 2007-C5 pooling and servicing agreement will not be entitled to exercise any remedies following a default with respect to the 60 Wall Street underlying mortgage loan. The directing certificateholder under the COMM 2007-C9 pooling and servicing agreement, subject to certain consultation and consent rights of the holders of the other 60 Wall Street outside-the-issuing entity mortgage loans and the series 2007-C5 directing certificateholder, will be entitled to direct the servicing parties under the COMM 2007-C9 pooling and servicing agreement with respect to various servicing matters involving the 60 Wall Street whole loan. The applicable master servicer and the special servicer under the COMM 2007-C9 pooling and servicing agreement are required to service the 60 Wall Street whole loan in accordance with the servicing standard set forth in the COMM 2007-C9 pooling and servicing agreement on behalf of the COMM 2007-C9 certificateholders, the series 2007-C5 certificateholders and the other holders of an interest in the 60 Wall Street whole loan, as a collective whole.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 60 Wall Street Mortgage Loan" in this prospectus supplement.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Twenty-nine (29) mortgaged real properties, securing mortgage loans that represent 29.2% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Seventy-four (74) mortgaged real properties, securing mortgage loans that represent 23.7% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    the rights of certain tenants to terminate their leases;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider 35 of the subject retail properties, securing mortgage loans that represent 16.7% of the initial mortgage pool balance, to be anchored; and 39 of the subject retail properties, securing mortgage loans that represent 7.0% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Fifty-eight (58) mortgaged real properties, securing mortgage loans that represent 18.7% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing,

               (i) the reliance on the financial well-being of the college or university to which it relates,

               (ii) competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and

               (iii) that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     -    local factory or other large employer closings;

     - the location of the property, for example, a change in the neighborhood over time;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - the ability of the management to provide adequate maintenance and insurance;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

     -    distance from employment centers and shopping areas;

     - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

     -    the financial condition of the owner of the subject property; and

     - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

     Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Code. Section 42 of the Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     CERTAIN OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF THE HOTEL PROPERTIES. Twenty-seven (27) of the mortgaged real properties, securing mortgage loans that represent 11.9% of the initial mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

     - the proximity of a hotel property to major population centers or attractions;

     - changes in travel patterns caused by changes in energy prices, strikes, access, relocation and construction of highways, concern about travel safety and other factors;

     - adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

     - a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged real property occurs;

     - in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

     - limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

     Hotel properties also face risks related to their specialized function, including:

     - conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

     - borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     - deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     - the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

     The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

     ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE ISSUING ENTITY IS SUBJECT TO CERTAIN ISLAMIC FINANCING REQUIREMENTS. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as TIAA Industrial Portfolio, which represents 6.8% of the initial mortgage pool balance, is structured to comply with Islamic law (Shari'ah). Under the Shari'ah structure, the borrowers master lease the mortgaged property to master lessees. The rent payable to the borrowers pursuant to the master leases covers the debt service payments required under the mortgage loan. The master leases are by their terms subordinate to the related mortgage loan or are the subject of separate subordination agreements. Under a Shari'ah structure, there is a risk that in a bankruptcy case of the master lessee, a bankruptcy court could recharacterize the master lease as a financing lease. If such recharacterization occurred, the master lessee could own the fee interest in the mortgaged property and the master lease would be considered a loan. To mitigate the effect of such recharacterization, each master tenant of the mortgaged property is a single purpose entity and a creditors' rights title endorsement has been obtained. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--TIAA Industrial Portfolio" in this prospectus supplement.

     THE BANKRUPTCY OF A DEPOSITOR OR A SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the applicable mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, and short-term or month-to-month leases, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters, the sponsors and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     CERTAIN RISKS RELATING TO TENANTS. The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if:

     - space in the mortgaged real properties could not be leased or re-leased;

     - leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged real properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     - substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     -    tenants were unwilling or unable to meet their lease obligations;

     -    a significant tenant were to become a debtor in a bankruptcy case;

     -    rental payments could not be collected for any other reason;

     - a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

     - a tenant exercises any termination options that may be unrelated to borrower performance as lessor under the lease.

     The mortgaged real properties related to many of the mortgage loans may experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. In addition, many of the related mortgage loan documents may require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged real properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

     The costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     Further, certain of the mortgaged real properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation.

     See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Tenant Matters" in this prospectus supplement.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Twenty-one (21) mortgaged real properties, securing 8.8% of the initial mortgage pool balance, are each leased by a single tenant. In addition, twenty-three (23) other mortgaged real properties, securing 13.8% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged real property or such rights may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds from any sale of that mortgaged real property.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2007-C5 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten
(10) largest mortgage loans that are to be included in the issuing entity.

                           TEN LARGEST MORTGAGE LOANS

                                                                    % OF INITIAL
                                                  CUT-OFF DATE        MORTGAGE
            PROPERTY/PORTFOLIO NAME             PRINCIPAL BALANCE   POOL BALANCE
---------------------------------------------   -----------------   ------------
1.  450 Lexington Avenue                           $200,000,000         7.4%
2.  Gulf Coast Town Center Phases I & II           $190,800,000         7.0%
3.  TIAA Industrial Portfolio                      $186,000,000         6.8%
4.  Jericho Plaza (I & II)                         $163,750,000         6.0%
5.  60 Wall Street                                 $130,000,000         4.8%
6.  Allanza at the Lakes                           $ 85,000,000         3.1%
7.  Commerce Corporate Plaza                       $ 84,000,000         3.1%
8.  Fairfield Inn by Marriott Hotel Portfolio      $ 63,665,000         2.3%
9.  Mesilla Valley Mall                            $ 54,000,000         2.0%
10. Olentangy Commons Apartments                   $ 49,600,000         1.8%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     See "Description of the Underlying Mortgage Loans--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The following chart identifies groups of two (2) or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrower, but are not cross-collateralized.

                             RELATED BORROWER LOANS

                                                                                   % OF INITIAL
                                                                                     MORTGAGE
                 PROPERTY/PORTFOLIO NAME                         CUT-OFF BALANCE   POOL BALANCE
--------------------------------------------------------------   ---------------   ------------
1. Brookhollow Apartments, Drye Portfolio I, Drye Portfolio II     $71,385,000          2.6%
2. Mesilla Valley Mall, Salem Ridge Apartments                     $59,600,000          2.2%
3. Hilton St. Louis - Downtown, Sheraton Studio City               $46,300,000          1.7%
4. Breton Mill Apartments, Champion Oaks Apartments                $32,500,000          1.2%

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw on the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     -    adversely affect the borrower's ability to service the mortgage loan;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings;

     -    delay foreclosure on the related mortgaged real property; and

     - make it more difficult for the borrower to obtain refinancing of the mortgage loan and jeopardize repayment of the mortgage loan.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged real property without the satisfaction of certain loan-to-value tests and/or debt service coverage ratio tests and/or without consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made since the origination of the related mortgage loan. There can be no assurance that the borrowers have complied with the restriction on indebtedness in the related mortgage loan documents.

     The mortgages on each of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Cornerstone Commerce Center, Breton Mill Apartments, Champions Oaks Apartments, Durango Town Center, Laurel Avenue Development, Mustang Crossing, Savannah Trails Apartments, Palazzo Shopping Center, Camelot Apartments, Princeton, Crystal Street Apartments, Westlake Commons, Masonic Temple Building, Cedar Ridge Crossing, Megan & Coleman Court Apartments and Mallard Place, representing 5.3% of the initial mortgage pool balance, also secure subordinate debt that is evidenced by another note that will not be included in the issuing entity. In the case of the foregoing mortgage loans, the holder of the related junior loan secured by the related mortgaged real property has one or more of the following rights:

     - the right to direct or consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the related underlying mortgage loan; and

     - the right to purchase the related underlying mortgage loan under various default scenarios.

     These parties may have interests that conflict with the interests of the holders of the series 2007-C5 certificates.

     See "--Offered Certificates--The Interests of the Holder of the CBA B-Note Companion Loan May Be in Conflict with the Interests of the Offered Certificateholders" below and "Description of the Underlying Mortgage Loans--CBA A/B Loan Pairs" in this prospectus supplement.

     See "--Offered Certificates--The Interests of the Holder of the Cornerstone Commerce Center B-Note Companion Loan May Be in Conflict with the Interests of the Offered Certificateholders" below and "Description of the Underlying Mortgage Loans--Cornerstone Commerce Center A/B Loan Pair" in this prospectus supplement.

     In addition, in the case of one (1) mortgage loan that we intend to include in the issuing entity, representing 7.4% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue, the holder of the $110,000,000 PARI PASSU 450 Lexington Avenue outside-the-issuing entity mortgage loan secured by the 450 Lexington Avenue mortgaged real property has the right to consult with the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan, which may be exercised by the holder through a designee.

     In addition, in the case of one (1) mortgage loan that we intend to include in the issuing entity, representing 4.8% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 60 Wall Street, such mortgage loan will be primary serviced and administered pursuant to the COMM 2007-C9 pooling and servicing agreement. The series 2007-C5 directing certificateholder will only have certain consent and consultation rights under the COMM 2007-C9 pooling and servicing agreement and the 60 Wall Street intercreditor agreement with respect to certain servicing matters involving the 60 Wall Street whole loan, including the 60 Wall Street underlying mortgage loan.

     The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraphs may have interests that conflict with the interests of the holders of the series 2007-C5 certificates.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under four (4) of the mortgage loans, which collectively represent 11.2% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Moreover, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Moreover, the organizational documents for the borrowers under certain mortgage loans in the issuing entity do not require the borrowers to be special purpose entities. Also, although a borrower may currently be a special purpose entity, in certain cases, that borrower was not originally a special purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged real property and may not have observed all covenants that are typically required to consider a borrower a "special purpose entity." Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Six (6) of the mortgage loans that we intend to include in the issuing entity, which represent 7.2% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment. We cannot assure you that all borrowers have waived their right of partition.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-1, A-2, A-3, A-AB and/or A-4 certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1-A certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     - regional factors such as earthquakes, floods, forest fires or hurricanes;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 45 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5.0%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                    NUMBER OF     % OF INITIAL
                 MORTGAGED REAL     MORTGAGE
    STATE          PROPERTIES     POOL BALANCE
--------------   --------------   ------------
New York               16             25.7%
Florida                10              9.3%
California             22              8.2%
North Carolina         22              5.6%
Texas                  25              5.6%

     See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in New York" in this prospectus supplement and "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

     - the issuing entity may not have a perfected security interest in the rent payments until the applicable master servicer, special servicer, primary servicer or sub-servicer collects them;

     - the applicable master servicer, special servicer, primary servicer or sub-servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the applicable master servicer, special servicer, primary servicer or sub-servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for thirty-one (31) mortgaged real properties, securing 2.4% of the initial mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in November 2007, except in the case of five (5) mortgaged real properties as to which the assessment was prepared within an 16-month period ending in November 2007. In the case of 201 mortgaged real properties, securing 97.6% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment (which may, in some instances in lieu of a Phase I environmental assessment, have been performed pursuant to a database or transaction screen meeting ASTM standards). In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then one of the following events may have occurred:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

     - the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that those obligations will be satisfied or that recommended operations and maintenance plans have been or will continue to be implemented.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the recommended remediation or other action,

     - actions by tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of thirty-one (31) mortgaged real properties, securing 2.4% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those thirty-one (31) mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those thirty-one (31) mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged real property.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PRIMARY SERVICERS AND THE SUB-SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers, the special servicer, the primary servicers (if any) and the sub-servicers (if any) will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

     In these cases, the interests of a master servicer, a special servicer, a primary servicer or a sub-servicer, as applicable, and its other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. In addition, KeyBank National Association, a national banking association, which is a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is the parent of KeyCorp Real Estate Capital Markets, Inc., a master servicer under the series 2007-C5 pooling and servicing and a master servicer under the COMM 2007-C9 pooling and servicing agreement, and is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. Under the series 2007-C5 pooling and servicing agreement, the master servicers and the special servicer are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of such mortgage loan seller and such mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity. A mortgage loan seller and its affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Six (6) mortgaged real properties that we intend to include in the issuing entity, representing 9.7% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (PRECISION INDUS. v. QUALITECH STEEL SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    height and set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. Two hundred thirty (230) of the mortgaged real properties, representing 99.9% of the initial mortgage pool balance, were inspected by engineers during the 17-month period ending November 11, 2007. Two hundred twenty-five (225) of those inspected mortgaged real properties, securing 91.8% of the initial mortgage pool balance, were inspected during the 12-month period ending November 11, 2007.

     At six (6) of those properties representing 3.2% of the initial mortgage pool balance, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response, in November 2002, Congress passed and the President signed the Terrorism Risk Insurance Act of 2002 ("TRIA") which established a temporary program (the "Terrorism Risk Insurance Program") intended to ensure that commercial property and casualty insurance for terrorism risk is widely available and affordable by providing a federal risk sharing program to spread the risk of losses in the event of future terrorist attacks among the federal government, insurers and policyholders. Substantially all property and casualty insurers doing business in the United States are required to participate in the program established by TRIA and all terrorism exclusions in effect on the date of enactment of TRIA are void to the extent they would exclude losses covered by TRIA.

     The Terrorism Risk Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Risk Insurance Program until December 31, 2007.

     Further, on September 18, 2007, the House of Representatives passed the Terrorism Risk Insurance Extension Act of 2007, which, if enacted, could extend the duration of the Terrorism Risk Insurance Program for fifteen years. Additionally, proposed revisions to the Terrorism Risk Insurance Program include the requirement that insurers make available coverage for nuclear, biological, chemical and radiological attacks and the removal of the distinction between foreign and domestic acts of terrorism. Whether or not Congress will enact the Terrorism Risk Insurance Extension Act of 2007 and whether or not Congress will act prior to December 31, 2007 to extend or modify the Terrorism Risk Insurance Program remains to be seen. There can be no assurance that TRIA will be extended.

     The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

     In addition, with respect to any act of terrorism occurring after January 1, 2007, no compensation will be paid under the Terrorism Risk Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

     The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

     Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approvals of those types of exclusions in force on November 26, 2002 are also voided.

     There can be no assurance that upon the expiration of the Terrorism Risk Insurance Program, subsequent terrorism insurance legislation will be passed. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

     The applicable master servicer will use reasonable efforts to cause the borrower to maintain -- or, if the borrower does not so maintain, then the applicable master servicer will maintain -- all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents; PROVIDED, HOWEVER, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the applicable master servicer determines, in accordance with the Servicing Standard, that the insurance required (if less than what is required by the related loan documents) would not be commercially reasonable for the property of the same type, size and/or location as the related mortgaged real property. The cost of any such insurance so maintained by the applicable master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry and taking into account the insurance required at closing (with the consent of the special servicer and the series 2007-C5 directing certificateholder; PROVIDED, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C5 directing certificateholder, if following any such direction of the series 2007-C5 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2007-C5 directing certificateholder would violate the Servicing Standard), in accordance with the Servicing Standard, that either:

     -    such insurance is not then available at commercially reasonable rates;

     - such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2007-C5 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     We are aware that in the case of certain of the underlying mortgage loans that we intend to include in the issuing entity, property damage at the related mortgaged real property resulting from acts of terrorism is not required to be covered by the related property insurance, a separate terrorism insurance policy is not required, the related mortgaged real property is not required to be covered by terrorism insurance if the related insurance premium increases by a certain threshold as set forth in the related mortgage loan documents and/or the lender has agreed to a cap on premiums related to terrorism insurance. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

     THE ABSENCE OR INADEQUACY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged properties are located in Texas, California and Florida, states or territory, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territory, as applicable. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs of reconstruction and repair. As a result of any of these factors, the amount available to make distributions on the offered certificates could be reduced.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     THE BANKRUPTCY OF THE DEPOSITOR OR A MORTGAGE LOAN SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2007-C5 pooling and servicing agreement, the special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The special servicer must then retain an independent contractor to operate the property. The independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts unless the construction is at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Code, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2007-C5 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2007-C5 pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2007-C5 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if the special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2007-C5 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-M, CLASS A-J AND CLASS B CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-AB, A-4, A-1-A, A-SP AND A-X CERTIFICATES. If you purchase class A-M, class A-J or class B certificates, then your certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2007-C5 certificates.

     In addition, if losses and/or shortfalls relating to the issuing entity exceed amounts payable out of collections on the issuing entity, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates is not sufficient to bear such shortfalls or losses.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2007-C5 certificates,

     - the order in which the principal balances of the respective classes of the series 2007-C5 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2007-C5 certificates,

     - the collection and payment of yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - whether any underlying mortgage loan is repurchased due to a breach of any of its representations and warranties, and

     - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth, sixth and seventh bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1 and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no.
2. In certain scenarios that result in the payment in full of the class A-1, A-2, A-3, A-AB and A-4 certificates, the holders of the class A-1-A certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 1. In certain scenarios that result in the payment in full of the class A-1-A certificates, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium or if you purchase the class A-SP certificates, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher mortgage interest rates pay principal faster than the mortgage loans with relatively lower mortgage interest rates.

     The pass-through rate for the class A-SP certificates will, under certain circumstances, be calculated based upon the Weighted Average Net Mortgage Pass-Through Rate. As a result, the pass-through rate (and, accordingly, the yield to maturity) on the class A-SP certificates could be adversely affected if mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than mortgage loans with relatively low mortgage interest rates. This means that the yields to maturity on the class A-SP certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

     If you purchase class A-SP certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the mortgage loans and the extent to which those amounts are applied to reduce the notional amounts of those certificates. Each distribution of principal in reduction of the total principal balance of certain classes of principal balance certificates will result in a reduction in the total notional amount of the class A-SP certificates. Accordingly, if principal payments on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class A-SP certificates may be lower than that assumed at the time of purchase. Your yield to maturity may also be adversely affected by--

     - the repurchase of any mortgage loan by the related mortgage loan seller or another party in connection with a material breach of representation and warranty or a material document defect, in each case as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions," and

     - the termination of the issuing entity, as described under "The Series 2007-C5 Pooling and Servicing Agreement--Termination."

     Prior to investing in the class A-SP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class A-SP certificates do not address whether a purchaser of those certificates would be able to recover their investment in them.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicers, the special servicer, any primary servicer or any sub-servicer will be required to advance any yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2007-C5 certificateholders.

     Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls will generally be allocated to all classes of the regular certificates, on a PRO RATA basis, based on interest accrued. See "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, in September 2006, a federal district court in Illinois held that the subject "yield maintenance" premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty under Illinois law. This decision is currently on appeal to the U.S. Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2007-C5 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF A MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING ENTITY. Each master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF A MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2007-C5 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2007-C5 CERTIFICATES. Each master servicer, the special servicer or an affiliate of any master servicer or the special servicer may purchase any of the series 2007-C5 certificates. In fact, it is anticipated that an affiliate of Centerline Servicing Inc. will purchase some or all of several non-offered classes, including the initial controlling class, of the series 2007-C5 certificates. The purchase of series 2007-C5 certificates by a master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2007-C5 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2007-C5 certificates. However, under the pooling and servicing agreement, each of the master servicers and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2007-C5 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2007-C5 certificates representing a majority interest in the controlling class of series 2007-C5 certificates will be entitled to designate a particular series 2007-C5 controlling class certificateholder (or beneficial owner of series 2007-C5 controlling class certificates), referred to in this prospectus supplement as the series 2007-C5 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2007-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2007-C5 Controlling Class and Series 2007-C5 Directing Certificateholder" in this prospectus supplement. You should expect that the series 2007-C5 directing certificateholder will exercise those rights and powers on behalf of the series 2007-C5 controlling class certificateholders, and it will not be liable to any class of series 2007-C5 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2007-C5 Pooling and Servicing Agreement--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" in this prospectus supplement, the holders of series 2007-C5 certificates representing a majority interest in the controlling class of series 2007-C5 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2007-C5 certificates, the trustee or the master servicers. In the absence of significant losses on the underlying mortgage loans, the series 2007-C5 controlling class will be a non-offered class of series 2007-C5 certificates. The series 2007-C5 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE DIRECTING HOLDER OF THE 60 WALL STREET WHOLE LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The 60 Wall Street underlying mortgage loan will be primary serviced and administered pursuant to the COMM 2007-C9 pooling and servicing agreement. The directing certificateholder under the COMM 2007-C9 pooling and servicing agreement will be entitled, through a designee, to exercise certain material rights and powers with respect to the 60 Wall Street underlying mortgage loan and the 60 Wall Street outside-the-issuing entity mortgage loans described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 60 Wall Street Mortgage Loan" in this prospectus supplement. The series 2007-C5 directing certificateholder will only have certain consent and consultation rights under the COMM 2007-C9 pooling and servicing agreement and the 60 Wall Street intercreditor agreement with respect to certain servicing matters involving the 60 Wall Street whole loan, including the 60 Wall Street underlying mortgage loan. In the absence of significant losses on the underlying mortgage loans, the series 2007-C5 directing certificateholder will be appointed by a non-offered class of series 2007-C5 certificates. The series 2007-C5 directing certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the directing certificateholder under the COMM 2007-C9 pooling and servicing agreement and the series 2007-C5 directing certificateholder will exercise those rights and powers exclusively for their own benefit, and will not be liable to any class of series 2007-C5 certificateholders for doing so.

     THE INTERESTS OF THE HOLDERS OF THE CORNERSTONE COMMERCE CENTER B-NOTE COMPANION LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holder of the Cornerstone Commerce Center B-Note companion loan will be entitled, through a designee, to exercise the rights and powers with respect to the Cornerstone Commerce Center A/B loan pair described under "Description of the Underlying Mortgage Loans--The Cornerstone Commerce Center A/B Loan Pair" in this prospectus supplement. You should expect that the holder of the Cornerstone Commerce Center B-Note companion loan will exercise those rights and powers exclusively for the holder's own benefit, and will not be liable to any class of series 2007-C5 certificateholders for doing so. The holder of the Cornerstone Commerce Center B-Note companion loan is therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE HOLDERS OF THE CBA B-NOTE COMPANION LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the CBA B-Note companion loans will be entitled, through a designee, to exercise the rights and powers with respect to the related CBA A/B loan pair described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement. You should expect that the holder of the CBA B-Note companion loans will exercise those rights and powers exclusively for the holder's own benefit, and will not be liable to any class of series 2007-C5 certificateholders for doing so. The holders of the CBA B-Note companion loans are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE HOLDER OF THE 450 LEXINGTON AVENUE OUTSIDE-THE-ISSUING ENTITY MORTGAGE LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holder of the 450 Lexington Avenue outside-the-issuing entity mortgage loan will be entitled, through a designee, to exercise certain limited rights and powers with respect to the 450 Lexington Avenue underlying mortgage loan and the 450 Lexington Avenue outside-the-issuing entity mortgage loan described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement. You should expect that the holder of the 450 Lexington Avenue outside-the-issuing entity mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2007-C5 certificateholders for doing so.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the Series 2007-C5 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2007-C5 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2007-C5 certificates will be required to direct, consent to or approve certain actions, including amending the Series 2007-C5 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2007-C5 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the applicable master servicer or the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2007-C5 certificateholders.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have An Adverse Impact on Your Ability To Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

     Column Financial, Inc., which is a sponsor, a mortgage loan seller, an originator and a primary servicer of certain of the underlying mortgage loans, is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, and of the depositor. KeyBank National Association, which is a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is an affiliate of KeyBanc Capital Markets Inc., and an underwriter, and KeyCorp Real Estate Capital Markets, Inc., a master servicer for certain of the underlying mortgage loans. Capmark Finance Inc., which is a master servicer and a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is an affiliate of Capmark Securities Inc., an underwriter. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described herein.

                        DESCRIPTION OF THE ISSUING ENTITY

     The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2007-C5, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that a master servicer or trustee may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The pooling and servicing agreement may be amended as set forth under "The Series 2007-C5 Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through a master servicer and the special servicer. A discussion of the duties of the servicers, including any discretionary activities performed by each of them, is set forth herein under "The Series 2007-C5 Pooling and Servicing Agreement" in this prospectus supplement.

     The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicers and the special servicer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicers and the special servicer.

     The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the related mortgage loan seller pursuant to a mortgage loan purchase agreement, as described herein under "Summary of Prospectus--The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreements will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

     Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $6,500,000 will be paid by the depositor from the proceeds of the offering of the certificates.

     As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

     - If such mortgage loan seller were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

     - With respect to KeyBank National Association, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for KeyBank National Association pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. section 1823(e).

     - If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of a Depositor or a Mortgage Loan Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

              DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS

THE SPONSORS

     All of the underlying mortgage loans, representing 100.0% of the initial mortgage pool balance, were sold to us by the sponsors. Each of the mortgage loans sold by the related sponsor to us was purchased or originated by such sponsor or one of its affiliates and underwritten by the related sponsor's or affiliate's underwriters.

   COLUMN FINANCIAL, INC.

     Column Financial, Inc. ("Column"), a Delaware corporation, is a sponsor of this securitization and is one of the mortgage loan sellers. Column is the seller of 132 of the underlying mortgage loans or 61.4% of the initial mortgage pool balance. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. Column is an affiliate of the depositor and one of the underwriters, and will also act as a non-cashiering primary servicer with respect to certain of the Column mortgage loans. See "The Sponsor" in the accompanying prospectus and "Description of the Series 2007-C5 Pooling and Servicing Agreement--The Primary Servicers" in this prospectus supplement.

     Column's principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated more than 10,065 commercial and multifamily rental mortgage loans totaling more than $131.5 billion since beginning operations in 1993.

   KEYBANK NATIONAL ASSOCIATION

     KeyBank National Association ("KeyBank") is a sponsor of this securitization and is one of the mortgage loan sellers. KeyBank is the seller of 27 of the underlying mortgage loans or 15.9% of the initial mortgage pool balance, all of which loans were underwritten and originated by KeyBank. KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and a primary servicer, and is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank maintains it primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of June 30, 2007, KeyBank had total assets of approximately $89.930 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $83.091 billion and approximately $6.839 billion in stockholder's equity.

     KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2006, KeyBank's Real Estate Capital Group originated a total of $16.0 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $3.3 billion was originated for sale through commercial mortgage-backed securities ("CMBS") transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

     KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank's commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2006, KeyBank had originated approximately $8.2 billion of commercial mortgage loans that have been securitized in 33 securitization transactions. The following table sets forth information for the past three (3) years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

                                                      YEAR
                                               (AMTS IN $ BILLIONS)
                                              ---------------------
                                               2004    2005    2006
                                              -----   -----   -----
Originated by KeyBank                         1.213   1.385   2.221
                                              -----   -----   -----
TOTAL COMMERCIAL MORTGAGE LOANS SECURITIZED   1.099   1.323   1.905
                                              =====   =====   =====

     Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

     KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including this transaction, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

   CAPMARK FINANCE INC.

     Capmark Finance Inc. ("Capmark"), a California corporation, is a sponsor of this transaction and one of the mortgage loan sellers and a master servicer. Capmark is an affiliate of Capmark Securities Inc., one of the underwriters. Capmark is the seller of 35 of the underlying mortgage loans or 22.7% of the initial loan pool balance.

     Capmark performs a number of commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as, through its affiliates, issuing, purchasing and selling commercial mortgage-backed securities. The majority of Capmark's securitization activities relate to its commercial mortgage loan origination business. Capmark has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. Capmark originates or purchases commercial and multifamily mortgage loans with the primary intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. Capmark originates mortgage loans through its own mortgage banking network and, on occasion, buys mortgage loans from originators or sellers nationwide. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, Capmark participates in a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. Capmark participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction. As such, Capmark relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Other than the securitization of commercial mortgage loans, Capmark or one of its affiliates has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of United States domestic commercial mortgage loan securitizations for the prior three calendar years and the first three fiscal quarters of 2007 (including mortgage loans sold to an affiliate of Capmark, as depositor, from unaffiliated originators for inclusion in commercial mortgage loan securitizations where an affiliate of Capmark was acting as depositor) and the volume of fixed rate and floating rate mortgage loans originated by Capmark contributed to those securitizations:

                                                               YEAR
                                                       (AMTS IN $ BILLIONS)
                                              -------------------------------------
                                                                   1ST, 2ND AND 3RD
                                              2004   2005   2006     QUARTERS 2007
                                              ----   ----   ----   ----------------
Originated by Capmark                          1.5    2.8    3.6         2.3
Originated by Unaffiliated Originators         1.6    1.0    1.1         0.0
TOTAL COMMERCIAL MORTGAGE LOANS SECURITIZED    3.1    3.8    4.7         2.3
                                               ===    ===    ===         ===

     Capmark does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

     GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

LITIGATION INVOLVING TRANSACTION PARTIES

     There are no legal proceedings pending against the sponsors, the mortgage loan sellers, the depositor, the trustee, the issuing entity, the master servicers, the special servicer, the primary servicer or the originators that are material to the certificateholders.

UNDERWRITING STANDARDS

     COLUMN'S UNDERWRITING STANDARDS

     GENERAL. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

     LOAN ANALYSIS. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan-to-value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

     ESCROW REQUIREMENTS. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

     - Taxes and Insurance-Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     - Replacement Reserves-Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

     - Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     - Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     KEYBANK'S UNDERWRITING STANDARDS

     GENERAL. Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

     The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "--KeyBank's Underwriting Standards" section.

     LOAN ANALYSIS. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

     LOAN APPROVAL. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE RATIO. KeyBank's underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definition of "Underwritten Net Cash Flow" in the "Glossary" to this prospectus supplement and "Exhibit A-1-Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties" in this prospectus supplement.

     PROPERTY ASSESSMENTS. As part of its underwriting process, KeyBank will obtain the following property assessments.

          APPRAISALS. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          ENVIRONMENTAL ASSESSMENT. KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity with respect to environmental matters.

          PROPERTY CONDITION ASSESSMENT. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

          SEISMIC REPORT. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

     ZONING AND BUILDING CODE COMPLIANCE. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

     ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--KeyBank's Underwriting Standards" section, the depositor may purchase underlying mortgage loans for inclusion in the issuing entity that vary from, or do not comply with, KeyBank's underwriting guidelines.

   CAPMARK'S UNDERWRITING GUIDELINES AND PROCESSES

     GENERAL. All of the mortgage loans sold to the depositor by Capmark, whether originated or purchased by Capmark or an affiliate of Capmark, were generally originated in accordance with the underwriting criteria described below. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     LOAN ANALYSIS. In connection with the origination of mortgage loans, Capmark conducts a review of the related mortgaged real property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. Generally, borrowers are required to be single-purpose entities.

     Unless otherwise specified herein, all financial, occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by Capmark's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. Capmark evaluates DSCRs and LTV Ratios when underwriting a mortgage loan. DSCRs are calculated based on Underwritten Net Cash Flow. See also the definitions of Underwritten Debt Service Coverage Ratio and Underwritten Net Cash Flow in the "Glossary" in this prospectus supplement (describing generally the calculation of debt service coverage ratios and underwritten cash flow).

     ESCROW REQUIREMENTS. Capmark may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for Capmark), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

     Mortgage loans originated by Capmark generally conform to the above described underwriting guidelines. Each lending situation is unique and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines above are applied to a specific mortgage loan. There can be no assurance that each mortgage loan originated or purchased by Capmark conforms in its entirety to the guidelines described above.

SELECTION OF MORTGAGE LOANS

     The selection of mortgage loans for the series 2007-C5 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2007-C5 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The issuing entity will consist primarily of one hundred ninety-four (194) fixed rate loans, secured by two hundred thirty-two (232) multifamily and commercial properties, which we refer to collectively herein as the underlying mortgage loans. The underlying mortgage loans will have an initial total principal balance of approximately $2,720,810,685 as of November 11, 2007 (which we refer to herein as the "cut-off date"), subject to a variance of plus or minus 5%.

     For purposes of calculating distributions on the respective classes of the series 2007-C5 certificates, the mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home parks. Loan group no. 1 will consist of 150 mortgage loans, with an initial loan group no. 1 balance of $2,241,326,499, representing approximately 82.4% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of 44 of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, with an initial loan group no. 2 balance of $479,484,187, representing approximately 17.6% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Companion Loan is equal to its unpaid principal balance as of its due date in November 2007, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to certain permitted encumbrances.

     You should consider each of the mortgage loans that we intend to include in the issuing entity to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

     The 450 Lexington Avenue Property secures the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan on a PARI PASSU basis. The 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan collectively constitute the 450 Lexington Avenue Total Loan. However, the 450 Lexington Avenue Companion Loan is not included in the issuing entity. The 450 Lexington Avenue Mortgage Loan has a cut-off date principal balance of $200,000,000 and the 450 Lexington Avenue Companion Loan has a cut-off date principal balance of $110,000,000.

     The 60 Wall Street Property secures the 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans on a PARI PASSU basis. The 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans collectively constitute the 60 Wall Street Total Loan. However, the 60 Wall Street Companion Loans are not included in the issuing entity. The 60 Wall Street Mortgage Loan has a cut off date principal balance of $130,000,000 and the 60 Wall Street Companion Loans have an aggregate cut-off date principal balance of $795,000,000.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

     - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the issuing entity, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in November 2007, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in October 2007 up to and including its due date in November 2007.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial mortgage pool balance, the initial loan group no. 1 balance, the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     - Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross defaulted with one or more other mortgage loans in the issuing entity, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The Cornerstone Commerce Center A/B Loan Pair," "--The CBA A/B Loan Pairs," "--Significant Mortgage Loans--450 Lexington Avenue" and "--Significant Mortgage Loans--60 Wall Street" below in this prospectus supplement, none of the mortgage loans that we intend to include in the issuing entity is cross-collateralized with any loan outside of the issuing entity.

     - Unless otherwise specified, loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the 60 Wall Street Mortgage Loan and the 450 Lexington Avenue Mortgage Loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 60 Wall Street Total Loan and 450 Lexington Avenue Total Loan, respectively, and with respect to the Cornerstone Commerce Center A/B Loan Pair or any CBA A/B Loan Pair, will be calculated based on the relevant total principal balance of, and debt service payments on, the related A-Note Mortgage Loan.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan-to-value ratio may be calculated after netting out the letters of credit and/or holdback amounts

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include twenty-one (21) mortgage loans, representing approximately 17.5% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two (2) or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the issuing entity.

     The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the issuing entity:

                                                                      NUMBER OF STATES WHERE                    % OF INITIAL
                                                                        THE MORTGAGED REAL        NUMBER OF       MORTGAGE
                              LOAN NAMES                              PROPERTIES ARE LOCATED   MORTGAGE LOANS   POOL BALANCE
-------------------------------------------------------------------   ----------------------   --------------   -------------
CP Arbors of Lapeer Apartments, CP Rolling Hills, CP Fairways at
   Woodfield and CP Birchwood Pointe                                             1                    4               1.2%
Camelot Apartments and Crystal Street Apartments                                 2                    2               0.4%
Grand Panama and Grand Panama Building A2                                        1                    2               0.4%
Chick-fil-A, Bradenton, Starbucks Outparcel, Ritz Coral Springs and
   Chick-fil-A Building                                                          2                    3               0.2%

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as CP Arbors of Lapeer Apartments, CP Rolling Hills, CP Fairways at Woodfield and CP Birchwood Pointe, which collectively represent 1.2% of the initial mortgage pool balance, the borrower has the right to obtain the release of one or more of the properties securing the related mortgage loan, in connection with a partial defeasance of the mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) satisfaction of specified loan-to-value and debt service coverage ratios, (ii) three or more partial releases have not already been provided pursuant to the cross-collateralized mortgage loans and (iii) payment by the borrower of all expenses incurred by the lender in connection with such release.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Camelot Apartments and Crystal Street Apartments, which collectively represent 0.4% of the initial mortgage pool balance, the borrower has the right to obtain the release of one or more of the properties securing the related mortgage loan, in connection with a partial defeasance of the mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) satisfaction of specified loan-to-value and debt service coverage ratios and (ii) payment by the borrower of all expenses incurred by the lender in connection with such release.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Grand Panama and Grand Panama Building A2, which collectively represent 0.4% of the initial mortgage pool balance, the borrowers have the right to obtain the release of the corresponding mortgaged property upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) satisfaction of specified debt service coverage ratios and (ii) prepayment of the note secured by the companion mortgaged property.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Chick-fil-A, Bradenton, Starbucks Outparcel, and Ritz Coral Springs and Chick-fil-A Building, which collectively represent 0.2% of the initial mortgage pool balance, the borrower has the right to obtain the release of one of the properties securing the related mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, satisfaction of specified loan-to-value and debt service coverage ratios.

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the issuing entity.

                                                  NUMBER OF STATES     % OF INITIAL
                                                WHERE THE PROPERTIES     MORTGAGE
             PROPERTY NAME                           ARE LOCATED       POOL BALANCE
---------------------------------------------   --------------------   ------------
1.  TIAA Industrial Portfolio                             9                 6.8%
2.  Fairfield Inn by Marriott Hotel Portfolio             5                 2.3%
3.  Palmer-Rochester Portfolio 1st                        1                 1.8%
4.  Drye Portfolio II                                     2                 1.2%
5.  Drye Portfolio I                                      1                 1.2%
6.  Charlotte Portfolio                                   1                 0.7%
7.  Peter Drive at Musky Ridge                            1                 0.4%
8.  Regency Evansville Portfolio                          1                 0.3%
9.  Walgreens Portfolio VI                                2                 0.3%
10. Western Parkview and Jefferson MHC                    1                 0.2%

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as TIAA Industrial Portfolio, Drye Portfolio I, Drye Portfolio II, Palmer-Rochester Portfolio 1st, Charlotte Portfolio, Walgreens Portfolio VI and Regency Evansville Portfolio, which collectively represent 12.5% of the initial mortgage pool balance, the borrower has the right to obtain the release of one or more of the properties securing the mortgage loan, in connection with a partial defeasance of the mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Fairfield Inn by Marriott Hotel Portfolio, which represents 2.3% of the initial mortgage pool balance, the borrower has the right to obtain the release of one or more of the properties securing the mortgage loan, in connection with a partial prepayment of the mortgage loan, upon satisfaction of the certain conditions set forth in the mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Fairfield Inn by Marriott Hotel Portfolio" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Peter Drive at Musky Ridge, which represents 0.4% of the initial mortgage pool balance, the borrower has the right to obtain the release of two specifically identified parcels of the mortgaged property upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (i) payment of a release price equal to 125% of the allocated loan amount for the released parcel plus yield maintenance, (ii) satisfaction of specified loan-to-value and debt service coverage ratios and
(iii) no uncured event of default exists under the related mortgage loan documents.

     The table below shows each group of mortgaged real properties that--

     -    has the same or affiliated borrowers, and

     - secures two (2) or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the issuing entity, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                             RELATED BORROWER LOANS

                                                                                  % OF INITIAL
                                                                    NUMBER OF       MORTGAGE
               PROPERTY/PORTFOLIO NAMES                          MORTGAGE LOANS   POOL BALANCE
--------------------------------------------------------------   --------------   ------------
1. Brookhollow Apartments, Drye Portfolio I, Drye Portfolio II          3              2.6%
2. Mesilla Valley Mall, Salem Ridge Apartments                          2              2.2%
3. Hilton St. Louis - Downtown, Sheraton Studio City                    2              1.7%
4. Breton Mill Apartments, Champion Oaks Apartments                     2              1.2%

COLLATERAL SUBSTITUTION AND RELEASES (OTHER THAN IN CONNECTION WITH DEFEASANCE)

     In addition to the release of a mortgaged real property in connection with full or partial defeasance, certain of the loan documents provide for (i) the substitution of an individual mortgaged real property for another property, (ii) the partial release of a portion of the mortgaged real property upon a partial prepayment in certain cases, with yield maintenance or other prepayment consideration or (iii) the free release of a portion of the mortgaged real property, which portion is undeveloped, non-income producing or an out-parcel, and/or which portion was not material in the underwriting of the mortgage loan (even if it was included in the appraised value of the mortgaged real property). In addition, certain loan documents permit the addition of property.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Gulf Coast Town Center Phases I & II, which represents 7.0% of the initial mortgage pool balance, the borrower has the right to obtain the release of specifically identified portions of the mortgaged property upon satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Gulf Coast Town Center Phases I & II" in this Prospectus Supplement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Plaza 85 Business Park, representing 0.3% of the initial mortgage pool balance, the borrower has the right to obtain the release of certain specified parcels of the mortgaged real property upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (1) no existing event of default, (2) payment by the borrower of the applicable partial release price plus yield maintenance, and (3) the lender shall have received such utility and access easements as it may reasonably require. In addition, with respect to two of the individual parcels that do not constitute separate legally described parcels of land, the following conditions shall also be satisfied: (1) the delivery of an endorsement to the lender's title insurance policy amending the legal description of the original property and insuring the lender's continued first-priority lien in the remaining property, (2) after release, the remaining property shall have a legal description reasonably satisfactory to the lender and shall be self-contained, and (3) the borrower shall have delivered an ATLA survey of the remaining property reasonably satisfactory to the lender and the title insurer.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as UC Self Storage, representing 0.3% of the initial mortgage pool balance, the borrower has the right to obtain the release of certain specified parcels of the mortgaged real property, without payment of any release price, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, (1) no event of existing event of default, (2) the satisfaction of certain loan-to-value and debt service coverage ratio requirements, and (3) rating agency confirmation shall have been received by the lender.

     In addition to the foregoing discussion, some of the underlying mortgage loans that we intend to include in the issuing entity may permit, in some cases, upon the satisfaction of certain loan-to-value, debt service coverage ratio, leasing and other conditions, the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject underlying mortgage loan.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

              NUMBER OF         % OF INITIAL
DUE DATE   MORTGAGE LOANS   MORTGAGE POOL BALANCE
--------   --------------   ---------------------
  1st             62                 38.6%
  11th           132                 61.4%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

     All of the mortgage loans (other than the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Gulf Coast Town Center Phases I &
II) that we intend to include in the issuing entity accrue interest on an Actual/360 Basis. The Gulf Coast Town Center Phases I & II mortgage loan accrues interest on a 30/360 Basis.

     BALLOON LOANS. One hundred eighty-six (186) of the mortgage loans that we intend to include in the issuing entity, representing 98.9% of the initial mortgage pool balance, of which 142 mortgage loans are in loan group no. 1, representing

98.7% of the initial loan group no. 1 balance, and 44 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are each characterized by--

     - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Seven (7) of the mortgage loans that we intend to include in the issuing entity, representing 1.0% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 1.2% of the initial loan group no. 1 balance, are each characterized by the following features:

     - A maturity date that is generally 15 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the greater of (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Thirty-four (34) of the mortgage loans that we intend to include in the issuing entity, representing 49.2% of the initial mortgage pool balance, of which twenty-one (21) mortgage loans are in loan group no. 1, representing 46.6% of the initial loan group no. 1 balance, and thirteen (13) mortgage loans are in loan group no. 2, representing 61.7% of the initial loan group no. 2 balance, provide for an interest-only period that extends to maturity, or in the case of the ARD Loans, the anticipated repayment date.

     Seven (7) of the mortgage loans that we intend to include in the issuing entity, representing 2.6% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 2.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 2.1% of the initial loan group no. 2 balance, provide for an initial interest only period of 12 months or less.

     Twenty-eight (28) of the mortgage loans that we intend to include in the issuing entity, representing 6.0% of the initial mortgage pool balance, of which 22 mortgage loans are in loan group no. 1, representing 5.6% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 7.7% of the initial loan group no. 2 balance, provide for an initial interest only period of 18 to 24 months.

     Fifty-four (54) of the mortgage loans that we intend to include in the issuing entity, representing 29.6% of the initial mortgage pool balance, of which 40 mortgage loans are in loan group no. 1, representing 31.4% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 21.5% of the initial loan group no. 2 balance, provide for an initial interest only period of 25 to 60 months.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS. As of origination:

     - One hundred sixty-one (161) of the mortgage loans that we intend to include in the issuing entity, representing 75.2% of the initial mortgage pool balance, of which 120 mortgage loans are in loan group no. 1, representing 70.5% of the initial loan group no. 1 balance, and 41 mortgage loans are in loan group no. 2, representing 96.9% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the day after the second anniversary of the start-up date of the related REMIC, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration;

     - Thirteen (13) of the mortgage loans that we intend to include in the issuing entity, representing 5.2% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1 representing 6.0% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2 representing 1.4% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration.

     - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.4% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.5% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a defeasance period (beginning no sooner than the day after the second anniversary of the related REMIC start-up date) where the mortgage loan may be defeased or prepaid, with any prepayment accompanied by a yield maintenance charge or, at the option of the borrower, after a specified date, a declining fixed prepayment premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration.

     - Three (3) of the mortgage loans that we intend to include in the issuing entity, representing 9.4% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 11.5% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a defeasance period (beginning no sooner than the day after the second anniversary of the related REMIC start-up date) where the mortgage loan may be defeased or prepaid, with any prepayment accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration.

     - Fourteen (14) mortgage loans that we intend to include in the issuing entity, representing 9.6% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 11.2% of the initial loan group no. 1 balance, and 2 loans are in loan group no. 2, representing 1.7% of the initial loan group no. 2 balance, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments may be made in connection with a release of such mortgaged real property if accompanied by a Yield Maintenance Charge or prepayment premium, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration.

     - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.1% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments may be made in connection with a release of such mortgaged real property if accompanied by a Yield Maintenance Charge or prepayment premium or

          2. beginning no sooner than the day after the second anniversary of the date of initial issuance of the offered certificates, a defeasance period where the mortgage loan may be defeased, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration.

     - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.1% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans will be required under the circumstances described under "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. One hundred seventy-nine (179) of the mortgage loans that we intend to include in the issuing entity, representing 90.3% of the initial mortgage pool balance, of which 137 mortgage loans are in loan group no. 1, representing 88.6% of the initial loan group no. 1 balance, and 42 mortgage loans are in loan group no. 2, representing 98.3% of the initial loan group no. 2 balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in November 2007. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in November 2007 is 118 months with respect to the entire mortgage pool, 118 months with respect to loan group no. 1 and 116 months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in November 2007 is 19 months with respect to the entire mortgage pool, 19 months with respect to loan group no. 1 and 21 months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the respective related due dates in November 2007 is 85 months with respect to the entire mortgage pool, 84 months with respect to loan group no. 1 and 86 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans will be required under the circumstances described under "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Thirty-two (32) of the mortgage loans that we intend to include in the issuing entity, representing 24.8% of the initial mortgage pool balance, of which 29 mortgage loans are in loan group no. 1, representing 29.4% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 3.1% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     - In the case of 24 of those mortgage loans, representing 14.6% of the initial mortgage pool balance, of which 21 mortgage loans are in loan group no. 1, representing 17.1% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 3.1% of the initial loan group no. 2 balance a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate as defined in the related loan documents, less the amount of principal being prepaid. In certain cases, alternative methods of the calculation of yield maintenance charges are set forth in the loan documents.

     - In the case of four (4) of those mortgage loans, representing 9.6% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 11.6% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either through the defeasance or prepayment in full with the payment of a yield maintenance premium.

     - In the case of three (3) of those mortgage loans, representing 0.2% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 0.2% of the initial loan group no. 1 balance, a Yield Maintenance Charge in an amount generally equal to the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate as defined in the related loan documents, less the amount of principal being prepaid.

     - In the case of one (1) of those mortgage loans, representing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either through the defeasance or prepayment in full with the payment of a yield maintenance premium, or, at the option of the borrower, after a specified date, a declining fixed prepayment premium.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2007-C5 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the issuing entity provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Seventeen (17) mortgage loans that we intend to include in the issuing entity, representing 16.7% of the initial mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 16.0% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 20.0% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves, or a combination of both, that in each such case:

     - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

     - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral).

See Exhibit A-1 to this prospectus supplement.

     In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

     Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $44,094,810.

     DEFEASANCE LOANS. One hundred sixty-one (161) of the mortgage loans that we intend to include in the issuing entity, representing 75.2% of the initial mortgage pool balance, of which 120 mortgage loans are in loan group no. 1, representing 70.5% of the initial loan group no. 1 balance, and 41 mortgage loans are in loan group no. 2, representing 96.9% of the initial loan group no. 2 balance, permit the borrower to deliver government securities as defined by
Section 2(a)(16) of the Investment Company Act of 1940 as substitute collateral.

     Four (4) of the mortgage loans, representing 9.6% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 11.6% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either through the defeasance or prepayment in full with the payment of a yield maintenance premium.

     One (1) of the mortgage loans, representing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either through the defeasance or prepayment in full, with any prepayment accompanied a yield maintenance premium or, at the option of the borrower, after a specified date, a declining fixed prepayment premium.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of government securities as defined by Section 2(a)(16) of the Investment Company Act of 1940 and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the issuing entity, other than the Albers Mill mortgage loan and the Hilton-Ontario mortgage loan, which may not be defeased prior to September 28, 2009, may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Sixty-two (62) mortgage loans that we intend to include in the issuing entity, representing 64.5% of the initial mortgage pool balance, of which 44 mortgage loans are in loan group no. 1, representing 66.0% of the initial loan group no. 1 balance, and 18 mortgage loans are in loan group no. 2, representing 57.5% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

          5. certain specified events relating to the tenancy at the related mortgaged real property (I.E., termination of a major lease).

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                 % OF INITIAL
                    NUMBER OF      MORTGAGE
TYPE OF LOCKBOX  MORTGAGE LOANS  POOL BALANCE
---------------  --------------  ------------
Springing              40            31.2%
Hard                   22            33.3%
                      ---            -----
TOTAL                  62            64.5%

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of a master servicer or a primary servicer pursuant to a subservicing agreement with such master servicer (or, in the case of the 60 Wall Street Loan, the master servicer under the COMM 2007-C9 pooling and servicing agreement). In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX ESCROWS. In the case of one hundred sixty-four (164) of the mortgage loans that we intend to include in the issuing entity, representing 80.3% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing 76.7% of the initial loan group no. 1 balance, and 42 mortgage loans are in loan group no. 2, representing 97.3% of the initial loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was or is established, the funds will be applied by the applicable master servicer to pay for taxes and assessments at the related mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of one hundred fifty-eight (158) of the mortgage loans that we intend to include in the issuing entity, representing 79.3% of the initial mortgage pool balance, of which 119 mortgage loans are in loan group no. 1, representing 76.0% of the initial loan group no. 1 balance, and 39 mortgage loans are in loan group no. 2, representing 94.7% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was or is established, the funds will be applied by the applicable master servicer (or, in the case of the 60 Wall Street Loan, the master servicer under the COMM 2007-C9 pooling and servicing agreement) to pay for insurance premiums at the related mortgaged real property.

     Under some of the other mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve,

     - the borrower agreed to perform the required repairs within a certain time period, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions may include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-C5 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     The depositor, the sponsors and the mortgage loan sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

     MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Most of the underlying mortgage loans permit the applicable master servicer or the special servicer, as applicable, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the DSCR for the applicable mortgage loan falls below a certain level, the applicable master servicer or the special servicer, as applicable, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to such special servicer. In addition, certain of the underlying mortgage loans allow the applicable master servicer or the special servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     PROVISIONS RELATING TO CERTAIN UNDERLYING MULTI-PROPERTY MORTGAGE LOANS. Ten (10) of the underlying mortgage loans, representing 15.4% of the initial mortgage pool balance, are "multi-property loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain multi-property loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the National Flood Insurance Reform Act of 1994, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents; PROVIDED, that with respect to the 60 Wall Street Mortgage Loan, the master servicer under the COMM 2007-C9 pooling and servicing agreement will cause the related borrower to maintain all insurance coverage in accordance with the terms of such pooling and servicing agreement and the related loan documents. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by the applicable master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     In addition, the applicable master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the applicable master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; PROVIDED, HOWEVER, the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry and taking into account the insurance required at closing (with the consent of the special servicer and the Series 2007-C5 Directing Certificateholder; PROVIDED, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C5 directing certificateholder, if following any such direction of the series 2007-C5 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2007-C5 directing certificateholder would violate the Servicing Standard), in accordance with the Servicing Standard, that either:

     -    such insurance is not then available at commercially reasonable rates;

     - such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

     The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 2007-C5 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, PROVIDED that such coverage is available at commercially reasonable rates.

     Each master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the applicable master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002 or any amendments or extensions thereof.

     We are aware that in the case of certain of the underlying mortgage loans that we intend to include in the issuing entity, property damage at the related mortgaged real property resulting from acts of terrorism is not required to be covered by the related property insurance, a separate terrorism insurance policy is not required, the related mortgaged real property is not required to be covered by terrorism insurance if the related insurance premium increases by a certain threshold as set forth in the related mortgage loan documents and/or the lender has agreed to a cap on premiums related to terrorism insurance. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real property, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of its due date in November 2007, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Twenty-three (23) mortgaged real properties, securing 13.8% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 16.8% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Twenty-one (21) mortgaged real properties, securing 8.8% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 10.7% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     - With respect to certain of the underlying mortgage loans, one or more tenants (which may include Major Tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related underlying mortgage loan. Additionally, underlying mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

     - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     GROUND LEASES. Six (6) mortgaged real properties securing mortgage loans representing 9.7% of the initial mortgage pool balance, all of which mortgaged real properties are in loan group no. 1 representing 11.8% of the initial loan group no. 1 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately ten (10) years or more after the amortization term of the related mortgage loan (other than with respect to mortgage loan identified on Exhibit A-1 to this prospectus supplement as Albers Mill, which ground lease terminates within ten
          (10) years of the related maturity date),

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The 450 Lexington Avenue Mortgage Loan, which represents 7.4% of the initial mortgage pool balance, is secured by the 450 Lexington Avenue Property, on a PARI PASSU basis, with the 450 Lexington Avenue Companion Loan, which is not included in the issuing entity.

     The 60 Wall Street Mortgage Loan, which represents 4.8% of the initial mortgage pool balance, is secured by the 60 Wall Street Property, on a PARI PASSU basis, with the 60 Wall Street Companion Loans, which are not included in the issuing entity.

     The CBA A-Note Mortgage Loans are secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, the CBA B-Note Companion Loan, that is not included in the trust. The CBA A-Note Mortgage Loans represent 3.7% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs."

     The Cornerstone Commerce Center A-Note Mortgage Loan is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, the Cornerstone Commerce Center B-Note Companion Loan, that is not included in the trust. The Cornerstone Commerce Center A-Note Mortgage Loan represents 1.4% of the initial mortgage pool balance. See "--The Cornerstone Commerce Center A/B Loan Pair."

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Princeton, which represents 0.2% of the initial mortgage pool balance, the borrower was permitted to maintain $200,000 in secured subordinate debt that is secured by a second lien on the related mortgaged real property. The lender of the subordinate debt, has entered into a standstill and subordination agreement with the mortgage lender of the underlying mortgage loan included in the issuing entity. Additionally, an affiliate of the related borrower is the lender under an intercompany loan to the related borrower in the amount of $650,000, which intercompany loan is secured by the related mortgaged real property. Such lender has entered into a subordination and standstill agreement with the mortgage lender, and only receives payment on such intercompany loan to the extent excess cash flow is available after all payments are made on the underlying mortgage loan included in the issuing entity.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Crystal Square Shopping Center, which mortgage loan represents 0.1% of the initial mortgage pool balance, the related borrower may incur secured subordinate debt PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such secured subordinate debt does not exceed a loan-to-value ratio of 80%, (b) the related mortgaged real property satisfies a debt service coverage ratio of 1.20x or greater and (c) the subordinate lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as West LA Self Storage, which mortgage loan represents 0.1% of the initial mortgage pool balance, the borrower may incur secured subordinate debt PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such secured subordinate debt does not exceed a loan-to-value ratio of 70%, (b) the related mortgaged real property satisfies a debt service coverage ratio of 1.60x or greater and (c) the subordinate lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     MEZZANINE DEBT. In the case of seventeen (17) mortgage loans that we intend to include in the issuing entity, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged real property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue, which represents 7.4% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine debt in the aggregate amount of $290,000,000, secured by their ownership interests in such borrower. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--450 Lexington Avenue" in this prospectus supplement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Olentangy Commons Apartments, which underlying mortgage loan represents 1.8% of the initial mortgage pool balance, a $9,000,000.00 mezzanine loan is secured by the ownership interests in the related borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, Hartford Mezzanine Investors I, LLC, entered into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, initiates a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Woodfield Crossing, which represents 1.5% of the initial mortgage pool balance, the sole member of the borrower has incurred mezzanine debt in the amount of $5,000,000, secured by its ownership interest in such borrower.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Doubletree Burlington, which represents 0.5% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine debt in the amount of $2,500,000, secured by their ownership interests in such borrower.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 60 Wall Street, Commerce Corporate Plaza, 7700 Irvine Spectrum Center, High Point Shopping Center and 9990 Empire Street, which collectively represent 10.5% of the initial mortgage pool balance, the members of the related borrowing entities may obtain mezzanine financing secured by such ownership interests upon the prior approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement by the mezzanine lender and receipt of rating agency confirmation.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Jericho Plaza (I and II), Allanza at the Lakes, Mesilla Valley Mall, Champions Glen, Cross Creek, Salem Ridge Apartments, Pine Village North and Pine Village East, which collectively represent 12.2% of the initial mortgage pool balance, each related borrower is permitted to obtain future mezzanine financing, subject to the satisfaction of various conditions as set forth in the related mortgage loan documents such as (i) receipt by the lender of written confirmation from each rating agency that the implementation of the mezzanine debt will not result in a qualification, downgrade or withdrawal of the then-current ratings assigned by such rating agency to the offered certificates, (ii) the mezzanine lender has entered into an intercreditor agreement with the lender, which provides for the subordination of the related mezzanine loan to the related underlying mortgage loan and (iii) satisfaction of loan-to-value ratio and debt service coverage ratio tests.

     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the issuing entity have incurred or, pursuant to the provisions of the related loan agreements or otherwise, may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     With respect to the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mesilla Valley Mall, representing 2.0% of the initial mortgage pool balance, Column is the lender under a $75,487,000 bridge loan at the parent level (the parent of each of the sole members of the individual uncrossed SPE borrowers under the Mesilla Valley Mall Loan and other mortgage loans not included in the issuing entity), which bridge loan is not secured by the related mortgaged real properties. The bridge loan is secured by a Collateral Assignment of Special Funding Agreement, which is a funding agreement with an indirect, ultimate Australian parent entity that has contractually agreed to advance funds to the bridge loan borrower as needed pursuant to the terms of such funding agreement. Column is also the beneficiary of a Guaranty Agreement by Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, which guaranty backstops the enforceability of the Collateral Assignment of Special Funding Agreement. Additionally, the bridge loan is secured by a pledge of 100% of the membership interest in the borrower and the borrower's sole member. The bridge loan is scheduled to mature March 31, 2008, but may be extended for 120 days. The bridge loan is interest only and accrues interest at LIBOR + 1.25%.

     With respect to the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Jericho Plaza (I &
II), representing 6.0% of the initial mortgage pool balance, Column Financial, Inc. provided the senior mortgage financing (which is included in the issuing entity) to a joint venture for 70% of the total capitalization cost of such joint venture. The remaining capitalization costs were funded by a joint venture in the form of a limited partnership with varying classes of interest. Jericho Plaza Owner LP is the partnership and Jericho Plaza Owner GP LLC is the general partner, which owns 0.5% of the limited partnership. Credit Suisse Securities
(USA) LLC, an affiliate of us and Column Financial, Inc., one of the sponsors and mortgage loan sellers, is the nominee for Jericho Plaza Investor LP, the Class A Limited Partner, which owns 73.95% of the limited partner interests, and Green Onyx Jericho JV LLC is the Class B Limited Partner, which owns 25.55% of the limited partner interests.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE 60 WALL STREET MORTGAGE LOAN

     GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 60 Wall Street (referred to herein as the "60 Wall Street Mortgage Loan") is secured, on a PARI PASSU basis with twelve another notes (each, a "60 Wall Street Companion Loan"), by the related mortgaged real property (the "60 Wall Street Property"). The 60 Wall Street Mortgage Loan together with the twelve 60 Wall Street Companion Loans are collectively referred to herein as the "60 Wall Street Total Loan" and the holder of each 60 Wall Street Companion Loan is referred to herein as a "60 Wall Street Companion Lender." The 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans have the same interest rate, maturity date and amortization term. Only the 60 Wall Street Mortgage Loan is included in the trust. The 60 Wall Street Companion Loans are not assets of the issuing entity.

     The 60 Wall Street Total Loan will be serviced pursuant to the terms of the pooling and servicing agreement that governs the COMM 2007-C9 transaction (together with any successor servicing agreement in accordance with the 60 Wall Street Intercreditor Agreement, the "COMM 2007-C9 Pooling and Servicing Agreement"), which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the series 2007-C5 pooling and servicing agreement. The applicable master servicer or the trustee, as applicable, will be obligated to make any required P&I advances on the 60 Wall Street Mortgage Loan unless the applicable master servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 60 Wall Street Mortgage Loan. The master servicer under the COMM 2007-C9 Pooling and Servicing Agreement (the "COMM 2007-C9 Master Servicer"), the special servicer under the COMM 2007-C9 Pooling and Servicing Agreement (the "COMM 2007-C9 Special Servicer"), or the trustee under the COMM 2007-C9 Pooling and Servicing Agreement (the "COMM 2007-C9 Trustee"), as applicable, is obligated to make Servicing Advances with respect to the 60 Wall Street Total Loan unless the COMM 2007-C9 Master Servicer, the COMM 2007-C9 Special Servicer, or the COMM 2007-C9 Trustee, as applicable, determines that such advances would not be recoverable from collections on the 60 Wall Street Total Loan.

     60 WALL STREET INTERCREDITOR AGREEMENT. The holders of the 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans have entered into an intercreditor agreement (the "60 Wall Street Intercreditor Agreement") that sets forth the respective rights of each of the holders of the 60 Wall Street Total Loan and provides, in general, that:

     - the 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

     - all payments, proceeds and other recoveries on or in respect of the 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans will be applied to the 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans on a PARI PASSU basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2007-C9 Master Servicer, the COMM 2007-C9 Special Servicer and the other servicing entities under the COMM 2007-C9 Pooling and Servicing Agreement) in accordance with the terms of the COMM 2007-C9 Pooling and Servicing Agreement.

     CONSULTATION AND CONSENT. Any decision to be made with respect to the 60 Wall Street Total Loan that requires the approval of the majority of the then controlling class under the COMM 2007-C9 Pooling and Servicing Agreement (the "COMM 2007-C9 Controlling Class Representative") or otherwise requires approval under the 60 Wall Street Intercreditor Agreement (including the termination of the COMM 2007-C9 Special Servicer and the appointment of a successor special servicer) will require the approval of the COMM 2007-C9 Controlling Class Representative, except to the extent that approval of a majority of the holders of the aggregate outstanding principal balance of the 60 Wall Street Total Loan (the "60 Wall Street Total Loan Majority Noteholders") is required, as provided below. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the COMM 2007-C9 Controlling Class Representative under the COMM 2007-C9 Pooling and Servicing Agreement, or of the COMM 2007-C9 Controlling Class Representative or the 60 Wall Street Total Loan Majority Noteholders under the 60 Wall Street Intercreditor Agreement, the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, is required to provide the series 2007-C5 directing certificateholder and the holders of the 60 Wall Street Companion Loans prompt notice that such a determination is to be made. The series 2007-C5 directing certificateholder and the holders of the 60 Wall Street Companion Loans or their representatives have the non-binding right to consult with the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, with respect to any such action, except that approval of the 60 Wall Street Total Loan Majority Noteholders shall be required to the extent set forth below. Pursuant to the 60 Wall Street Intercreditor Agreement, the series 2007-C5 directing certificateholder and each holder of the 60 Wall Street Companion Loans may consult separately with the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, about a particular course of action.

     Approval from the COMM 2007-C9 Controlling Class Representative is required with respect to the following actions, subject to the non-binding consultation rights described above:

     - any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

     - any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

     - any determination not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     - any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

     - any consent, waiver or approval with respect to any change in any property manager;

     - any adoption or approval of a plan in a bankruptcy of the related borrower; and

     - any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents.

     Approval from the 60 Wall Street Total Loan Majority Noteholders is required with respect to the following actions:

     - any modification or amendment of, or waiver with respect to, the 60 Wall Street Total Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the 60 Wall Street Total Loan, modification or waiver of any other monetary term of the 60 Wall Street Total Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the 60 Wall Street Total Loan which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

     - any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay off;

     - any release of the related borrower, any guarantor or other obligor from liability; and

     - consenting to any new lease or any amendment, modification, waiver or termination of any lease at any Mortgaged Property securing the 60 Wall Street Total Loan, to the extent the lender's approval is required under the related Mortgage Loan Documents;

PROVIDED, that if the 60 Wall Street Total Loan Majority Noteholders are unable to agree on a course of action that satisfies the applicable servicing standard under the COMM 2007-C9 Pooling and Servicing Agreement within the time period set forth in the 60 Wall Street Intercreditor Agreement, then the COMM 2007-C9 Controlling Class Representative will be entitled to direct the COMM 2007-C9 Master Servicer or the COMM 2007-C9 Special Servicer, as applicable, on a course of action that satisfies the requirements of the COMM 2007-C9 Pooling and Servicing Agreement.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM 2007-C9 Special Servicer or the COMM 2007-C9 Master Servicer by the COMM 2007-C9 Controlling Class Representative, the series 2007-C5 directing certificateholder, any holder of a 60 Wall Street Companion Loan or the designee of any of them, in no event will the COMM 2007-C9 Special Servicer or the COMM 2007-C9 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the applicable servicing standard under the COMM 2007-C9 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2007-C9 Pooling and Servicing Agreement or the related mortgage loan documents.

     SALE OF DEFAULTED MORTGAGE LOAN. Under the COMM 2007-C9 Pooling and Servicing Agreement, if the 60 Wall Street Companion Loan included in the trust created by the COMM 2007-C9 Pooling and Servicing Agreement is subject to a fair value purchase option, the COMM 2007-C9 Special Servicer will be required to determine the purchase price for the 60 Wall Street Mortgage Loan and each 60 Wall Street Companion Loan. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the 60 Wall Street Mortgage Loan and the holder of each 60 Wall Street Companion Loan (or its designee) will have an option to purchase each 60 Wall Street Companion Loan, at the purchase price determined by the COMM 2007-C9 Special Servicer under the COMM 2007-C9 Pooling and Servicing Agreement.

     TERMINATION OF SPECIAL SERVICER. The COMM 2007-C9 Controlling Class Representative (or its designee) will be entitled to terminate the COMM 2007-C9 Special Servicer with respect to the special servicing of the 60 Wall Street Total Loan at any time, with cause, and to appoint a replacement COMM 2007-C9 Special Servicer, subject to satisfaction of the conditions contained in the COMM 2007-C9 Pooling and Servicing Agreement, and will provide prompt notice to the series 2007-C5 directing certificateholder and the holders of the 60 Wall Street Companion Loans that it intends to remove the COMM 2007-C9 Special Servicer for the 60 Wall Street Total Loan. Any successor special servicer will be required to have the rating specified in the 60 Wall Street Intercreditor Agreement and such appointment will be subject to receipt of a "no downgrade" letter from the Rating Agencies.

CERTAIN MATTERS REGARDING THE 450 LEXINGTON AVENUE MORTGAGE LOAN

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue (referred to herein as the "450 Lexington Avenue Mortgage Loan") is secured, on a PARI PASSU basis, with another note (the "450 Lexington Avenue Pari Passu Companion Loan"), by the related mortgaged real property (the "450 Lexington Avenue Property"). The 450 Lexington Avenue Mortgage Loan together with the 450 Lexington Avenue Pari Passu Companion Loan are referred to herein, collectively, as the "450 Lexington Avenue Total Loan" and the holder of the 450 Lexington Avenue Pari Passu Companion Loan is referred to herein as the "450 Lexington Avenue Pari Passu Companion Lender." The 450 Lexington Avenue Pari Passu Companion Loan has the same interest rate, maturity date and amortization term as the 450 Lexington Avenue Mortgage Loan. The 450 Lexington Avenue Pari Passu Companion Loan has, as of the cut-off date, an aggregate outstanding principal balance of $110,000,000.

     The 450 Lexington Avenue Pari Passu Companion Loan is not included in the issuing entity. Column Financial, Inc. is the current lender under the 450 Lexington Avenue Pari Passu Companion Loan and expects to securitize such loan in the future. Column Financial, Inc., as the initial holder of the 450 Lexington Avenue Mortgage Loan and as the initial holder of the 450 Lexington Avenue Pari Passu Companion Loan, has entered into an intercreditor agreement (the "450 Lexington Avenue Pari Passu Intercreditor Agreement").

     450 LEXINGTON AVENUE PARI PASSU INTERCREDITOR AGREEMENT. The 450 Lexington Avenue Pari Passu Intercreditor Agreement, provides, among other things, that all amounts received in respect of the 450 Lexington Avenue Total Loan will be paid PRO RATA to the holder of the 450 Lexington Avenue Mortgage Loan and the holder of the 450 Lexington Avenue Pari Passu Companion Loan.

     Pursuant to the 450 Lexington Avenue Pari Passu Intercreditor Agreement, the holder of a 450 Lexington Avenue Pari Passu Companion Loan will be entitled (acting individually), directly or through a representative or designee, to consult with--but not direct--the special servicer under the pooling and servicing agreement with respect to various servicing matters involving the 450 Lexington Avenue Total Loan.

     CERTAIN RIGHTS AND POWERS OF THE DIRECTING HOLDER AND THE 450 LEXINGTON AVENUE PARI PASSU COMPANION LENDER. The special servicer under the pooling and servicing agreement will be required to notify the Directing Certificateholder and the 450 Lexington Avenue Pari Passu Companion Lender, among others, of its intention to take, or consent to the taking by the applicable master servicer of any 450 Lexington Avenue Specially Designated Servicing Action in respect of the 450 Lexington Avenue Total Loan or any related REO Property. In general, the special servicer will not be permitted to take any of the 450 Lexington Avenue Specially Designated Servicing Actions with respect to the 450 Lexington Avenue Total Loan or any REO Property as to which the Directing Certificateholder has objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; PROVIDED that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2007-C5 certificateholders and the 450 Lexington Avenue Pari Passu Companion Lender (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a 450 Lexington Avenue Specially Designated Servicing Action with respect to the 450 Lexington Avenue Total Loan or any related REO Property without waiting for the response of the Directing Certificateholder or any other person or entity. The 450 Lexington Avenue Pari Passu Companion Lender will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action to contact and consult with the applicable master servicer or the special servicer; PROVIDED that, the special servicer will not be required to follow any advice of the 450 Lexington Avenue Pari Passu Companion Lender with respect to any 450 Lexington Avenue Specially Designated Servicing Actions or otherwise.

     In addition, the Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the 450 Lexington Avenue Total Loan (if it is being specially serviced) or any related REO Property that it may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no such advice, direction or objection of the Directing Certificateholder or the 450 Lexington Avenue Pari Passu Companion Lender contemplated by the foregoing paragraphs may--

          - require or cause the special servicer or master servicer to violate any applicable law;

          - require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and applicable master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created pursuant to the pooling and servicing agreement;

          - require or cause the master servicer or special servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement; and

          - expose the master servicer or special servicer, the depositor, mortgage loan sellers, issuing entity, trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability or materially expand the scope of master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

     Neither the master servicer or special servicer will follow any such direction if given by the Directing Certificateholder or the 450 Lexington Avenue Pari Passu Companion Lender or initiate any such actions.

THE CORNERSTONE COMMERCE CENTER A/B LOAN PAIR

     GENERAL. The Cornerstone Commerce Center A-Note Mortgage Loan, which represents 1.4% of the initial mortgage pool balance, is secured by the Cornerstone Commerce Center Property, on a subordinated basis, with the Cornerstone Commerce Center B-Note Companion Loan, which is not included in the issuing entity. The Cornerstone Commerce Center A/B Loan Pair will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Cornerstone Commerce Center A/B Loan Pair will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Cornerstone Commerce Center A-Note Mortgage Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Cornerstone Commerce Center A/B Loan Pair, and (ii) Property Advances with respect to the Cornerstone Commerce Center A/B Loan Pair unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Cornerstone Commerce Center A/B Loan Pair.

     DISTRIBUTIONS. The holders of the Cornerstone Commerce Center A-Note Mortgage Loan and the Cornerstone Commerce Center B-Note Companion Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Cornerstone Commerce Center A/B Loan Pair and provides, in general, that:

     - prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the Cornerstone Commerce Center B-Note Companion Loan, as described below):

          - the holder of the Cornerstone Commerce Center A-Note Mortgage Loan will receive its scheduled payments of interest (other than default interest);

          - the holder of the Cornerstone Commerce Center A-Note Mortgage Loan will receive its scheduled payments of principal);

          - the holder of the Cornerstone Commerce Center A-Note Mortgage Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Cornerstone Commerce Center A/B Loan Pair;

          - the holder of the Cornerstone Commerce Center B-Note Companion Loan will receive its scheduled payments of interest (other than default interest);

          - the holder of the Cornerstone Commerce Center B-Note Companion Loan will receive its scheduled payments of principal;

          - the holder of the Cornerstone Commerce Center B-Note Companion Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Cornerstone Commerce Center A/B Loan Pair, after it receives its scheduled interest payments;

          - the holder of the Cornerstone Commerce Center B-Note Companion Loan will receive all unreimbursed cure payments;

          - the holders of the Cornerstone Commerce Center A-Note Mortgage Loan and the Cornerstone Commerce Center B-Note Companion Loan will receive, to the extent not otherwise required to be applied under the Pooling and Servicing Agreement, default interest and late payment charges, in each case pro rata and pari passu according to their proportionate percentage interests in the Cornerstone Commerce Center A/B Loan Pair;

          - the holders of the Cornerstone Commerce Center A-Note Mortgage Loan and the Cornerstone Commerce Center B-Note Companion Loan will receive prepayment premiums and yield maintenance payments pro rata and pari passu according to their proportionate percentage interests in the Cornerstone Commerce Center A/B Loan Pair;

          - the holder of the Cornerstone Commerce Center B-Note Companion Loan will receive all unreimbursed losses previously allocated to the Cornerstone Commerce Center B-Note Companion Loan; and

          - the holders of the Cornerstone Commerce Center A-Note Mortgage Loan and the Cornerstone Commerce Center B-Note Companion Loan will receive PRO RATA excess amounts in their proportionate percentage interests in the Cornerstone Commerce Center A/B Loan Pair; and

     - upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of the Cornerstone Commerce Center B-Note Companion Loan is not exercising its cure rights, the holder of the Cornerstone Commerce Center B-Note Companion Loan will not be entitled to receive payments of principal, interest, prohibited prepayment premiums, yield maintenance payments, default interest or late payment charges until the holder of the Cornerstone Commerce Center A-Note Mortgage Loan receives all of its accrued scheduled interest (including default interest), outstanding principal in full and its portion of any prepayment premiums and yield maintenance payments required in connection with any prepayment of the Cornerstone Commerce Center A/B Loan Pair and actually collected from the borrower.

     The foregoing distributions are subject to the provisions of the Pooling and Servicing Agreement in respect of the prior right of each of the Master Servicer, the Special Servicer or the Trustee, as applicable, to receive its respective servicing compensation and other fee, reimbursement or indemnity payments (including any payment of Additional Trust Fund Expenses) out of payments received from the related borrower, as further set forth in the Pooling and Servicing Agreement.

     CONSULTATION AND CONSENT; APPOINTMENT OF OPERATING ADVISOR. Unless a Cornerstone Commerce Center Control Appraisal Period (defined below) exists: (i) the Master Servicer or the Special Servicer, as the case may be, will be required to consult with the holder of the Cornerstone Commerce Center B-Note Companion Loan, or an operating advisor (the "Cornerstone Commerce Center Operating Advisor") appointed by and representing the holder of the Cornerstone Commerce Center B-Note Companion Loan, and shall provide the holder of the Cornerstone Commerce Center B-Note Companion

Loan with any proposals to take any significant action with respect to the Cornerstone Commerce Center A/B Loan Pair or the related Mortgaged Property (including without limitation, leases and alterations of the related Mortgaged Property that require approval of the lender under the related Mortgage Loan Documents) and backup materials (if any) that are used by the Master Servicer or the Special Servicer, as the case may be, in developing such proposals (as reasonably determined by the Master Servicer or the Special Servicer), including but not limited to (and only if previously obtained by the Master Servicer or the Special Servicer and not previously delivered to the holder of the Cornerstone Commerce Center B-Note Companion Loan) property inspection reports, credit reports, the borrower financial and/or operating statements, appraisals, engineering reports, soil reports, environmental assessment reports, seismic reports, architect's certificates, insurance premium receipts and insurance claim files. In the event that the Cornerstone Commerce Center A/B Loan Pair becomes a Specially Serviced Mortgage Loan, the Special Servicer shall promptly provide the Cornerstone Commerce Center Operating Advisor and the holder of the Cornerstone Commerce Center B-Note Companion Loan with copies of asset status reports (if required under the Pooling and Servicing Agreement) and backup materials.

     So long as no Cornerstone Commerce Center Control Appraisal Period exists, the Cornerstone Commerce Center Operating Advisor will also be entitled to exercise the rights of the controlling class and controlling class representative under the Pooling and Servicing Agreement with respect to the Cornerstone Commerce Center A/B Loan Pair. Unless a Control Appraisal Period has occurred and is continuing, the holder of the Cornerstone Commerce Center B-Note Companion Loan shall have the right in its sole discretion at any time and from time to time to remove and replace the Cornerstone Commerce Center Operating Advisor. The Cornerstone Commerce Center Operating Advisor may be any person (other than the related borrower, any person related to the ownership or management of the related Mortgaged Property or any affiliate of the foregoing), including, without limitation, the holder of the Cornerstone Commerce Center B-Note Companion Loan, any affiliate, officer or employee thereof, or any other unrelated third party. The Cornerstone Commerce Center Operating Advisor shall not owe any fiduciary duty or other duty to any person other than the holder of the Cornerstone Commerce Center B-Note Companion Loan. The current Cornerstone Commerce Center Operating Advisor is Capmark Finance Inc.

     With respect to the Cornerstone Commerce Center A/B Loan Pair, for so long as no Cornerstone Commerce Center Control Appraisal Period exists (and whether or not the Cornerstone Commerce Center A/B Loan Pair is then a Specially Serviced Mortgage Loan), the Master Servicer or the Special Servicer, as the case may be, will be required to notify the Cornerstone Commerce Center Operating Advisor in writing prior to taking any of the following actions and to receive the written approval of the Cornerstone Commerce Center Operating Advisor (which approval may be withheld in its sole discretion) with respect to:

     - any modification of, or waiver with respect to, the Cornerstone Commerce Center A/B Loan Pair that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Cornerstone Commerce Center A/B Loan Pair or a modification or waiver of any other monetary term of the Cornerstone Commerce Center A/B Loan Pair relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan Documents or a modification or waiver of any material non-monetary provision of the Cornerstone Commerce Center A/B Loan Pair, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the borrower;

     - any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure;

     - any sale of all or any portion of the related Mortgaged Property or REO Property;

     - any action to bring the related Mortgaged Property or REO Property into compliance with any environmental laws or other laws relating to hazardous materials;

     - any substitution or release of collateral for the Cornerstone Commerce Center A/B Loan Pair to the extent the lender's consent is required under the related Mortgage Loan Documents;

     - any release of the borrower or guarantor from liability with respect to the Cornerstone Commerce Center A/B Loan Pair including, without limitation, by acceptance of an assumption of the Cornerstone Commerce Center A/B Loan Pair by a successor borrower or replacement guarantor;

     - any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

     - any renewal or replacement of the then existing insurance policies with respect to the Cornerstone Commerce Center A/B Loan Pair to the extent that such renewal or replacement policy does not comply with the terms of the related Mortgage Loan Documents or any waiver, modification or amendment of any material insurance requirements under the related Mortgage Loan Documents, in each case if the lender's approval is required under the related Mortgage Loan Documents;

     - any approval of a material capital expenditure, if lender's approval is required under the related Mortgage Loan Documents;

     - any replacement of the property manager, if lender's approval is required under the related Mortgage Loan Documents;

     - any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if lender's approval is required under the related Mortgage Loan Documents;

     -    any adoption or approval of a plan in bankruptcy of the borrower;

     - any application of funds in an escrow account to repay any portion of the principal of the Cornerstone Commerce Center A/B Loan Pair;

     - any franchise changes or certain management company changes for which the Special Servicer is required to consent; and

     - releases of any escrow accounts, reserve accounts or letters of credit with respect to the Cornerstone Commerce Center A/B Loan Pair other than in accordance with the terms of the related Mortgage Loan Documents.

     Notwithstanding the foregoing, no such advice, direction or objection of the Cornerstone Commerce Center Operating Advisor contemplated by the foregoing paragraphs may--

          - require or cause the special servicer or master servicer to violate any applicable law;

          - require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and applicable master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created pursuant to the pooling and servicing agreement;

          - require or cause the applicable master servicer or special servicer to violate the terms of the Cornerstone Commerce Center A/B Loan Pair Intercreditor Agreement; and

          - materially expand the scope of master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

     The Special Servicer shall provide to the Cornerstone Commerce Center Operating Advisor, at the sole cost and expense of the holder of the Cornerstone Commerce Center B-Note Companion Loan (or such other lender that appointed the Cornerstone Commerce Center Operating Advisor), such information requested by the Cornerstone Commerce Center Operating Advisor as may be necessary in the reasonable judgment of the Cornerstone Commerce Center Operating Advisor to evaluate any of the foregoing proposed actions, and if a Cornerstone Commerce Center Control Appraisal Period does not exist, the Cornerstone Commerce Center Operating Advisor shall then have ten (10) Business Days (to the extent such period does not delay the Special Servicer from taking any action that is required by the Servicing Standard prior to the expiration of such period) within which to consult with and advise the Special Servicer and consent to the proposed action, PROVIDED, that (A) if the Cornerstone Commerce Center Operating Advisor fails to notify the Special Servicer of its approval or disapproval of any such proposed action within ten (10) Business Days of delivery to the Cornerstone Commerce Center Operating Advisor by the Special Servicer of written notice of such a proposed action, which must contain language advising as to the potential deemed consent, such action by the Special Servicer shall be deemed to have been approved by the Cornerstone Commerce Center Operating Advisor, (B) with respect to any of the foregoing actions which necessitate the delivery of an asset status report, such action will be taken in accordance with the procedures set forth in the Pooling and Servicing Agreement with respect to the delivery and approval of such asset status report and (C) such rights are subject to the limitations set forth below, including but not limited to the obligation of the Special Servicer to act in accordance with the Servicing Standard; and PROVIDED FURTHER, that (x) the Special Servicer shall not be obligated to seek approval from the Cornerstone Commerce Center Operating Advisor for any such action if for sixty (60) days following notice of such matter the Cornerstone Commerce Center Operating Advisor has objected to the proposed action by the Special Servicer and has failed to suggest any alternative action that the Special Servicer considers to be consistent with the Servicing Standard and (y) if the Special Servicer determines that immediate action is necessary to protect the interests of the holder of the Cornerstone Commerce Center A-Note Mortgage Loan, the Special Servicer may take any such action without waiting for the Cornerstone Commerce Center Operating Advisor's response. Notwithstanding the foregoing, any amounts funded by any lender under the related Mortgage Loan Documents as a result of (1) the making of any Servicing Advances or (2) interest accruals or accretions and any compounding thereof (including default interest) with respect to any portion of the Cornerstone Commerce Center A/B Loan Pair shall not at any time be deemed to contravene the foregoing provisions.

     CORNERSTONE COMMERCE CENTER CONTROL APPRAISAL PERIOD. A "Cornerstone Commerce Center Control Appraisal Period" shall mean any time during which (a)
(1) the initial principal balance of the Cornerstone Commerce Center B-Note Companion Loan minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Cornerstone Commerce Center B-Note Companion Loan, (y) any appraisal reduction amounts with respect to the Cornerstone Commerce Center A/B Loan Pair that are allocated to the Cornerstone Commerce Center B-Note Companion Loan and (z) any losses realized or allocated to the Cornerstone Commerce Center B-Note Companion Loan pursuant to the related intercreditor agreement and the Pooling and Servicing Agreement is less than (b) twenty-five percent (25%) of an amount equal to (1) the initial principal balance of the Cornerstone Commerce Center B-Note Companion Loan, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Cornerstone Commerce Center B-Note Companion Loan.

     REMOVAL AND REPLACEMENT OF THE SPECIAL SERVICER. For so long as no Cornerstone Commerce Center Control Appraisal Period has occurred and is continuing, subject to the terms of the related intercreditor agreement, the Cornerstone Commerce Center Operating Advisor, at its the expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), may remove the Special Servicer with respect to the Cornerstone Commerce Center A/B Loan Pair at any time for any reason whatsoever or no reason, upon at least thirty
(30) days prior notice to the Special Servicer. Upon any such termination, the Cornerstone Commerce Center Operating Advisor shall be required to appoint a successor Special Servicer in accordance with the terms, conditions and procedures set forth in the Pooling and Servicing Agreement.

     CURE RIGHTS. In the event that the Cornerstone Commerce Center borrower commits a monetary default by failing to make any payment of principal or interest on the Cornerstone Commerce Center A/B Loan Pair by the end of the applicable grace period, if any, for such payment permitted under the applicable Mortgage Loan Documents, the Master Servicer or the Special Servicer, as the case may be, shall provide notice to the holder of the Cornerstone Commerce Center B-Note Companion Loan and the Cornerstone Commerce Center Operating Advisor of such default. The holder of the Cornerstone Commerce Center B-Note Companion Loan shall have the right, but not the obligation, to cure such monetary default within five (5) Business Days after receiving the monetary default notice (the "Cornerstone Commerce Center Cure Period") and at no other times. At the time a cure payment is made, the holder of the Cornerstone Commerce Center B-Note Companion Loan shall pay or reimburse the trust for all unreimbursed Advances (whether or not recoverable), Advance interest amounts, any unpaid fees to the Master Servicer, the Special Servicer or the Trustee with respect to the Cornerstone Commerce Center A/B Loan Pair, and any Additional Trust Fund Expenses (but only to the extent such Additional Trust Fund Expenses arise directly from the related borrower's monetary default) and other amounts (other than any default interest or late charges) then due and payable with respect to the Cornerstone Commerce Center A/B Loan Pair. So long as a monetary default exists for which a permitted cure payment is made, such monetary default shall not be treated as an event of default by the holder of the Cornerstone Commerce Center A-Note Mortgage Loan (including for purposes of (i) moving to sequential distributions of borrower payments under the intercreditor agreement,
(ii) for purposes of accelerating the Cornerstone Commerce Center A/B Loan Pair, modifying, amending or waiving any provisions of the related Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property, or (iii) for purposes of treating the Cornerstone Commerce Center A/B Loan Pair as a Specially Serviced Mortgage
Loan); PROVIDED, that, such limitation shall not prevent the holder of the Cornerstone Commerce Center A-Note Mortgage Loan from collecting default interest or late charges from the related borrower and shall not prevent the holder of the Cornerstone Commerce Center A-Note Mortgage Loan (or the Master Servicer or the Special Servicer on its behalf) from sending a notice of default to the borrower or any guarantor pursuant to and in accordance with the terms of the related Mortgage Loan Documents. Any amounts advanced by the holder of the Cornerstone Commerce Center B-Note

Companion Loan on behalf of the related borrower to effect any cure shall be reimbursable to the holder of the Cornerstone Commerce Center B-Note Companion Loan under the applicable payment distribution provisions described above.

     If an event of default (other than a monetary default) occurs and is continuing under the Cornerstone Commerce Center A-Note Mortgage Loan Documents, the Master Servicer or the Special Servicer, as the case may be, shall provide notice to the holder of the Cornerstone Commerce Center B-Note Companion Loan and the Cornerstone Commerce Center Operating Advisor of such non-monetary default and the holder of the Cornerstone Commerce Center B-Note Companion Loan shall have the right, but not the obligation, to cure such non-monetary default within the same period of time as the related borrower under the Cornerstone Commerce Center A-Note Mortgage Loan Documents to cure such non-monetary default, such period of time to be computed with respect to the holder of the Cornerstone Commerce Center B-Note Companion Loan's cure rights as if the date of the non-monetary default notice were the date of notice of such default to the related borrower; PROVIDED, HOWEVER, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the Cornerstone Commerce Center B-Note Companion Loan, the holder of the Cornerstone Commerce Center B-Note Companion Loan shall be given an additional period of time as is reasonably necessary to enable the holder of the Cornerstone Commerce Center B-Note Companion Loan in the exercise of due diligence to cure such non-monetary default so long as certain conditions set forth in the intercreditor agreement are satisfied.

     Notwithstanding the foregoing, the holder of the Cornerstone Commerce Center B-Note Companion Loan's right to cure a monetary default or non-monetary default shall be limited as follows: (A) there shall not be more than six (6) cure events during the term of the Cornerstone Commerce Center A/B Loan Pair,
(B) there shall not be more than three (3) consecutive cure events and (C) there shall not be more than four (4) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "cure event" shall mean the one-month period for which the holder of the Cornerstone Commerce Center B-Note Companion Loan has exercised its cure rights. Additional cure events shall be permitted only with the consent of the holder of the Cornerstone Commerce Center A-Note Mortgage Loan or the Special Servicer, with the consent of the controlling class.

     PURCHASE OPTION. The holder of the Cornerstone Commerce Center B-Note Companion Loan shall have the right, by written notice to the holder of the Cornerstone Commerce Center A-Note Mortgage Loan, delivered (i) during any monetary default cure period for which the holder of the Cornerstone Commerce Center B-Note Companion Loan is entitled to make, but has not made, a cure payment or (ii) at any time an event of default under the Cornerstone Commerce Center A/B Loan Pair has occurred and is continuing (or at any time the Cornerstone Commerce Center A-Note Mortgage Loan is a Specially Serviced Mortgage Loan as to which an event of default has occurred and is continuing), to purchase the Cornerstone Commerce Center A-Note Mortgage Loan in whole but not in part at the Cornerstone Commerce Center Defaulted Mortgage Loan Purchase Price (defined below). Upon the delivery of the holder of the purchase notice to the holder of the Cornerstone Commerce Center A-Note Mortgage Loan, the Trustee (at the direction of the Special Servicer) shall sell (and the holder of the Cornerstone Commerce Center B-Note Companion Loan shall purchase) the Cornerstone Commerce Center A-Note Mortgage Loan (including, without limitation, any participations therein) at the Cornerstone Commerce Center Defaulted Mortgage Loan Purchase Price, on a date not more than thirty (30) days after the date of the purchase notice. The sale of the Cornerstone Commerce Center A-Note Mortgage Loan shall comply with all requirements of the Pooling and Servicing Agreement and all costs and expenses related thereto shall be paid by the holder of the Cornerstone Commerce Center B-Note Companion Loan (without duplication of such amounts as are included in the Cornerstone Commerce Center Defaulted Mortgage Loan Purchase Price). In the event of any such purchase, the holder of the Cornerstone Commerce Center B-Note Companion Loan shall not be required to deliver or pay for any tax opinion as to the effect of such purchase on the tax status of the securitization. The Cornerstone Commerce Center Defaulted Mortgage Loan Purchase Price shall be calculated by the Special Servicer three (3) Business Days prior to the purchase date (and shall be reduced on the date of purchase by the holder of the Cornerstone Commerce Center B-Note Companion Loan to reflect the receipt by the Master Servicer, the Special Servicer or the Trustee of any unpaid amounts thereon during such three (3) Business Day period) and shall, absent manifest error, be binding upon the holder of the Cornerstone Commerce Center B-Note Companion Loan. Concurrently with the payment of the Cornerstone Commerce Center Defaulted Mortgage Loan Purchase Price, the Special Servicer and the Trustee will execute at the sole cost and expense of the holder of the Cornerstone Commerce Center B-Note Companion Loan in favor of the holder of the Cornerstone Commerce Center B-Note Companion Loan assignment documentation which will assign the Cornerstone Commerce Center A-Note Mortgage Loan and the related Mortgage Loan Documents without recourse, representations or warranties (other than representations and warranties relating to ownership and clear title). The right of the holder of the Cornerstone Commerce Center B-Note Companion Loan to purchase the Cornerstone Commerce Center A-Note Mortgage Loan shall automatically terminate (a) with respect to a purchase option described in clause (ii) above, upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Cornerstone Commerce Center Mortgaged Property or (b) with respect to a purchase option described in clause (i) only, upon the expiration of such monetary default cure period (unless the applicable purchase notice has been sent prior to such expiration in accordance with the terms of the related intercreditor agreement and the holder of the Cornerstone Commerce Center B-Note Companion Loan purchases the Cornerstone Commerce Center Loan in accordance therewith). Notwithstanding anything to the contrary in the applicable provisions of the related intercreditor agreement, if title to the Cornerstone Commerce Center Mortgaged Property is transferred to the holder of the Cornerstone Commerce Center A-Note Mortgage Loan less than ten (10) days after the acceleration of the Cornerstone Commerce Center A/B Loan Pair, the holder of the Cornerstone Commerce Center B-Note Companion Loan shall have such ten (10) day period to deliver the holder of the purchase notice to the holder of the Cornerstone Commerce Center A-Note Mortgage Loan, in which case the holder of the Cornerstone Commerce Center B-Note Companion Loan will be obligated to purchase the Cornerstone Commerce Center Mortgaged Property within such ten (10) day period at the Cornerstone Commerce Center Defaulted Mortgage Loan Purchase Price.

     The "Cornerstone Commerce Center Defaulted Mortgage Loan Purchase Price" shall mean the sum, without duplication, of: (a) the outstanding principal balance of the Cornerstone Commerce Center A-Note Mortgage Loan as of the date of purchase; (b) accrued and unpaid interest (other than any default interest) on the Cornerstone Commerce Center A-Note Mortgage Loan at the applicable interest rate, up to the end of the accrual period relating to the Monthly Payment Date immediately following the date of purchase; (c) any other amounts due under the Cornerstone Commerce Center A/B Loan Pair that are allocable to the holder of the Cornerstone Commerce Center A-Note Mortgage Loan (but excluding any prepayment premiums, yield maintenance payments, default interest and late payment charges); (d) any unreimbursed Advances and any expenses incurred in enforcing the Cornerstone Commerce Center A-Note Mortgage Loan Documents, including, without limitation, fees and expenses payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee, including, without limitation, earned and unpaid special servicing fees, liquidation fees and workout fees, if any; PROVIDED, HOWEVER, that (i) if the Pooling and Servicing Agreement does not expressly provide for payment of any workout fee, liquidation fee or similar fee payable to the Master Servicer or the Special Servicer by the holder of the Cornerstone Commerce Center B-Note Companion Loan, then no such fees shall be payable to the Master Servicer or the Special Servicer; and (ii) if the Pooling and Servicing Agreement provides for the payment of any workout fee, liquidation fee or similar fee payable to the Master Servicer or the Special Servicer by the holder of the Cornerstone Commerce Center B-Note Companion Loan, and the Cornerstone Commerce Center A-Note Mortgage Loan is purchased by the holder of the Cornerstone Commerce Center B-Note Companion Loan within ninety (90) days (or such longer period provided in the Pooling and Servicing Agreement) of the later of (x) the transfer of the Cornerstone Commerce Center A/B Loan Pair to the Special Servicer and (y) the holder of the Cornerstone Commerce Center B-Note Companion Loan's receipt of written notice from the Special Servicer that such transfer has taken place, then, notwithstanding anything to the contrary contained in the Pooling and Servicing Agreement, no such fees shall be payable to the Master Servicer or the Special Servicer; (e) any accrued and unpaid Advance interest amounts; (f) any recovered costs not reimbursed previously to the trust, the Master Servicer, the Special Servicer or the Trustee pursuant to the Pooling and Servicing Agreement or the related intercreditor agreement; and (g) any Additional Trust Fund Expenses with respect to the Cornerstone Commerce Center A-Note Mortgage Loan.

     If the Cornerstone Commerce Center A-Note Mortgage Loan is converted into a REO Property, for purposes of determining the Cornerstone Commerce Center Defaulted Mortgage Loan Purchase Price, interest will continue to accrue on the Cornerstone Commerce Center A/B Loan Pair as if it were not so converted.

     OTHER PROVISIONS. Anything in the related intercreditor agreement or in the Pooling and Servicing Agreement to the contrary notwithstanding, the holder of the Cornerstone Commerce Center B-Note Companion Loan shall not be required to reimburse the trust or any other Person for payment of any taxes imposed on the REMIC trust or Advances therefor or for any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, nor shall any disbursement or payment otherwise distributable to the holder of the Cornerstone Commerce Center B-Note Companion Loan be reduced to offset or make up any such payment or deficit.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 3.7% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Breton Mill Apartments, Champion Oaks Apartments, Durango Town Center, Laurel Avenue Development, Mustang Crossing, Savannah Trails Apartments, Palazzo Shopping Center, Camelot Apartments, Crystal Street Apartments, Westlake Commons, Masonic Temple Building, Cedar Ridge Crossing, Megan & Coleman Court Apartments and Mallard Place, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the

CBA A-Note Mortgage Loans in the issuing entity. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the issuing entity.

     Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. The Breton Mill Apartments CBA B-Note Companion Loan, Champion Oaks Apartments CBA B-Note Companion Loan, Durango Town Center CBA B-Note Companion Loan, Laurel Avenue Development CBA B-Note Companion Loan, the Mustang Crossing CBA B-Note Companion Loan, Savannah Trails Apartments CBA B-Note Companion Loan, Palazzo Shopping Center CBA B-Note Companion Loan, Camelot Apartments CBA B-Note Companion Loan, Crystal Street Apartments CBA B-Note Companion Loan, Westlake Commons CBA B-Note Companion Loan, Masonic Temple Building CBA B-Note Companion Loan, Cedar Ridge Crossing CBA B-Note Companion Loan, Megan & Coleman Court Apartments CBA B-Note Companion Loan and Mallard Place CBA B-Note Companion Loan have interest rates of 12.25%, 12.25%, 12.75%, 13.25%, 13.25%, 12.95%, 12.75%,
12.75%, 12.75%, 12.95%, 12.95%, 12.95%, 12.95% and 12.95% PER ANNUM,
respectively, and each has generally the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the applicable master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The applicable master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the series 2007-C5 pooling and servicing agreement. The applicable master servicer and/or the special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2007-C5 pooling and servicing agreement will require the applicable master servicer and the special servicer to take into account the interests of both the issuing entity and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the issuing entity and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2007-C5 pooling and servicing agreement.

     The applicable master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or the special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the applicable master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the applicable master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; PROVIDED that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or the special servicer,

(e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2007-C5 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in November 2007, except in the case of five (5) mortgaged real properties as to which the assessment was prepared within an 16-month period ending in November 2007. In the case of two hundred one (201) mortgaged real properties, securing 97.6% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment which may have been performed pursuant to a database or transaction screen performed in accordance with ASTM standards or an update of a previously conducted assessment, in some instances in lieu of a Phase I environmental assessment. In the case of 31 mortgaged real properties, securing 2.4% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. One mortgaged real property, Chapel Hill Station, is covered by both environmental insurance and has had a Phase I report completed. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     - any of the other parties to the series 2007-C5 pooling and servicing agreement,

     -    the mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of thirty-one (31) mortgaged real properties, securing 2.4% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those thirty-one (31) properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those thirty-one
(31) mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter. One mortgaged real property, Chapel Hill Station is secured by insurance and has had an environmental report done.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The series 2007-C5 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2007-C5 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the issuing entity enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, PROVIDED that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under those policies is Steadfast Insurance Co. or one of its member company. Steadfast Insurance Co. currently has an "A+" rating by S&P and an "A" rating by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. Two hundred thirty (230) of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 17-month period ending in November 2007 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Two hundred twenty-five (225) of those mortgaged real properties, securing 91.8% of the initial mortgage pool balance, of which 170 mortgage loans are in loan group no. 1, representing 90.3% of the initial loan group no. 1 balance, and 55 mortgage loans are in loan group no. 2, representing 98.8% of the initial loan group no. 2 balance, were inspected during the 12-month period ending in November 2007.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 232 mortgaged real properties, securing 100.0% of the initial mortgage pool balance, of which 176 mortgaged real properties secure mortgage loans which are in loan group no. 1, representing 100.0% of the initial loan group no. 1 balance, and 56 mortgaged real properties secure mortgage loans which are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in November 2007, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we, the sponsors, the mortgage loan sellers, the master servicers, the special servicer, the trustee nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, sponsors or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of any underlying mortgage loan, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the subject mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Forty-four (44) of the underlying mortgage loans, representing 5.2% of the initial mortgage pool balance, of which 34 mortgage loans are in loan group no. 1, representing 4.5% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2, representing 8.0% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

Set forth below are summary discussions of the ten (10) largest mortgage loans, that we intend to include in the issuing entity.

                              450 LEXINGTON AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):      $200,000,000

CUT-OFF DATE PRINCIPAL BALANCE(2):  $200,000,000

FIRST PAYMENT DATE:                 August 11, 2007

MORTGAGE INTEREST RATE:             7.0425580645%  per annum

AMORTIZATION TERM:                  Interest-only

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      July 11, 2012

MATURITY/ARD BALANCE:               $200,000,000

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the date that is
                                    three (3) months prior to the Maturity
                                    Date.

LOAN PER SF(2):                     $220

UP-FRONT RESERVES:                  Debt Service Reserve:         $32,188,079(3)
                                    TI/LC Reserve:                   $317,000(4)
                                    Tenant Improvement and
                                    Rent Abatement Reserve:       $16,285,000(5)

ONGOING RESERVES:                   Tax and Insurance Reserve:            Yes(6)
                                    Replacement Reserve:            Springing(7)
                                    Ground Lease Reserve:             $1,136,575

LOCKBOX:                            Hard

SUBORDINATE FINANCING:              Yes(8)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Central Business District

LOCATION:                           New York, New York

YEAR BUILT/RENOVATED:               1992/N/A

SQUARE FEET:                        910,473

OCCUPANCY AT U/W(9):                100%

OWNERSHIP INTEREST:                 Leasehold

MAJOR TENANT(S)                   NRSF   % OF TOTAL NRSF  LEASE EXPIRATION
------------------------------  -------  ---------------  ----------------
Davis Polk & Wardwell           650,288       71.4%           5/31/2022
Warburg Pincus(10)              125,539       13.8%           7/31/2024
Citigroup Global Markets, Inc.   35,989        4.0%          12/31/2014

PROPERTY MANAGEMENT:                CB Richard Ellis, Inc.

                        12/31/2005   12/31/2006      U/W
                       -----------  -----------  -----------
NET OPERATING INCOME:  $27,236,720  $26,564,405  $42,072,046
NET CASH FLOW:                                   $41,841,562
DSCR:                                                   1.89x

APPRAISED VALUE:                    $851,000,000

APPRAISAL DATE:                     August 1, 2007

CUT-OFF DATE LTV RATIO(1):          36.4%

MATURITY/ARD LTV RATIO(1):          36.4%
--------------------------------------------------------------------------------

(1) The 450 Lexington Avenue Loan is a $200,000,000 PARI PASSU portion of a $310,000,000 mortgage loan (the "450 Lexington Avenue Total Loan"). Unless otherwise stated, calculations presented herein are based on the 450 Lexington Avenue Total Loan.

(2)  Based on the November 2007 cut-off principal balance date.

(3) The debt service reserve was established at closing to pay estimated debt service shortfalls.

(4) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations incurred after July 9, 2007.

(5) The tenant improvement and rent abatement reserve was established at closing to fund obligations incurred prior to July 9, 2007. The reserve is based on an initial calculation at $7,406,800 for tenant improvements and $8,878,200 for rental abatements.

(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7) The borrower is required to deposit $11,381 per month into a replacement reserve to fund ongoing repairs and replacements commencing September 2008.

(8) The equity owners of the borrower have incurred mezzanine indebtedness in the aggregate principal amount of $290,000,000.

(9)  Based on the May 1, 2007 rent roll.

(10) Warburg Pincus executed a lease in 2007 to occupy 125,539 square feet on part of the 32nd floor and all of the 33rd through 36th floors. Their space will become available to them in stages as the current tenants vacate in December 2007 and July 2008. It is anticipated that they will take occupancy in August 2008 once the entire demised premises is available and their buildout is complete.

     THE LOAN. The largest loan in the pool (the "450 Lexington Avenue Loan") was originated on July 9, 2007. The 450 Lexington Avenue Loan is secured by a first priority mortgage encumbering an office building (the "450 Lexington Avenue Property") in New York, New York.

     THE BORROWER. The borrower under the 450 Lexington Avenue Loan is Lexington Operating Partners LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 450 Lexington Avenue Property. The sponsor, Istithmar Building FZE, is a Jebel Ali Free Zone establishment incorporated in Dubai.

     THE PROPERTY. The 450 Lexington Avenue Property consists of the leasehold interest in the property located at 450 Lexington Avenue located in New York, New York. The 450 Lexington Avenue Property consists of approximately 910,473 square feet. As of May 1, 2007, the overall occupancy of the 450 Lexington Avenue Property was 100%. The 450 Lexington Avenue Property is primarily used for office purposes.

     GROUND LEASE. All of the improvements and all of the land constituting the 450 Lexington Avenue Property are subject to a ground lease from the United States Postal Service. The ground lease has a term expiring in December 31, 2103 and a current annual ground lease rent of $13,638,900.

     PROPERTY MANAGEMENT. The 450 Lexington Avenue Property is managed by CB Richard Ellis, Inc. (the "Manager"). The management agreement generally provides for a management fee of $360,000, payable in monthly installments of $30,000, which is subordinated to the 450 Lexington Avenue Loan. The management of the 450 Lexington Avenue Property will be performed by either the Manager, Vornado Realty Trust, Jones, Lang, LaSalle Americas, Inc., SL Green, Cushman & Wakefield or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the 450 Lexington Avenue Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the certificates. The lender under the 450 Lexington Avenue Loan has the right to require termination of the management agreement(s) following the occurrence of, among other circumstances, an event of default under the 450 Lexington Avenue Loan. The Manager manages 1.13 billion square feet of office properties and is headquartered in Los Angeles, California.

     PAYMENT TERMS; INTEREST RATE. The 450 Lexington Avenue Loan is an interest-only loan for its entire term. The interest rate with respect to the 450 Lexington Avenue Loan is calculated on an Actual/360 basis and is equal to 7.0426% per annum. The due date under the 450 Lexington Avenue Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the 450 Lexington Avenue Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 450 Lexington Avenue Loan will be made. Unless and until an event of default occurs under the 450 Lexington Avenue Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. The borrower's members have incurred mezzanine debt in the aggregate principal amount of $290,000,000 that consists of three mezzanine loans, which are secured by the ownership interests in the borrower. The mezzanine lender with respect to each mezzanine loan is Column Financial, Inc. Each mezzanine loan has a maturity date of July 11, 2012 and the blended interest rate of such mezzanine loans, which is subject to change upon the restructuring of such mezzanine loans, is 6.5914%. The mezzanine lender has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

     Additionally, the 450 Lexington Avenue Property secures, on a PARI PASSU basis to the 450 Lexington Avenue Loan, the 450 Lexington Avenue Pari Passu Companion Loan, which is currently held by Column Financial, Inc. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement.

                      GULF COAST TOWN CENTER PHASES I & II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:         $190,800,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $190,800,000

FIRST PAYMENT DATE:                 August 1, 2007

MORTGAGE INTEREST RATE:             5.6010% per annum

AMORTIZATION TERM:                  Interest-only

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      July 1, 2017

MATURITY/ARD BALANCE:               $190,800,000

INTEREST CALCULATION:               30/360

CALL PROTECTION:                    Yield Maintenance/Lockout/defeasance until
                                    the date that is three (3) months prior to the Maturity Date.(2)

LOAN PER SF:                        $193 (1)

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   Tax and Insurance Reserve:      Springing(3)
                                    Capital Expenditure Reserve:    Springing(3)
                                    Rollover Reserve:               Springing(3)
LOCKBOX:                            Springing

SUBORDINATE FINANCING:              None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Anchored

LOCATION:                           Fort Myers, Florida

YEAR BUILT/RENOVATED:               2007

SQUARE FEET:                        991,027

OCCUPANCY AT U/W(4):                98%

OWNERSHIP INTEREST:                 Fee

MAJOR TENANT(S)    NRSF   % OF TOTAL NRSF  LEASE EXPIRATION
---------------  -------  ---------------  ----------------
Bass Pro Shop    130,000       13.1%          10/31/2026
JC Penney         97,311        9.8%          10/21/2026
Belk              96,491        9.7%          10/10/2026

PROPERTY MANAGEMENT:                CBL & Associates Management, Inc.

                           U/W
                       -----------
NET OPERATING INCOME:  $14,165,228
NET CASH FLOW:         $13,828,648
DSCR:                         1.29x

APPRAISED VALUE(5):                 $218,000,000

APPRAISAL DATE:                     May 3, 2007

CUT-OFF DATE LTV RATIO(6):          87.5%

MATURITY/ARD LTV RATIO(6):          87.5%
--------------------------------------------------------------------------------

(1)  Based on the November 2007 cut-off date principal balance.

(2) In addition to the yield maintenance option, the loan has the option to be defeased at anytime after the date which is 28 months from the "startup day" of the REMIC Trust.

(3) Upon the occurrence and during the continuation of a "Trigger Event" (defined as the DSCR being less than 1.10x on a trailing 12 month basis or an event of default), the borrower is to make monthly deposits into the tax and insurance reserve to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. In addition, the borrower must fund a capital expenditure reserve in monthly payments of $5,266 until the maximum balance of $126,384 is achieved and fund the TI/LC reserve in monthly payments of $18,106 until the maximum balance of $325,908 is achieved.

(4) Based on the October 10, 2007 rent roll. The occupancy rate includes 87,699 square feet of tenants with executed leases, but not yet in occupancy and 19,160 square feet of tenants with leases pending execution. Guaranties have been received from the borrower and are described below.

(5) Appraised Value represents the "As Is" value. The "As Stabilized" Value as of June 1, 2008 is $250,000,000.

(6) The LTV% based on the "As Stabilized" appraised value of $250,000,000 is 76.3%.

     THE LOAN. The second largest loan in the issuing entity (the "Gulf Coast Town Center Phases I & II Loan") was originated on June 21, 2007. The Gulf Coast Town Center Phases I & II Loan is secured by a first priority mortgage encumbering a retail complex (the "Gulf Coast Town Center Phases I & II Property") in Fort Myers, Florida.

     THE BORROWER. The borrower under the Gulf Coast Town Center Phases I & II Loan is Gulf Coast Town Center Phases I & II CMBS, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Gulf Coast Town Center Phases I & II Property. The sponsor, CBL & Associates Limited Partnership, is a limited partnership and owns and manages 130 properties in 26 states throughout the United States.

     THE PROPERTY. The Gulf Coast Town Center Phases I & II Property consists of the Gulf Coast Town Center Phases I & II located in Florida. The Gulf Coast Town Center Phases I & II Property consists of approximately 991,027 square feet, is situated on approximately 173.09 acres and includes 7,897 parking spaces. As of October 10, 2007, the overall occupancy of the Gulf Coast Town Center Phases I & II Property was 98%. The Gulf Coast Town Center Phases I & II Property is primarily used for retail purposes.

     PROPERTY MANAGEMENT. The Gulf Coast Town Center Phases I & II Property is managed by CBL & Associates Management, Inc. The management agreement generally provides for a management fee of 3% of revenues per annum which is subordinated to the Gulf Coast Town Center Phases I & II Loan. The management of the Gulf Coast Town Center Phases I & II Property will be performed by either CBL & Associates Management, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Gulf Coast Town Center Phases I & II Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C5 certificates. The lender under the Gulf Coast Town Center Phases I & II Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Gulf Coast Town Center Phases I & II Loan. CBL & Associates Management, Inc. is headquartered in Chattanooga, Tennessee.

     PAYMENT TERMS; INTEREST RATE. The Gulf Coast Town Center Phases I & II Loan is an interest-only loan for its entire term. The interest rate with respect to the Gulf Coast Town Center Phases I & II Loan is calculated on a 30/360 basis and is equal to 5.6010% per annum. The due date under the Gulf Coast Town Center Phases I & II Loan is the 1st day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Gulf Coast Town Center Phases I & II Loan, see Exhibit A-1 to this prospectus supplement.

     LETTER OF CREDIT. At the time of closing, lender will receive an assignment of the letter of credit for the benefit of the borrower in the amount of $8,200,000. Lender will release the letter of credit upon confirmation that (i) the total unabated rental payments (excluding reimbursement income) due and payable from Bass Pro are equal to or greater than $1,445,000 on a trailing 12 month basis or (ii) the debt service coverage ratio is equal to or exceeds 1.30x on a trailing 12 month basis.

     GUARANTY. The sponsor provided a Completion Guaranty for tenants with executed leases, but not in occupancy at closing. The guarantee covers the landlord's obligations for tenant improvements/allowances and is limited to $7,702,968. The sponsors provided a second guaranty for tenants with leases under negotiations. The guaranty is limited to $4,981,784.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within two business days of receipt directly into a lockbox account under the control of the lender. Upon the occurrence of a trigger event, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Gulf Coast Town Center Phases I & II Loan will be made. The borrower under the Gulf Coast Town Center Phases I & II Loan must cause the tenants of the Gulf Coast Town Center Phases I & II Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Gulf Coast Town Center Phases I & II Loan or other trigger event under the cash management agreement occurs, the borrower will have access to those funds.

     RELEASE/PARTIAL RELEASE/SUBSTITUTION. The borrower may obtain the release of an identified release parcel to legally subdivide the Gulf Coast Town Center Phases I & II Property upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including, but not limited to: (i) the payment by borrower of all reasonable expenses incurred by lender in connection with such release; (ii) the applicable release parcel remains subject to the reciprocal easement agreements at the Gulf Coast Town Center Phases I & II Property; (iii) no event of default has occurred or is continuing; and (iv) written confirmation from the applicable rating agencies that such partial release will not result in a qualification, downgrade or withdrawal of the then current ratings of the series 2007-C5 certificates.

     If the borrower is unable to legally subdivide the release parcel from the Gulf Coast Town Center Phases I & II Property as described in the immediately preceding paragraph, or if borrower desires to enter into a ground lease in lieu of conveying title to the release parcel, the borrower shall have the right to ground lease the release parcel to a person other than borrower and lender will be required to subordinate the lien of the mortgage and the other loan documents to such lease, PROVIDED that borrower, among other things: (i) complies with all of the conditions to release set forth above (other than the requirement that such release parcel be legally subdivided from the Gulf Coast Town Center Phases I & II Property); and (ii) delivers to lender evidence of sufficient financing to fund the cost of the any improvements to be constructed on the release parcel. The terms of the ground lease are required to provide that (a) the use of the release parcel does not violate any reciprocal easements applicable to the Gulf Coast Town Center Phases I & II Property, (b) the ground tenant be responsible for all allocable taxes and the construction of any improvements to the release parcel, including all insurance, maintenance, utility, repair and other obligations with respect any such improvements, (c) the ground tenant restore the demised premises to a safe and habitable condition, in the case of casualty and condemnation, and (d) the ground tenant discharge (unless the same have been bonded or otherwise secured to lender's satisfaction) within 30 days any mechanic's lien filed against the demised premises by reason of the acts of the tenant or persons claiming by, through or under the tenant. The ground lease for the release parcel (i) may permit the ground tenant to procure mortgage financing secured by the leasehold estate, (ii) may be with an affiliate of the borrower, and (iii) may only have a nominal rent. The ground lease may not contain any provision that is inconsistent with the borrower's obligations under the related mortgage loan documents or unacceptable to the applicable rating agencies.

                            TIAA INDUSTRIAL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $186,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $186,000,000

FIRST PAYMENT DATE:                  August 11, 2007

MORTGAGE INTEREST RATE:              6.3800% per annum

AMORTIZATION TERM:                   360 months(2)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       July 11, 2017

MATURITY/ARD BALANCE:                $174,860,950

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.

LOAN PER SF(1):                      $35

UP-FRONT RESERVES:                   Earnout Reserve:             $21,000,000(3)

ONGOING RESERVES:                    TI/LC Reserve:                       Yes(4)
                                     Tax and Insurance Reserve:           Yes(5)
                                     Replacement Reserve:                $45,422

LOCKBOX:                             Hard

SUBORDINATE FINANCING:               None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio

PROPERTY TYPE:                       Industrial

PROPERTY SUB-TYPE:                   N/A

LOCATION:                            Various(6)

YEAR BUILT/RENOVATED:                Various(7)

SQUARE FEET:                         5,267,905

OCCUPANCY AT U/W(8):                 85%

OWNERSHIP INTEREST:                  Various(9)

MAJOR TENANT(S)                NRSF       % OF TOTAL NRSF   LEASE EXPIRATION
-------------------------   -----------   ---------------   ----------------
The Gap, Inc.                1,045,000         19.8%            1/31/2009
KAZ                           700,000          13.3%           10/31/2009
UTI Integrated Logistics,
   Inc.                       256,172           4.9%            3/31/2014

                                     Colliers Bennett & Kahnweiler Real
PROPERTY MANAGEMENT:                 Estate Management Services LLC

                             12/31/2005        12/31/2006        U/W
                            -----------   ---------------   ----------------
NET OPERATING INCOME:       $13,338,990       $14,440,217      $16,560,258

NET CASH FLOW:                                                 $15,831,627

DSCR:                                                                 1.14x

APPRAISED VALUE:                     $273,035,000

APPRAISAL DATE:                      Various (10)

CUT-OFF DATE LTV RATIO(1):           68.1%

MATURITY/ARD LTV RATIO:              64.0%
--------------------------------------------------------------------------------

(1)  Based on the November 2007 cut-off date principal balance.

(2) The TIAA Industrial Portfolio Loan has an interest-only period of 60 months, after which the borrowers will be required to pay interest and principal on each monthly payment date.

(3) The earnout reserve was established at closing, $8,500,000 of which will be reallocated to the TI/LC reserve when the TIAA Industrial Portfolio Property achieves a debt service coverage ratio of 1.20x, using a debt service calculation equivalent to actual payments being made (e.g., interest only payments during an interest only period). The remaining $12,500,000 of the earnout reserve is available for disbursement to the borrowers upon satisfaction of a 1.20x debt service coverage ratio test calculated using a debt service component based upon a 30 year amortization schedule.

(4) The TI/LC reserve will be established to fund tenant improvement and leasing commission obligations upon the reallocation of $8,500,000 in the earnout reserve to the TI/LC reserve upon borrower's satisfaction of a 1.20x debt service coverage ratio test using a debt service calculation in conformity with actual payments being made (e.g., interest only during the interest only period).

(5) The borrowers are required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6) The TIAA Industrial Portfolio Loan is secured by eleven (11) industrial properties located in Georgia, Delaware, Illinois, Kentucky, Tennessee, Texas, Arizona, Utah and California.

(7) The TIAA Industrial Portfolio Properties were constructed between 1973 and 1999 and renovated between 2001 and 2005.

(8)  Based on rent rolls dated between October 10, 2006 and June 12, 2007.

(9) All of the properties are fee simple, except for TIAA Memphis which is subject to a leasehold.

(10) All appraisals were completed between May 9, 2007 and December 1, 2007.

     THE LOAN. The third largest loan in the issuing entity (the "TIAA Industrial Portfolio Loan") was originated on June 27, 2007. The TIAA Industrial Portfolio Loan is secured by nine (9) first priority mortgages encumbering eleven (11) industrial properties (the "TIAA Industrial Portfolio Properties") located in Phoenix, Arizona, Hayward, California, San Diego, California, New Castle, Delaware, Lawrenceville, Georgia, Bolingbrook, Illinois, West Chicago, Illinois, Hebron, Kentucky, Memphis, Tennessee, Arlington, Texas and Salt Lake City, Utah.

     THE BORROWER. The borrowers under the TIAA Industrial Portfolio Loan are Distribution I Patent Owner LLC ("Patent Owner") and Distribution I TL Owner LLC ("TL Owner"). Patent Owner is a limited liability company organized under the laws of the State of Delaware whose business is limited to owning and operating the following TIAA Industrial Portfolio Properties: Corporate Lakes, Boulden Circle, Woodcreek, 1155 Harvester, Parkwest, Arlington Tech Center, Freeport Center East, Landmark/Pratezk, Sabre Street and Eastgate Industrial. TL Owner is a limited liability company organized under the laws of the State of Delaware whose business is limited to owning and operating the Southpoint property. The sponsor, Falcon Real Estate Investment Co., is a professional Real Estate asset manager that offers professional and advisory services to real estate investors and owns and manages $14 million square feet of commercial real estate in major markets worldwide and manages $2.76 billion in assets.

     MASTER LEASE. The borrowers master lease the TIAA Industrial Portfolio Properties to Distribution I Patent Tenant LLC and Distribution I TL Tenant LLC, each of which is a single purpose entity formed under the laws of the State of Delaware, pursuant to three master leases (collectively, the "Master Lease"). To accommodate certain Islamic financing requirements, the Master Lease contains economic terms and other covenants and arrangements which mirror those contained in the loan documents. The Master Lease is by its terms subordinate to the TIAA Industrial Portfolio Loan. In addition, the master lease tenants have executed a Master Lease Subordination Agreement in favor of the lender.

     THE PROPERTIES. The TIAA Industrial Portfolio Properties consist of eleven
(11) industrial properties located in Phoenix, Arizona, Hayward, California, San Diego, California, New Castle, Delaware, Lawrenceville, Georgia, Bolingbrook, Illinois, West Chicago, Illinois, Hebron, Kentucky, Memphis, Tennessee, Arlington, Texas and Salt Lake City, Utah. The TIAA Industrial Portfolio Properties are primarily used for industrial purposes. The TIAA Industrial Portfolio Properties were purchased by the borrower from TIAA, however, TIAA has no continuing interest in the properties.

                                                             YEAR                             ALLOCATED ORIGINAL
         PROPERTY NAME                   CITY/STATE         BUILT   SQUARE FEET   OCCUPANCY      LOAN BALANCE      APPRAISED VALUE
--------------------------------   ----------------------   -----   -----------   ---------   ------------------   ---------------
Southpoint:                          Memphis, Tennessee      1996    1,600,232        69%        $ 43,392,000        $ 63,200,000
   4895 Citation Drive
   5015 Citation Drive
   4755 Southpoint Drive
Parkwest:                             Hebron, Kentucky       1998    1,437,022       100%        $ 51,613,000        $ 75,175,000
   1200 Worldwide Boulevard
   2055-2095 Global Way
   2205-2225 Global Way
   1405-1455 Worldwide Boulevard
Corporate Lakes:                   Lawrenceville, Georgia    1996      650,253       100%        $ 19,945,000        $ 29,650,000
   1280 Lakes Parkway
   1300 Lakes Parkway
   100 Lakes Court
Landmark/Pratezk Industrial Park    Salt Lake City/Utah      1999      328,504        85%        $ 12,015,000        $ 17,750,000
Boulden Circle:                     New Castle, Delaware     1989      266,907        90%        $ 10,625,000        $ 15,750,000
   2 Boulden Circle
   7 Boulden Circle
   11 Boulden Circle
Arlington Tech Center                 Arlington, Texas       1999      201,600       100%        $  5,980,000        $  8,710,000

Woodcreek III                      Bolingbrook, Illinois     1996      149,907         0%        $  5,424,000        $  7,900,000
1155 Harvester Drive               West Chicago, Illinois    1974      212,922        73%        $  7,278,000        $ 11,200,000
Eastgate Industrial Center         San Diego, California     1996      200,000       100%        $ 18,880,000        $ 27,500,000
Freeport Center East                  Phoenix, Arizona       1989      136,704        79%        $  6,111,000        $  9,300,000
Sabre Street                        Hayward, California      1973       83,854       100%        $  4,737,000        $  6,900,000
                                                                     ---------       ---         ------------        ------------
TOTAL/WTD. AVG.                                                      5,267,905        85%        $186,000,000        $273,035,000

     PROPERTY MANAGEMENT. The TIAA Industrial Portfolio Properties are managed by Colliers International Real Estate Management Services LLC d/b/a Colliers Bennett & Kahnweiler Real Estate Management Services LLC ("Colliers"). The management agreement generally provides for a management fee of 2.5% of revenues per annum for TIAA Atlanta with a minimum of $2,500.00 per month; 3% of revenues per annum for TIAA Philadelphia with a minimum of $4,500.00 per month; 4% of revenues per annum for TIAA Chicago with a minimum of $1,650.00 per month; 2.5% of revenues per annum for TIAA Cincinnati with a minimum of $5,000.00 per month; 4% of revenues per annum for TIAA Phoenix with a minimum of $1,650.00 per month; 2.5% of revenues per annum for TIAA Salt Lake City with a minimum of $2,000.00 per month; 4% of revenues per annum for TIAA Oakland with a minimum of $3,000.00 per month; and 2.5% of revenues per annum for TIAA San Diego with a minimum of $2,500.00 per month. The fees are subordinated to the TIAA Industrial Portfolio Loan. The management of the TIAA Industrial Portfolio Properties will be performed by either Colliers, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the TIAA Industrial Portfolio Properties, provided that the borrowers shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C5 certificates. The lender under the TIAA Industrial Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the TIAA Industrial Portfolio Loan. Colliers currently manages 627 million square feet for national and international clients. Colliers is headquartered in Boston, Massachusetts.

     PAYMENT TERMS; INTEREST RATE. The TIAA Industrial Portfolio Loan has an interest only period of 60 months, after which the borrowers will be required to pay interest and principal on each monthly due date. The interest rate with respect to the TIAA Industrial Portfolio Loan is calculated on an Actual/360 basis and is equal to 6.3800% per annum. The due date under the TIAA Industrial Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the TIAA Industrial Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrowers under the TIAA Industrial Portfolio Loan must cause the tenants of the TIAA Industrial Portfolio Properties to deposit all rents directly into a lockbox account under the control of the lender. The rents will be transferred weekly to an account maintained by the lender from which all required payments and deposits to reserves under the TIAA Industrial Portfolio Loan will be made. Unless and until an event of default occurs under the TIAA Industrial Portfolio Loan, the borrowers will have access to the remaining funds after all such required payments are made.

     PARTIAL RELEASE. The borrowers may obtain the release of any individual TIAA Industrial Portfolio Property in connection with a partial defeasance of the TIAA Industrial Portfolio Loan upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including, but not limited to:
(i) if the remaining undefeased portion of the TIAA Industrial Portfolio Properties have a debt service coverage ratio of at least 1.20x (calculated using a 30 year amortizing debt service) and a loan-to-value of at least 70%, the borrowers must deliver to lender defeasance collateral equal to 130% of the loan amount allocable to the individual property being released, or (ii) to the extent the foregoing debt service coverage and loan-to-value tests are not satisfied, the borrowers must deliver to lender defeasance collateral equal to the greater of (a) 140% of the loan amount allocable to the individual property being released, or (b) the maximum amount which can feasibly be derived using the entire net sales proceeds to be otherwise received by borrower in a sale of the individual TIAA Industrial Portfolio Property being released.

     GROUND LEASE. Two of the Southpoint buildings (4755 Southpoint Drive, Memphis, Tennessee and 4895 and 5015 Citation Drive, Memphis, Tennessee) are subject to a ground lease from the local development agency. The fee owner of these two properties executed a joinder to the mortgage that subordinates its fee interest in the properties. The lender's title policy with respect to these properties insures a first lien on both the fee estate and the borrowers' leasehold interest in the properties. The borrowers have an option to purchase the Southpoint properties that are subject to the ground lease for the sum of $1,000.00 and have agreed to exercise such purchase option upon the earlier of
(i) an event of default under the ground lease or (ii) the date that is two (2) months prior to the expiration of the ground lease.

                              JERICHO PLAZA (I&II)

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:         $163,750,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $163,750,000

FIRST PAYMENT DATE:                 June 11, 2007

MORTGAGE INTEREST RATE:             5.6460% per annum

AMORTIZATION TERM:                  Interest-only

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      May 11, 2017

MATURITY/ARD BALANCE:               $163,750,000

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Yield Maintenance until the date that
                                    is three (3) months prior to the
                                    Maturity Date.

LOAN PER SF(1):                     $257

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   Tax and Insurance Reserve:            Yes(2)
                                    Replacement Reserve:            Springing(3)
                                    TI/LC Reserve:                  Springing(4)

LOCKBOX:                            Hard

SUBORDINATE FINANCING:              Yes(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Suburban

LOCATION:                           Jericho, New York

YEAR BUILT/RENOVATED:               1978/2004

SQUARE FEET:                        638,216

OCCUPANCY AT U/W(6):                98%

OWNERSHIP INTEREST:                 Fee

MAJOR TENANT(s)         NRSF   % OF TOTAL NRSF  LEASE EXPIRATION
---------------------  ------  ---------------  ----------------
NY Community Bank      67,547       10.6%          12/31/2014
Ivy Asset Management   56,673        8.9%           2/28/2016
Deloitte & Touche USA  38,024        6.0%           7/31/2009

PROPERTY MANAGEMENT:                Onyx Management Group, LLC

                        12/31/2004  12/31/2005   12/31/2006      U/W
                       -----------  ----------  -----------  -----------
NET OPERATING INCOME:  $10,652,858  $9,743,061  $11,494,185  $13,169,126
NET CASH FLOW:                                               $12,501,146
DSCR:                                                               1.33x

APPRAISED VALUE:                    $234,000,000

APPRAISAL DATE:                     March 22, 2007

CUT-OFF DATE LTV RATIO(1):          70.0%

MATURITY/ARD LTV RATIO:             70.0%
--------------------------------------------------------------------------------

(1)  Based on the November 2007 cut-off date principal balance.

(2) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(3) If the debt service coverage ratio for the Jericho Plaza (I&II) Property is less than 1.10x, the borrower is required to deposit $7,998 per month into a replacement reserve to fund ongoing repairs and replacements.

(4) If the debt service coverage ratio for the Jericho Plaza (I&II) Property is less than 1.10x, the borrower is required to deposit $53,322 per month into a TI/LC reserve to fund tenant improvement and leasing commission obligations.

(5) Future mezzanine debt is permitted subject to conditions set forth in the loan documents. Additionally, Column Financial, Inc. provided the senior mortgage financing (which is included in the issuing entity) to a joint venture for 70% of the total capitalization cost of such joint venture. The remaining capitalization costs were funded by a joint venture in the form of a limited partnership with varying classes of interest. Jericho Plaza Owner LP is the partnership and Jericho Plaza Owner GP LLC is the general partner, which owns 0.5% of the limited partnership. Credit Suisse Securities (USA) LLC, an affiliate of us and Column Financial, Inc., one of the sponsors and mortgage loan sellers, is the nominee for Jericho Plaza Investor LP, the Class A Limited Partner, which owns 73.95% of the limited partner interests, and Green Onyx Jericho JV LLC is the Class B Limited Partner, which owns 25.55% of the limited partner interests.

(6)  Based on the June 30, 2007 rent roll.

     THE LOAN. The fourth largest loan in the issuing entity (the "Jericho Plaza (I&II) Loan") was originated on April 19, 2007. The Jericho Plaza (I&II) Loan is secured by a first priority mortgage encumbering an office building (the "Jericho Plaza (I&II) Property") in Jericho, New York.

     THE BORROWER. The borrower under the Jericho Plaza (I&II) Loan is One-Two Jericho Plaza Owner LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Jericho Plaza (I&II) Property.

     THE PROPERTY. The Jericho Plaza (I&II) Property consists of two office buildings located in Jericho, New York. The Jericho Plaza (I&II) Property consists of approximately 638,216 square feet and includes 2,900 parking spaces. As of June

30, 2007, the overall occupancy of the Jericho Plaza (I&II) Property was 98%. The Jericho Plaza (I&II) Property is primarily used for office purposes.

     PROPERTY MANAGEMENT. The Jericho Property is managed by Onyx Management Group, LLC. The management agreement generally provides for a management fee of 2.5% of operating revenues. All fees to be paid to the manager under the management agreement are subordinated to the Jericho Plaza (I&II) Loan. The lender under the Jericho Plaza (I&II) Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Jericho Plaza (I&II) Loan.

     PAYMENT TERMS; INTEREST RATE. The Jericho Plaza (I&II) Loan is an interest-only loan for its entire term. The interest rate with respect to the Jericho Plaza (I&II) Loan is calculated on an Actual/360 basis and is equal to 5.6460% per annum. The due date under the Jericho Plaza (I&II) Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Jericho Plaza (I&II) Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within three business days of receipt directly into a lockbox account under the control of the lender. The funds will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Jericho Plaza (I&II) Loan will be made. Unless and until an event of default occurs under the Jericho Plaza (I&II) Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. The members of the borrower are permitted to incur mezzanine indebtedness secured by their membership interest in the borrower, upon satisfaction of certain conditions set forth under the related mortgage loan documents, including without limitation: (i) the aggregate loan-to-value ratio of the Jericho Plaza (I&II) Loan and the mezzanine loan does not exceed 85%, (ii) the aggregate debt service coverage ratio of the Jericho Plaza (I&II) Loan and the mezzanine loan is equal to or greater than 1.10x, (iii) the maturity date of the mezzanine loan is coterminus with the maturity date of the Jericho Plaza (I&II) Loan and (iv) the mezzanine lender has executed and delivered an intercreditor agreement acceptable to the mortgage lender.

     Additionally, Column Financial, Inc. provided the senior mortgage financing (which is included in the issuing entity) to a joint venture for 70% of the total capitalization cost of such joint venture. The remaining capitalization costs were funded by a joint venture in the form of a limited partnership with varying classes of interest. Jericho Plaza Owner LP is the partnership and Jericho Plaza Owner GP LLC is the general partner, which owns 0.5% of the limited partner. Credit Suisse Securities (USA) LLC, an affiliate of us and Column Financial, Inc., one of the sponsors and mortgage loan sellers, is the nominee for Jericho Plaza Investor LP, the Class A Limited Partner, which owns 73.95% of the limited partner interests, and Green Onyx Jericho JV LLC is the Class B Limited Partner, which owns 25.55% of the limited partner interests.

                                 60 WALL STREET

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:         $130,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $130,000,000

FIRST PAYMENT DATE:                 August 1, 2007

MORTGAGE INTEREST RATE:             5.771% per annum

AMORTIZATION TERM:                  Interest-only (2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      July 1, 2017

MATURITY/ARD BALANCE:               $130,000,000

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout for twenty-four (24) months from
                                    the securitization closing date for the
                                    last PARI PASSU note securitized, then
                                    defeasance is permitted. On and after
                                    April 1, 2017, prepayment is permitted
                                    without penalty.

LOAN PER SF:                        $569(1)

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   Tax Reserve:                    Springing(3)
                                    Insurance Reserve:              Springing(3)

LOCKBOX:                            Hard

SUBORDINATE FINANCING:              Yes(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

LOCATION:                           New York, NY

YEAR BUILT/RENOVATED:               1988

SQUARE FEET:                        1,625,483

OCCUPANCY AT U/W(5):                100%

OWNERSHIP INTEREST:                 Fee

                                      % OF TOTAL
MAJOR TENANT(s)               NRSF       NRSF     LEASE EXPIRATION

Deutsche Bank AG New York
Branch                     1,625,483     100%         6/5/2022

PROPERTY MANAGEMENT:                Paramount Group, Inc.

                            U/W
                        -----------
NET OPERATING INCOME:   $71,737,983
NET CASH FLOW:          $71,169,064
DSCR:                          1.31x

APPRAISED VALUE:                    $1,250,000,000

APPRAISAL DATE:                     June 1, 2007

CUT-OFF DATE LTV RATIO(1):          74.0%

MATURITY/ARD LTV RATIO:             74.0%
--------------------------------------------------------------------------------

(1) Based upon the November 2007 cut-off date principal balance. The original loan amount of $130,000,000 represents a portion of a $925,000,000 whole loan evidenced by thirteen PARI PASSU notes. Only the $130,000,000 mortgage loan is included in the issuing entity. One or more of the PARI PASSU notes have been or will be contributed to one or more future fixed rate securitizations.

(2)  The 60 Wall Street Mortgage Loan is interest-only for its entire term.

(3) Following a "Reserve Event," the borrower is required to make monthly payments into a tax reserve and an insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. A Reserve Event occurs if, at any time after termination of the existing lease, the debt service coverage ratio is less than 1.10x for the immediately preceding 12 month period.

(4) Future mezzanine debt is permitted subject to conditions set forth in the loan documents.

(5) Based on the November 1, 2007 rent roll. Occupancy rate counts vacant retail space available for sublease as "leased."

     THE LOAN. The fifth largest loan in the issuing entity (the "60 Wall Street Mortgage Loan") was originated on June 6, 2007. The 60 Wall Street Mortgage Loan is secured by a first priority mortgage encumbering an office building (the "60 Wall Street Property") located in New York, New York. The 60 Wall Street Mortgage Loan is part of a $925.0 million whole loan (the "60 Wall Street Total Loan") that consists of the 60 Wall Street Mortgage Loan and $795.0 million of PARI PASSU indebtedness. The 60 Wall Street Total Loan, including the 60 Wall Street Mortgage Loan, is serviced under the COMM 2007-C9 Pooling and Servicing Agreement and the respective rights of the holders of the 60 Wall Street Whole Loan are governed by a co-lender agreement.

     THE BORROWER. The borrower under the 60 Wall Street Mortgage Loan is PGREF II 60 Wall Street, LP. The borrower is a limited partnership organized under the law of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 60 Wall Street Property. The sponsors are Paramount Group, Inc. ("Paramount"), a privately owned real estate, acquisition, redevelopment and management firm with a portfolio that is primarily focused on office space and Morgan Stanley Real Estate Special Situations Fund III, L.P.

     THE PROPERTY. The 60 Wall Street Property is a 47-story Class "A" office property comprising approximately 1,625,483 sq. ft. of net rentable area ("NRA") situated on a 53,632 sq. ft. land parcel located in Manhattan's Financial District. The 60 Wall Street Property offers amenities such as in-building access to the 2 & 3 subway lines, an atrium with 3,990 sq. ft. of retail space that is accessible to the public and cafeteria space totaling 54,669 sq. ft. of NRA.

     PROPERTY MANAGEMENT. The property is managed by Paramount Group, Inc., a borrower affiliate. The management agreement generally provides for a management fee of 1% of gross revenue per annum.

     CASH MANAGEMENT/LOCKBOX. The borrower must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. Upon the occurrence or continuance of an event of default or Reserve Event, the available funds will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 60 Wall Street Mortgage Loan will be made. Unless and until an event of default or Reserve Event occurs under the 60 Wall Street Mortgage Loan, the remaining funds after all such required payments are made will be transferred to the borrower's account.

     MEZZANINE FINANCING. The holders of indirect ownership in the borrower are permitted to pledge their interest in the borrower as security for mezzanine financing, provided that, among other things, the following conditions are satisfied: (i) no default or event of default has occurred or is continuing under the 60 Wall Street Mortgage Loan, (ii) delivery of a standstill and intercreditor agreement acceptable to the lender in its reasonable discretion,
(iii) full subordination of such additional debt to the 60 Wall Street Mortgage Loan, (iv) delivery of a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (v) the 60 Wall Street Mortgage Loan guarantor and other affiliates of the borrower have not pledged their indirect ownership interests in the borrower such that following such pledge more than 49% of aggregate partnership interests in the limited partner of the borrower have been pledged as security to any one or more persons.

                              ALLANZA AT THE LAKES

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:         $85,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $85,000,000

FIRST PAYMENT DATE:                 July 11, 2007

MORTGAGE INTEREST RATE:             5.8560% per annum

AMORTIZATION TERM:                  Interest-only

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      June 11, 2014

MATURITY/ARD BALANCE:               $85,000,000

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the date that
                                    is two (2) months prior to the Maturity
                                    Date.

LOAN PER UNIT(1):                   $94,866

UP-FRONT RESERVES:                  Engineering Reserve:              $47,250(2)
                                    Renovation Earnout Reserve:    $7,000,000(3)

ONGOING RESERVES:                   Tax and Insurance Reserve:            Yes(4)
                                    Replacement Reserve:                 $16,800
LOCKBOX:                            Springing

SUBORDINATE FINANCING:              Yes(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Conventional

LOCATION:                           Las Vegas, Nevada

YEAR BUILT/RENOVATED:               1986/2007

UNITS:                              896

OCCUPANCY AT U/W(6):                90%

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                ConAm Management Corporation

                                    12/31/2006      U/W
                                    ----------  ----------
NET OPERATING INCOME:               $4,978,244  $6,264,043
NET CASH FLOW:                                  $6,129,643
DSCR:                                                 1.21x

APPRAISED VALUE:                    $106,250,000

APPRAISAL DATE:                     April 4, 2007

CUT-OFF DATE LTV RATIO(1):          80.0%

MATURITY/ARD LTV RATIO:             80.0%
--------------------------------------------------------------------------------

(1)  Based on the November 2007 cut-off date principal balance.

(2) The engineering reserve was established at closing to fund immediate repairs.

(3) The renovation earnout reserve was established at closing to fund scheduled renovations at the Allanza at the Lakes Property. If the renovation reserve is not fully disbursed by July 1, 2009 or the end of any applicable extension period, the lender may sweep cash flow for the remainder of the loan term.

(4) The borrowers are required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Future mezzanine debt is permitted subject to conditions set forth in the loan documents.

(6)  Based on the August 15, 2007 rent roll.

     THE LOAN. The sixth largest loan in the issuing entity (the "Allanza at the Lakes Loan") was originated on May 30, 2007. The Allanza at the Lakes Loan is secured by a first priority mortgage encumbering a multifamily property (the "Allanza at the Lakes Property") in Las Vegas, Nevada.

     THE BORROWER. The borrowers under the Allanza at the Lakes Loan are twenty-five (25) tenants-in-common. The borrowers are limited liability companies organized under the laws of the State of Delaware. Each borrower is a special purpose entity, whose business is limited to owning and operating the Allanza at the Lakes Property.

     THE PROPERTY. The Allanza at the Lakes Property consists of the Allanza at the Lakes Apartments, a multifamily apartment complex (the "Allanza at the Lakes Property") located in Las Vegas, Nevada. The Allanza at the Lakes Property is situated on approximately 39.68 acres and includes 1,304 parking spaces. As of August 15, 2007, the overall occupancy of the Allanza at the Lakes Property was 90%. The Allanza at the Lakes Property is primarily used for multifamily purposes.

     PROPERTY MANAGEMENT. The Allanza at the Lakes Property is managed by ConAm Management Corporation. The management agreement generally provides for a management fee of 2.50% of revenues per annum, which is subordinated to the Allanza at the Lakes Loan. The management of the Allanza at the Lakes Property will be performed by either ConAm Management Corporation, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Allanza at the Lakes Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C5 certificates. The lender under the Allanza at the Lakes Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Allanza at the Lakes Loan. ConAm Management Corporation is headquartered in San Diego, California.

     PAYMENT TERMS; INTEREST RATE. The Allanza at the Lakes Loan is an interest-only loan for its entire term. The interest rate with respect to the Allanza at the Lakes Loan is calculated on an Actual/360 basis and is equal to 5.8560% per annum. The due date under the Allanza at the Lakes Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Allanza at the Lakes Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. Until the Allanza at the Lakes Property achieves a 1.30x debt service coverage ratio and a 92% occupancy level for the trailing twelve-month period as of any date for expenses and a trailing three-month period as of any date for income and the funds in the renovation reserve have been fully disbursed or, upon the occurrence of an event of default under the Allanza at the Lakes Loan, the borrowers or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every week to an account maintained by the lender from which all required payments and deposits to reserves under the Allanza at the Lakes Loan will be made. Unless and until an event of default occurs under the Allanza at the Lakes Loan, the borrowers will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. The equity owners of the borrowers are permitted to incur mezzanine indebtedness secured by such equity interests, upon satisfaction of certain conditions set forth under the related mortgage loan documents, including without limitation: (i) no event of default is continuing under the mortgage loan documents, (ii) the aggregate loan-to-value ratio of the Allanza at the Lakes Loan and the mezzanine loan does not exceed 75%, (iii) the aggregate debt service coverage ratio of the Allanza at the Lakes Loan and the mezzanine loan is equal to or greater than 1.30x, (iv) the mezzanine lender has executed and delivered an intercreditor agreement acceptable to the mortgage lender and (v) the mortgage lender has received prior written confirmation from the applicable rating agencies that such substitute mezzanine loan will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C5 certificates.

     PARTIAL RELEASE. The borrowers may obtain the release of one of the two individual parcels comprising the Allanza at the Lakes Property in connection with a partial defeasance of the Allanza at the Lakes Loan upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including, but not limited to: (i) the borrowers have delivered to the lender defeasance collateral in an amount equal to 110% of the allocated loan amount for such released parcel; (ii) the debt service coverage ratio for the remaining mortgaged real property is at least equal to 1.30x; (iii) the loan-to-value ratio for the remaining mortgaged real property is at least 75%; (iv) payment by the borrowers of all costs incurred by the lender in connection with such release; and (v) written confirmation from the applicable rating agencies that such partial release will not result in a qualification, downgrade or withdrawal of the then current ratings of the series 2007-C5 certificates.

                            COMMERCE CORPORATE PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:         $84,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $84,000,000

FIRST PAYMENT DATE:                 October 1, 2007

MORTGAGE INTEREST RATE:             6.5200% per annum

AMORTIZATION TERM:                  360 months(2)

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      September 1, 2014

MATURITY/ARD BALANCE:               $80,219,284

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the date that is
                                    one (1) month prior to the Maturity
                                    Date.(3)

LOAN PER SF(1):                     $113

UP-FRONT RESERVES:                  Immediate Repair Reserve:      $2,719,200(4)
                                    TI/LC Reserve:                 $7,098,421(5)
                                    Furniture Reserve:             $3,100,000(6)
                                    Dept. of State Free Rent
                                    Reserve:                         $653,628(7)
                                    NYS Higher Ed. Free Rent
                                    Reserve:                         $330,233(7)
                                    Earn-Out Reserve:              $6,000,000(8)

ONGOING RESERVES:                   Tax Reserve:                          Yes(9)
                                    Insurance Reserve:                    Yes(9)
                                    Replacement Reserve:                  $9,302
                                    TI/LC Reserve:                       $30,673

LOCKBOX:                            Springing

SUBORDINATE FINANCING:              Yes(10)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Central Business District

LOCATION:                           Albany, New York

YEAR BUILT/RENOVATED:               1971/2007

SQUARE FEET:                        746,052

OCCUPANCY AT U/W(11):               96%

OWNERSHIP INTEREST:                 Fee

MAJOR TENANT(S)              NRSF   % OF TOTAL NRSF  LEASE EXPIRATION

NYS Higher Education       142,558       19.1%           7/31/2017
Department of State        123,715       16.6%           3/31/2008
NYS Office of Temporary                                  5/31/2011 &
and Disability Assistance   98,793       13.2%         3/31/2013(12)
NYS Insurance Department    80,266       10.8%           6/30/2012

PROPERTY MANAGEMENT:                David Stern Management

                       12/31/2006   3/31/2007      U/W
                       ----------  ----------  ----------
NET OPERATING INCOME:  $5,525,919  $4,893,783  $7,851,166
NET CASH FLOW:                                 $7,369,717
DSCR:                                                1.15x

APPRAISED VALUE:                    $120,800,000

APPRAISAL DATE:                     6/7/2007

CUT-OFF DATE LTV RATIO(1):          69.5%

MATURITY/ARD LTV RATIO:             66.4%
--------------------------------------------------------------------------------

(1)  Based on the November 2007 cut-off date principal balance.

(2) The Commerce Corporate Plaza Loan has an interest-only period of 36 months and amortizes on a 30 year schedule thereafter.

(3) The Commerce Corporate Plaza Loan may be prepaid in part using certain reserve amounts, such prepayment to be accompanied by a yield maintenance payment by the borrower.

(4) The immediate repair reserve was established at closing to fund any immediate repairs at the Commerce Corporate Plaza Property.

(5) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations at the Commerce Corporate Plaza Property.

(6) The furniture reserve was established at closing. The borrower is entitled to release payments from this reserve in accordance with certain conditions set forth in the loan documents, including but not limited to certain debt service coverage ratio requirements and evidence that the released amount does not exceed the amount paid to the Department of State under its related lease. If such amounts are not released to the borrower, then on February 1, 2008 or any loan payment date thereafter, the lender may, at its option, or upon the borrower's written request, apply the then-existing balance of the furniture reserve to prepay the Commerce Corporate Plaza Loan. Such prepayment shall be accompanied by a yield maintenance payment calculated in accordance with the Commerce Corporate Plaza Loan documents.

(7) The Department of State free rent reserve and the New York State Higher Education free rent reserve were established at closing to fund the rent payments that would have been otherwise payable by each such tenant but for the applicable free rent periods set forth in the related lease. In the case of the Department of State free rent reserve, certain additional amounts may be required to be deposited in the free rent reserve and subsequently released to the borrower in accordance with the terms of the loan documents.

(8) The earnout reserve was established at closing. The borrower is entitled to release payments from this reserve subject to the conditions set forth in the loan agreement and only to the extent that the property has maintained, as of February 1, 2008 and after application of some or all of the earn-out reserve to prepay the Commerce Corporate Plaza Loan, as required, a debt service coverage ratio of at least 1.15x calculated as set forth in the loan agreement. Any such prepayment shall be accompanied by a yield maintenance payment calculated in accordance with the Commerce Corporate Plaza Loan documents.

(9) The borrowers are required to make monthly payments into a tax reserve and an insurance reserve to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(10) Future mezzanine debt is permitted subject to conditions set forth in the loan documents.

(11) Based on the October 12, 2007 rent roll. (Occupancy includes 123,715 square feet leased to the Department of State. The Department of State is not yet in occupancy but has executed a ten year lease.)

(12) 63,884 square feet expires on 5/31/2011 and 34,909 square feet expires on 3/31/2013.

     THE LOAN. The seventh largest loan in the issuing entity (the "Commerce Corporate Plaza Loan") was originated on August 17, 2007. The Commerce Corporate Plaza Loan is secured by a first priority mortgage encumbering an office building (the "Commerce Corporate Plaza Property") located at 99 Washington Avenue, Albany, New York.

     THE BORROWER. The borrowers under the Commerce Corporate Plaza Loan are 99 Washington LLC ("99 Washington") and One Commerce Plaza LLC ("One Commerce Plaza"), as tenants in common. The borrowers are limited liability companies organized under the laws of the State of New York. The borrowers are each special purpose entities, whose business is limited to owning and operating the Commerce Corporate Plaza Property. The sponsors are Sam Weiss, Leah Weiss and Pinchos D. Shemano.

     THE PROPERTY. The Commerce Corporate Plaza Property consists of the Commerce Corporate Plaza, a 21-story Class "A" office building containing 746,052 square feet located in Albany, New York. The Commerce Corporate Plaza Property was constructed in 1971 and renovated between 2002 and 2007. The Commerce Corporate Plaza Property is located on a 1.18-acre parcel and has a 6-story parking garage measuring 133,067 square feet which contains 420 covered parking spots.

     PROPERTY MANAGEMENT. The Commerce Corporate Plaza Property is managed by David Stern Management Company, a borrower-affiliated management company. The management agreement generally provides for a monthly management fee equal to 3% of the amount of rents collected during the previous month, which is subordinated to the Commerce Corporate Plaza Loan. David Stern Management controls and manages more than thirty commercial properties, including residential, office and retail shopping malls.

     PAYMENT TERMS; INTEREST RATE. The Commerce Corporate Plaza Loan has an interest-only period of 36 months, after which the borrower will be required to pay interest and principal in the amount of $532,042.47 on each due date. The interest rate with respect to the Commerce Corporate Plaza Loan is calculated on an Actual/360 basis and is equal to 6.5200% per annum. The due date under the Commerce Corporate Plaza Loan is the 1st day of each month (or, if such day is not a business day, the immediately preceding business day), subject to a grace period.

     ESCROW AND RESERVES. For reserves established for the Commerce Corporate Plaza Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Commerce Corporate Plaza Loan will be made. Unless and until an event of default occurs under the Commerce Corporate Plaza Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. The holder of the membership interests in the borrower is permitted to pledge its interest in borrower as security for mezzanine financing, PROVIDED that, among other things, the following conditions are satisfied: (i) no event of default exists on the date on which the mezzanine loan is funded, (ii) the aggregate debt service coverage ratio is no less than 1.00x (iii) the loan-to-value ration shall not exceed 85% when taking into account the proposed amount of the mezzanine loan, (iv) the holder to the mezzanine loan is a qualified mezzanine loan transferee, and (v) mezzanine lender has have delivered to lender an intercreditor agreement in the then current form of intercreditor agreement reasonably acceptable to lender and the rating agencies.

                    FAIRFIELD INN BY MARRIOTT HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $63,665,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $63,665,000

FIRST PAYMENT DATE:                  June 11, 2007

MORTGAGE INTEREST RATE:              5.6700% per annum

AMORTIZATION TERM:                   Interest-only

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       May 11, 2014

MATURITY/ARD BALANCE:                $63,665,000

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/yield maintenance until the date
                                     that is three (3) months prior to the
                                     Maturity Date.

LOAN PER ROOM(1):                    $63,222

UP-FRONT RESERVES:                   PIP Reserve (LOC):           $11,000,000(2)

ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(3)
                                     FF&E Reserve:                  Springing(4)

LOCKBOX:                             Springing

SUBORDINATE FINANCING:               None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio

PROPERTY TYPE:                       Hotel

PROPERTY SUB-TYPE:                   Limited Service

LOCATION:                            Various(5)

YEAR BUILT/RENOVATED:                Various(6)

ROOMS:                               1,007

OCCUPANCY AT U/W:                    58%

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Prospera, LLC

                        12/31/2005   12/31/2006    7/31/2007       U/W
                        ----------   ----------   ----------   ----------
NET OPERATING INCOME:   $5,063,459   $6,036,097   $5,897,162   $6,310,933
NET CASH FLOW:                                                 $5,539,587
DSCR:                                                                1.51x

APPRAISED VALUE:                     $76,000,000

APPRAISAL DATE:                      Various(7)

CUT-OFF DATE LTV RATIO(1):           83.8%

MATURITY/ARD LTV RATIO:              83.8%
--------------------------------------------------------------------------------

(1)  Based on the November 2007 cut-off date principal balance.

(2) At closing, the borrowers delivered to lender a letter of credit in the amount of $11,000,000 to fund the PIP reserve account, which will be used to implement the Property Improvement Plan at the Fairfield Inn by Marriott Hotel Portfolio Properties.

(3) The borrowers are required to make payments into a tax and insurance reserve as follows: (a) on each payment date, one-twelfth (1/12th) of estimated taxes that will be payable during the next ensuing twelve (12) months and (b) on the payment dates occurring in each of January, February, March and April of each calendar year during the term of the Fairfield Inn by Marriott Hotel Portfolio Loan, an amount equal to one fourth (1/4th) of the estimated cost of insurance premiums for the year. At closing, the borrowers deposited amounts in excess of the required insurance deposit amount and the borrowers will receive a credit of $18,712.42 against the required insurance deposit to be made in January 2008.

(4) In the event that the borrowers do not spend 4% or greater of expected gross income on FF&E, the borrower will be required to deposit 4% of expected gross income into an FF&E reserve.

(5) The Fairfield Inn by Marriott Hotel Portfolio Loan is secured by nine (9) hotel properties located in Connecticut, Massachusetts, New Hampshire, New York and Vermont.

(6) The Fairfield Inn by Marriott Hotel Portfolio Properties were constructed between 1982 and 1989 and renovated between 2001 and 2006.

(7)  All appraisals completed between March 5, 2007 and March 9, 2007.

     THE LOAN. The eighth largest loan in the issuing entity (the "Fairfield Inn by Marriott Hotel Portfolio Loan") was originated on May 9, 2007. The Fairfield Inn by Marriott Hotel Portfolio Loan is secured by first priority mortgages encumbering nine (9) hotel properties (the "Fairfield Inn by Marriott Hotel Portfolio Properties") located in Connecticut, Massachusetts, New Hampshire, New York and Vermont.

     THE BORROWER. The borrowers under the Fairfield Inn by Marriott Hotel Portfolio Loan are Amesbury FFI LLC, Greenbush FFI LLC, Manchester FFI LLC, Milford FFI LLC, Portsmouth FFI LLC, Tewksbury FFI LLC, Wallingford FFI LLC, Williston FFI LLC and Woburn FFI LLC. The borrowers are limited liability companies organized under the laws of the State of Delaware. The borrowers are special purpose entities, whose business is limited to owning and operating the Fairfield Inn by Marriott Hotel Portfolio Properties. The sponsor, Och-Ziff Real Estate TE Fund, L.P., is a Delaware limited partnership and owns and manages over $2 billion in assets in the United States.

     THE PROPERTY. The Fairfield Inn by Marriott Hotel Portfolio Properties consist of nine (9) hotel properties located in Amesbury, Massachusetts, East Greenbush, New York, Manchester, New Hampshire, Milford, Connecticut, Portsmouth, New Hampshire, Tewksbury, Massachusetts, Wallingford, Connecticut, Williston, Vermont, and Woburn, Massachusetts. The Fairfield Inn by Marriott Hotel Portfolio Properties consist of approximately 1,007 rooms, are situated on approximately 23.28 acres and include 1,085 parking spaces. The Fairfield Inn by Marriott Hotel Portfolio Properties are primarily used for hotel purposes.

     PROPERTY MANAGEMENT. The Fairfield Inn by Marriott Hotel Portfolio Properties are managed by Prospera, LLC, a Delaware limited liability company. The management agreement generally provides for a basic management fee of 3% of gross revenues per annum, plus $500 per month per property to cover accounting services provided by Prospera, LLC. Incentive management fees are payable in the event the revenues generated by the Fairfield Inn by Marriott Hotel Portfolio Properties achieve designated levels. The management of the Fairfield Inn by Marriott Hotel Portfolio Properties will be performed by either the property manager, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization (i) possessing at least five (5) years' experience in the management of hotels in the jurisdictions where the Fairfield Inn by Marriott Hotel Portfolio Properties are located, (ii) which, at the time of its engagement and for at least the five (5) years prior to its engagement as property manager, has managed at least five (5) properties of the same property type as the Fairfield Inn by Marriott Hotel Portfolio Properties, and (iii) which is not the subject of a bankruptcy or similar insolvency proceeding, PROVIDED that in all cases the borrowers shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C5 certificates. The lender under the Fairfield Inn by Marriott Hotel Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, a default by Prospera, LLC under the terms of the management agreements. Prospera, LLC manages hotel and resort properties and is headquartered in Pittsburg, Pennsylvania. The Fairfield Inn by Marriott Hotel Portfolio Properties are operated under the flags "Fairfield Inn by Marriott" and/or "Fairfield Inn & Suites by Marriott" pursuant to Relicensing Franchise Agreements between the borrowers and Marriott International, Inc.

     PAYMENT TERMS; INTEREST RATE. The Fairfield Inn by Marriott Hotel Portfolio Loan is an interest-only loan for its entire term. The interest rate with respect to the Fairfield Inn by Marriott Hotel Portfolio Loan is calculated on an Actual/360 basis and is equal to 5.6700% per annum. The due date under the Fairfield Inn by Marriott Hotel Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Fairfield Inn by Marriott Hotel Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrowers or the property manager are required to cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender, PROVIDED that, for so long as no Cash Sweep Period has occurred or is continuing, the borrower and property manager will have access to the funds in the lockbox account. A "Cash Sweep Period" is an event of default under the Fairfield Inn by Marriott Hotel Portfolio Loan and/or failure of the Fairfield Inn by Marriott Hotel Portfolio Properties to achieve, as of any debt service coverage ratio determination date, a debt service coverage ratio equal to or greater than 1.05x. During a Cash Sweep Period, (a) amounts in the lockbox account shall be transferred once every business day to a cash management account maintained by the lender to be applied to make payments and deposits reserve amounts required under the Fairfield Inn by Marriott Hotel Portfolio Loan and (b) all excess cash flow shall remain on deposit in lender's cash management account as cash collateral, unless and until the Cash Sweep Period terminates, at which time any balance in the cash management account will be remitted to the borrowers.

     RELEASE OF INDIVIDUAL PROPERTY. The borrowers have the right to obtain a partial release of one or more individual Fairfield Inn by Marriott Hotel Portfolio Properties in connection with a voluntary prepayment of the Fairfield Inn by Marriott Hotel Portfolio Loan (or at any time after any casualty or condemnation in which the lender applies all net proceeds to the prepayment of the principal amount of the Fairfield Inn by Marriott Hotel Portfolio Loan) upon satisfaction of the conditions set forth in the related mortgage loan documents, including, but not limited to: (i) after giving effect to such release, the debt service coverage ratio for the Fairfield Inn by Marriott Hotel Portfolio Properties remaining subject to the Loan shall be equal to or greater than 1.40x, (ii) payment by the borrowers of all costs and expenses of the lender associated with the release of the applicable individual property and (iii) payment by the borrowers of the greater of (x) 100% of the net proceeds of a casualty or condemnation in which the lender applies such amount to the principal amount of the Fairfield Inn by Marriott Hotel Portfolio Loan and (y) the adjusted release amount(s) for the applicable individual property/properties, together with the required yield maintenance, if any, due in connection therewith.

                            MESILLA VALLEY MALL LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $54,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $54,000,000

FIRST PAYMENT DATE:                  September 11, 2007

MORTGAGE INTEREST RATE:              5.7990% per annum

AMORTIZATION TERM:                   Interest-only

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       July 11, 2017

MATURITY/ARD BALANCE:                $54,000,000

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.

LOAN PER SF(1):                      $145

UP-FRONT RESERVES:                   TI/LC Reserve:                  $877,251(2)

                                     Unfunded Obligations Reserve:   $181,888(3)

ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(4)
                                     Replacement Reserve:                 $6,206
                                     TI/LC Reserve:                       $9,309

LOCKBOX:                             Springing

SUBORDINATE FINANCING:               Yes(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Retail

PROPERTY SUB-TYPE:                   Anchored

LOCATION:                            Las Cruces, New Mexico

YEAR BUILT/RENOVATED:                1981/2005

SQUARE FEET:                         372,483

OCCUPANCY AT U/W(6):                 93%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(s)          NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
----------------        ------   ---------------   ----------------
Sears                   68,481        18.4%            7/31/2031
Barnes & Noble          23,449         6.3%            1/31/2013
Shoe Pavilion           14,111         3.8%            8/31/2017

PROPERTY MANAGEMENT:                 Jones Lang LaSalle Americas, Inc.

                        12/31/2005   12/31/2006    4/30/2007      U/W
                        ----------   ----------   ----------   ----------
NET OPERATING INCOME:   $3,898,473   $3,980,961   $4,273,554   $5,144,967
NET CASH FLOW:                                                 $4,283,297
DSCR:                                                                1.35x

APPRAISED VALUE:                     $66,000,000

APPRAISAL DATE:                      June 14, 2007

CUT-OFF DATE LTV RATIO(1):           81.8%

MATURITY/ARD LTV RATIO:              81.8%
--------------------------------------------------------------------------------

(1)  Based on the November 2007 cut-off date principal balance.

(2) The TI/LC Reserve was established at closing to fund tenant improvement and leasing commission costs in connection with replacing tenants at the Mesilla Valley Mall Property.

(3) The unfunded obligations reserve was established at closing to fund payments to tenants in accordance with the leases for unfunded tenant improvements.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary (a) to pay all taxes prior to their respective due dates and (b) to pay insurance premiums prior to the expiration of the related policies.

(5) The holder of the membership interests in the sole member of the borrower has incurred debt in the form of a bridge loan from Column Financial, Inc. in the principal amount of $75,487,000.00 at an interest rate of LIBOR plus 1.25% and with a maturity date of March 31, 2008 (as such date may be extended for up to 120 days). Future mezzanine debt is permitted subject to conditions set forth in the loan documents.

(6)  Based on the May 31, 2007 rent roll.

     THE LOAN. The ninth largest loan in the issuing entity (the "Mesilla Valley Mall" Loan) was originated on August 9, 2007. The Mesilla Valley Mall Loan is secured by a first priority mortgage encumbering a retail shopping mall (the "Mesilla Valley Mall Property") in Las Cruces, New Mexico.

     THE BORROWER. The borrower under the Mesilla Valley Mall Loan is Mesilla Valley Mall LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Mesilla Valley Mall Property. The sponsor, Babcock & Brown Greenfield Holdings LP, is a Delaware limited partnership and owns sixteen (16) properties in their U.S. retail portfolio and manages an additional six (6) retail properties.

     THE PROPERTY. The Mesilla Valley Mall Property consists of the shopping mall located in Las Cruces, New Mexico. The Mesilla Valley Mall Property consists of approximately 372,483 square feet, is situated on approximately 77.4 acres and includes approximately 4,359 parking spaces. As of May 31, 2007, the overall occupancy of the Mesilla Valley Mall Property was 93%. The Mesilla Valley Mall Property is primarily used for retail purposes.

     PROPERTY MANAGEMENT. The Mesilla Valley Mall Property is managed by Jones Lang LaSalle Americas, Inc., a Maryland corporation ("JLL"). The management agreement generally provides for a management fee of 3.75% of the total minimum rent collected from the Mesilla Valley Mall Property and various fees based on other miscellaneous income. All fees to be paid pursuant to the management agreement are subordinated to the Mesilla Valley Mall Loan. The management of the Mesilla Valley Mall Property will be performed by either JLL or a substitute manager which, in the reasonable judgment of the lender: (i) is a reputable management organization possessing at least seven (7) years experience in managing at least five (5) commercial properties with similar uses as the Mesilla Valley Mall Property, (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area and (iii) shall not be the subject of a bankruptcy or any insolvency action, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C5 certificates. The lender under the Mesilla Valley Mall Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Mesilla Valley Mall Loan. JLL manages over 1,100,000,000 square feet worldwide and is headquartered in Chicago, Illinois.

     PAYMENT TERMS; INTEREST RATE. The Mesilla Valley Mall Loan is an interest-only loan for its entire term. The interest rate with respect to the Mesilla Valley Mall Loan is calculated on an Actual/360 basis and is equal to 5.7990% per annum. The due date under the Mesilla Valley Mall Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Mesilla Valley Mall Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all rents to be deposited directly into a lockbox account under the control of the lender and further, the borrower and the property manager must cause all other rents not otherwise deposited by tenants to be deposited within three (3) business days of receipt directly into such lockbox account. Unless and until an event of default occurs under the Mesilla Valley Mall Loan, the borrower will have access to the funds on deposit in the lockbox account.

     OTHER FINANCING. With respect to the Mesilla Valley Mall Loan, Column Financial, Inc. is the lender under a $75,487,000 bridge loan at the parent level (the parent of each of the sole members of the individual uncrossed SPE borrowers under the Mesilla Valley Mall mortgage loan and other mortgage loans not included in the issuing entity), which bridge loan is not secured by the related mortgaged real properties. The bridge loan is secured by a Collateral Assignment of Special Funding Agreement, which is a funding agreement with an indirect, ultimate Australian parent entity that has contractually agreed to advance funds to the bridge loan borrower as needed pursuant to the terms of such funding agreement. Column is also the beneficiary of a Guaranty Agreement by Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, which guaranty backstops the enforceability of the Collateral Assignment of Special Funding Agreement. Additionally, the bridge loan is secured by a pledge of 100% of the membership interest in the borrower and the borrower's sole member. The bridge loan is scheduled to mature March 31, 2008, but may be extended for 120 days. The bridge loan is interest only and accrues interest at LIBOR + 1.25%.

     The equity owners of borrower are permitted to incur mezzanine indebtedness secured by direct or indirect equity interests in the borrower, upon satisfaction of certain conditions set forth under the related mortgage loan documents, including without limitation: (i) the aggregate loan-to-value ratio of the Mesilla Valley Mall Loan and the mezzanine loan does not exceed 85%, (ii) the aggregate debt service coverage ratio of the Mesilla Valley Mall Loan and the mezzanine loan is at least 1.15x, (iii) the term of the mezzanine loan is not less than the remaining term of the Mesilla Valley Mall Loan, (iv) the mezzanine lender has executed an intercreditor agreement reasonably satisfactory to the mortgage lender and the applicable rating agencies and (v) the mortgage lender has received prior written confirmation from the applicable rating agencies that such mezzanine loan will not cause any qualification, withdrawal or downgrading of the then current ratings of the series 2007-C5 certificates.

     RELEASE. The Mesilla Valley Mall Loan documents permit the borrower, upon the satisfaction of certain legal and other conditions, the release of a non-income producing parcel or outparcel that, in each such case, do not represent a significant portion of the appraised value of the Mesilla Valley Mall Property and that were not taken into account in underwriting the Mesilla Valley Mall Loan.

                          OLENTANGY COMMONS APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:         $49,600,000

CUT-OFF DATE PRINCIPAL BALANCE(1):  $49,600,000

FIRST PAYMENT DATE:                 July 1, 2007

MORTGAGE INTEREST RATE:             5.6600% per annum

AMORTIZATION TERM:                  Interest-only

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      June 1, 2012

MATURITY/ARD BALANCE:               $49,600,000

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the date that is
                                    two (2) months prior to the Maturity Date.

LOAN PER UNIT(1):                   $59,976(1)

UP-FRONT RESERVES:                  Earnout Reserve:               $4,600,000(2)

ONGOING RESERVES:                   Tax and Insurance Reserve:            Yes(3)
                                    Replacement Reserve:            Springing(4)
                                    Seasonality Reserve:            Springing(5)

LOCKBOX:                            N/A

SUBORDINATE FINANCING:              Yes(6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Conventional

LOCATION:                           Columbus, Ohio

YEAR BUILT/RENOVATED:               1972/2007

UNITS:                              827

OCCUPANCY AT U/W(7):                92%

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Crawford Communities, LLC

                       12/31/2006   4/30/2007      U/W
                       ----------  ----------  ----------
NET OPERATING INCOME:  $3,374,662  $4,166,142  $4,877,505

NET CASH FLOW:         $3,373,033  $4,166,142  $4,635,749

DSCR:                        1.19x       1.46x       1.63x

APPRAISED VALUE(8):                 $58,500,000

APPRAISAL DATE:                     February 22, 2007

CUT-OFF DATE LTV RATIO(9):          84.8%

MATURITY/ARD LTV RATIO(9):          84.8%
--------------------------------------------------------------------------------

(1)  Based on the November 1, 2007 cut-off date principal balance.

(2) The earnout reserve was established at closing and provides for four releases of escrowed funds based upon incremental increases of the debt service coverage ratio at the Olentangy Commons Apartments Property.

(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(4) If there is (i) an event of default or (ii) a failure on or before June 1, 2009 to either (a) complete certain renovations at the Olentangy Commons Apartments Property, or (b) satisfy the criteria to receive the first two releases under the earnout reserve, the borrower is required to deposit $20,146.33 per month into a replacement reserve to fund ongoing repairs and replacements at the Olentangy Commons Apartments Property.

(5) If the holder of the Olentangy Commons Apartments Loan determines that cash flow at the Olentangy Commons Apartments Property is insufficient to support debt service and reserve payments during certain periods throughout the term of the Olentangy Commons Apartments Loan, the borrower is required to make monthly payments into a seasonality reserve.

(6) The sole member of the borrower has incurred mezzanine indebtedness in the aggregate principal amount of $9,000,000.

(7)  Based on the October 11, 2007 rent roll.

(8) Appraised Value represents the "As Is" value. The "As Stabilized" Value as of October 1, 2010 is $77,700,000.

(9) The LTV% based on the "As Stabilized" appraised value of $77,700,000 is 63.8%.

     THE LOAN. The tenth largest loan in the issuing entity (the "Olentangy Commons Apartments Loan") was originated on May 30, 2007. The Olentangy Commons Apartments Loan is secured by a first priority mortgage encumbering a multifamily housing complex (the "Olentangy Commons Apartments Property") in Columbus, Ohio.

     THE BORROWER. The borrower under the Olentangy Commons Apartments Loan is Olentangy Commons Columbus Associates, LLC. The borrower is a limited liability company organized under the laws of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Olentangy Commons Apartments Property. The sponsors, Brent Crawford and Robert Hoying, are partners in the Crawford Hoying family of companies that specializes in land identification, contract negotiation, finance procurement, property management, grounds maintenance, building construction, leasing, insurance and consulting.

     THE PROPERTY. The Olentangy Commons Apartments Property is primarily student housing and consists of 827 multifamily units located in Columbus, Ohio. The Olentangy Commons Apartments Property is situated on approximately 76 acres and includes 1,728 parking spaces. As of October 11, 2007, the overall occupancy of the Olentangy Commons Apartments Property was 92%. Amenities include a leasing office with a computer center, clubhouse, swimming pool, fitness center, community room, tennis and basketball courts, walking trails, wireless internet, on-site coffee shop, and free monitored security.

     PROPERTY MANAGEMENT. The Olentangy Commons Apartments Property is managed by Crawford Communities, LLC. The management agreement generally provides for a management fee of 3% of revenues per annum, which is subordinated to the Olentangy Commons Apartments Loan. The management of the Olentangy Commons Apartments Loan will be performed by either (i) Crawford Communities, LLC, or
(ii) a replacement manager that, in the lender's reasonable judgment, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Olentangy Commons Apartments Loan, PROVIDED that, upon lender's request, the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C5 certificates. The holder of the Olentangy Commons Apartments Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Olentangy Commons Apartments Loan. Crawford Communities, LLC manages more than 4 million square feet of property in Central Ohio.

     PAYMENT TERMS; INTEREST RATE. The Olentangy Commons Apartments Loan is an interest-only loan for its entire term. The interest rate with respect to the Olentangy Commons Apartments Loan is calculated on an Actual /360 Basis and is equal to 5.6600% per annum. The due date under the Olentangy Commons Apartments Loan is the 1st day of each month (or, if such day is not a business day, the immediately succeeding business day).

     ESCROWS AND RESERVES. For reserves established for the Olentangy Commons Apartments Loan, see Exhibit A-1 to this prospectus supplement.

     OTHER FINANCING/LIENS. The sole member of the borrower has pledged its ownership interest in the borrower as security for a mezzanine loan in the principal amount of $9,000,000.00. Hartford Mezzanine Investors I, LLC is the current holder of the mezzanine loan. The mezzanine loan matures on the same maturity date as the Olentangy Commons Apartments Loan and bears an interest rate of 10.34% per annum. The mezzanine loan is interest only for the entire term.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the related mortgage loan seller will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2007-C5 pooling and servicing agreement, the related mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the 60 Wall Street Mortgage
Loan) as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the related mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of letters of credit, if any, and amendments thereto which entitle the issuing entity to draw thereon; PROVIDED, HOWEVER, that originals of letters of credit will be delivered to and held by the applicable master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     With respect to the 60 Wall Street Mortgage Loan, the above-listed mortgage loan documents, among others, have been delivered to the COMM 2007-C9 trustee under the COMM 2007-C9 pooling and servicing agreement. The trustee will hold the 60 Wall Street Intercreditor Agreement and the promissory note representing the 60 Wall Street Mortgage Loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, including all of the documents delivered to it with respect to the 60 Wall Street Total Loan and a copy of the 60 Wall Street Intercreditor Agreement, in trust for the benefit of the series 2007-C5 certificateholders under the terms of the series 2007-C5 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, either master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2007-C5 certificateholders,

then the omission or defect will constitute a material document defect as to which the series 2007-C5 certificateholders will have the rights against the applicable mortgage loan seller as described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will, subject to certain exceptions, generally include, among other things--

     - The information relating to the subject mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in November 2007 or such other specific date as of which it is provided. That information will include various items of information regarding each of the underlying mortgage loans, including:

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the subject mortgage loan,

          3. the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in November 2007,

          4. the mortgage interest rate for the subject mortgage loan as of the related due date in November 2007, and

          5. the original and remaining term to stated maturity for the subject mortgage loan.

     - The mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

     - No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent in the twelve-month period immediately preceding the cut-off date (or, if the mortgage loan was originated in that twelve-month period, since origination).

     - The related mortgage constitutes a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property.

     - The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

     - The related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien (subject to certain Permitted Encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

     - The mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except as set forth in the related mortgage file, and the related mortgaged real property has not been released from the lien of such mortgage in any manner which materially interferes with the security intended to be provided by such mortgage.

     - Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage.

     - To the mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property.

     - The related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment or the equivalent thereof (for which the required premium has been paid) or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy, which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent, or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in that policy and (d) any other Permitted Encumbrances.

     - The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     - An environmental site assessment report was prepared with respect to the related mortgaged real property in connection with the mortgage loan, and the mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; PROVIDED, HOWEVER, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

     - Each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

     - The related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage.

     - There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments.

     - The related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     - For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

          (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;

          (b) the borrower's interest in such ground lease is assignable to the mortgage loan seller and its assigns upon notice to, but without the consent of, the lessor thereunder;

          (c) to the knowledge of the mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the mortgage loan seller, no material default has occurred thereunder;

          (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (PROVIDED any required notice of the lien is given to lessor);

          (e) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease so long as the holder is proceeding diligently) to cure any default under such ground lease which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

          (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the scheduled maturity date of the mortgage loan.

     - Except as otherwise described in this prospectus supplement, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the issuing entity.

     - Except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or
          (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

     - To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event -- other than payments due but not yet delinquent -- which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; PROVIDED that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by the mortgage loan seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2007-C5 pooling and servicing agreement.

     If--

     - there exists a breach of any of the above-described representations and warranties made by the mortgage loan seller), and

     - that breach materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2007-C5 certificateholders,

then that breach will be a material breach of the representation and warranty. The rights of the series 2007-C5 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2007-C5 certificates, then that mortgage loan seller will be required to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, yield maintenance or prepayment penalties, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2007-C5 pooling and servicing agreement), plus

          4. all expenses incurred (whether paid or then owing) by the master servicers, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; PROVIDED that in no event may a substitution occur later than the second anniversary of the date of initial issuance of series 2007-C5 certificates; or

     -    for certain breaches, reimburse the issuing entity for certain costs.

     If a mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the issuing entity the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     - the Stated Principal Balance of the substitute mortgage loan as of the due date during the month that it is added to the issuing entity.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following its receipt of notice of the subject material breach or material document defect. However, if the subject material breach or material document defect is capable of being cured and if the applicable mortgage loan seller is diligently attempting to correct the material breach or material document defect, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution (unless such material breach or material document defect causes any mortgage loan to not be a "qualified mortgage" within the meaning of the REMIC provisions of the Code).

     Any of the following document defects shall be conclusively presumed to be a "Material Document Defect" (other than with respect to the 60 Wall Street Mortgage Loan, for which only the first and fourth bullet points shall be conclusively presumed to be a "Material Document Defect" for such mortgage loan):

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage as recorded or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, executed escrow instructions, or a binding written commitment (including a PRO FORMA or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the issuing entity, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

     - the absence from the mortgage file of any original letter of credit; PROVIDED that such defect may be cured by any substitute letter of credit or cash reserve on behalf of the related borrower; or

     - the absence from the mortgage file of a copy of any required ground lease.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the issuing entity will constitute the sole remedies available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a material document defect, if the related mortgage loan seller defaults on its obligation to do so.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the issuing entity within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in November 2007. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2007-C5 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2007-C5 certificates will be issued, on or about November
____, 2007 under a pooling and servicing agreement to be dated as of November 1, 2007 between us, as depositor, and the trustee, the master servicers and the special servicer. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in November 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in December 2007, any and all payments under and proceeds of those underlying mortgage loans had their first due date been in November 2007, in each case, exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans; and

     - those funds or assets as from time to time are deposited in a master servicer's collection account described under "The Series 2007-C5 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2007-C5 certificates will include the following classes:

     - the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B and A-SP classes, which are the classes of series 2007-C5 certificates that are offered by this prospectus supplement; and

     - the A-X, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, R, LR and V classes, which are the classes of series 2007-C5 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, O, P, Q and S certificates are the series 2007-C5 certificates that will have principal balances. The series 2007-C5 certificates with principal balances constitute the series 2007-C5 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

     The class A-SP, A-X, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, the class A-SP and A-X certificates will have a notional amount for purposes of calculating the accrual of interest with respect to those certificates. The class A-SP and A-X certificates are sometimes referred to in this prospectus supplement as the series 2007-C5 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
S certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          1. during the period from the date of initial issuance of the series 2007-C5 certificates through and including the distribution date in __________, the sum of (a) the lesser of $__________ and the total principal balance of the class __________ certificates outstanding from time to time, (b) the lesser of $__________ and the total principal balance of the class__________ certificates outstanding from time to time and (c) the total principal balance of the class ____, _____, ____, _____ and _____ certificates outstanding from time to time;

          2. during the period following the distribution date in __________ through and including the distribution date in __________, the sum of (a) the lesser of $__________ and the total principal balance of the class certificates outstanding from time to time,
               (b) the lesser of $__________ and the total principal balance of the class __________ certificates outstanding from time to time, and (c) the total principal balance of the class ___, ____, ____ and ____ certificates outstanding from time to time;

          3. during the period following the distribution date in __________ through and including the distribution date in __________, the sum of (a) the lesser of $__________ and the total principal balance of the class _________ certificates outstanding from time to time, (b) the lesser of $__________ and the total principal balance of the class certificates outstanding from time to time and (c) the total principal balance of the class ____, ____, ____ and ____ certificates outstanding from time to time;

          4. during the period following the distribution date in ____________ through and including the distribution date in _____________, the sum of (a) the lesser of $ ___________and the total principal balance of the class ____________ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ____________ certificates outstanding from time to time and (c) the total principal balance of the class ____, ____, _____ and _____ certificates outstanding from time to time;

          5. during the period following the distribution date in ___________ through and including the distribution date in ____________, the sum of (a) the lesser of $____________ and the total principal balance of the class____________ certificates outstanding from time to time, (b) the lesser of $____________ and the total principal balance of the class ____________ certificates outstanding from time to time, (c) the lesser of $____________ and the total principal balance of the class ____________ certificates outstanding from time to time and (d) the total principal balance of the class certificates outstanding from time to time;

          6. during the period following the distribution date in ____________ through and including the distribution date in ____________, the sum of (a) the lesser of $____________ and the total principal balance of the class ____________ certificates outstanding from time to time, (b) the lesser of $____________ and the total principal balance of the class ____________ certificates outstanding from time to time, (c) the lesser of $____________ and the total principal balance of the class ____________ certificates outstanding from time to time and (d) the total principal balance of the class certificates outstanding from time to time;

          7. during the period following the distribution date in ____________ through and including the distribution date in ____________, the sum of (a) the lesser of $____________ and the total principal balance of the class ____________ certificates outstanding from time to time, (b) the lesser of $____________ and the total principal balance of the class ____________ certificates outstanding from time to time, (c) the lesser of $____________ and the total principal balance of the class ____________ certificates outstanding from time to time and (d) the total principal balance of the class ____________ certificates outstanding from time to time; and

          8.   following the distribution date in ____________, $0.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2007-C5 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance or notional amount, as applicable, and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through

DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2007-C5 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee, or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2007-C5 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2007-C5 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2007-C5 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicers, the certificate registrar, the sponsors, the mortgage loan sellers, the underwriters, the special servicer, or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2007-C5 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2007-C5 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, the applicable master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the issuing entity on deposit in the applicable master servicer's collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the applicable master servicer's collection account to any person other than the series 2007-C5 certificateholders, including--

               (a) amounts payable to the master servicers or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Issuing Entity Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c) amounts payable with respect to other issuing entity expenses;

          4. net investment income on the funds in the applicable master servicer's collection account;

          5. amounts deposited in the applicable master servicer's collection account in error; and

          6.   any amounts payable to the holder of a Companion Loan.

     - Any advances of delinquent monthly debt service payments made by the applicable master servicer with respect to that distribution date.

     - Any payments made by the applicable master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2007-C5 Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during May, commencing in November 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the issuing entity that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the series 2007-C5 pooling and servicing agreement.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Series 2007-C5 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to reimburse itself, a master servicer or with respect to the 60 Wall Street Mortgage Loan, any servicing party under the COMM 2007-C9 pooling and servicing agreement, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2007-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); PROVIDED that the trustee or a master servicer may choose in its sole discretion to be reimbursed in installments; and PROVIDED, FURTHER, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool and second be made out of payments of interest on the mortgage pool;

     - to reimburse itself, a master servicer or with respect to the 60 Wall Street Mortgage Loan, any servicing party under the COMM 2007-C9 pooling and servicing agreement, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2007-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2007-C5 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     - to pay for the cost of recording the series 2007-C5 pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2007-C5 pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Series 2007-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties" in this prospectus supplement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year (unless such distribution date is the final distribution date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2007-C5 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-SP and A-X certificates and/or the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G,
          H, J and/or K certificates, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2007-C5 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to the 60 Wall Street Companion Loans, the 450 Lexington Avenue Companion Loan, the Cornerstone Commerce Center B-Note Companion Loan or any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the 60 Wall Street Mortgage Loan, the 450 Lexington Avenue Mortgage Loan, the Cornerstone Commerce Center A-Note Companion Loan or the related CBA A-Note Mortgage Loan, as applicable. In addition, any amounts allocable to the 60 Wall Street Companion Loans, the 450 Lexington Avenue Companion Loan, the Cornerstone Commerce Center B-Note Companion Loan or any CBA B-Note Companion Loan, as applicable, will be available to cover payments and/or reimbursements associated with the 60 Wall Street Mortgage Loan, the 450 Lexington Avenue Mortgage Loan, the Cornerstone Commerce Center A-Note Mortgage Loan or the related CBA A-Note Mortgage Loan, as applicable, only to the extent described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan," "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Cornerstone Commerce Center Mortgage Loan," "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 60 Wall Street Mortgage Loan" or "--The CBA A/B Loan Pairs" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

     The trustee, on behalf of the trust, must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year, beginning in 2008, the trustee will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2008 (or February if the related distribution date is the final distribution date), the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2007-C5 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account.

     FEES AND EXPENSES. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

     TYPE/RECIPIENT                         AMOUNT                          FREQUENCY                  SOURCE OF FUNDS
-------------------------   -----------------------------------------   ------------------     -------------------------------------
Servicing Fee / Master      the Stated Principal Balance of each        monthly                interest payments on related loan
   Servicers                Mortgage Loan multiplied by the Servicing
                            Fee Rate (such fee is calculated using
                            the same interest accrual basis of such
                            mortgage loan)


Additional Servicing        -    all late payment fees and net          time to time           the related fee/ investment income
   Compensation / Master         default interest (other than on
   Servicers                     specially serviced mortgage loans)
                                 not used to pay interest on Advances
                                 on the related underlying mortgage
                                 loan

                            -    loan modification and extension fees   time to time           the related fee/ investment income
                                 as set forth in the series 2007-C5
                                 pooling and servicing agreement,
                                 100% of assumption application fees,
                                 50% of assumption fees on
                                 non-specially serviced mortgage
                                 loans

                            -    all investment income earned on        monthly
                                 amounts on deposit in the Collection
                                 Account and certain Reserve Accounts

                            -    all Prepayment Interest Excesses       time to time

Special Servicing Fee /     the Stated Principal Balance of each        monthly                general collections
   Special Servicer         specially serviced mortgage loan
                            multiplied by the Special Servicing Fee
                            Rate (such fee is calculated using the
                            same interest accrual basis of such
                            mortgage loan)

Workout Fee / Special       1.00% of each collection of principal and   monthly                the related collections of principal
   Servicer                 interest on each Corrected Mortgage Loan                           and interest

Liquidation Fee / Special   1.00% of each recovery of Liquidation       upon receipt of        the related Liquidation Proceeds
   Servicer                 Proceeds, except as specified under "The    Liquidation Proceeds
                            Series 2007-C5 Pooling and Servicing        Proceeds
                            Agreement--Servicing and Other
                            Compensation and Payment of Expenses"

     TYPE/RECIPIENT                         AMOUNT                          FREQUENCY               SOURCE OF FUNDS
-------------------------   -----------------------------------------   ------------------  -------------------------------------
Additional Special          -    all late payment fees and net          from time to time   the related fee/ investment income
   Servicing Compensation        default interest (on specially
   / Special Servicer            serviced mortgage loans) not used to
                                 pay interest on Advances

                            -    loan modification and extension fees   from time to time
                                 as set forth in the series 2007-C5
                                 pooling and servicing agreement, 50%
                                 of assumption fees on non-specially
                                 serviced mortgage loans and 100% of
                                 such fees on specially serviced
                                 mortgage loans

                            -    all investment income received on      from time to time
                                 funds in any REO Account

Trustee Fee / Trustee       the trustee fee rate multiplied by the      monthly             interest payments on the related loan
                            Stated Principal Balance of the Mortgage
                            Loans (such fee is calculated using the
                            same interest accrual basis of each
                            mortgage loan)

EXPENSES

Servicing Advances /        to the extent of funds available, the       time to time        collections on the related loan, or if
   Master Servicer and      amount of any Servicing Advances                                not recoverable, from all collections
   Trustee                                                                                  on all loans

Interest on Servicing       at Prime Rate                               when Advance is     first from default interest/late
   Advances / Master                                                    reimbursed          payment fees, then from general
   Servicers and Trustee                                                                    collections

P&I Advances / Master       to the extent of funds available, the       time to time        collections on the related loan, or if
   Servicers and Trustee    amount of any P&I Advances                                      not recoverable, from all collections
                                                                                            on all loans

Interest on P&I Advances    at Prime Rate                               when Advance is     first from default interest/late
   / Master Servicers                                                   reimbursed          payment fees, then from general
   and Trustee                                                                              collections

Indemnification Expenses    amounts for which the trustee, the master                       general collections
   / Trustee, Master        servicers and the special servicer are
   Servicers and Special    entitled to indemnification
   Servicer

DISTRIBUTIONS

     GENERAL. For purposes of allocating payments on the respective classes of the series 2007-C5 certificates, the underlying mortgage loans will be divided into:

     1. Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home parks. Loan group no. 1 will consist of 150 mortgage loans, with an initial loan group no. 1 balance of $2,241,326,499, representing approximately 82.4% of the initial mortgage pool balance.

     2. Loan group no. 2, which will consist of 44 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types, with an initial loan group no. 2 balance of $479,484,187, representing approximately 17.6% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     On each distribution date, the trustee will, subject to the applicable available funds and the exception described in the next sentence, make all distributions required to be made on the series 2007-C5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2007-C5 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2007-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2007-C5 certificates will bear interest, except for the R, LR, and V classes.

     With respect to each interest-bearing class of the series 2007-C5 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     - the assumption that each year consists of twelve 30-day months; PROVIDED that, no interest will accrue with respect to the class A-SP certificates following the _____________ interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2007-C5 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C5 certificates.

     If the holders of any interest-bearing class of the series 2007-C5 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2007-C5 will equal the product of:

     - in the case of the each interest-bearing class of series 2007-C5 certificates, the product of--

          1. the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2007-C5 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2007-C5 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2007-C5 certificates for the initial interest accrual period is shown on page S-7.

     The pass-through rates applicable to the class __________ certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-7.

     The pass-through rates applicable to the class ____, ____, ____, ____, ____ , ____, ____, ____, ____, ____ and ____ certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rates applicable to the class ____, ____, ____, ____, ____, ____, ______ and ___ certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2007-C5 certificates for the initial interest accrual period shown on page S-7 or, in the case of the class ____, ____%, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2007-C5 principal balance certificates. If the entire total principal balance of any class of series 2007-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2007-C5 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2007-C5 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the ____ interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit E to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the ____ interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the ____ interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2007-C5 principal balance certificates. In general, the total principal balance of each class of series 2007-C5 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; PROVIDED that, if a portion, but not all, of the total principal balance of any particular class of series 2007-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest ____ accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2007-C5 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit E to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2007-C5 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit E to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2007-C5 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2007-C5 principal balance certificates; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2007-C5 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2007-C5 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the ____ interest accrual period, the total principal balance of each class of series 2007-C5 principal balance certificates, will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C5 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

     The class R, class LR and class V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2007-C5 principal balance certificates on each distribution date will equal the Total Principal Distribution Amount for that date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, certificates are entitled on the subject distribution date as described in the immediately preceding bullet) until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit D hereto;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets);

     - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and A-3 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets); and

     - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the fifth preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2, A-3 and A-4 certificates are entitled on the subject distribution date as described in the immediately preceding six bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2007-C5 principal balance certificates.

     Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2007-C5 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the subject class immediately prior to that distribution date.

ORDER OF ALLOCATION     CLASS
--------------------   --------
         1st              A-M
         2nd              A-J
         3rd               B
         4th               C
         5th               D
         6th               E
         7th               F
         8th               G
         9th               H
        10th               J
        11th               K
        12th               L
        13th               M
        14th               N
        15th               O
        16th               P
        17th               Q
        18th               S

     In no event will the holders of any class of series 2007-C5 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2007-C5 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If a master servicer or the trustee reimburses itself (or, with respect to the 60 Wall Street Mortgage Loan, any servicing party under the COMM 2007-C9 pooling and servicing agreement) out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2007-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-C5 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2007-C5 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit D to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the class A-AB certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the class A-1-A, class A-1, class A-2, class A-3 and class A-4 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero, and once the total principal balances of the class A-1, class A-2, class A-3 and class A-4 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. If the mortgage loans perform in accordance with the Modeling Assumptions, it is anticipated that on or prior to the distribution date in September 2012 (the first distribution date on which the schedule on Exhibit D targets a principal balance for such class that is less than its initial balance), the principal balance of the class A-1 and class A-2 certificates will have been reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below, the total principal balance of any class of series 2007-C5 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2007-C5 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2007-C5 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

  ORDER OF        RECIPIENT
DISTRIBUTION   CLASS OR CLASSES           TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------   ----------------------------------------------
1st             A-1, A-2, A-3,    From the portion of the Available P&I Funds
                A-AB and A-4*     attributable to the underlying mortgage loans
                                  in loan group no. 1, interest up to the total interest distributable on those classes, PRO
                                  RATA based on the respective interest
                                  entitlements of those classes

                    A-1-A* From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                A-SP and A-X *    From the entire Available P&I Funds, interest
                                  up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes, without regard to loan groups

2nd             A-1, A-2, A-3,    Principal up to the portion of the Total
               A-AB and A-4 **    Principal Distribution Amount that is
                                  attributable to loan group no. 1 (and, if the class A-1-A certificates are retired, any portion of the Total Principal Distribution
                                  Amount that is attributable to loan group no.
                                  2), to class A-AB until the balance thereof has been reduced to the targeted principal balance put forth for the subject distribution date on Exhibit D hereto and then to class
                                  A-1, A-2, A-3, A-4 and A-AB certificates, in that order, in each case until the total principal balance of that class has been reduced to zero

                   A-1-A** Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

3rd             A-1, A-2, A-3,    Reimbursement up to the loss reimbursement
                A-AB, A-4 and     amounts for those classes, PRO RATA based on
                    A-1-A         the respective loss reimbursement amounts for
                                  those classes

4th                  A-M          Interest up to the total interest
                                  distributable on that class

5th                  A-M          Principal up to the total principal
                                  distributable on that class

6th                  A-M          Reimbursement up to the loss reimbursement
                                  amount for that class

7th                  A-J          Interest up to the total interest
                                  distributable on that class

8th                  A-J          Principal up to the total principal
                                  distributable on that class

9th                  A-J          Reimbursement up to the loss reimbursement
                                  amount for that class

10th                  B           Interest up to the total interest
                                  distributable on that class

11th                  B           Principal up to the total principal
                                  distributable on that class

12th                  B           Reimbursement up to the loss reimbursement
                                  amount for that class

13th                  C           Interest up to the total interest
                                  distributable on that class

14th                  C           Principal up to the total principal
                                  distributable on that class

15th                  C           Reimbursement up to the loss reimbursement
                                  amount for that class

16th                  D           Interest up to the total interest
                                  distributable on that class

17th                  D           Principal up to the total principal
                                  distributable on that class

18th                  D           Reimbursement up to the loss reimbursement
                                  amount for that class

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-SP and A-X classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlements.

** Priority of principal distributions among the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates are described above under "Distributions--Principal Distributions."

  ORDER OF        RECIPIENT
DISTRIBUTION   CLASS OR CLASSES           TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------   ----------------------------------------------
19th                  E           Interest up to the total interest
                                  distributable on that class

20th                  E           Principal up to the total principal
                                  distributable on that class

21st                  E           Reimbursement up to the loss reimbursement
                                  amount for that class

22nd                  F           Interest up to the total interest
                                  distributable on that class

23rd                  F           Principal up to the total principal
                                  distributable on that class

24th                  F           Reimbursement up to the loss reimbursement
                                  amount for that class

25th                  G           Interest up to the total interest
                                  distributable on that class

26th                  G           Principal up to the total principal
                                  distributable on that class

27th                  G           Reimbursement up to the loss reimbursement
                                  amount for that class

28th                  H           Interest up to the total interest
                                  distributable on that class

29th                  H           Principal up to the total principal
                                  distributable on that class

30th                  H           Reimbursement up to the loss reimbursement
                                  amount for that class

31st                  J           Interest up to the total interest
                                  distributable on that class

32nd                  J           Principal up to the total principal
                                  distributable on that class

33rd                  J           Reimbursement up to the loss reimbursement
                                  amount for that class

34th                  K           Interest up to the total interest
                                  distributable on that class

35th                  K           Principal up to the total principal
                                  distributable on that class

36th                  K           Reimbursement up to the loss reimbursement
                                  amount for that class

37th                  L           Interest up to the total interest
                                  distributable on that class

38th                  L           Principal up to the total principal
                                  distributable on that class

39th                  L           Reimbursement up to the loss reimbursement
                                  amount for that class

40th                  M           Interest up to the total interest
                                  distributable on that class

41st                  M           Principal up to the total principal
                                  distributable on that class

42nd                  M           Reimbursement up to the loss reimbursement
                                  amount for that class

43rd                  N           Interest up to the total interest
                                  distributable on that class

44th                  N           Principal up to the total principal
                                  distributable on that class

45th                  N           Reimbursement up to the loss reimbursement
                                  amount for that class

46th                  O           Interest up to the total interest
                                  distributable on that class

47th                  O           Principal up to the total principal
                                  distributable on that class

48th                  O           Reimbursement up to the loss reimbursement
                                  amount for that class

49th                  P           Interest up to the total interest
                                  distributable on that class

50th                  P           Principal up to the total principal
                                  distributable on that class

51st                  P           Reimbursement up to the loss reimbursement
                                  amount for that class

52nd                  Q           Interest up to the total interest
                                  distributable on that class

53rd                  Q           Principal up to the total principal
                                  distributable on that class

54th                  Q           Reimbursement up to the loss reimbursement
                                  amount for that class

  ORDER OF        RECIPIENT
DISTRIBUTION   CLASS OR CLASSES           TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------   ----------------------------------------------
55th                  S           Interest up to the total interest
                                  distributable on that class

56th                  S           Principal up to the total principal
                                  distributable on that class

57th                  S           Reimbursement up to the loss reimbursement
                                  amount for that class

58th               R and LR       Any remaining portion of the Available P&I
                                  Funds

     SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation, except that class A-J is subordinate to class A-M. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation, except that class A-J is subordinate to class A-M, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and additional issuing entity expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses." No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated PRO RATA to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the trust evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

     Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation, except that class A-J is subordinate to class A-M, in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

     DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2007-C5 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2007-C5 principal balance certificates, on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

          1. for each of the first _____ distribution dates, if the class A-SP certificates are then outstanding, __% of such amount to the holders of the class A-SP certificates and __% of such amount to the holders of the class A-X certificates;

          2. for the next _____ distribution dates, if the class A-SP certificates are then outstanding, __% to the holders of the class A-SP certificates and __% to the holders of the class A-X certificates;

          3. for the next _____ distribution dates, if the class A-SP certificates are then outstanding, __% to the holders of the class A-SP certificates and __% to the holders of the class A-X certificates;

          4. for the next _____ distribution dates, if the class A-SP certificates are then outstanding, __% to the holders of the class A-SP certificates and __% to the holders of the class A-X certificates;

          5. for the next _____ distribution dates, if the class A-SP certificates are then outstanding, __% to the holders of the class A-SP certificates and __% to the holders of the class A-X certificates;

          6. for the next _____ distribution dates, if the class A-SP certificates are then outstanding, __% to the holders of the class A-SP certificates and __% to the holders of the class A-X certificates;

          7. for the next _____ distribution dates, if the class A-SP certificates are then outstanding, __% to the holders of the class A-SP certificates and __% to the holders of the class A-X certificates; and

          8.   otherwise, entirely to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2007-C5 certificates.

     As described under "The Series 2007-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2007-C5 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

     Neither we, any of the sponsors, the mortgage loan sellers, the master servicers, the special servicer, nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2007-C5 certificates,

     - allocations of Realized Losses and Additional Issuing Entity Expenses to the series 2007-C5 certificates, and

     - the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the master servicers, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL ISSUING ENTITY EXPENSES

     As a result of Realized Losses and Additional Issuing Entity Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C5 principal balance certificates. If this occurs following the distributions made to the 2007-C5 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2007-C5 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2007-C5 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION            CLASS
-------------------   ------------------------
        1st                      S
        2nd                      Q
        3rd                      P
        4th                      O
        5th                      N
        6th                      M
        7th                      L
        8th                      K
        9th                      J
       10th                      H
       11th                      G
       12th                      F
       13th                      E
       14th                      D
       15th                      C
       16th                      B
       17th                     A-J
       18th                     A-M
       19th           A-1, A-2, A-3, A-AB, A-4
                             and A-1-A*
----------
* PRO RATA based on the respective total outstanding principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2007-C5 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Issuing Entity Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2007-C5 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

     - all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Issuing Entity Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     - any interest paid to a master servicer, the special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

     - any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2007-C5 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

          2. any reimbursements and indemnification to a master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicers, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2007-C5 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2007-C5 pooling and servicing agreement or the related mortgage loan seller; and

     - any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2007-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Issuing Entity Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Issuing Entity Expenses will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The applicable master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, primary servicing fees and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans as to which it acts as master servicer, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     Any reduction in advances with respect to any CBA A-Note Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the subject CBA A/B Loan Pair that is allocable to the subject CBA A-Note Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the subject CBA A/B Loan Pair in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the CBA B-Note Companion loan, up to the amount of its unpaid principal balance, and SECOND, to the subject CBA A-Note Mortgage Loan.

     Also, any reduction in advances with respect to the Cornerstone Commerce Center A-Note Mortgage Loan in accordance with the second preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the Cornerstone Commerce Center A/B Loan Pair that is allocable to the Cornerstone Commerce Center A-Note Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the Cornerstone Commerce Center A/B Loan Pair in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the Cornerstone Commerce Center B-Note Companion loan, up to the amount of its unpaid principal balance, and SECOND, to the Cornerstone Commerce Center A-Note Mortgage Loan.

     Also, any reduction in advances with respect to the 450 Lexington Avenue Mortgage Loan in accordance with the third preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire 450 Lexington Avenue Total Loan that is allocable to the 450 Lexington Avenue Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the 450 Lexington Avenue Total Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, PRO RATA, to the 450 Lexington Avenue Companion Loan and to the 450 Lexington Avenue Mortgage Loan.

     Also, any reduction in advances with respect to the 60 Wall Street Mortgage Loan in accordance with the fourth preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated by the applicable servicer under the COMM 2007-C9 pooling and servicing agreement with respect to the 60 Wall Street Total Mortgage Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and then such party will allocate that appraisal reduction amount, PRO RATA, to the 60 Wall Street Companion Loans and to the 60 Wall Street Mortgage Loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C5 pooling and servicing agreement, out of funds held in such master servicer's collection account that are not required to be paid on the series 2007-C5 certificates on the related distribution date.

     None of the master servicers or the trustee is required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

     If a master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     Each master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan and shall not make any monthly debt service advance that the special servicer determines would not be ultimately recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2007-C5 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2007-C5 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of a master servicer regarding the nonrecoverability of any monthly debt service advance and the trustee and the applicable master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any monthly debt service advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 6 months without the consent of the Series 2007-C5 Directing Certificateholder or 12 months in any event), with interest continuing to accrue thereon at the prime rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2007-C5 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2007-C5 certificateholders to the detriment of other classes of 2007-C5 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C5 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2007-C5 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2007-C5 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections in the applicable master servicer's collection account first and, if amounts therein are insufficient, in the other master servicer's collection account (and the master servicer of such other collection account may rely on the determination of the master servicer seeking reimbursement that such advance is a Nonrecoverable Advance), as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Each master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the issuing entity will be payable in connection with the reimbursement of that monthly debt service advance--

     - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2007-C5 certificates. Amounts paid to a master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

     Any determination made by the applicable servicing party under the COMM 2007-C9 pooling and servicing agreement or any other pooling and servicing agreement with respect to a 60 Wall Street Companion Loan that has been securitized regarding the nonrecoverability of any monthly debt service advance with respect to a 60 Wall Street Companion Loan generally will be binding on the series 2007-C5 issuing entity and the applicable master servicer in which case, the applicable master servicer will not be permitted to make a monthly debt service advance on the 60 Wall Street Mortgage Loan until further consultation and agreement among such servicing parties.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the applicable mortgage loan seller, and in monthly reports prepared by the applicable master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2007-C5 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2007-C5 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

          (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

          (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Yield Maintenance Charges;

          (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

          (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                  (A)  delinquent 30 to 59 days,

                  (B)  delinquent 60 to 89 days,

                  (C)  delinquent 90 days or more,

                  (D) as to which foreclosure proceedings have been commenced, or

                  (E)  as to which bankruptcy proceedings have been commenced;

          (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

          (vi)    as of the related determination date:

                  (A) as to any REO Property sold during the related collection period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                  (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

          (vii) the aggregate certificate balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

          (viii) the aggregate amount of principal prepayments made during the related collection period;

          (ix) the pass-through rate applicable to each class of certificates for such distribution date;

          (x) the aggregate amount of servicing fees paid to the master servicers, any primary servicer and the special servicer and the holders of the rights to excess servicing fees;

          (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

          (xii) the aggregate amount of advances outstanding, separately stated, that have been made by the master servicers, the special servicer and the trustee and the aggregate amount of advances made by the master servicers in respect of the non-specially serviced mortgage loans;

          (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

          (xiv) the amount on deposit in certain accounts established pursuant to the pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

          (xv)    the record date for such distribution date;

          (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

          (xvii) material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or the special servicer has received written notice;

          (xviii) material breaches of any covenants under the pooling and servicing agreement of which the trustee, a master servicer or the special servicer has received written notice; and

          (xix) such other information and in such form as will be specified in the pooling and servicing agreement.

     (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     Each master servicer will be required to provide the standard CMSA investor reporting package available as of the closing date on the CMSA website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by CMSA for commercial mortgage backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Investor Reporting Package" available as of the closing date on the CMSA website, as is reasonably acceptable to the master servicers, the special servicer, the trustee and the paying agent, to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto a master servicer's computer system, a master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in February 2008; PROVIDED, that neither the applicable master servicer nor the special servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first business day after the third Determination Date following the closing date, and the trustee shall not be obligated to deliver any such report until provided by a master servicer.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; PROVIDED that you deliver a written certification to the trustee in the form attached to the series 2007-C5 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the certificate registrar are required to recognize as series 2007-C5 certificateholders only those persons in whose names the series 2007-C5 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2007-C5 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2007-C5 pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (866) 846-4526.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential and to indemnify the trustee, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2007-C5 pooling and servicing agreement.

     OTHER INFORMATION. The series 2007-C5 pooling and servicing agreement will obligate the trustee (or in the case of the items listed in the fifth, sixth and seventh points below, a master servicer or the special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

          1. the series 2007-C5 pooling and servicing agreement, including exhibits, and any amendments to the series 2007-C5 pooling and servicing agreement;

          2. all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C5 certificateholders since the date of initial issuance of the offered certificates;

          3. all officer's certificates delivered to the trustee by a master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2007-C5 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          4. all accountant's reports delivered to the trustee with respect to a master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2007-C5 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          5. the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by a master servicer or the special servicer as described under "The Series 2007-C5 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

          6. the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by a master servicer or the special servicer;

          7. the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by a master servicer or the special servicer as described under "The Series 2007-C5 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

          8. the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee, (and in the case of items 5, 6 and 7 above) the applicable master servicer or the special servicer upon request. However, the trustee, master servicers or the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers (or licensed or registered investment adviser acting on their behalf) of series 2007-C5 certificates, the trustee, a master servicer or the special servicer, as applicable, may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C5 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicers and the special servicer; and

     - in the case of a prospective purchaser (or licensed or registered investment adviser acting on their behalf) of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C5 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a prospective purchaser (or licensed or registered investment adviser acting on their behalf) of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential and will indemnify the trustee, the master servicers and the special servicer.

VOTING RIGHTS

     The voting rights for the series 2007-C5 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
          Q and S certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-SP and A-X certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R, LR, and V certificates.

     Voting rights allocated to a class of series 2007-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Issuing Entity Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATES. The pass-through rates on the class ____, ____, ____, ___ and ____certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates may (or in the case of the class certificates, will) be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     In addition, through and including the ____ interest accrual period, the pass-through rate for the class A-SP certificates, depending on timing, may vary with changes in the relative sizes of the total principal balances of the class ____, ____, ____, ____, ____, ____, ____, ____, ___ and ____ certificates.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates, and the yield to maturity on the class A-SP certificates will be affected by the rate and timing of principal distributions made in reduction of the total principal balances of the class ____, ____, ____, ____, ____, ____, ____ and ____ certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, pay-downs of mortgage loans due to failure of the related property to meet certain performance criteria or purchases or other removals of underlying mortgage loans from the issuing entity.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2007-C5 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

     As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-3, A-4 and A-AB certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit D hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-1, A-2, A-3, A-AB and A-4 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, sequentially in alphabetical order of class designation, except that class A-J is subordinate to class A-M, in each such case until the related certificate balance is reduced to zero.

     With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit D hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1, A-2, A-3 and A-4 certificates remaining outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1, A-2, A-3 and A-4 certificates remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2, A-3, A-4 and A-1-A certificates were outstanding.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, or if you purchase class A-SP certificates, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if a master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2007-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-C5 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2007-C5 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2007-C5 certificates, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of November ___, 2007 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution (or, in the case of the class A-SP certificates, application of principal to a reduction in the notional amount) on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance(or, in the case of the class A-SP certificates, reduction in the notional amount) of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount from underlying mortgage loans in loan group no. 1 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit D to this prospectus supplement), THEN to the class A-1, A-2, A-3, A-4 and A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. The Total Principal Distribution Amount from underlying mortgage loans in loan group no. 2 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-1-A certificates, THEN to the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit D to this prospectus supplement), THEN to the class A-1, A-2, A-3, A-4 and A-AB certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. In each case, principal distributions will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates may be shorter, and the weighted average lives of the other classes of certificates may be longer, than would otherwise be the case if the Total

Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2007-C5 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any differences between the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

YIELD SENSITIVITY OF THE CLASS A-SP CERTIFICATES

     The yield to investors on the class A-SP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans. If you are contemplating an investment in the class A-SP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the mortgage loans could result in your failure to recoup fully your initial investment.

     The table set forth below shows pre-tax corporate bond equivalent yields for the class A-SP certificates based on the Modeling Assumptions as set forth herein, and further assuming the specified purchase prices and the indicated levels of CPR. Those assumed purchase prices are--

     - expressed in 32nds as a percentage of the initial total notional amount of the class of A-SP certificates (i.e., __________ means __________ %), and

     -    exclusive of accrued interest.

     The yields set forth in the table below were calculated by:

     - determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class A-SP certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

          1. each of the assumed purchase prices for that class of certificates, plus

          2. accrued interest at the initial pass-through rate for that class of certificates from and including November 1, 2007 to but excluding the assumed settlement date of November _____, 2007, which is part of the Modeling Assumptions; and

     - converting those monthly discount rates to corporate bond equivalent rates.

     Those calculations do not take into account variations that may occur in the interest rates at which investors in the class A-SP certificates may be able to reinvest funds received by them as payments on their certificates. Consequently, they do not purport to reflect the return on any investment on the class A-SP certificates when reinvestment rates are considered.

     There can be no assurance that--

     - the mortgage loans or any particular group of mortgage loans will prepay in accordance with the assumptions used in preparing the tables below,

     - the mortgage loans or any particular group of mortgage loans will prepay as assumed at any of the rates shown in the tables below,

     - the mortgage loans or any particular group of mortgage loans will not experience losses,

     - any required prepayment consideration will be collectable or collected in connection with any voluntary of involuntary prepayment,

     - the mortgage loans or any particular group of mortgage loans will not be liquidated during any applicable prepayment lockout period or prepaid or liquidated during any other period that prepayments are assumed not to occur,

     - the ARD Loans will be paid in full on their respective anticipated repayment dates,

     - the cash flows on the class A-SP certificates, as the case may be, will correspond to the cash flows shown in this confidential offering circular, or

     - the purchase price of the class A-SP certificates, as the case may be, will be as assumed.

     It is unlikely that the mortgage loans or any particular group of mortgage loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the mortgage loans will so prepay at the same rate. Actual yields to maturity for investors in the class A-SP certificates may be materially different than those indicated in the table below. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any class A-SP certificates.

                  PRICE/YIELD TABLE FOR CLASS A-SP CERTIFICATES

     CORPORATE BOND EQUIVALENT (CBE) YIELD OF THE CLASS A-SP CERTIFICATES AT
                                  VARIOUS CPRs
                      % PER ANNUM INITIAL PASS-THROUGH RATE
                   $ ___________ TOTAL INITIAL NOTIONAL AMOUNT

                    0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
PRICE (32NDS)*   CBE YIELD %   CBE YIELD %   CBE YIELD %   CBE YIELD %   CBE YIELD %
--------------   -----------   -----------   -----------   -----------   -----------
                      %             %             %             %             %
                      %             %             %             %             %
                      %             %             %             %             %
                      %             %             %             %             %
                      %             %             %             %             %
                      %             %             %             %             %
                      %             %             %             %             %
                      %             %             %             %             %
                      %             %             %             %             %

----------
*    Exclusive of accrued interest.

               THE SERIES 2007-C5 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2007-C5 certificates will be issued, the issuing entity will be created and the underlying mortgage loans (other than the 60 Wall Street Mortgage Loan) will be serviced and administered under a pooling and servicing agreement to be dated as of November 1, 2007, by and among us, as depositor, and the master servicers, the special servicer and the trustee.

     The 60 Wall Street Total Loan, including the 60 Wall Street Mortgage Loan included in the issuing entity, will be primary serviced and administered pursuant to the COMM 2007-C9 pooling and servicing agreement and the 60 Wall Street Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions in respect of the 60 Wall Street Total Loan will be effected in accordance with the COMM 2007-C9 pooling and servicing agreement and the 60 Wall Street Intercreditor Agreement. Consequently, the servicing provisions set forth herein will not be applicable to the 60 Wall Street Mortgage Loan, unless so specifically stated.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2007-C5 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2007-C5 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2007-C5 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2007-C5 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICERS

     GENERAL. There will be two master servicers under the series 2007-C5 pooling and servicing agreement. Set forth below is information regarding the total number of underlying mortgage loans and percentage of the initial mortgage pool balance for which each of those master servicers is responsible.

                         NUMBER OF     % OF INITIAL MORTGAGE
       NAME           MORTGAGE LOANS       POOL BALANCE
-------------------   --------------   ---------------------
Capmark Finance Inc         104                51.9%
KRECM                        90                48.1%

     Exhibit A-1 identifies the applicable master servicer for each of the underlying mortgage loans.

     The information set forth in this prospectus supplement concerning each of the master servicers has been provided by it.

     CAPMARK FINANCE INC.

     Capmark Finance Inc. ("Capmark") will be a master servicer under the series 2007-C5 pooling and servicing agreement with respect to 104 of the underlying mortgage loans, representing 51.9% of the initial mortgage pool balance. Capmark's servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master servicer and/or primary servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance.

     The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2004 to 2006 in respect of which Capmark has acted as master servicer and/or primary servicer.

            YEAR (AMOUNTS IN $ BILLIONS)
                2004    2005    2006
                -----   -----   -----
CMBS (US)       100.2   122.4   135.3
Other            97.0   102.8   131.5
                -----   -----   -----
TOTAL           197.2   225.2   266.8
                =====   =====   =====

     Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

     No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer, as a result of any action or inaction of Capmark as a master servicer, including a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     Capmark Finance Inc. is a wholly owned subsidiary of Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

     Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

     Capmark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. Capmark Overseas Processing India Private Limited is located in Hyderabad (Andhra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

     Each of Capmark Servicer Ireland Limited and Capmark Overseas Processing India Private Limited report to the same executive vice president of Capmark.

     From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as master servicer.

     The information set forth herein concerning Capmark has been provided by Capmark. None of the depositor, the trustee, the sponsors, the mortgage loan sellers, the underwriters nor any other person other than Capmark makes any representation or warranty as to the accuracy or completeness of such information.

     KRECM. KeyCorp Real Estate Capital Markets, Inc. ("KRECM") will be a master servicer under the series 2007-C5 pooling and servicing agreement with respect to 90 of the underlying mortgage loans, representing 48.1% of the initial mortgage pool balance. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association and KeyBanc Capital Markets Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

     KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                      LOANS                                 12/31/2004   12/31/2005   12/31/2006
---------------------------------------------------------   ----------   ----------   ----------
By Approximate Number:                                         5,345       11,218       11,322
By Approximate Aggregate Principal Balance (in billions):    $34.094      $73.692      $94.726

     Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70.0 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

     KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1 as a master servicer, CPS1 as a primary servicer and CSS2+ as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     No securitization transaction involving commercial mortgage loans in which KRECM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

     Certain duties and obligations of the master servicers and the provisions of the series 2007-C5 pooling and servicing agreement are described in this prospectus supplement under "The Series 2007-C5 Pooling and Servicing Agreement." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in the prospectus supplement under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses" and "--Modifications, Waivers, Amendments and Consents."

     The master servicers' obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicers' recovery of those advances, are described in this prospectus supplement under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2007-C5 Pooling and Servicing Agreement--Required Appraisals" and "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

     Certain terms of the series 2007-C5 pooling and servicing agreement regarding the master servicers' removal, replacement, resignation or transfer are described in this prospectus supplement under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties," "--Events of Default" and "--Rights Upon Event of Default." Certain limitations on the master servicers' liability under the Series 2007-C5 Pooling and Servicing Agreement are described in this prospectus supplement under "--Liability of the Servicers" and "--Certain Indemnities."

     The manner in which collections on the underlying mortgage loans are to be maintained is described under "--Servicing Under the Series 2007-C5 Pooling and Servicing Agreement" in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under "--Collection Account" in this prospectus supplement within the time required by the series 2007-C5 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

     KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association's long-term deposits and short-term deposits:

                       S&P   FITCH   MOODY'S
                       ---   -----   -------
Long-Term Deposits:     A      A       A-1
Short-Term Deposits:   A1     F1       P-1

     KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-C5 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C5 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C5 certificateholders.

     KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2007-C5 pooling and servicing agreement for assets of the same type included in the series 2007-C5 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three (3) years in all material respects.

     KRECM is, as a master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the 2007-C5 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2007-C5 pooling and servicing agreement, as further described in this prospectus supplement under "--Servicing Under the Series 2007-C5 Pooling and Servicing Agreement." At the request of Column Financial, Inc., one of the mortgage loan sellers, KRECM intends to appoint twelve (12) subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests.

     In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-C5 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

     KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

     KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank), the trust, the other master servicers, the special servicers, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than KeyBank).

     The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C5 pooling and servicing agreement, the series 2007-C5 certificates, the underlying mortgage loans or this prospectus supplement.

THE PRIMARY SERVICER

     No primary servicer with respect to the series 2007-C5 mortgage pool, other than the master servicers and Column Financial, Inc., will service mortgage loans representing 10% or more of the initial mortgage pool balance.

     Column Financial, Inc. ("Column") will act as a non-cashiering primary servicer for twenty (20) mortgage loans in the issuing entity (the "Column Serviced Loans"), collectively representing 7.9% of the initial mortgage pool balance, that were originated or acquired by Column. Column is one of the sponsors, one of the mortgage loan sellers and an affiliate of the depositor and of one of the underwriters. The principal servicing offices of Column are located at 3414 Peachtree Road N.E., Suite 1140, Atlanta, Georgia 30326. See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement and "The Sponsor" in the accompanying prospectus for additional information regarding Column.

     On August 31, 2006, Column launched its program for servicing commercial and multifamily loans, including loans securitized in mortgage-backed securitization transactions. As part of this program, Column entered into a sub-servicing agreement (the "Centerline Subservicing Agreement") with Centerline Servicing Inc. ("Centerline"), pursuant to which Centerline is generally responsible for performing all routine, non-discretionary servicing obligations with respect to the mortgage loans in Column's servicing portfolio. Under the Centerline Subservicing Agreement, Centerline is required to consult with Column regarding certain discretionary servicing matters, as specifically outlined and in accordance with the procedures set forth therein. Centerline is not an affiliate of the depositor, the trustee, the issuing entity or any of the sponsors or mortgage loan sellers identified in this prospectus supplement.

     As of October 15, 2007, 133 loans (including the Column Serviced Loans), with an aggregate original principal balance of $1,321,379,500, were being serviced under the sub-servicing arrangement described in the foregoing paragraph. Over time, Column expects its servicing portfolio to include loans secured by multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

     Column has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards. Column intends to update its servicing policies and procedures periodically to keep pace with the changes in the commercial mortgage-backed securities industry. Column is not currently rated as a primary servicer or master servicer by any rating agency.

     Column will act as a non-cashiering primary servicer with respect to the Column Serviced Loans pursuant to a primary servicing agreement entered into with Capmark. In general, Column's obligations under the primary servicing agreement will be performed by Centerline pursuant to the Centerline Subservicing Agreement described above. Under the primary servicing agreement, Column, as primary servicer for the Column Serviced Loans, will be required to act as the point of contact for the related borrowers with respect to certain servicing duties of the master servicers described under "The Series 2007-C5 Pooling and Servicing Agreement--Servicing Under the Series 2007-C5 Pooling and Servicing Agreement" in this prospectus supplement.

     The primary servicing agreement will require Column (as primary servicer) to perform its servicing obligations in a manner which is consistent with the series 2007-C5 pooling and servicing agreement. In consideration of the performance of its servicing obligations, Column (as primary servicer) will be paid a servicing fee that is included in the administrative fee rate for the Column Serviced Loans, as set forth on Annex A-1. In addition, Column will be entitled to the additional compensation described under "The Series 2007-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" with respect to the Column Serviced Loans.

     Column's obligations under the primary servicing agreement include, but are not limited to (in each case, in accordance with the terms of the primary servicing agreement and the series 2007-C5 pooling and servicing agreement):

     - collecting and delivering to the master servicers copies of periodic inspection reports, operating statements, rent rolls and other financial statements required under the 2007-C5 pooling and servicing agreement in respect of the Column Serviced Loans;

     - processing defeasance requests, modifications, requests for assumptions and transfers of interest in the related borrower or related mortgaged property and requests for subordinate financing in respect of the Column Serviced Loans; and

     - providing to the certificateholders, the depositor, the trustee, the special servicer, the series 2007-C5 controlling class representative and the master servicers access to certain information regarding the Column Serviced Loans.

     Column may also exercise some custodial responsibility with respect to the Column Serviced Loans and may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise, including custody of any applicable letters of credit. To the extent Column performs custodial functions as servicer, documents will be maintained in a secure location.

     In addition, unless an event of default under the primary servicing agreement occurs or the series 2007-C5 pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the Column Serviced Loans are repaid, repurchased or liquidated or the related mortgaged properties become REO property. Events of default under the primary servicing agreement include, but are not limited to:

     - the failure of the Column (as primary servicer) to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement,

     - a breach by Column (as primary servicer) of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates or the master servicers which is not cured within the period set forth in the primary servicing agreement,

     -    certain events of bankruptcy or insolvency involving Column, and

     - any action or inaction by Column with respect to its servicing obligations, which action or inaction has caused a master servicer event of default under the series 2007-C5 pooling and servicing agreement.

     Upon the occurrence and continuance of an event of default by Column under the primary servicing agreement, Capmark may (but is not required to) terminate the rights and obligations of Column under the primary servicing agreement. Capmark is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. In addition, the primary servicing agreement provides that Column may resign from its obligations and duties as primary servicer thereunder. In the event that Column is terminated or resigns as primary servicer under the primary servicing agreement (or if the parties otherwise agree to terminate the primary servicing agreement), Capmark will be required to itself perform its servicing responsibilities under the series 2007-C5 pooling and servicing agreement with respect to the Column Serviced Loans until a new primary servicer, if any, is appointed by Capmark with respect to such mortgage loans. Any successor primary servicer is required to transact business in the states in which the related mortgaged properties are located, if required by applicable law.

THE SPECIAL SERVICER

     Centerline Servicing Inc. ("Centerline") will be appointed as the special servicer of all of the mortgage loans (other than the 60 Wall Street Mortgage
Loan), and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. Centerline is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc., a wholly-owned subsidiary of Centerline Holding Company, a publicly traded company. Centerline REIT Inc., an affiliate of Centerline, is anticipated to be the directing certificateholder with respect to the transaction described in this prospectus supplement. The principal offices of Centerline are located at 5221 N. O'Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

     Certain of the duties of the special servicer and the provisions of the pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth herein under "The Series 2007-C5 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents," "--Procedures with Respect to Defaulted Mortgage Loans," and "--REO Properties." Certain terms of the pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described herein under "--Replacement of the Special Servicer." Certain limitations on special servicer's liability under the pooling and servicing agreement are described in the prospectus under "Description of the Governing Documents--Matters Regarding the Master Servicers, the Special Servicer, the Manager and Us." Centerline will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the pooling and servicing agreement and in accordance with the loan documents and applicable laws.

     Centerline has a special servicer rating of CSS1 from Fitch. Centerline is also on S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of August 31, 2007, Centerline was the named special servicer in approximately 76 transactions representing approximately 11,864 loans, with an aggregate outstanding principal balance of approximately $100.614 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. Of those 76 transactions, 72 are commercial mortgaged-backed securities transactions representing approximately 11,776 first mortgage loans, with an aggregate stated principal balance of approximately $99.3 billion. The remaining four transactions are made up of two CDOs and two business lines with Centerline affiliates. With respect to such transactions as of such date, the special servicer was administering approximately 38 assets with an outstanding principal balance of approximately $196.4 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through August 31, 2007, Centerline has resolved 291 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.6 billion.

     The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the pooling and servicing agreement.

     Centerline has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with governing loan documents, applicable servicing agreements, applicable law, and the applicable servicing standard.

     Centerline has been special servicing assets for approximately 5 years and employs a seasoned asset management staff with an average of 14 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. Centerline was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investment in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which Centerline is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 72 transactions consisting of approximately 11,776 loans with an approximate outstanding aggregate principal balance of $99.3 billion as of August 31, 2007. The four non-CMBS transactions were acquired by Centerline in the first quarter of 2007. With respect to such non-CMBS transactions, Centerline is the named Special Servicer on approximately 88 first mortgage loans with an aggregate stated principal balance of $1.314 billion as of August 31, 2007.

LIABILITY OF THE SERVICERS

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicers or the special servicer. In addition, the master servicers and the special servicer will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; PROVIDED, HOWEVER, that the master servicers and the special servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicers and the special servicer will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement, the underlying mortgage loans or the certificates; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement, by reason of negligent disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. The master servicers also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

     If an event of default occurs and remains unremedied with respect to a master servicer or the special servicer under the pooling and servicing agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee, will be authorized, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, to terminate all of the obligations and rights of the applicable master servicer or the special servicer, as applicable, under the pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2007-C5 certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or the special servicer, as applicable, under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the applicable master servicer or the special servicer, as applicable, under the pooling and servicing agreement.

     If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or is not approved by each rating agency, it may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicer or such special servicer, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

     In connection with such appointment and assumption of a successor to a master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Issuing Entity Expenses. The trustee, the master servicers, the special servicer and such successor are required to take such action, consistent with the pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause as described in the immediately succeeding paragraph) under the pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

     If a master servicer or the special servicer, as the case may be, is terminated pursuant to the terms of the pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume such master servicer's or the special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of a master servicer's or the special servicer's, as the case may be, responsibilities and rights under the pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by a master servicer to a collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property.

THE TRUSTEE

     Wells Fargo Bank, National Association ("Wells Fargo") will act as the trustee and custodian to the Credit Suisse Commercial Mortgage Trust Series 2007-C5 pursuant to the series 2007-C5 pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicers and the special servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

     Wells Fargo Bank's assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to
Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

     Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgaged-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2007, Wells Fargo was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $350 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or the special servicer fails to make a required advance. In the past three (3) years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     The trustee under the series 2007-C5 pooling and servicing agreement is required at all times to be, and will be required to resign if it fails to be,
(i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the series 2007-C5 pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch and "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such rating agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then current ratings then assigned thereby to any class of series 2007-C5 certificates) and may not be an affiliate of the depositor, the master servicers or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicers or the special servicer, as the case may be).

     In its capacity as custodian, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the series 2007-C5 certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 45,000 commercial mortgage loan files.

     In addition, Wells Fargo has served as loan file custodian for various mortgage loans owned by Column Financial, Inc., including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the series 2007-C5 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

     Under the terms of the series 2007-C5 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information), current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 365 series of commercial mortgage-backed securities, and, as of June 30, 2007, was acting as securities administrator with respect to more than $390 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three (3) years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

     The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

     See "--Rights Upon Event of Default," "--Matters Regarding the Trustee" and "--Certain Indemnities" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2007-C5 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     UNDERLYING MORTGAGE LOANS. The master servicers and the special servicer must service and administer the respective mortgage loans (other than the 60 Wall Street Mortgage Loan) and any REO Properties owned by the issuing entity for which it is responsible under the series 2007-C5 pooling and servicing agreement, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     - the express terms of the series 2007-C5 pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     - all mortgage loans in the issuing entity (other than the 60 Wall Street Mortgage Loan) as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the issuing entity (other than the 60 Wall Street Mortgage Loan) as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the issuing entity, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist.

     In general, subject to specified requirements and certain consultations, consents and approvals of the Series 2007-C5 Directing Certificateholder, the 450 Lexington Avenue Pari Passu Companion Lender, the Cornerstone Commerce Center B-Note Companion Loan and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2007-C5 pooling and servicing agreement and the related intercreditor agreement, as applicable, the special servicer will be responsible for the servicing and administration of each mortgage loan in the issuing entity (other than the 60 Wall Street Mortgage
Loan) as to which a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of each REO Properties in the issuing entity.

     Despite the foregoing, the pooling and servicing agreement will require the applicable master servicer:

     - to continue to receive payments and, subject to such master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the issuing entity.

     Neither of the master servicers nor the special servicer will have responsibility for the performance by any other servicer of its respective obligations and duties under the series 2007-C5 pooling and servicing agreement.

     The applicable master servicer will transfer servicing of a mortgage loan in the issuing entity to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     The 60 Wall Street Mortgage Loan will be considered a specially serviced mortgage loan in accordance with the COMM 2007-C9 pooling and servicing agreement in similar circumstances as is set forth under the definition of "Servicing Transfer Event" in this prospectus supplement.

     In the case of a number of underlying mortgage loans, it is expected that the master servicers will perform some or all of their servicing duties through sub-servicers that cannot be terminated, including by a successor to the applicable master servicer, except for cause.

     450 LEXINGTON AVENUE COMPANION LOAN. The 450 Lexington Avenue Companion Loan will NOT be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the 450 Lexington Avenue Companion Loan. The 450 Lexington Avenue Companion Loan will, however, be serviced under the series 2007-C5 pooling and servicing agreement by the applicable master servicer and special servicer in the same manner, and subject to the same servicing standard, as the 450 Lexington Avenue Mortgage Loan. The 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan are subject to the 450 Lexington Avenue Pari Passu Intercreditor Agreement.

     CBA B-NOTE COMPANION LOAN. The CBA B-Note Companion Loan will not be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loan. The CBA B-Note Companion Loan will, however, be serviced under the pooling and servicing agreement by the applicable master servicer or special servicer, as applicable, if a CBA A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

     CORNERSTONE COMMERCE CENTER B-NOTE COMPANION LOAN. The Cornerstone Commerce Center B-Note Companion Loan will not be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the Cornerstone Commerce Center B-Note Companion Loan. The Cornerstone Commerce Center B-Note Companion Loan will, however, initially be serviced under the pooling and servicing agreement by the applicable master servicer or special servicer, as applicable.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the applicable master servicer with respect to its master servicing activities in respect of the mortgage pool will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan, including--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan, if any, as to which defeasance has occurred;
               and

     -    in the case of each and every underlying mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate (including any primary servicing fee) ranging from 0.02% to 0.16% PER ANNUM,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the applicable master servicer monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     As of the date of initial issuance of the offered certificates, the weighted average total servicing fee (the master servicing fee plus primary servicing fee) for the mortgage pool will be 0.03752% PER ANNUM.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The master servicers will be the primary servicers for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the master servicers will be serviced by various other parties, who will be entitled to the related primary servicing fees.

     If KRECM or Capmark resigns or is terminated as a master servicer, it will be entitled to the excess servicing strip, which is a portion of the master servicing fee. KRECM or Capmark Finance will be paid such excess servicing strip unless those funds are required to compensate a successor master servicer for assuming KRECM's or Capmark's responsibilities as master servicer. Each initial master servicer will be entitled to transfer any such Excess Servicing Strip that may be retained by it in connection with its resignation or termination, subject to the limitations of the previous sentence.

     PREPAYMENT INTEREST SHORTFALLS. The series 2007-C5 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of the applicable master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the applicable master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (PROVIDED that the applicable master servicer or the special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2007-C5 Directing Certificateholder or (vi) as permitted by the related loan documents), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of (a) such Prepayment Interest Shortfall or (b) the aggregate of (1) that portion of the servicing fees for the applicable master servicer for the related distribution date that is calculated at 0.01% per annum and (2) all Prepayment Interest Excesses received by the applicable master servicer during that collection period.

     In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan and the applicable master servicer makes a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then the applicable master servicer may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and a master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls with respect to the mortgage pool will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any payments made by the applicable master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2007-C5 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement. No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the master servicer. No master servicer will be in any way responsible for a Prepayment Interest Shortfall with respect to an underlying mortgage loan in the mortgage pool serviced by the other master servicer.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     -    the special servicing fee,

     -    the work-out fee, and

     -    the liquidation fee.

     SPECIAL SERVICING FEE. The special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan (other than the 60 Wall Street Mortgage Loan), if any, that is being specially serviced, and

          2. each underlying mortgage loan (other than the 60 Wall Street Mortgage Loan), if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a special servicing fee rate of 0.35% PER ANNUM (subject to a minimum of $4,000 per loan per month and, PROVIDED that such minimum amount may be reduced by the Series 2007-C5 Directing Certificateholder), and

          3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will generally be payable to the special servicer monthly from general collections on the mortgage pool.

     WORK-OUT FEE. The special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked-out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan in the issuing entity will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were worked-out by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2007-C5 certificateholders.

     LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than the 60 Wall Street Mortgage Loan if it becomes a specially serviced mortgage loan under and in accordance with the COMM 2007-C9 pooling and servicing agreement) in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as that cure period may be extended). As to each underlying mortgage loan repurchased or replaced as contemplated by the immediately preceding sentence, and any specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Defaulted Loan by the special servicer or the Series 2007-C5 Directing Certificateholder, or any of their affiliates, as described under "--Realization Upon Mortgage Loans" below;

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, pursuant to the related A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A Note Mortgage Loan becoming specially serviced;

     - the purchase of the Cornerstone Commerce Center A-Note Mortgage Loan by the holder of the Cornerstone Commerce Center B-Note Mortgage Loan, pursuant to the related A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The Cornerstone Commerce Center A/B Loan Pair" above, generally within 90 days of the Cornerstone Commerce Center A Note Mortgage Loan becoming specially serviced;

     - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 60 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the pooling and servicing agreement; or

     - the purchase of all of the mortgage loans and REO Properties in the issuing entity by a master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2007-C5 controlling class in connection with the termination of the issuing entity, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C5 certificateholders.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOAN. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loan as is provided under the CBA A/B Intercreditor Agreement; PROVIDED that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2007-C5 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. The applicable master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans as to which it is the master servicer, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the issuing entity will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the series 2007-C5 pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on any particular underlying mortgage loan, to the extent that such late payment charges and Default Interest are not otherwise applied--

          1. to pay the applicable master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the special servicer or the trustee, as applicable, from collections on the applicable mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

          3. to reimburse the issuing entity for any other Additional Issuing Entity Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. Each master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

     Generally, neither master servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, PROVIDED that it may be obligated if certain requirements in the series 2007-C5 pooling and servicing agreement are not complied with.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. The special servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the special servicer's benefit.

     Generally, the special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, PROVIDED that it may be obligated if certain requirements in the series 2007-C5 pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan (other than the 60 Wall Street Mortgage Loan), in accordance with the Servicing Standard, the applicable master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2007-C5 pooling and servicing agreement with respect to the related mortgaged real property.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by a master servicer or the special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, subject to recoverability, the special servicer may periodically require the applicable master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     In general, the special servicer will not have any obligation to make servicing advances. The special servicer will be required to request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property (other than with respect to the 60 Wall Street Mortgage Loan) on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The special servicer must make the request, in writing, at least five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two business days of the special servicer's receipt of notice that the emergency servicing advances are required). The applicable master servicer must make the requested servicing advance within a specified number of days following the applicable master servicer's receipt of the request. The special servicer will be required to provide the applicable master servicer any information in its possession as the applicable master servicer may reasonably request to enable that master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the applicable master servicer with notice and information regarding any servicing advance, the applicable master servicer will have no obligation to make the subject servicing advance.

     If a master servicer fails to make a required servicing advance within the time required under the series 2007-C5 pooling and servicing agreement, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days after that notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer, the special servicer or the trustee makes any servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account or, if amounts therein are insufficient, in the other master servicer's collection account (and the master servicer of such other collection account may rely on the determination of the master servicer seeking reimbursement that such advance is a Nonrecoverable Advance), from time to time. The trustee will conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The applicable master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance; PROVIDED, HOWEVER, that in the absence of such determination by the special servicer that an advance is in fact nonrecoverable, the applicable master servicer will be entitled to make its own determination that a servicing advance is nonrecoverable. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2007-C5 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the issuing entity, and to the extent that principal collections are insufficient to fully reimburse the aggregate amount of such Nonrecoverable Servicing Advances, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicers, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicers, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2007-C5 certificateholders to the detriment of other classes of series 2007-C5 certificateholders will not constitute a violation of the Servicing Standard by a master servicer or the special servicer or a violation of any fiduciary duty owed by any party to the series 2007-C5 certificateholders.

     In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer, the special servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (thereby reducing the amount of principal otherwise distributable on the series 2007-C5 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance (together with interest thereon) out of general collections in the applicable master servicer's collection account in an amount equal to the portion of that advance that remains outstanding, plus accrued interest, subject to the applicable master servicer's or trustee's election to obtain reimbursement over time as described in the previous paragraph.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Each master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in such master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced by the applicable master servicer. In addition, the series 2007-C5 pooling and servicing agreement will permit the applicable master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the applicable master servicer's collection account any servicing expense that, if advanced by the applicable master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C5 certificateholders and any holder of a related Companion Loan, as a collective whole.

     Each master servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate PER ANNUM equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

     - FIRST, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the applicable master servicer's collection account.

     Servicing advances with respect to the 60 Wall Street Total Loan will generally be made by the applicable servicing party under the COMM 2007-C9 pooling and servicing agreement.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion in the next paragraph and the rights of the holders of the Companion Loans, the holder or holders of series 2007-C5 certificates representing a majority interest in the series 2007-C5 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement, remove the existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2007-C5 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Fitch, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-C5 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

     - payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicers, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all workout fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-SALE PROVISIONS AND DUE-ON-ENCUMBRANCE

     In general, the applicable master servicer may not, without the consent of the special servicer, waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any mortgage loan in the issuing entity (other than with respect to the 60 Wall Street Mortgage Loan), or make any determination with respect to any mortgage loan, which by its terms permits transfer, assumption and/or further encumbrance without lender's consent PROVIDED certain conditions are satisfied, that such conditions have been satisfied. The applicable master servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, all performing mortgage loans in the issuing entity (other than with respect to the 60 Wall Street Mortgage
Loan). The special servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, all specially serviced mortgage loans in the issuing entity (other than with respect to the 60 Wall Street Mortgage Loan).

     Enforcement of due-on-sale and due-on-encumbrance clauses with respect to the 60 Wall Street Total Loan will be handled by the applicable servicing party under the COMM 2007-C9 pooling and servicing agreement.

     The applicable master servicer or the special servicer, as applicable, will be required to enforce (or waive the right to enforce) any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the issuing entity, unless the special servicer determines in accordance with the Servicing Standard, that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

would likely result in a greater or equal recovery on a present value basis (discounting at a rate not less than the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

     If the special servicer determines that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

would likely result in a greater or equal recovery, the applicable master servicer or the special servicer, as the case may be, is authorized to (or may authorize the applicable master servicer or a primary servicer to) then, subject to the discussion under

"--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan," in this prospectus supplement, the applicable master servicer or the special servicer is authorized to (or may authorize the applicable master servicer or a primary servicer to)take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, PROVIDED that--

     - the credit status of the proposed transferee complies with the Servicing Standard and the related loan documents; and

     - with respect to any underlying mortgage loan (1) the principal balance of which is $35,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage (5% or more in the case of S&P) of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the issuing entity at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the applicable master servicer or the special servicer, as applicable, has received written confirmation from S&P and Fitch that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2007-C5 certificates; PROVIDED that the applicable master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

     Mortgage loans described in the second bullet point of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

     As long as the mezzanine lender is a mortgage loan seller or satisfies various institutional lender criteria, the consent of the special servicer and the receipt of a rating confirmation will generally not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

     The applicable master servicer, with respect to all performing mortgage loans in the issuing entity, or the special servicer, with respect to all specially serviced mortgage loans in the issuing entity, will be required to enforce (or waive the right to enforce) any due-on-encumbrance clause in any mortgage loan in the issuing entity, and in connection therewith will be required to (1) accelerate payments thereon or (2) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the series 2007-C5 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents," "--Realization Upon Mortgage Loans" below)

     - the special servicer determines, in accordance with the Servicing Standard, that not accelerating such payments or granting such consent would produce a greater or equal recovery, on a present value basis, than taking those actions, and

     - with respect to any mortgage loan that (1) is a Significant Mortgage Loan, has a principal balance of $20,000,000 or more or represents 2% or more of the aggregate outstanding principal balance of the mortgage pool, or (2) together with the proposed subordinate debt and any existing or proposed mezzanine debt, would have either a combined debt service coverage ratio that is equal to or less than 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the applicable master servicer or the special servicer, as applicable, receives prior written confirmation from, as applicable, S&P and Fitch that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2007-C5 certificates; PROVIDED that the applicable master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The series 2007-C5 pooling and servicing agreement will permit the applicable master servicer or a primary servicer (in certain circumstances) (other than with respect to the 60 Wall Street Mortgage Loan), or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, except as described in the following paragraph and except as contemplated under "--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" above and under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of late payment charges and Default Interest, affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a defeasance, condemnation or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the applicable master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, the special servicer may--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of any specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

PROVIDED that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable and, in the judgment of the special servicer and in accordance with the Servicing Standard, the modification would increase or equal the recovery on the subject mortgage loan to series 2007-C5 certificateholders and any affected holder of a Companion Loan, as a collective whole, compared to liquidation of the specially serviced mortgage loan.

     However, in no event will the special servicer be permitted (or permit the applicable master servicer) to--

     (1) extend the maturity date of any underlying mortgage loan beyond a date that is three years prior to the rated final distribution date;

     (2) extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any underlying mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any underlying mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). None of the master servicers nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, a master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     Each master servicer and the special servicer will notify each other, the trustee and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan agreed to by the applicable master servicer or the special servicer, as the case may be, and must deliver to the trustee (in the case of the special servicer, with a copy to the applicable master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of a master servicer or the special servicer to agree to modify, waive or amend any of the terms of the pooled mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2007-C5 Controlling Class and Series 2007-C5 Directing Certificateholder" below and "--The Cornerstone Commerce Center A/B Loan Pair" and "--The CBA A/B Loan Pairs" in this prospectus supplement.

     Any modification, amendment or waiver of the 60 Wall Street Total Loan will be handled by the applicable servicing party under the COMM 2007-C9 pooling and servicing agreement and must be structured so as to affect the 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans, proportionately in accordance with the respective amounts due under such mortgage loans.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans (other than the 60 Wall Street Mortgage Loan), the special servicer must obtain, and deliver to the trustee and the applicable master servicer a copy of, an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2007-C5 pooling and servicing agreement (PROVIDED that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior twelve months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, the 450 Lexington Avenue Total Loan or a CBA A/B Loan Pair). If, with respect to underlying mortgage loans with a Stated Principal Balance of more than $2,000,000, such appraisal is not received, within the requisite time period or if, for any underlying mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer does not to obtain an appraisal or perform an internal valuation within the requisite time period, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, the 450 Lexington Avenue Total Loan, the Cornerstone Commerce Center A/B Loan Pair or a CBA A/B Loan Pair) will be 25% of its Stated Principal Balance as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     Any Appraisal Reduction Amount with respect to the 60 Wall Street Mortgage Loan will be determined, and allocated to the 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans on a PRO RATA basis, by the applicable servicing party under the COMM 2007-C9 pooling and servicing agreement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the issuing entity, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, and report to the trustee and the applicable master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2007-C5 Pooling and Servicing Agreement" above and has remained current for three consecutive monthly payments under the terms of the workout, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by a master servicer, at the direction of the special servicer, and will be reimbursable to such master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the Cornerstone Commerce Center B-Note Companion Loan, the CBA B-Note Companion Loans and the 450 Lexington Avenue Companion Loan.

     The funds held in a master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2007-C5 pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to such master servicer as additional compensation.

     DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within two business days following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C5 pooling and servicing agreement, the following payments and collections received or made by or on behalf of such master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates:

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

     - any amounts paid by a holder of any Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by such master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

     - all payments required to be paid by such master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by a special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first seven bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, the special servicer is required to remit those amounts within one business day to the applicable master servicer for deposit in such master servicer's collection account. Notwithstanding the foregoing, amounts received with respect to the 450 Lexington Avenue Total Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to the related Companion Loan. Any of the amounts described in the first five bullets in the prior paragraph with respect to the 60 Wall Street Mortgage Loan will, in most cases, be received from the servicing parties under the COMM 2007-C9 pooling and servicing agreement.

     Also, notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the applicable master servicer, which may be a subaccount of its collection account, solely with respect to that CBA A/B Loan Pair and thereafter amounts allocable to the related CBA A-Note Mortgage Loan will be transferred to such collection account.

     WITHDRAWALS. Each master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

          1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2007-C5 certificateholders in accordance with any of clauses 2. through
               20. below;

          2. to reimburse itself, the special servicer, the other master servicer, the trustee or any servicer related to the 60 Wall Street Total Loan, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

          3. to pay itself, any primary servicer or the trustee earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity and the 450 Lexington Avenue Companion Loan, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

          4. to pay the special servicer out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity (other than the 60 Wall Street Mortgage Loan) that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

          5. to pay the special servicer or, if applicable, any predecessor to the special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled with respect to the mortgage pool, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          6. to reimburse itself, the special servicer, the other master servicer, the trustee or any servicer related to the 60 Wall Street Total Loan, as applicable, out of general collections in such master servicer's collection account on the mortgage loans and any REO Properties in the issuing entity, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above and to reimburse itself, the special servicer or the trustee, as applicable, out of amounts on deposit that represent principal collections, for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status;

          7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer, the other master servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the series 2007-C5 pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the issuing entity as to which, or that relates to the mortgaged real property as to which, that advance was made;

          8. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer, the other master servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity (but for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status, only out of general collections that represent collections of principal), any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

          9. to pay itself or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          10. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity;

          11. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

          12. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for the unadvanced costs and expenses incurred by the issuing entity due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the unadvanced costs and expenses incurred by the issuing entity for certain additional environmental testing at any mortgaged real property;

          13. to pay itself, the special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicers, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

          14. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the issuing entity, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or the master servicers and (c) the fees of the master servicers and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

          15. to reimburse itself, the special servicer or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

          16.  to pay for--

          (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2007-C5 pooling and servicing agreement to the extent payable out of the issuing entity; and

          (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

          17. to pay, out of general collections for any and all federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses, as determined by the trustee;

          18. to transfer any amounts collected on and allocable to the Cornerstone Commerce Center B-Note Companion Loan, any CBA B-Note Companion Loan or the 450 Lexington Avenue Companion Loan to the related loan-specific custodial account or sub-account;

          19. to pay any amounts, in addition to normal remittances, due and payable by the issuing entity, to the holder of a Companion Loan under the terms of the Cornerstone Commerce Center A/B Intercreditor Agreement, any CBA A/B Intercreditor Agreement or the 450 Lexington Avenue Intercreditor Agreement, as applicable;

          20. to pay any other items described in this prospectus supplement as being payable from the collection account;

          21. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

          22. to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement;

          23.  to withdraw amounts deposited in the collection account in error;

          24. to clear and terminate the collection account upon the termination of the series 2007-C5 pooling and servicing agreement; and

          25. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in November, 2007 or, in the case of a replacement mortgage loan, during or before the month in which that mortgage loan was added to the issuing entity.

     Furthermore, in no event will any amounts allocable to the 450 Lexington Avenue Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the 450 Lexington Avenue Mortgage Loan. The 450 Lexington Avenue Companion Loan will provide no subordination to the 450 Lexington Avenue Mortgage Loan regarding various payments and reimbursements related to the 450 Lexington Avenue Mortgage Loan that arise out of a credit default.

     In no event will any amounts allocable to the Cornerstone Commerce Center B Note Companion Loan or any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related Cornerstone Commerce Center A Note Mortgage Loan or CBA A-Note Mortgage Loan, as applicable. In addition, any amounts allocable to the Cornerstone Commerce Center B Note Companion Loan or the CBA B-Note Companion Loan, as applicable, will be available to cover payments and/or reimbursements associated with the related Cornerstone Commerce Center A-Note Mortgage Loan or CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" and "--The Cornerstone Commerce Center A/B Loan Pair" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

     The series 2007-C5 pooling and servicing agreement grants the Series 2007-C5 Directing Certificateholder and the special servicer, in that order, an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a Series 2007-C5 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2007-C5 certificates is no longer the series 2007-C5 controlling class.

     Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the special servicer will be required to notify the trustee, the applicable master servicer and the Series 2007-C5 Directing Certificateholder of such determination.

     Within 60 days following the date the special servicer receives an appraisal after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2007-C5 pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the issuing entity, including as the Series 2007-C5 Directing Certificateholder or as the assignee of another option holder, then the applicable master servicer (or, if the applicable master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of that mortgage loan is no less than the amount that the master servicer considers to be the fair value of that mortgage loan. In such event, the special servicer shall promptly deliver to the applicable master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the applicable master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the applicable master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the applicable master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the applicable master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by the applicable master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the applicable master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicer's collection account a fee, as specified in the pooling and servicing agreement, for each such confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan that is made by the applicable master servicer or the trustee, as the case may be.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

     - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale, or

     - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2007-C5 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

     The 60 Wall Street Mortgage Loan will be subject to a fair value purchase option similar to the fair value option set forth above if it is determined in accordance with the COMM 2007-C9 pooling and servicing agreement that such mortgage loan, together with the 60 Wall Street Companion Loans, have become a defaulted loan.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     If a default on any underlying mortgage loan in the issuing entity has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

     -    institute foreclosure proceedings;

     -    exercise any power of sale contained in the related mortgage;

     -    obtain a deed in lieu of foreclosure; or

     - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise;

PROVIDED that the series 2007-C5 pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2007-C5 certificates (or, in the case of the Cornerstone Commerce Center A/B Loan Pair or CBA A/B Loan Pair, the holders of the series 2007-C5 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

     - the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity, and

     -    either:

          1.   the report indicates that--

               (a) the particular real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2007-C5 certificates, as a collective whole (or, in the case of the Cornerstone Commerce Center A/B Loan Pair or CBA A/B Loan Pair, for the holders of the series 2007-C5 certificates and the holder of the related Companion Loans, as a collective whole), on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the issuing entity, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan serviced by it, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2007-C5 certificates and, in the case of the Cornerstone Commerce Center A/B Loan Pair or a CBA A/B Loan Pair, the holder of the related Companion Loans, may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     If liquidation proceeds collected with respect to any defaulted mortgage loan in the issuing entity are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, a master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer and/or the applicable master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2007-C5 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2007-C5 certificates may be further reduced by interest payable to a master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

     Neither the applicable master servicer nor the special servicer will be able to take any enforcement action with respect to the 60 Wall Street Mortgage Loan or the 60 Wall Street Property.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the issuing entity (or, in the case of the 450 Lexington Avenue Total Loan, the Cornerstone Commerce Center A/B Loan Pair or a CBA A/B Loan Pair, on behalf of the issuing entity and the holder(s) of the related Companion Loan(s)), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that:

     - maintains its status as foreclosure property under the REMIC provisions of the Code; and

     - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the issuing entity and, in connection with that review, may consult with the trustee to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the issuing entity receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2007-C5 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in the REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property administered by it, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received in respect of each REO Property administered by it during that collection period, net of:

     - any withdrawals made out of those amounts, as described in the preceding sentence; and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence;

PROVIDED that, if the subject REO Property relates to the Cornerstone Commerce Center A/B Loan Pair, any CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to a master servicer's collection account. The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

THE SERIES 2007-C5 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2007-C5 CONTROLLING CLASS

     GENERAL. As of any date of determination, the controlling class of series 2007-C5 certificateholders will be the holders of the most subordinate class of series 2007-C5 certificates then outstanding, other than the Class A-SP, A-X, R, LR, and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2007-C5 certificates, exclusive of the Class A-SP, A-X, R, LR and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C5 certificateholders will be the holders of the most subordinate class of series 2007-C5 certificates then outstanding, other than the Class A-SP, A-X, R, LR and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2007-C5 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will represent a single class. As of the closing date, the initial series 2007-C5 controlling class will be the class P certificates.

     The "Series 2007-C5 Directing Certificateholder" is a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2007-C5 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2007-C5 controlling class, as certified by the certificate registrar from time to time; PROVIDED, HOWEVER, that until a Series 2007-C5 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2007-C5 controlling class that a Series 2007-C5 Directing Certificateholder is no longer designated, the series 2007-C5 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2007-C5 controlling class certificates will be the Series 2007-C5 Directing Certificateholder.

     With respect to the 60 Wall Street Mortgage Loan, the Series 2007-C5 Directing Certificateholder will have limited consent and consultation rights with respect to the 60 Wall Street Total Loan and will not be able to unilaterally direct various servicing actions of the applicable servicing parties under the COMM 2007-C9 pooling and servicing agreement.

     CERTAIN RIGHTS AND POWERS OF THE SERIES 2007-C5 DIRECTING CERTIFICATEHOLDER. The special servicer is, in general, required to notify the Series 2007-C5 Directing Certificateholder of its intention to take, or consent to a master servicer's taking, any of the Specially Designated Servicing Actions in respect of the mortgage pool (other than with respect to the 60 Wall Street Mortgage Loan) or any REO Property held by the issuing entity. Subject to the rights of the holders of the Companion Loans, the special servicer will, in general, not be permitted to take any Specially Designated Servicing Action with respect to the mortgage pool or any REO Property held by the Issuing Entity as to which the Series 2007-C5 Directing Certificateholder has objected in writing within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action (PROVIDED that, with respect to performing mortgage loans, this 10 business day period may not exceed the 10 business days during which the special servicer can object to a master servicer taking actions described under "--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" and "--Modifications, Waivers, Amendments and Consents" above); and PROVIDED, FURTHER, that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2007-C5 certificateholders and the holder of any related Companion Loan (as a collective whole), the special servicer may take, or consent to a master servicer's taking, a Specially Designated Servicing Action with respect to a mortgage loan or REO Property held by the Issuing Entity without waiting for the Series 2007-C5 Directing Certificateholder's response.

     In addition, subject to the rights of the holders of the Companion Loans, the Series 2007-C5 Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the issuing entity that the Series 2007-C5 Directing Certificateholder may consider advisable or as to which provision is otherwise made in the series 2007-C5 pooling and servicing agreement.

     Notwithstanding the foregoing, no such advice, direction or objection of the Series 2007-C5 Directing Certificateholder contemplated by the foregoing paragraphs may--

     - require or cause the special servicer or a master servicer to violate any applicable law;

     - require or cause the special servicer or a master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and a master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created under the series 2007-C5 pooling and servicing agreement as a REMIC;

     - require or cause the special servicer or a master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement;

     - expose a master servicer, the special servicer, us, the mortgage loan seller, the issuing entity, the trustee or their or our affiliates, officers, directors, shareholders, members, managers, employees or agents to any claim, suit or liability for which the pooling and servicing agreement would not provide indemnification to such party; or

     - materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2007-C5 pooling and servicing agreement; and

     - neither a master servicer nor the special servicer will follow any such direction if given by the Series 2007-C5 Directing
          Certificateholder, refrain from taking or initiate any such actions.

     By its acceptance of a series 2007-C5 certificate, each series 2007-C5 certificateholder confirms its understanding that the Series 2007-C5 Directing Certificateholder may take actions that favor the interests of one or more classes of the series 2007-C5 certificates over other classes of the series 2007-C5 certificates and that the Series 2007-C5 Directing

Certificateholder may have special relationships and interests that conflict with those of holders of some classes of the series 2007-C5 certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2007-C5 Directing Certificateholder, each series 2007-C5 certificateholder agrees to take no action against the Series 2007-C5 Directing Certificateholder as a result of such a special relationship or conflict.

SECURITIES BACKED BY THE 450 LEXINGTON AVENUE COMPANION LOAN

     Because the 450 Lexington Avenue Companion Loan is expected to be securitized, some servicing actions with respect to the 450 Lexington Avenue Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned to the securities backed by the 450 Lexington Avenue Companion Loan.

SECURITIES BACKED BY THE 60 WALL STREET COMPANION LOANS

     Because certain of the 60 Wall Street Companion Loans have already been securitized and certain of the 60 Wall Street Companion Loans are expected to be securitized, some servicing actions taken by the applicable servicing party under the COMM 2007-C9 pooling and servicing agreement with respect to the 60 Wall Street Mortgage Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned to the securities backed by any 60 Wall Street Companion Loan.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity (other than the 60 Wall Street Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2008, the applicable master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year, PROVIDED that with respect to mortgage loans with the outstanding principal balances of less than $2,000,000, the applicable master servicer will only be required to inspect the related mortgaged real property every other calendar year, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the applicable master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or prior to March 15th of each year (or, if the issuing entity is not required to file reports with the SEC, April 30th of each year), commencing with March 15, 2008, each of the applicable master servicer, the special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions, among others, will be considered events of default under the pooling and servicing agreement:

     - such master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into such master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     - such master servicer fails to remit to the trustee for deposit in the trustee's distribution account or to any holder of a Companion Loan any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     - such master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for fifteen business days (or such shorter period as is necessary to avoid the lapse of any required insurance policy or foreclosure of any lien for unpaid real estate taxes on the related mortgaged real property) following the date on which written notice has been given to such master servicer by the trustee or any other party to the series 2007-C5 pooling and servicing agreement;

     - such master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement and that failure continues unremedied for 30 days after written notice of it has been given to such master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2007-C5 Directing Certificateholder, by certificateholders entitled to not less than 25% of the series 2007-C5 voting rights; PROVIDED, HOWEVER, that, with respect to any such failure that is not curable within such 30-day period, such master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as such master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

     - it is determined that there is a breach by such master servicer or the special servicer of any of its representations or warranties contained in the series 2007-C5 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C5 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to such master servicer or the special servicer, as the case may be, by any other party to the series 2007-C5 pooling and servicing agreement, by the Series 2007-C5 Directing Certificateholder or by certificateholders entitled to not less than 25% of the series 2007-C5 voting rights; PROVIDED, HOWEVER, that, with respect to any such breach that is not curable within such 30-day period such master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as such master servicer or the special servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

     - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against such master servicer or the special servicer and the decree or order remains in force for a period of 60 days; PROVIDED, HOWEVER, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period such master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as such master servicer or the special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - consent by such master servicer or the special servicer to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     - such master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2007-C5 certificates, or (b) placed any class of series 2007-C5 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with such master servicer or the special servicer as the sole or a material factor in such rating action; PROVIDED that such master servicer will have 60 days after removal for such default within which it may sell its servicing rights to a party acceptable under the 2007-C5 pooling and servicing agreement;

     - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or the special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and such master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days; PROVIDED that such master servicer will have 60 days after removal for such default within which it may sell its servicing rights to a party acceptable under the 2007-C5 pooling and servicing agreement.

     - such master servicer (or the special servicer, subject to certain cure periods as set forth in the series 2007-C5 pooling and servicing agreement) shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under the series 2007-C5 pooling and servicing agreement (other than the items required to be delivered by a loan seller sub-servicer) by the time required under the series 2007-C5 pooling and servicing agreement after any applicable notice or cure period (and with respect to any primary servicer, sub-servicer or Servicing Function Participant (such entity, the "Sub-Servicing Entity") retained by such master servicer (but excluding any loan seller sub-servicer) such master servicer will be in default if such Sub-Servicing Entity defaults (beyond the applicable grace period) in accordance with the provision of this clause.

     The series 2007-C5 pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the 450 Lexington Avenue Companion Loan.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2007-C5 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2007-C5 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2007-C5 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2007-C5 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2007-C5 pooling and servicing agreement.

     Certificateholders entitled to at least 51% of the series 2007-C5 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2007-C5 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that the master servicers will perform some or all of its servicing duties through primary servicers that cannot be terminated, by a master servicer, except for cause.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C5 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2007-C5 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C5 pooling and servicing agreement.

     No series 2007-C5 certificateholder will have the right under the series 2007-C5 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2007-C5 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2007-C5 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2007-C5 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2007-C5 certificateholders, unless in the trustee's opinion, those series 2007-C5 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     -    be authorized under those laws to exercise corporate trust powers,

     -    have a combined capital and surplus of at least $15,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C5 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.000817% PER ANNUM on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2007-C5 pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, each master servicer, the special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2007-C5 pooling and servicing agreement and the series 2007-C5 certificates. In addition, the trustee, the master servicers, the special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the series 2007-C5 pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2007-C5 controlling class, the master servicers or the special servicer, in the order of preference discussed below.

     Written notice of termination of the series 2007-C5 pooling and servicing agreement will be given to each series 2007-C5 certificateholder. The final distribution with respect to each series 2007-C5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C5 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2007-C5 certificates;

     -    the other master servicer; and

     -    the other special servicer.

     Any purchase by any single certificateholder or group of certificateholders of the series 2007-C5 controlling class, a master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

          - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

          - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the master servicers, the special servicer and the trustee; minus

     - solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C5 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2007-C5 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2007-C5 controlling class, of a master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C5 certificateholders, will constitute part of the Available P&I Funds or the Class CCA Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C5 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

     In general, the series 2007-C5 pooling and servicing agreement is subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2007-C5 pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

     - the holders of the series 2007-C5 certificates entitled to not less than 66?% of the series 2007-C5 voting rights, not taking into account series 2007-C5 certificates held by us or any of our affiliates or agents, and

     - all of the series 2007-C5 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the series 2007-C5 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and its affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the series 2007-C5 pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person.

THE MASTER SERVICERS AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicers and the special servicer will be permitted to purchase any class of series 2007-C5 certificates. Such a purchase by a master servicer or the special servicer could cause a conflict relating to a master servicer's or the special servicer's duties pursuant to the series 2007-C5 pooling and servicing agreement and such master servicer's or the special servicer's interest as a holder of the series 2007-C5 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2007-C5 pooling and servicing agreement, each of the master servicers and the special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2007-C5 certificate by a master servicer or the special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                    MORTGAGED PROPERTIES LOCATED IN NEW YORK

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in New York, which mortgage loans represent 25.7% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Separate REMIC elections will be made with respect to each of REMIC I, REMIC II, the Albers Mill loan and the Hilton-Ontario loan. The assets of the "Albers Mill Loan REMIC" will generally include the Albers Mill loan, proceeds thereof, and a beneficial interest in any related REO Property acquired pursuant to the pooling and servicing agreement. The assets of the "Hilton-Ontario Loan REMIC" will generally include the Hilton-Ontario loan, proceeds thereof, and a beneficial interest in any related REO Property acquired pursuant to the pooling and servicing agreement. Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C5 pooling and servicing agreement, the COMM 2007-C9 pooling and servicing agreement and subject to any other assumptions set forth in the opinion, (i) the Albers Mill Loan REMIC, the Hilton-Ontario Loan REMIC and each REMIC created under the series 2007-C5 pooling and servicing agreement, will qualify as a REMIC under the Code, and (ii) the arrangement pursuant to which the right to Post-ARD Additional Interest and the residual interests in the Albers Mill Loan REMIC and the Hilton-Ontario Loan REMIC are held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include--

     - the regular interest in each of the Albers Mill Loan REMIC and the Hilton-Ontario Loan REMIC,

     - the underlying mortgage loans (other than the Albers Mill loan and the Hilton-Ontario loan),

     - the issuing entity's interest in any REO Properties acquired on behalf of the series 2007-C5 certificateholders with respect to the underlying mortgage loans (other than any REO Property acquired with respect to the Albers Mill loan and the Hilton-Ontario loan),

     -    the master servicers' collection accounts,

     -    the special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

(in each case exclusive of amounts held in the Albers Mill Loan REMIC and the Hilton-Ontario Loan REMIC) but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

     For federal income tax purposes,

     - the separate non-certificated regular interest in each of the Albers Mill Loan REMIC and the Hilton-Ontario Loan REMIC will be the regular interest in the related REMIC and will be assets of REMIC I,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the REMICs will be "tiered," meaning that REMIC I will hold as assets the regular interests issued by the Albers Mill Loan REMIC and the Hilton-Ontario Loan REMIC and REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-SP, A-X, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K,
          L, M, N, O, P, Q and S certificates,

     - the class LR certificates will evidence the residual interest in each of REMIC I, the Albers Mill Loan REMIC and the Hilton-Ontario Loan REMIC, and the class R certificates will evidence the residual interest in REMIC II, for federal income tax purposes, and,

     - the class V certificates will evidence interests in a portion of a grantor trust consisting of the Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

     Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the offered certificates (other than the class A-SP certificates) will be issued [with [a DE MINIMIS amount of] original issue discount] [at a premium]. The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     It is anticipated that the class A-SP certificates will be treated as having no qualified stated interest. Accordingly, the class A-SP certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price. If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of class A-SP certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to the class A-SP certificates. Although the matter is not free from doubt, a holder of a class A-SP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules of the Treasury regulations referred to above may be promulgated with respect to the class A-SP certificates. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

     Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the issuing entity.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section

7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as entities which are deemed to hold plan assets because of investment in the entities by one or more Plans. This exception is tested, however, immediately after each acquisition of a series 2007-C5 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C5 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C5 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse Securities (USA) LLC identified as PTE 89-90, as amended by PTE 2007-05. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P, Fitch, DBRS Limited or DBRS, Inc.;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicers, the special servicer and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2007-C5 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of S&P and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P, Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or the mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     Except as to the status of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   S&P   FITCH
-----   ---   -----
 A-1    AAA    AAA
 A-2    AAA    AAA
 A-3    AAA    AAA
A-AB    AAA    AAA
 A-4    AAA    AAA
A-1-A   AAA    AAA
 A-M    AAA    AAA
 A-J    AAA    AAA
  B     AA+    AA+
A-SP    AAA    AAA

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     -    The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     - the tax attributes of the offered certificates or of the issuing entity,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest, Post-ARD Additional Interest or Yield Maintenance Charges will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class A-SP certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class A-SP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class A-SP certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investments, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class A-SP certificates. The rating of the class A-SP certificates does not address the timing or magnitude of reduction of the total notional amount of that class of certificates, but only the obligation to pay interest timely on that notional amount as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0.0%/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "450 LEXINGTON AVENUE INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement.

     "450 LEXINGTON AVENUE PARI PASSU COMPANION LENDER" means the holder of the 450 Lexington Avenue Companion Loan.

     "450 LEXINGTON AVENUE COMPANION LOAN" means the 450 Lexington Avenue outside-the-issuing entity mortgage loan with a cut-off date principal balance of $110,000,000 that is secured by the 450 Lexington Avenue Property, which mortgage loan will NOT be included in the issuing entity. The 450 Lexington Avenue Companion Loan is PARI PASSU in right of payment to the 450 Lexington Avenue Mortgage Loan.

     "450 LEXINGTON AVENUE MORTGAGE LOAN" means one of the senior underlying mortgage loans secured by the 450 Lexington Avenue Property, included in the issuing entity.

     "450 LEXINGTON AVENUE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "450 Lexington Avenue."

     "450 LEXINGTON AVENUE TOTAL LOAN" means the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan, collectively.

     "60 WALL STREET COMPANION LENDER" means each holder of a 60 Wall Street Companion Loan.

     "60 WALL STREET COMPANION LOAN" means each 60 Wall Street outside-the-issuing entity mortgage loan that is secured by the 60 Wall Street Property, which mortgage loans will not be included in the issuing entity. The 60 Wall Street Companion Loans are PARI PASSU in right of payment to the 60 Wall Street Mortgage Loan.

     "60 WALL STREET INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 60 Wall Street Mortgage Loan" in this prospectus supplement.

     "60 WALL STREET MORTGAGE LOAN" means the senior PARI PASSU underlying mortgage loan secured by the 60 Wall Street Property that is included in the issuing entity.

     "60 WALL STREET PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "60 Wall Street."

     "60 WALL STREET TOTAL LOAN" means the 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans, collectively.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any underlying mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default none of the master servicers nor the special servicer is required to take enforcement action so long as the special servicer has determined in accordance with the Servicing Standard that either:

     -    such insurance is not then available at commercially reasonable rates,

     - such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL ISSUING ENTITY EXPENSE" means an expense (other than master servicing fees and trustee fees) of the issuing entity that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

     We provide some examples of Additional Issuing Entity Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

     "AIG" means American International Group, Inc.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2007-C5 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable master servicer as a servicing advance) or
(B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus
(ii) any letter of credit, reserve, escrow or similar amount held by a master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest on the subject mortgage loan at a PER ANNUM rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and
(iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the applicable master servicer or the trustee and/or for which funds have not been escrowed). Notwithstanding the above, for purposes of this definition, if a mortgage loan is secured by more than one mortgaged real property, the Stated Principal Balance of that mortgage loan shall not include any amounts relating to a real property that has been defeased. For the avoidance of doubt, any mortgaged real property released from the lien of the mortgage in connection with a defeasance and defeasance collateral will not be included for purposes of calculating the appraised value of the related mortgaged real property.

     Notwithstanding the foregoing:

     - In the case of the 450 Lexington Avenue Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the 450 Lexington Avenue Total Loan, as if it were a single underlying mortgage loan, and then allocated, PRO RATA, to the 450 Lexington Avenue Companion Loan and to the 450 Lexington Avenue Mortgage Loan.

     - In the case of any A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair as if it were a single underlying mortgage loan, and then allocated, FIRST, to the B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject A-Note Mortgage Loan.

     An "Appraisal Reduction Amount" (or the equivalent) with respect to the 60 Wall Street Mortgage Loan is defined under the COMM 2007-C9 pooling and servicing agreement and the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under and in accordance with the COMM 2007-C9 pooling and servicing agreement. Such reduction will be calculated with respect to the 60 Wall Street Mortgage Loan in a manner similar to the calculation described in the second preceding paragraph and allocated among the 60 Wall Street Mortgage Loan and the 60 Wall Street Companion Loans on a PRO RATA basis.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the issuing entity, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

PROVIDED, HOWEVER, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2007-C5 principal balance certificates (other than the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates) have been reduced to zero.

     An "Appraisal Reduction Event" (or the equivalent) with respect to the 60 Wall Street Mortgage Loan is defined, and will be determined in accordance with the COMM 2007-C9 pooling and servicing agreement.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under, "The Series 2007-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges, or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2007-C5 certificates on that date.

     "CAPMARK" means Capmark Finance Inc.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A-NOTE MORTGAGE LOAN" means the A-Note mortgage loan, which is included in the issuing entity and part of the CBA A/B Loan Pair. The CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by Column, as applicable, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

     "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

     "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

     "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Breton Mill Apartments, Champions Oaks Apartments, Durango Town Center, Laurel Avenue Development, Mustang Crossing, Savannah Trails Apartments, Palazzo Shopping Center, Camelot Apartments, Crystal Street Apartments, Westlake Commons, Masonic Temple Building, Cedar Ridge Crossing, Megan & Coleman Court Apartments and Mallard Place, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMN" means Column Financial, Inc.

     "COMPANION LOANS" means the 450 Lexington Avenue Companion Loan, the 60 Wall Street Companion Loan, the Cornerstone Commerce Center B-Note Companion Loan and the CBA B-Note Companion Loans, individually or collectively as the context may require.

     "CORNERSTONE COMMERCE CENTER A/B INTERCREDITOR AGREEMENT" means, with respect to the Cornerstone Commerce Center A/B Loan Pair, the related Co-Lender Agreement (as amended, modified, supplemented and/or restated from time to time) between Capmark Bank, as the initial holder of the related Cornerstone Commerce Center A-Note Mortgage Loan, and Capmark Bank, as the initial holder of the related Cornerstone Commerce Center B-Note Companion Loan.

     "CORNERSTONE COMMERCE CENTER A/B LOAN PAIR" shall mean the Cornerstone Commerce Center A-Note Mortgage Loan, together with the Cornerstone Commerce Center B-Note Companion Loan.

     "CORNERSTONE COMMERCE CENTER A-NOTE MORTGAGE LOAN" means the underlying mortgage loan that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Cornerstone Commerce Center. The Cornerstone Commerce Center A-Note Mortgage Loan will, together with the Cornerstone Commerce Center B-Note Companion Loan, be secured by a single mortgage or deed of trust on such single mortgaged real property.

     "CORNERSTONE COMMERCE CENTER B-NOTE COMPANION LOAN" shall mean, with respect to the Cornerstone Commerce Center A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to the Cornerstone Commerce Center A-Note Mortgage Loan to the extent set forth in the related Cornerstone Commerce Center A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as the Cornerstone Commerce Center A-Note Mortgage Loan.

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2007-C5 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the applicable master servicer; PROVIDED that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a PER ANNUM basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan (PROVIDED that with respect to some of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying mortgage loan that is secured by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan.

     "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" generally means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among other things, any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2003, 2004 or a trailing 12-month period ended in 2005 or 2006,

          2. by annualizing the amount of expenses for partial 2005 or 2006 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property often include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily and commercial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     Estimated Annual Operating Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsor, the master servicers, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged real property, the related mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the related mortgage loan seller in determining the Estimated Annual Operating Expenses.

     "ESTIMATED ANNUAL REVENUES" generally means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property often include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     - In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     Estimated Annual Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicers, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged real property, the related mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the related mortgage loan seller in determining the Estimated Annual Revenues.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS SERVICING STRIP" means, as to a master servicer, a portion of the master servicing fees (but not including primary servicing fees) equal to fees accrued at a rate in excess of 0.01% PER ANNUM.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse Securities (USA) LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2007-C5 pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "IRS" means the Internal Revenue Service.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of --

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured by multiple real properties, the ratio of --

          1.   the total Maturity/ARD Balance of the subject mortgage loan, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2007-C5 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $2,720,810,685;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2007-C5 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2007-C5 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or the eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period and no reserve fund or letter of credit is applied to pay down a loan due to failure to satisfy applicable performance triggers;

     - each ARD Loan in the issuing entity is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest,

          (2) if received during a prepayment premium period, accompanied by the appropriate Yield Maintenance Charge, and

          (3)  received on the applicable due date of the relevant month;

     - the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Woodfield Crossing may not be prepaid prior to December 11, 2009;

     - with respect to the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Gulf Coast Town Center Phases I & II, the calculation of any Yield Maintenance Charge shall use a discount rate that, when compounded monthly, is equal to the interpolated yield on U.S. Treasuries most nearly approximating the maturity date of the mortgage loan, when compounded semi-annually;

     - with respect to the underlying mortgage loan identified in Exhibit A-1 to this prospectus supplement as Albers Mill, any prepayment will be accompanied by the lesser of a fixed prepayment premium and the yield maintenance formula;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2007-C5 Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only issuing entity expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Issuing Entity Expenses;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in December 2007; and

     - the offered certificates are settled on an assumed settlement date of November _____, 2007.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means:

     - for any mortgaged real property securing an underlying mortgage loan in the issuing entity, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          1.   the "as is" value set forth in the related appraisal, plus

          2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In some cases, where the related mortgaged real property is still in the lease-up phase, an "as stabilized" value has been used.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullets, the ratio of --

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in November 2007; and

     - with respect to any underlying mortgage loan that is secured by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan due on the related due date in November 2007;

     - with respect to certain mortgage loans with holdback amounts or letters of credit, the ratio of --

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in November 2007, based upon a principal balance that is net of applicable letters of credit and/or holdback amounts;

PROVIDED that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in November 2007 through and including the due date in October 2008 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and PROVIDED, FURTHER, that with respect to certain of the mortgage loans (in addition to those listed in the third bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2. of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period

     "MOST RECENT EXPENSES" generally means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses generally do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicers, the special servicer or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged real property, the related mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the related mortgage loan seller in determining the Most Recent Expenses.

     "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means, with respect to each mortgaged real property that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less

          1.   underwritten replacement reserve amounts; and

          2. in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          3. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" generally means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" generally means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     Most Recent Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicers, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged real property, the related mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the related mortgage loan seller in determining the Most Recent Revenues.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

          1. the total payments made by the master servicers to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

          2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

     "NET MORTGAGE INTEREST RATE" means with respect to any mortgage loan in the issuing entity, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, including any primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate PER ANNUM equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate PER ANNUM equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February (except when such distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March (or February, if the related distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2007-C5 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

     "OPTION PERIOD" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

     - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, for title insurance of signed escrow instructions, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is the 60 Wall Street Mortgage Loan, the 450 Lexington Avenue Mortgage Loan, the Cornerstone Commerce Center A-Note Mortgage Loan or the CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan(s), and

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2007-C5 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or any full or partial prepayment otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to a master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2007-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to a master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2007-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding Distribution Date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2007-C5 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related servicing file to the applicable master servicer; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of S&P and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of S&P or Fitch to any class of series 2007-C5 certificates then rated by S&P or Fitch, respectively; (m) have been approved by the Series 2007-C5 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2007-C5 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2007-C5 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2007-C5 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2007-C5 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of a master servicer and/or the special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REO PROPERTY" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2007-C5 certificateholders (or, if such property relates to the 450 Lexington Avenue Total Loan, the Cornerstone Commerce Center A/B Loan Pair or any CBA A/B Loan Pair, for the benefit of the series 2007-C5 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the issuing entity. "REO Property" shall include the issuing entity's interest in any mortgaged real property securing the 60 Wall Street Mortgage Loan that is acquired by the special servicer under the COMM 2007-C9 Pooling and Servicing Agreement.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    a master servicer,

     -    the special servicer,

     -    any sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR CERTIFICATES" means the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-SP and Class A-X Certificates.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-SP, A-X, A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates have been made on that distribution date.

     "SERIES 2007-C5 DIRECTING CERTIFICATEHOLDER" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2007-C5 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2007-C5 controlling class; PROVIDED, HOWEVER, that until a Series 2007-C5 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2007-C5 controlling class that a Series 2007-C5 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2007-C5 controlling class certificates will be the Series 2007-C5 Directing Certificateholder.

     "SERVICING FUNCTION PARTICIPANT": means any person, other than a master servicer, the special servicer and the trustee, that is, within the meaning of
Item 1122 of Regulation AB, performing activities that address the servicing criteria, unless such person's activities relate only to 5% or less of the mortgage loans (calculated by Stated Principal Balance) or the applicable master servicer takes responsibility for the servicing criteria, as permissible under Regulation AB.

     "SERVICING STANDARD" means (X) with respect to any master servicer other than the Capmark master servicer and with respect to the special servicer (subject to the discussion under "Description of the Underlying Mortgage Loans--450 Lexington Avenue, "--The CBA A/B Loan Pairs" and "--The Cornerstone Commerce Center A/B Loan Pair" in this prospectus supplement) the standard by which such master servicer and the special servicer will service and administer the mortgage loans and/or REO Properties (including any such REO Property related to the 450 Lexington Avenue Total Loan) that it is obligated to service and administer pursuant to the series 2007-C5 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the series 2007-C5 certificateholders (as a collective whole) or, in the case of the 450 Lexington Avenue Total Loan, the Cornerstone Commerce Center A/B Loan Pair or any CBA A/B Loan Pair, for the benefit of the series 2007-C5 certificateholders and the holder(s) of the related Companion Loan (as a collective whole), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the series 2007-C5 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2007-C5 certificateholders (as a collective whole) or, in the case of the 450 Lexington Total Loan, Cornerstone Commerce Center A/B Loan Pair and any CBA A/B Loan Pair, for the benefit of the series 2007-C5 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), on a net present value basis; but

     -    without regard to--

          (a) any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, the mortgage loan sellers or any other party to the series 2007-C5 pooling and servicing agreement,

          (b) the ownership of any series 2007-C5 certificate, mezzanine loan or Companion Loan by the applicable master servicer or the special servicer, as the case may be, or by any affiliate thereof,

          (c)  the applicable master servicer's obligation to make advances,

          (d) the special servicer's obligation to request that the applicable master servicer make servicing advances,

          (e) the right of the applicable master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

          (g) any obligation of the applicable master servicer or any of its affiliates (in their capacity as a mortgage loan originator, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          (h) any debt that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower;

and (Y) with respect to the Capmark master servicer shall mean (subject to the discussion under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" and "--The Cornerstone Commerce Center A/B Loan Pair" in this prospectus supplement), with respect to such master servicer, to service and administer the underlying mortgage loans in accordance with applicable law, the terms of the series 2007-C5 pooling and servicing agreement, the respective terms of the underlying mortgage loans and, to the extent not inconsistent with the foregoing, further as follows: (a) with the same care, skill and diligence as is normal and usual in Capmark's (as a master servicer) mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the underlying mortgage loans; (b) with a view to the timely collection of all scheduled payments of principal and interest under the underlying mortgage loans and the maximization of the recovery on the underlying mortgage loans to the certificateholders (as a collective whole) (or in the case of the Cornerstone Commerce Center A/B Loan Pair or any CBA A/B Loan Pair and its related Companion Loan, if any, the maximization of recovery on the Cornerstone Commerce Center A/B Loan Pair or CBA A/B Loan Pair to the certificateholders and the holder of the related Companion Loan, as applicable, all taken as a collective whole and taking into account the subordination of the Cornerstone Commerce Center B-Note Companion Loan or CBA B-Note Companion Loan) on a net present value basis; and
(c) without regard to-- (i) any relationship that such master servicer, or any affiliate thereof, may have with the related borrower, (ii) the ownership of any certificate, mezzanine loan or any B loans by the applicable master servicer, or by any affiliate thereof, (iii) such master servicer's obligation to make advances, (iv) the right of such master servicer, or any affiliate thereof, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, or (v) any obligation of such master servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the related underlying mortgage loan.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the issuing entity (other than the 60 Wall Street Mortgage Loan) and any related Companion Loan, any of the following events, among others:

     1. in the case of a balloon loan, a payment default has occurred at its maturity date, or if a master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues unremedied beyond the earlier of (i) 90 days after its maturity date or (ii) the expiration of such commitment;

     2.   any monthly payment is more than 60 or more days delinquent;

     3.   the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     4. a master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     5. in the judgment of the applicable master servicer or the special servicer, a payment default or a material non-monetary default has occurred or, in each case, is imminent and is not likely to be cured by the borrower within 60 days (or in the case of a payment default or imminent payment default, for the time period described in clause 1. or 2., as applicable) and, in respect of a determination by the special servicer that a payment default or material non-monetary default is imminent, the Series 2007-C5 Directing Certificateholder has concurred with such determination; or

     6. any other default (exclusive of an Acceptable Insurance Default) has occurred under the related mortgage loan documents that, in the judgment of the applicable master servicer or special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note).

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by a master servicer or the special servicer;

     - with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the judgment of the special servicer;

     - with respect to the circumstances described in clause 4. of this definition, the proceedings are terminated; and

     - with respect to the circumstances described in clause 6. of this definition, the default is cured in the judgment of the special servicer.

     A "Servicing Transfer Event" (or the equivalent) with respect to the 60 Wall Street Mortgage Loan is defined under the COMM 2007-C9 pooling and servicing agreement and the relevant event may differ from those specified above.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Series 2007-C5 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "SPECIALLY DESIGNATED SERVICING ACTIONS" means any of the following actions with respect to any mortgage loan, mortgaged real property or REO Property that is being serviced and/or administered under the series 2007-C5 pooling and servicing agreement:

     - any modification, waiver or amendment of a monetary term (other than a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below) of any specially serviced mortgage loan or any non-specially serviced mortgage loan with a principal balance of $2.5 million or more (or any non-specially serviced loan (without regard to balance) as to which the proposed modification is an extension of maturity);

     - any proposed or actual foreclosure or comparable conversion of the ownership of a mortgaged real property securing a specially serviced mortgage loan;

     - any proposed or actual sale of an REO Property, other than in connection with the termination of the trust fund as described in this prospectus supplement under "The Series 2007-C5 Pooling and Servicing Agreement--Termination";

     - any determination to bring a mortgaged real property or an REO Property into compliance with applicable environmental laws;

     - any acceptance of substitute or additional real property collateral for any mortgage loan (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the acceptance of the substitute or additional collateral is in accordance with the terms of the mortgage loan, in which event notice to the Series 2007-C5 Directing Certificateholder will be required);

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan;

     - any waiver of a "due-on-sale" or "due-on-encumbrance" clause under any specially serviced mortgage loan or under any non-specially serviced mortgage loan with a principal balance of $2.5 million or more;

     - any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     - any release of material real property collateral for a specially serviced mortgage loan or for any non-specially serviced mortgage loan with a principal balance of $2.5 million or more (other than, in each case, in accordance with the terms of, or upon satisfaction of, that mortgage loan or in connection with a defeasance or a pending or threatened condemnation action);

     - any releases of earn-out reserve funds or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or in accordance with the terms of that mortgage loan, in which event notice to the Series 2007-C5 Directing Certificateholder will be required); and

     - such other events as may be expressly provided for in the series 2007-C5 pooling and servicing agreement.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the issuing entity, an amount that:

     - will initially equal its unpaid principal balance as of its due date in November 2007 or, in the case of a replacement mortgage loan, as of the date it is added to the issuing entity, after application of all payments of principal due during or prior to the month of such addition to the issuing entity, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "SUBORDINATE CERTIFICATES" means the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

     "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2007-C5 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in November 2007 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by a master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in November 2007, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees or liquidation fees payable in connection therewith.

     In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 2007-05.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in November 2007; and

     - with respect to any underlying mortgage loan that is secured by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan due on the related due date in November 2007;

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in November 2007 through and including the due date in October 2008 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and PROVIDED, FURTHER, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     The Underwritten Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Underwritten Debt Service Coverage Ratios accurately reflect that ability.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the issuing entity, and

          2. one or more United States Persons have the authority to control all substantial decisions of the issuing entity.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association.

     "U/W" means underwritten.

     "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the mortgage loans in the issuing entity for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to, a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid or, in the case of the underlying mortgage loan identified in Exhibit A-1 to this prospectus supplement as Albers Mill, payment of a fixed prepayment premium in lieu of a yield maintenance formula at the borrower's option.

     "YIELD MAINTENANCE MINIMUM AMOUNT" means with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMX/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

     "YM/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Historical Performance of the Mortgaged Real Properties

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information


                                     A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                 LOAN                                                     PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)
-------------------------------------------------------------------------------------
  1               1    450 Lexington Avenue                            $  200,000,000(2)
  2               1    Gulf Coast Town Center Phases I & II            $  190,800,000
 3.1              1    TIAA - Cincinnati                               $   51,613,000
 3.2              1    TIAA - Memphis                                  $   43,392,000
 3.3              1    TIAA - Atlanta                                  $   19,945,000
 3.4              1    TIAA - San Diego                                $   18,880,000
 3.5              1    TIAA - Salt Lake City                           $   12,015,000
 3.6              1    TIAA - Philadelphia                             $   10,625,000
 3.7              1    TIAA - Chicago (West Chicago)                   $    7,278,000
 3.8              1    TIAA - Phoenix                                  $    6,111,000
 3.9              1    TIAA - Dallas                                   $    5,980,000
3.10              1    TIAA - Chicago (Bolingbrook)                    $    5,424,000
3.11              1    TIAA - Oakland                                  $    4,737,000
  4               1    Jericho Plaza (I & II)                          $  163,750,000
  5               1    60 Wall Street                                  $  130,000,000(3)
  6               2    Allanza at the Lakes                            $   85,000,000
  7               1    Commerce Corporate Plaza                        $   84,000,000
 8.1              1    Fairfield Inn - Amesbury                        $    9,059,098
 8.2              1    Fairfield Inn - Portsmouth                      $    8,707,438
 8.3              1    Fairfield Inn - East Greenbush                  $    8,052,147
 8.4              1    Fairfield Inn - Manchester                      $    7,023,736
 8.5              1    Fairfield Inn - Milford                         $    6,930,207
 8.6              1    Fairfield Inn - Williston                       $    6,751,491
 8.7              1    Fairfield Inn - Wallingford                     $    6,165,700
 8.8              1    Fairfield Inn - Tewksbury                       $    5,788,411
 8.9              1    Fairfield Inn - Woburn                          $    5,186,772
  9               1    Mesilla Valley Mall                             $   54,000,000
 10               2    Olentangy Commons Apartments                    $   49,600,000
11.1              1    Imperial Manor Apartments                       $   19,135,200
11.2              1    Blossom Business Center                         $   17,753,000
11.3              1    Normandie - Brownstone Apartments               $    8,844,000
11.4              1    Mount Read Business Center                      $    1,854,000
11.5              1    465 West Commercial                             $    1,546,000
 12               1    7700 Irvine Spectrum Center                     $   45,000,000
 13               1    Mystic Marriott                                 $   43,000,000
 14               1    Woodfield Crossing                              $   41,440,000(4)
 15               1    Cornerstone Commerce Center                     $   36,900,000
 16               1    Hilton - Ontario                                $   35,000,000
 17               1    Crossroads at Tolleson Shopping Center          $   34,000,000
18.1              2    Gable Oaks                                      $   10,540,000
18.2              2    Heatherwood/Kensington                          $    7,870,000
18.3              2    Autumn Park                                     $    7,020,000
18.4              2    Arbor Glen                                      $    4,880,000
18.5              2    Stonewood                                       $    3,665,000
19.1              2    Huntersville                                    $   10,030,000
19.2              2    Woodbrook                                       $    9,830,000
19.3              2    Lakewood                                        $    6,970,000
19.4              2    Davidson                                        $    6,480,000
 20       A       2    CP Fairways at Woodfield                        $   11,000,000
 21       A       2    CP Rolling Hills                                $   10,000,000
 22       A       2    CP Birchwood Pointe                             $    9,850,000
 23       A       2    CP Arbors of Lapeer Apartments                  $    2,400,000
 24               1    Best Western Beach Resort - Monterey            $   30,000,000
 25               2    Ivy Club Apartments                             $   25,070,000
 26               1    Sheraton Studio City                            $   24,700,000
 27               1    Central New York Medical Center                 $   24,500,000
 28               1    Hilton St. Louis - Downtown                     $   21,600,000
 29               1    Medford Plaza Shopping Center                   $   20,750,000
 30               2    Breton Mill Apartments                          $   20,000,000
 31               1    Salisbury Mall                                  $   19,930,000
32.1              2    Chateau Village Apartments                      $    7,400,000
32.2              2    Emerald Bay Apartments                          $    6,925,000
32.3              2    Highlands Apartments                            $    5,175,000


  #    ADDRESS                                                            CITY                 COUNTY          STATE  ZIP CODE
------------------------------------------------------------------------------------------------------------------------------
  1    450 Lexington Avenue                                               New York             New York         NY     10017
  2    9903 Gulf Coast Main Street                                        Fort Myers           Lee              FL     33913
 3.1   1200 and 1405 Worldwide Boulevard and 2055 and 2205 Global Way     Hebron               Boone            KY     41048
 3.2   4755 Southpoint Drive and 4895 and 5015 Citation Drive             Memphis              Shelby           TN     38118
 3.3   1280 and 1300 Lakes Parkway and 100 Lakes Court                    Lawrenceville        Gwinnett         GA     30043
 3.4   9999 Olson Drive                                                   San Diego            San Diego        CA     92121
 3.5   1790-1910 South 5200 West                                          Salt Lake City       Salt Lake        UT     84104
 3.6   2, 7 and 11 Boulden Circle                                         New Castle           New Castle       DE     19720
 3.7   1155 Harvester Drive                                               West Chicago         DuPage           IL     60185
 3.8   601 South 54th Avenue                                              Phoenix              Maricopa         AZ     85043
 3.9   2101 Design Road                                                   Arlington            Tarrant          TX     76014
3.10   465-477 Woodcreek Drive                                            Bolingbrook          Will             IL     60440
3.11   1942-1956 Sabre Street                                             Hayward              Alameda          CA     94545
  4    One and Two Jericho Plaza                                          Jericho              Nassau           NY     11753
  5    60 Wall Street                                                     New York             New York         NY     10005
  6    8600 Starboard Drive and 3001 Lake East Drive                      Las Vegas            Clark            NV     89117
  7    99 Washington Avenue                                               Albany               Albany           NY     12210
 8.1   35 Clarks Road                                                     Amesbury             Essex            MA     01913
 8.2   650 Borthwick Avenue Extension                                     Portsmouth           Rockingham       NH     03801
 8.3   124 Troy Road                                                      East Greenbush       Rensselaer       NY     12061
 8.4   860 South Porter Street                                            Manchester           Hillsborough     NH     03103
 8.5   111 Schoolhouse Road                                               Milford              New Haven        CT     06460
 8.6   2844 St. George Road                                               Williston            Chittenden       VT     05495
 8.7   100 Miles Drive                                                    Wallingford          New Haven        CT     06492
 8.8   1695 Andover Street                                                Tewksbury            Middlesex        MA     01876
 8.9   285 Mishawum Road                                                  Woburn               Middlesex        MA     01801
  9    700 South Telshor Boulevard                                        Las Cruces           Dona Ana         NM     88011
 10    4765 Blairfield Drive                                              Columbus             Franklin         OH     43214
11.1   1773 Stone Road                                                    Greece               Monroe           NY     14615
11.2   465, 565-595 Blossom Road                                          Rochester            Monroe           NY     14610
11.3   237-253 Alexander Street                                           Rochester            Monroe           NY     14607
11.4   2 and 10 Mount Read Boulevard                                      Rochester            Monroe           NY     14611
11.5   465 West Commercial Street                                         East Rochester       Monroe           NY     14445
 12    7700 Irvine Center Drive                                           Irvine               Orange           CA     92618
 13    625 North Road                                                     Groton               New London       CT     06340
 14    8440 & 8425 Woodfield Crossing Boulevard                           Indianapolis         Marion           IN     46240
 15    1201 New Road                                                      Linwood              Atlantic         NJ     08221
 16    700 North Haven Avenue                                             Ontario              San Bernardino   CA     91764
 17    9897 West McDowell Road                                            Tolleson             Maricopa         AZ     85353
18.1   752 Patriot Parkway                                                Rock Hill            York             SC     29730
18.2   1003 Southampton Drive                                             Concord              Cabarrus         NC     28027
18.3   1110 Williamsboro Street                                           Oxford               Granville        NC     27565
18.4   643 South Pierce Street                                            Eden                 Rockingham       NC     27288
18.5   445 Shearers Chapel Road                                           Mooresville          Iredell          NC     28115
19.1   300 Hunters Road                                                   Huntersville         Mecklenburg      NC     28078
19.2   2525 Woodbrook Lane                                                Monroe               Union            NC     28110
19.3   50 Lakewood Drive                                                  Salisbury            Rowan            NC     28147
19.4   100 Horizon Court                                                  Concord              Cabarrus         NC     28027
 20    1001 Parkhurst Lane                                                Grand Blanc          Genesee          MI     48439
 21    891 Rolling Hills Lane                                             Lapeer               Lapeer           MI     48446
 22    1500 Wood Pointe Lane                                              Midland              Midland          MI     48642
 23    952 Dewey Street                                                   Lapeer               Lapeer           MI     48446
 24    2600 Sand Dunes Drive                                              Monterey             Monterey         CA     93940
 25    1127 Ivy Club Lane                                                 Landover             Prince Georges   MD     20785
 26    5905 International Drive                                           Orlando              Orange           FL     32819
 27    739 Irving Avenue                                                  Syracuse             Onondaga         NY     13210
 28    400 Olive Street                                                   St. Louis            St. Louis City   MO     63102
 29    2775-2801 Route 112                                                Medford              Suffolk          NY     11763
 30    13555 Breton Ridge Drive                                           Houston              Harris           TX     77070
 31    1935 Jake Alexander Boulevard                                      Salisbury            Rowan            NC     28147
32.1   2442 Chartres Drive                                                Gastonia             Gaston           NC     28056
32.2   5221 Cherrycrest Lane                                              Charlotte            Mecklenburg      NC     28217
32.3   639 Archdale Drive                                                 Charlotte            Mecklenburg      NC     28217

                                                                        CUT-OFF DATE
                 LOAN                                                     PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)
-------------------------------------------------------------------------------------
 33               1    2400 Ogden Avenue                               $   18,750,000
 34               1    Summit Plaza Shopping Center                    $   18,660,000
 35               1    Cowan Industrial Park                           $   17,800,000
 36               1    677 Larch Avenue                                $   17,000,000
 37               1    Residence Inn by Marriott - East Rutherford     $   16,000,000
 38               1    High Point Shopping Center                      $   15,439,000
 39               1    Queen Creek Village                             $   15,200,000
 40               1    Sea Crest                                       $   13,986,248
 41               2    Hidden Lake Apartments                          $   13,500,000
 42               1    Doubletree Burlington                           $   12,850,000
 43               1    Independence Village of Waterstone              $   12,604,366
 44               1    Kukui Mall                                      $   12,550,000
 45               2    Champion Oaks Apartments                        $   12,500,000
 46               1    Albers Mill                                     $   11,700,000
 47               1    9990 Empire Street (Hoist Fitness)              $   11,560,000
 48               1    St. Louis Hilton and Mike Shannon's Restaurant  $   10,992,042
 49               1    Hattiesburg Grand 18                            $   10,315,067
 50               1    Fremont Village Square                          $   10,300,000
 51               1    ShopKo Lacey, WA                                $   10,280,000
 52               1    Durango Town Center                             $   10,200,000
 53       B       2    Camelot Apartments                              $    6,139,866
 54       B       2    Crystal Street Apartments                       $    4,043,265
 55               1    Fairfield Inn & Suites - Orlando                $   10,000,000
56.1              2    Peter Drive                                     $    9,054,000
56.2              2    268 Main Street                                 $      921,000
 57       C       1    Grand Panama                                    $    8,325,000
 58       C       1    Grand Panama Building A2                        $    1,375,000
 59               1    Laurel Avenue Development                       $    9,700,000
 60               1    Gateway Medical Plaza                           $    9,650,000
 61               1    Bernardo Heights Plaza                          $    9,581,233
 62               2    Champions Glen                                  $    9,320,000
63.1              1    Town Center North                               $    5,753,227
63.2              1    Fairlawn Shopping Center                        $    1,674,990
63.3              1    Ross Center                                     $    1,383,687
63.4              1    Westgate Shopping Center                        $      473,367
 64               2    Cross Creek                                     $    9,280,000
 65               1    Mustang Crossing                                $    9,250,000
 66               2    Brady Station                                   $    9,000,000
 67               1    Holiday Inn Select Winston Salem                $    8,967,543
 68               1    Holiday Inn Express Elko                        $    8,869,633
69.1              1    Walgreens (Paragould)                           $    4,654,059
69.2              1    Walgreens (Heath)                               $    4,145,941
 70               1    365 Canal Street                                $    8,750,000
 71               2    Park West Apartments                            $    8,700,000
 72               2    Savannah Trails Apartments                      $    8,494,653
 73               2    Oak Ridge Apartments                            $    8,300,000
 74               1    Plaza 85 Business Park                          $    8,115,000
 75               1    Giant Eagle Plaza                               $    8,070,000
 76               1    Best Western Hotel & Suites Cary                $    7,971,166
 77               1    Hampton Inn Bessemer                            $    7,870,448
 78               1    ShopKo Orem, UT                                 $    7,760,000
 79               1    Union Station Plaza                             $    7,477,859
 80               1    Westgate Center                                 $    7,370,526
 81               1    Hampton Inn - Mount Laurel                      $    7,300,000
 82               1    Orleans Marketplace                             $    7,250,000
 83               1    UC Self Storage                                 $    7,125,000
 84               1    University Corners                              $    7,112,214
 85               1    Palmer Crossing - Parcel B                      $    7,074,000
 86               1    Palazzo Shopping Center                         $    7,059,846
 87               1    Storage King USA - Newark, NJ                   $    6,790,000


  #    ADDRESS                                                            CITY                 COUNTY          STATE  ZIP CODE
------------------------------------------------------------------------------------------------------------------------------
 33    2400 Ogden Avenue                                                  Lisle                Dupage            IL    60532
 34    3800 Southwest Freeway                                             Houston              Harris            TX    77027
 35    740-843 Cowan Street                                               Nashville            Davidson          TN    37207
 36    677 Larch Avenue                                                   Elmhurst             DuPage            IL    60126
 37    10 Murray Hill Parkway                                             East Rutherford      Bergen            NJ    07073
 38    21051 Haggerty Road                                                Novi                 Oakland           MI    48375
 39    21803 Ellsworth Road                                               Queen Creek          Maricopa          AZ    85242
 40    588 Ocean Avenue                                                   West Haven           New Haven         CT    06516
 41    6406 Hidden Lake Loop                                              Fayetteville         Cumberland        NC    28304
 42    1117 Williston Road                                                South Burlington     Chittenden        VT    05403
 43    701 Market Street                                                  Oxford               Oakland           MI    48371
 44    1819 South Kihei Road                                              Kihei                Maui              HI    96753
 45    14150 Wunderlich Road                                              Houston              Harris            TX    77069
 46    1200 NW Naito Parkway                                              Portland             Multnomah         OR    97205
 47    9990 Empire Street                                                 San Diego            San Diego         CA    92126
 48    One South Broadway and 620 Market Street                           St. Louis            St. Louis         MO    63102
 49    100 Grand Avenue                                                   Hattiesburg          Lamar             MS    39401
 50    3601 Fremont Ave North                                             Seattle              King              WA    98103
 51    5500 Martin Way East                                               Lacey                Thurston          WA    98506
 52    1125, 1145 and 1185 South Camino Del Rio                           Durango              La Plata          CO    81303
 53    2840 Robinson Street                                               Jackson              Hinds             MS    39209
 54    219 Crystal Street                                                 Ames                 Story             IA    50010
 55    7495 Canada Avenue                                                 Orlando              Orange            FL    32819
56.1   1 Musky Ridge Drive and 620 Willow Grove Street                    Hackettstown         Warren            NJ    07840
56.2   262-266 Main Street                                                Hackettstown         Warren            NJ    07840
 57    11503 Hutchison Boulevard                                          Panama City Beach    Bay               FL    32407
 58    11503 Hutchison Boulevard                                          Panama City Beach    Bay               FL    32407
 59    1777 Green Bay Road                                                Highland Park        Lake              IL    60035
 60    27450 Tourney Road                                                 Santa Clarita        Los Angeles       CA    91355
 61    15727 Bernardo Heights Parkway                                     San Diego            San Diego         CA    92128
 62    6425 Oakley Road                                                   Union City           Fulton            GA    30291
63.1   400-620 East Diamond Avenue                                        Evansville           Vanderburgh       IN    47711
63.2   1931 Pollack Avenue and 2101-2201 South Weinbach Avenue            Evansville           Vanderburgh       IN    47714
63.3   1012-1016 South Boeke Road and 2401-2423 Washington Avenue         Evansville           Vanderburgh       IN    47714
63.4   401-411 South Barker Avenue                                        Evansville           Vanderburgh       IN    47712
 64    5756 Cross Creek Drive                                             Indianapolis         Marion            IN    46254
 65    351, 426, 450 and 501 FM 548                                       Forney               Kaufman           TX    75126
 66    4401 East 52nd Street                                              Odessa               Ector             TX    79762
 67    5790 University Parkway                                            Winston-Salem        Forsyth           NC    27105
 68    3019 Idaho Street                                                  Elko                 Elko              NV    89801
69.1   1500 West Kings Highway                                            Paragould            Greene            AR    72450
69.2   764 Hebron Road                                                    Heath                Licking           OH    43056
 70    365 Canal Street                                                   New York             New York          NY    10013
 71    11845 West Avenue                                                  San Antonio          Bexar             TX    78216
 72    1610 East McKinney Street                                          Denton               Denton            TX    76209
 73    11200 Perrin Beitel Road                                           San Antonio          Bexar             TX    78217
 74    5970-6040 Unity Drive                                              Norcross             Gwinnett          GA    30071
 75    80 Whittlesey Avenue                                               Norwalk              Huron             OH    44857
 76    1722 Walnut Street                                                 Cary                 Wake              NC    27511
 77    4910 Civic Lane                                                    Bessemer             Jefferson         AL    35022
 78    125 South State Street                                             Orem                 Utah              UT    84058
 79    962-982 Congress Street                                            Portland             Cumberland        ME    04102
 80    3400 Demetropolis Road                                             Mobile               Mobile            AL    36693
 81    5000 Crawford Place                                                Mount Laurel         Burlington        NJ    08054
 82    136 Route 6A                                                       Orleans              Barnstable        MA    02653
 83    2721 Shattuck Avenue                                               Berkeley             Alameda           CA    94705
 84    2151-2193 South Taylor Road                                        University Heights   Cuyahoga          OH    44118
 85    5300 Clark Road                                                    Sarasota             Sarasota          FL    34233
 86    8222 East 103rd Street South                                       Tulsa                Tulsa             OK    74133
 87    1448 McCarter Highway                                              Newark               Essex             NJ    07104

                                                                        CUT-OFF DATE
                 LOAN                                                     PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)
-------------------------------------------------------------------------------------
 88               2    Summer Tree Apartment Homes                     $    6,700,000
 89               1    Best Western Westgate Inn York, PA              $    6,635,000
 90               1    Rosemont Marketplace                            $    6,600,000
 91               1    Kmart Chicago                                   $    6,596,010
 92               2    Wickersham Green Apartments                     $    6,425,000
 93               1    Courtyard by Marriott - Gulf Shores             $    6,400,000
 94               1    Meadows Plaza                                   $    6,350,000
 95               1    Petsmart Tujunga                                $    6,322,285
 96               1    Cochran - Simi Valley                           $    6,230,000
 97               2    Canyon Ridge MHP                                $    6,200,000
 98               1    Comfort Inn & Suites Rawlins                    $    6,161,795
 99               1    Fox Run                                         $    5,987,537
 100              1    Chandler Office Building                        $    5,816,000
 101              2    Princeton                                       $    5,700,000
 102              1    8010 Building                                   $    5,625,000
 103              2    Salem Ridge Apartments                          $    5,600,000
 104              1    Fly Away Parking                                $    5,474,382
 105              1    Hacienda Plaza                                  $    5,314,907
 106              1    Weeksville Crossing                             $    5,200,000
 107              1    Centre at Eagle's Nest                          $    5,074,000
 108              2    56th and O Street Lofts                         $    5,000,000
 109              1    Bloomingdale Retail                             $    5,000,000
 110              1    Cherry Hill Pointe Retail                       $    4,926,000
 111      D       1    Ritz Coral Springs and Chick-filA Building      $    2,470,000
 112      D       1    Starbucks Outparcel                             $    1,304,000
 113      D       1    Chick-fil-A, Bradenton                          $    1,050,000
 114              1    Holcomb Bridge Business Center                  $    4,800,000
 115              1    Cahokia Village                                 $    4,789,000
 116              1    Kawaihae Shopping Center                        $    4,696,593
 117              1    730 Louis Drive                                 $    4,542,416
 118              1    Gallery at Rivergate                            $    4,500,000
 119              1    Storage Depot (Airport Storage)                 $    4,500,000
 120              2    Greyberry Apartments                            $    4,400,000
 121              1    Bayview Tower Office Building                   $    4,360,000
 122              1    Essex Medical Office                            $    4,325,000
 123              1    Walgreens-Malone                                $    4,250,000
 124              1    Country Inn Stafford                            $    4,224,677
 125              1    Linens' N Things                                $    4,194,621
 126              2    Brookhollow Apartments                          $    4,100,000
127.1             2    Jefferson MHC                                   $    2,136,376
127.2             2    Western MHP                                     $    1,001,966
127.3             2    Parkview MHC                                    $      961,657
 128              1    Crystal Square Shopping Center                  $    4,000,000
 129              1    Mineral Building                                $    4,000,000
 130              1    Tyler Building                                  $    4,000,000
 131              1    Ashley Burlington                               $    3,940,943
 132              1    8 Fairfield Boulevard                           $    3,860,000
 133              1    Holiday Inn Express Weatherford, OK             $    3,795,833
 134              1    Westlake Commons                                $    3,690,000
 135              1    415 South San Pedro Street                      $    3,542,216
 136              1    Masonic Temple Building                         $    3,500,000
 137              1    Alta Mesa Village                               $    3,446,000
 138              1    Shoppes at Willow                               $    3,438,092
 139              1    Avalon Plaza                                    $    3,324,193
 140              1    1945 East Ridge Road                            $    3,300,000
 141              2    Pine Village North                              $    3,240,000
 142              2    The Gallery Apartments                          $    3,230,000
 143              1    West LA Self Storage                            $    3,217,118
 144              2    6011 Gaston                                     $    3,156,000
 145              1    Champps Orland Park                             $    3,154,677
 146              1    Cedar Ridge Crossing                            $    3,143,000
 147              1    353 West Lancaster Avenue                       $    3,120,000


  #    ADDRESS                                                            CITY                 COUNTY          STATE  ZIP CODE
------------------------------------------------------------------------------------------------------------------------------
 88    3126 Bert Kouns Industrial Loop                                    Shreveport           Caddo Parish      LA    71118
 89    1415 Kenneth Road                                                  York                 York              PA    17408
 90    7030-7118 Mannheim Road                                            Rosemont             Cook              IL    60018
 91    5000 South Kedzie Avenue                                           Chicago              Cook              IL    60632
 92    2301 Wickersham Lane                                               Austin               Travis            TX    78741
 93    3750 Gulf Shores Parkway                                           Gulf Shores          Baldwin           AL    36542
 94    5182-5184 Sonoma Boulevard                                         Vallejo              Solano            CA    94589
 95    6348 Foothill Boulevard                                            Tujunga              Los Angeles       CA    91042
 96    685 East Cochran Street                                            Simi Valley          Ventura           CA    93065
 97    5150 Airport Road                                                  Colorado Springs     El Paso           CO    80916
 98    2366 East Cedar Street                                             Rawlins              Carbon            WY    82301
 99    3121 MacIneery Drive                                               Council Bluffs       Pottawattamie     IA    51501
 100   1331, 1347 and 1351 North Alma School Road                         Chandler             Maricopa          AZ    85224
 101   4300 Gus Thomasson Road                                            Mesquite             Dallas            TX    75150
 102   8010 East McDowell Road                                            Scottsdale           Maricopa          AZ    85257
 103   231 Brierhurst Road                                                Winston-Salem        Forsyth           NC    27104
 104   1671 Murfreesboro Pike and 1723 Old Murfreesboro Pike              Nashville            Davidson          TN    37217
 105   755-899 North Hacienda Boulevard                                   La Puente            Los Angeles       CA    91744
 106   1805 Weeksville Road                                               Elizabeth City       Pasquotank        NC    27909
 107   5324 Atascocita Road                                               Humble               Harris            TX    77346
 108   5500 Shady Creek Court                                             Lincoln              Lincoln           NE    68508
 109   92-94 Stratford Drive                                              Bloomingdale         DuPage            IL    60108
 110   1888 Route 70 East                                                 Cherry Hill          Camden            NJ    08003
 111   1341 North University Drive                                        Coral Springs        Broward           FL    33071
 112   2217 Hamilton Place Boulevard                                      Chattanooga          Hamilton          TN    37421
 113   5206 East 73rd Lane                                                Bradenton            Manatee           FL    34203
 114   2558-2662 Holcomb Bridge Road                                      Alpharetta           Fulton            GA    30022
 115   Camp Jackson Road and Range Lange                                  Cahokia              St. Clair         IL    62206
 116   61-3665 Akoni Pule Highway                                         Kamuela              Hawaii            HI    96743
 117   730-738 Louis Drive                                                Warminster Township  Bucks             PA    18974
 118   2021 Gallatin Pike                                                 Madison              Davidson          TN    37115
 119   276 Mount Hermon Road                                              Scotts Valley        Santa Cruz        CA    95066
 120   3601 Hannan Road                                                   Wayne                Wayne             MI    48184
 121   400 Mann Street                                                    Corpus Christi       Nueces            TX    78401
 122   5958 North Canton Center Road                                      Canton               Wayne             MI    48187
 123   305 West Main Street                                               Malone               Franklin          NY    12953
 124   26 Wicomico Drive                                                  Stafford             Stafford          VA    22554
 125   1475 11th Avenue Northwest                                         Issaquah             King              WA    98027
 126   704 East Waring Street                                             Dayton               Liberty           TX    77535
127.1  3100 11th Avenue Southeast                                         Minot                Ward              ND    58701
127.2  1825 16th Street Southwest                                         Minot                Ward              ND    58701
127.3  625 15th Street Southeast                                          Minot                Ward              ND    58701
 128   6851 Southeast Maricamp Road                                       Ocala                Marion            FL    34472
 129   1241 West Mineral Avenue                                           Littleton            Arapahoe          CO    80120
 130   1603 Santa Rosa Road                                               Richmond             Henrico           VA    23229
 131   1439 University Drive                                              Burlington           Alamance          NC    27215
 132   8 Fairfield Boulevard                                              Wallingford          New Haven         CT    06492
 133   3825 East Main Street                                              Weatherford          Custer            OK    73096
 134   3106 Three Oaks Road                                               Cary                 McHenry           IL    60013
 135   415 South San Pedro Street                                         Los Angeles          Los Angeles       CA    90013
 136   133 Fayetteville Street                                            Raleigh              Wake              NC    27601
 137   5761 East Brown Road                                               Mesa                 Maricopa          AZ    85205
 138   100 Willow Lane                                                    McDonough            Henry             GA    30253
 139   23401-23565 Avalon Boulevard                                       Carson               Los Angeles       CA    90745
 140   1945 East Ridge Road                                               Irondequoit          Monroe            NY    14622
 141   2400 Post Village Drive                                            Smyrna               Cobb              GA    30080
 142   6220 Fairdale Lane                                                 Houston              Harris            TX    77057
 143   5450 Slauson Avenue                                                Culver City          Los Angeles       CA    90230
 144   6011 Gaston Avenue                                                 Dallas               Dallas            TX    75214
 145   16165 La Grange Road                                               Orland Park          Cook              IL    60467
 146   111 South Cedar Ridge Drive                                        Duncanville          Dallas            TX    75116
 147   353 West Lancaster Avenue                                          Wayne                Delaware          PA    19087

                                                                        CUT-OFF DATE
                 LOAN                                                     PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)
-------------------------------------------------------------------------------------
 148              1    Calvine Road Self Storage                       $    3,100,000
 149              1    1100 Summit Avenue                              $    3,075,837
 150              2    Pine Village East                               $    3,040,000
 151              1    Carolina Self Storage                           $    2,995,271
 152              1    Green Springs Shopping Center                   $    2,992,749
 153              2    Winkworth Garden Apts                           $    2,950,000
 154              1    Carmichael Center                               $    2,940,000
 155              2    Ustick Village Apartments                       $    2,745,374
 156              1    Ranch at Scripps Trail                          $    2,685,000
 157              1    Costco & North Fork Bank                        $    2,660,000
 158              1    Centre Stage at High Point                      $    2,567,053
 159              1    98 Main Street                                  $    2,500,000
 160              1    Spencer Square Shopping Center                  $    2,482,141
 161              2    MTW Apartments                                  $    2,444,938
 162              1    San Saba Medical Office                         $    2,440,000
 163              1    Village at Crooked Creek                        $    2,436,766
 164              1    Shoppes on 57th                                 $    2,429,000
 165              1    Montclair Retail                                $    2,426,000
 166              1    Crismon Retail                                  $    2,350,000
 167              1    2455 Towne Lake Parkway                         $    2,350,000
 168              1    Cold Springs Retail                             $    2,273,659
 169              1    Walgreens (Orlando)                             $    2,270,000
 170              1    Cobblestone Fiesta                              $    2,235,000
 171              2    Bear Grounds I & II Apartments                  $    2,089,653
 172              2    Moorestown Oaks                                 $    2,055,166
 173              1    South Elati Building                            $    1,994,890
 174              2    Megan and Coleman Court Apartments              $    1,920,290
 175              1    Oakmont Plaza                                   $    1,915,638
 176              1    Corsicana Medical                               $    1,894,309
 177              2    Reimer Apartments - Gretna                      $    1,857,985
 178              2    Reimer Apartments - Millard                     $    1,853,997
 179              1    Avery Building                                  $    1,845,850
 180              1    Santa Ana Office                                $    1,796,987
 181              2    Monticello Court Apartments                     $    1,718,000
 182              1    Loveland Crossing                               $    1,651,426
 183              1    Fulton Hill Studios                             $    1,550,000
 184              1    Colonial Drive Mini Storage                     $    1,506,540
 185              1    A-1 Self Storage                                $    1,500,000
 186              1    Chapel Hill Station                             $    1,496,294
 187              1    Coit Crossing                                   $    1,493,306
 188              1    Hollywood Video Outlot                          $    1,417,631
 189              1    Mallard Place                                   $    1,397,955
 190              1    Eye Plaza                                       $    1,292,931
 191              1    Kyrene Industrial                               $    1,179,191
 192              1    BMA Medical                                     $      995,869
 193              1    Algonac Retail Center                           $      920,247
 194              1    Extra Space Self Storage                        $      824,000
                                                                       --------------
                                                                       $2,720,810,685
                                                                       ==============


  #    ADDRESS                                                            CITY                 COUNTY          STATE  ZIP CODE
------------------------------------------------------------------------------------------------------------------------------
 148   8980 Calvine Road                                                  Elk Grove            Sacramento        CA    95829
 149   1100 Summit Avenue                                                 Plano                Collin            TX    75074
 150   2889 Panthersville Road                                            Decatur              DeKalb            GA    30034
 151   7205 US Highway 1 North                                            Southern Pines       Moore             NC    28387
 152   430 Green Springs Highway                                          Homewood             Jefferson         AL    35209
 153   3179-3187 Bellevue Avenue                                          Syracuse             Onondaga          NY    13219
 154   131 Carmichael Road                                                Hudson               Saint Croix       WI    54016
 155   10887 West Ustick Road                                             Boise                Ada               ID    83713
 156   10295, 10297 and 10299 Scripps Trail Drive                         San Diego            San Diego         CA    92131
 157   325 Route 15                                                       Wharton              Morris            NJ    07885
 158   1116 Eastchester Drive                                             High Point           Guilford          NC    27265
 159   98 Main Street                                                     Southington          Hartford          CT    06489
 160   8760 Madison Boulevard                                             Madison              Madison           AL    35759
 161   521 Beverly Avenue and 100-102 Third Street                        Morgantown           Monongalia        WV    26505
 162   215 North San Saba                                                 San Antonio          Bexar             TX    78207
 163   6300 Highway 9                                                     Alpharetta           Forsyth           GA    30004
 164   5000 South Louise Avenue                                           Sioux Falls          Lincoln           SD    57108
 165   4467 Mission Boulevard                                             Montclair            San Bernardino    CA    91763
 166   1116 South Crismon Road                                            Mesa                 Maricopa          AZ    85208
 167   2455 Towne Lake Parkway                                            Woodstock            Cherokee          GA    30189
 168   180 Plaza Drive                                                    Cold Spring          Campbell          KY    41076
 169   5280 South John Young Parkway                                      Orlando              Orange            FL    32839
 170   44600 West Smith-Enke Road                                         Maricopa             Pinal             AZ    85239
 171   1919 South 5th Street                                              Waco                 McLennan          TX    76706
 172   101 East Camden Avenue                                             Moorestown           Burlington        NJ    08057
 173   7852 South Elati Street                                            Littleton            Arapahoe          CO    80120
 174   101-115 Megan Court & 1220 - 1227 Coleman Court                    Charlottesville      Albemarle         VA    22901
 175   16761 Saint Clair Avenue                                           Calcutta             Columbiana        OH    43920
 176   1321 West Second Avenue                                            Corsicana            Navarro           TX    75110
 177   111, 115, 119 East Westplains and 610, 702 Chestnut Drive          Gretna               Sarpy             NE    68028
 178   4860 and 4880 South 131st Street and 13106 and 13122 North Street  Omaha                Douglas           NE    68137
 179   2201 West Holcombe Boulevard                                       Houston              Harris            TX    77030
 180   2001 East 1st Street                                               Santa Ana            Orange            CA    92705
 181   409, 413, 500 and 504 Paladin Drive                                Greenville           Pitt              NC    27834
 182   1074 Loveland-Madeira Road                                         Loveland             Hamilton          OH    45140
 183   1000 Carlisle Avenue                                               Richmond             Richmond City     VA    23231
 184   304 South Colonial Drive                                           Cleburne             Johnson           TX    76033
 185   1705 Feagin Drive                                                  Lufkin               Angelina          TX    75904
 186   3869 Chapel Hill Road                                              Douglasville         Douglas           GA    30135
 187   3304 Coit Road                                                     Plano                Collin            TX    75023
 188   2560 North Perris Boulevard                                        Perris               Riverside         CA    92571
 189   210 West Mallard Drive                                             Boise                Ada               ID    83706
 190   4836 Northfield Road                                               North Randall        Cuyahoga          OH    44128
 191   6315 South Kyrene Road                                             Tempe                Maricopa          AZ    85283
 192   1002 East McDowell Road                                            Phoenix              Maricopa          AZ    85006
 193   1055 St. Clair River Drive                                         Algonac              St. Clair         MI    48001
 194   4175 Winchester Road                                               Memphis              Shelby            TN    38118

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CP FAIRWAYS AT WOODFIELD, CP ROLLING HILLS, CP BIRCHWOOD POINTE AND CP ARBORS OF LAPEER APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY CAMELOT APARTMENTS AND CRYSTAL STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY GRAND PANAMA AND GRAND PANAMA BUILDING A2 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RITZ CORAL SPRINGS AND CHICK-FIL-A BUILDING, STARBUCKS OUTPARCEL AND CHICK-FIL-A, BRADENTON ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) THE 450 LEXINGTON AVENUE TOTAL DEBT HAS AN ORIGINAL BALANCE OF $600.0 MILLION, WHICH IS COMPRISED OF THE $310.0 MILLION MORTGAGE LOAN AND THE $290.0 MILLION MEZZANINE LOAN. A $200.0 MILLION PARI-PASSU PORTION OF THE 450 LEXINGTON AVENUE MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION AND AS SUCH IS EXPECTED TO BE THE CONTROLLING INTEREST WITH RESPECT TO THE TOTAL DEBT. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $110.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $310.0 MILLION MORTGAGE LOAN.

(3) THE 60 WALL STREET TOTAL DEBT HAS AN ORIGINAL BALANCE OF $925.0 MILLION. A $130.0 MILLION PARI-PASSU PORTION OF THE 60 WALL STREET MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $795.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $925.0 MILLION MORTGAGE LOAN.

(4) THE WOODFIELD CROSSING TOTAL DEBT IS EVIDENCED BY A $41.44 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $5.0 MILLION MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS MARKET LENDER PROTECTIONS AND IS SUBJECT TO A MARKET INTERCREDITOR AGREEMENT. ALL CALCULATIONS ARE BASED ON THE $41.44 MILLION MORTGAGE LOAN.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                    CUT-OFF DATE
               LOAN                                                   PRINCIPAL                                 PROPERTY
  #   CROSSED GROUP PROPERTY NAME                                    BALANCE (1)   PROPERTY TYPE                SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
  1             1   450 Lexington Avenue                             $200,000,000 (3)Office            Central Business District
  2             1   Gulf Coast Town Center Phases I & II             $190,800,000    Retail                    Anchored
 3.1            1   TIAA - Cincinnati                                $ 51,613,000    Industrial                   N/A
 3.2            1   TIAA - Memphis                                   $ 43,392,000    Industrial                   N/A
 3.3            1   TIAA - Atlanta                                   $ 19,945,000    Industrial                   N/A
 3.4            1   TIAA - San Diego                                 $ 18,880,000    Industrial                   N/A
 3.5            1   TIAA - Salt Lake City                            $ 12,015,000    Industrial                   N/A
 3.6            1   TIAA - Philadelphia                              $ 10,625,000    Industrial                   N/A
 3.7            1   TIAA - Chicago (West Chicago)                    $  7,278,000    Industrial                   N/A
 3.8            1   TIAA - Phoenix                                   $  6,111,000    Industrial                   N/A
 3.9            1   TIAA - Dallas                                    $  5,980,000    Industrial                   N/A
 3.10           1   TIAA - Chicago (Bolingbrook)                     $  5,424,000    Industrial                   N/A
 3.11           1   TIAA - Oakland                                   $  4,737,000    Industrial                   N/A
  4             1   Jericho Plaza (I & II)                           $163,750,000    Office                    Suburban
  5             1   60 Wall Street                                   $130,000,000 (5)Office            Central Business District
  6             2   Allanza at the Lakes                             $ 85,000,000    Multifamily             Conventional
  7             1   Commerce Corporate Plaza                         $ 84,000,000    Office            Central Business District
 8.1            1   Fairfield Inn - Amesbury                         $  9,059,098    Hotel                  Limited Service
 8.2            1   Fairfield Inn - Portsmouth                       $  8,707,438    Hotel                  Limited Service
 8.3            1   Fairfield Inn - East Greenbush                   $  8,052,147    Hotel                  Limited Service
 8.4            1   Fairfield Inn - Manchester                       $  7,023,736    Hotel                  Limited Service
 8.5            1   Fairfield Inn - Milford                          $  6,930,207    Hotel                  Limited Service
 8.6            1   Fairfield Inn - Williston                        $  6,751,491    Hotel                  Limited Service
 8.7            1   Fairfield Inn - Wallingford                      $  6,165,700    Hotel                  Limited Service
 8.8            1   Fairfield Inn - Tewksbury                        $  5,788,411    Hotel                  Limited Service
 8.9            1   Fairfield Inn - Woburn                           $  5,186,772    Hotel                  Limited Service
  9             1   Mesilla Valley Mall                              $ 54,000,000    Retail                    Anchored
  10            2   Olentangy Commons Apartments                     $ 49,600,000    Multifamily             Conventional
 11.1           1   Imperial Manor Apartments                        $ 19,135,200    Multifamily             Conventional
 11.2           1   Blossom Business Center                          $ 17,753,000    Mixed Use             Office/Industrial
 11.3           1   Normandie - Brownstone Apartments                $  8,844,000    Multifamily             Conventional
 11.4           1   Mount Read Business Center                       $  1,854,000    Mixed Use             Industrial/Office
 11.5           1   465 West Commercial                              $  1,546,000    Industrial                   N/A
  12            1   7700 Irvine Spectrum Center                      $ 45,000,000    Office                    Suburban
  13            1   Mystic Marriott                                  $ 43,000,000    Hotel                   Full Service
  14            1   Woodfield Crossing                               $ 41,440,000 (7)Office                    Suburban
  15            1   Cornerstone Commerce Center                      $ 36,900,000    Mixed Use               Office/Retail
  16            1   Hilton - Ontario                                 $ 35,000,000    Hotel                   Full Service
  17            1   Crossroads at Tolleson Shopping Center           $ 34,000,000    Retail                   Unanchored
 18.1           2   Gable Oaks                                       $ 10,540,000    Multifamily             Conventional
 18.2           2   Heatherwood/Kensington                           $  7,870,000    Multifamily             Conventional
 18.3           2   Autumn Park                                      $  7,020,000    Multifamily             Conventional
 18.4           2   Arbor Glen                                       $  4,880,000    Multifamily             Conventional
 18.5           2   Stonewood                                        $  3,665,000    Multifamily             Conventional
 19.1           2   Huntersville                                     $ 10,030,000    Multifamily             Conventional
 19.2           2   Woodbrook                                        $  9,830,000    Multifamily             Conventional
 19.3           2   Lakewood                                         $  6,970,000    Multifamily             Conventional
 19.4           2   Davidson                                         $  6,480,000    Multifamily             Conventional
  20     A      2   CP Fairways at Woodfield                         $ 11,000,000    Multifamily             Conventional
  21     A      2   CP Rolling Hills                                 $ 10,000,000    Multifamily             Conventional
  22     A      2   CP Birchwood Pointe                              $  9,850,000    Multifamily             Conventional
  23     A      2   CP Arbors of Lapeer Apartments                   $  2,400,000    Multifamily             Conventional
  24            1   Best Western Beach Resort - Monterey             $ 30,000,000    Hotel                   Full Service
  25            2   Ivy Club Apartments                              $ 25,070,000    Multifamily             Conventional
  26            1   Sheraton Studio City                             $ 24,700,000    Hotel                   Full Service
  27            1   Central New York Medical Center                  $ 24,500,000    Office                    Suburban
  28            1   Hilton St. Louis - Downtown                      $ 21,600,000    Hotel                   Full Service
  29            1   Medford Plaza Shopping Center                    $ 20,750,000    Retail                    Anchored
  30            2   Breton Mill Apartments                           $ 20,000,000    Multifamily             Conventional
  31            1   Salisbury Mall                                   $ 19,930,000    Retail                    Anchored
 32.1           2   Chateau Village Apartments                       $  7,400,000    Multifamily             Conventional
 32.2           2   Emerald Bay Apartments                           $  6,925,000    Multifamily             Conventional
 32.3           2   Highlands Apartments                             $  5,175,000    Multifamily             Conventional
  33            1   2400 Ogden Avenue                                $ 18,750,000    Office                    Suburban
  34            1   Summit Plaza Shopping Center                     $ 18,660,000    Mixed Use               Office/Retail
  35            1   Cowan Industrial Park                            $ 17,800,000    Industrial                   N/A
  36            1   677 Larch Avenue                                 $ 17,000,000    Mixed Use             Office/Industrial
  37            1   Residence Inn by Marriott - East Rutherford      $ 16,000,000    Hotel                  Limited Service
  38            1   High Point Shopping Center                       $ 15,439,000    Retail                    Anchored
  39            1   Queen Creek Village                              $ 15,200,000    Retail                   Unanchored
  40            1   Sea Crest                                        $ 13,986,248    Healthcare        Assisted Living Facility
  41            2   Hidden Lake Apartments                           $ 13,500,000    Multifamily             Conventional
  42            1   Doubletree Burlington                            $ 12,850,000    Hotel                   Full Service
  43            1   Independence Village of Waterstone               $ 12,604,366    Mixed Use    Independent Living/Assisted Living
  44            1   Kukui Mall                                       $ 12,550,000    Retail                   Unanchored
  45            2   Champion Oaks Apartments                         $ 12,500,000    Multifamily             Conventional

         UNITS/
         SQ.FT         FEE/                  YEAR       OCCUPANCY         DATE OF
  #      ROOMS       LEASEHOLD  YEAR BUILT RENOVATED RATE AT U/W (2) OCCUPANCY RATE (2)  APPRAISED VALUE
--------------------------------------------------------------------------------------------------------
  1       910,473   Leasehold      1992        N/A         100%            5/1/2007       $  851,000,000
  2       991,027      Fee         2007        N/A          98%           10/10/2007      $  218,000,000(4)
 3.1    1,437,022      Fee         1998        N/A         100%           1/12/2007       $   75,175,000
 3.2    1,600,232 Fee/Leasehold    1996        N/A          69%           6/12/2007       $   63,200,000
 3.3      650,253      Fee         1996        N/A         100%           1/19/2007       $   29,650,000
 3.4      200,000      Fee         1996        N/A         100%           1/20/2007       $   27,500,000
 3.5      328,504      Fee         1999        N/A          85%           6/12/2007       $   17,750,000
 3.6      266,907      Fee         1989        N/A          90%           12/28/2006      $   15,750,000
 3.7      212,922      Fee         1974       2005          73%           12/1/2006       $   11,200,000
 3.8      136,704      Fee         1989        N/A          79%           6/12/2007       $    9,300,000
 3.9      201,600      Fee         1999        N/A         100%            5/1/2007       $    8,710,000
 3.10     149,907      Fee         1996        N/A           0%           6/12/2007       $    7,900,000
 3.11      83,854      Fee         1973       2001         100%           10/10/2006      $    6,900,000
  4       638,216      Fee         1978       2004          98%           6/30/2007       $  234,000,000
  5     1,625,483      Fee         1988        N/A         100%           11/1/2007       $1,250,000,000
  6           896      Fee         1986       2007          90%           8/15/2007       $  106,250,000
  7       746,052      Fee         1971       2007          96%           10/12/2007      $  120,800,000
 8.1          105      Fee         1987       2006          63%              N/A          $   11,200,000
 8.2          105      Fee         1986       2006          65%              N/A          $   10,100,000
 8.3          105      Fee         1987       2006          65%              N/A          $    9,400,000
 8.4          102      Fee         1982       2006          71%              N/A          $    8,300,000
 8.5          104      Fee         1987       2006          65%              N/A          $    7,600,000
 8.6          105      Fee         1985       2006          66%              N/A          $    7,400,000
 8.7          119      Fee         1983       2001          43%              N/A          $    7,300,000
 8.8          133      Fee         1989       2006          33%              N/A          $    6,700,000
 8.9          129      Fee         1984       2006          60%              N/A          $    8,000,000
  9       372,483      Fee         1981       2005          93%           5/31/2007       $   66,000,000
  10          827      Fee         1972       2007          92%           10/11/2007      $   58,500,000(6)
 11.1         354      Fee         1962       2006          97%           7/18/2007       $   23,800,000
 11.2     325,863      Fee         1930       2006         100%           9/11/2007       $   23,000,000
 11.3         214      Fee         1920        N/A          95%           7/13/2007       $   11,000,000
 11.4      70,163      Fee         1950       1998         100%            7/1/2007       $    2,640,000
 11.5      45,000      Fee         1930       1990         100%           11/11/2007      $    2,300,000
  12      206,868      Fee         1989       2007          90%           9/30/2007       $   65,100,000
  13          285      Fee         2001        N/A          76%              N/A          $   70,600,000
  14      381,718      Fee         1987       2007          92%            9/4/2007       $   51,800,000
  15      214,413      Fee         1959       2005          94%            6/1/2007       $   54,600,000
  16          309      Fee         1986       2006          75%              N/A          $   44,500,000
  17       99,435      Fee         2006        N/A          92%           8/23/2007       $   43,300,000
 18.1         252      Fee         1997        N/A          83%            6/6/2007       $   14,500,000
 18.2         226      Fee         1985       2005          95%            6/6/2007       $   11,200,000
 18.3         128      Fee         2005        N/A          95%            6/6/2007       $    9,500,000
 18.4          96      Fee         2004        N/A          86%            6/6/2007       $    6,250,000
 18.5          68      Fee         1987       2002          96%            6/6/2007       $    4,800,000
 19.1         174      Fee         1988       2005          84%            6/6/2007       $   12,850,000
 19.2         168      Fee         1997       2006          95%            6/6/2007       $   12,950,000
 19.3         228      Fee         1987       2005          85%            6/6/2007       $   10,000,000
 19.4         156      Fee         1995       2005          87%            6/6/2007       $    8,800,000
  20          204      Fee         2003        N/A          88%           7/20/2007       $   15,050,000
  21          198      Fee         1986       2006          87%            7/9/2007       $   13,000,000
  22          154      Fee         1991       2004          99%           7/20/2007       $   12,600,000
  23           56      Fee         1985       2005          93%           7/20/2007       $    3,050,000
  24          196      Fee         1967       2001          85%              N/A          $   44,500,000
  25          283      Fee         1970       2002          96%           8/15/2007       $   33,700,000
  26          301      Fee         1974       2006          69%              N/A          $   34,600,000
  27      110,928      Fee         1997       2007         100%            8/1/2007       $   37,100,000
  28          195      Fee         1888       2005          63%              N/A          $   37,700,000
  29      110,805      Fee         1986       2006          97%           7/31/2007       $   32,200,000
  30          392      Fee         1986       2005          95%           8/15/2007       $   25,025,000
  31      319,659      Fee         1986       2004          95%           7/26/2007       $   25,400,000
 32.1         250      Fee         1974        N/A          92%           8/18/2007       $   10,800,000
 32.2         250      Fee         1972       2004          92%           8/18/2007       $    9,290,000
 32.3         176      Fee         1970        N/A          94%           8/19/2007       $    7,820,000
  33      120,815      Fee         2001       2006          98%            7/1/2007       $   23,600,000
  34       42,698      Fee         2006        N/A          96%           8/13/2007       $   26,650,000
  35      588,768      Fee         1974        N/A         100%           6/28/2007       $   22,500,000
  36      113,000      Fee         1966       2007         100%           7/30/2007       $   22,000,000
  37          133      Fee         2006        N/A          77%              N/A          $   22,200,000
  38      117,157      Fee         1997        N/A         100%           7/17/2007       $   22,200,000
  39       52,217      Fee         2007        N/A          80%           7/31/2007       $   20,500,000
  40           75      Fee         1880       2001         100%           6/30/2007       $   19,600,000
  41          216      Fee         2004        N/A          92%           9/10/2007       $   18,790,000
  42          161      Fee         1969       2005          80%              N/A          $   21,000,000
  43          145      Fee         2001       2005          86%           7/31/2007       $   19,400,000
  44       40,974      Fee         1988        N/A          94%           5/11/2007       $   20,200,000
  45          252      Fee         1985       2005          95%            5/9/2007       $   15,825,000

                                                                    CUT-OFF DATE
               LOAN                                                   PRINCIPAL                                 PROPERTY
  #   CROSSED GROUP PROPERTY NAME                                    BALANCE (1)   PROPERTY TYPE                SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
  46            1   Albers Mill                                      $11,700,000     Office            Central Business District
  47            1   9990 Empire Street (Hoist Fitness)               $11,560,000     Industrial                   N/A
  48            1   St. Louis Hilton and Mike Shannon's Restaurant   $10,992,042     Other                       Land
  49            1   Hattiesburg Grand 18                             $10,315,067     Retail                    Anchored
  50            1   Fremont Village Square                           $10,300,000     Mixed Use               Retail/Office
  51            1   ShopKo Lacey, WA                                 $10,280,000     Retail                   Unanchored
  52            1   Durango Town Center                              $10,200,000     Retail                    Anchored
  53     B      2   Camelot Apartments                               $ 6,139,866     Multifamily             Conventional
  54     B      2   Crystal Street Apartments                        $ 4,043,265     Multifamily             Conventional
  55            1   Fairfield Inn & Suites - Orlando                 $10,000,000     Hotel                  Limited Service
 56.1           2   Peter Drive                                      $ 9,054,000     Multifamily          Independent Living
 56.2           2   268 Main Street                                  $   921,000     Multifamily          Independent Living
  57     C      1   Grand Panama                                     $ 8,325,000     Retail                   Unanchored
  58     C      1   Grand Panama Building A2                         $ 1,375,000     Retail                   Unanchored
  59            1   Laurel Avenue Development                        $ 9,700,000     Mixed Use               Office/Retail
  60            1   Gateway Medical Plaza                            $ 9,650,000     Office                    Suburban
  61            1   Bernardo Heights Plaza                           $ 9,581,233     Retail                    Anchored
  62            2   Champions Glen                                   $ 9,320,000     Multifamily             Conventional
 63.1           1   Town Center North                                $ 5,753,227     Retail                    Anchored
 63.2           1   Fairlawn Shopping Center                         $ 1,674,990     Retail                    Anchored
 63.3           1   Ross Center                                      $ 1,383,687     Retail                   Unanchored
 63.4           1   Westgate Shopping Center                         $   473,367     Retail                    Anchored
  64            2   Cross Creek                                      $ 9,280,000     Multifamily             Conventional
  65            1   Mustang Crossing                                 $ 9,250,000     Retail                   Unanchored
  66            2   Brady Station                                    $ 9,000,000     Multifamily             Conventional
  67            1   Holiday Inn Select Winston Salem                 $ 8,967,543     Hotel                   Full Service
  68            1   Holiday Inn Express Elko                         $ 8,869,633     Hotel                  Limited Service
 69.1           1   Walgreens (Paragould)                            $ 4,654,059     Retail                    Anchored
 69.2           1   Walgreens (Heath)                                $ 4,145,941     Retail                    Anchored
  70            1   365 Canal Street                                 $ 8,750,000     Mixed Use            Multifamily/Retail
  71            2   Park West Apartments                             $ 8,700,000     Multifamily             Conventional
  72            2   Savannah Trails Apartments                       $ 8,494,653     Multifamily             Conventional
  73            2   Oak Ridge Apartments                             $ 8,300,000     Multifamily             Conventional
  74            1   Plaza 85 Business Park                           $ 8,115,000     Industrial                   N/A
  75            1   Giant Eagle Plaza                                $ 8,070,000     Retail                    Anchored
  76            1   Best Western Hotel & Suites Cary                 $ 7,971,166     Hotel                  Limited Service
  77            1   Hampton Inn Bessemer                             $ 7,870,448     Hotel                  Limited Service
  78            1   ShopKo Orem, UT                                  $ 7,760,000     Retail                    Anchored
  79            1   Union Station Plaza                              $ 7,477,859     Retail                    Anchored
  80            1   Westgate Center                                  $ 7,370,526     Office                    Suburban
  81            1   Hampton Inn - Mount Laurel                       $ 7,300,000     Hotel                  Limited Service
  82            1   Orleans Marketplace                              $ 7,250,000     Retail                    Anchored
  83            1   UC Self Storage                                  $ 7,125,000     Self Storage                 N/A
  84            1   University Corners                               $ 7,112,214     Retail                   Unanchored
  85            1   Palmer Crossing - Parcel B                       $ 7,074,000     Retail                    Anchored
  86            1   Palazzo Shopping Center                          $ 7,059,846     Retail                   Unanchored
  87            1   Storage King USA - Newark, NJ                    $ 6,790,000     Self Storage                 N/A
  88            2   Summer Tree Apartment Homes                      $ 6,700,000     Multifamily             Conventional
  89            1   Best Western Westgate Inn York, PA               $ 6,635,000     Hotel                  Limited Service
  90            1   Rosemont Marketplace                             $ 6,600,000     Retail                   Unanchored
  91            1   Kmart Chicago                                    $ 6,596,010     Retail                    Anchored
  92            2   Wickersham Green Apartments                      $ 6,425,000     Multifamily             Conventional
  93            1   Courtyard by Marriott - Gulf Shores              $ 6,400,000     Hotel                  Limited Service
  94            1   Meadows Plaza                                    $ 6,350,000     Retail                    Anchored
  95            1   Petsmart Tujunga                                 $ 6,322,285     Retail                    Anchored
  96            1   Cochran - Simi Valley                            $ 6,230,000     Mixed Use             Office/Industrial
  97            2   Canyon Ridge MHP                                 $ 6,200,000     Multifamily         Manufactured Housing
  98            1   Comfort Inn & Suites Rawlins                     $ 6,161,795     Hotel                  Limited Service
  99            1   Fox Run                                          $ 5,987,537     Healthcare        Assisted Living Facility
 100            1   Chandler Office Building                         $ 5,816,000     Office                    Suburban
 101            2   Princeton                                        $ 5,700,000     Multifamily             Conventional
 102            1   8010 Building                                    $ 5,625,000     Office                    Suburban
 103            2   Salem Ridge Apartments                           $ 5,600,000     Multifamily             Conventional
 104            1   Fly Away Parking                                 $ 5,474,382     Other                      Parking
 105            1   Hacienda Plaza                                   $ 5,314,907     Retail                    Anchored
 106            1   Weeksville Crossing                              $ 5,200,000     Retail                    Anchored
 107            1   Centre at Eagle's Nest                           $ 5,074,000     Retail                   Unanchored
 108            2   56th and O Street Lofts                          $ 5,000,000     Multifamily             Conventional
 109            1   Bloomingdale Retail                              $ 5,000,000     Retail                   Unanchored
 110            1   Cherry Hill Pointe Retail                        $ 4,926,000     Retail                   Unanchored
 111     D      1   Ritz Coral Springs and Chick-filA Building       $ 2,470,000     Retail                   Unanchored
 112     D      1   Starbucks Outparcel                              $ 1,304,000     Retail                   Unanchored
 113     D      1   Chick-Fil-A, Bradenton                           $ 1,050,000     Retail                    Anchored
 114            1   Holcomb Bridge Business Center                   $ 4,800,000     Industrial                   N/A
 115            1   Cahokia Village                                  $ 4,789,000     Retail                    Anchored
 116            1   Kawaihae Shopping Center                         $ 4,696,593     Retail                   Unanchored

         UNITS/
         SQ.FT         FEE/                  YEAR       OCCUPANCY         DATE OF
  #      ROOMS       LEASEHOLD  YEAR BUILT RENOVATED RATE AT U/W (2) OCCUPANCY RATE (2)  APPRAISED VALUE
--------------------------------------------------------------------------------------------------------
  46      117,273 Fee/Leasehold    1910       1990          87%           6/30/2007        $15,500,000
  47      105,636      Fee         1973        N/A         100%            5/1/2007        $14,100,000
  48  3.04 (acres)     Fee         N/A         N/A         100%           11/1/2007        $15,400,000
  49       57,367      Fee         2005       2006         100%           6/30/2007        $15,000,000
  50       42,542      Fee         1996        N/A          90%           7/10/2007        $16,385,000
  51       98,034      Fee         1993        N/A         100%           6/30/2007        $12,850,000
  52       41,517      Fee         1998       2005          82%           6/19/2007        $13,300,000
  53          287      Fee         1966       2007          96%           6/30/2007        $ 8,700,000
  54           98      Fee         2001        N/A          86%            9/6/2007        $ 6,000,000
  55          200      Fee         2001        N/A          79%              N/A           $13,200,000
 56.1          84      Fee         2001        N/A         100%            5/1/2007        $11,600,000
 56.2          18      Fee         1960       1982         100%            5/1/2007        $ 1,300,000
  57       39,578      Fee         2006        N/A          93%           7/11/2007        $11,000,000
  58        6,450      Fee         2006        N/A         100%           5/10/2007        $ 1,900,000
  59       29,359      Fee         2007        N/A          95%           10/4/2007        $13,200,000
  60       32,944      Fee         2007        N/A          94%            6/1/2007        $15,100,000
  61       37,729      Fee         1984       2006         100%            8/1/2007        $13,900,000
  62          166      Fee         1990       2005          94%           8/15/2007        $11,650,000
 63.1     142,621      Fee         1955       2006          91%            7/9/2007        $ 8,400,000
 63.2      51,029      Fee         1955       2006         100%            7/9/2007        $ 2,400,000
 63.3      31,492      Fee         1946       1993          81%            7/9/2007        $ 2,000,000
 63.4      32,219      Fee         1955       2006          68%            7/9/2007        $   800,000
  64          208      Fee         1990       2006          94%           8/15/2007        $11,600,000
  65       39,282      Fee         2007        N/A          76%            7/9/2007        $13,150,000
  66          262      Fee         1983       2001          96%           7/26/2007        $11,300,000
  67          150      Fee         1987       2006          60%              N/A           $16,200,000
  68           77      Fee         1998       2007          76%              N/A           $12,900,000
 69.1      14,550      Fee         2006        N/A         100%           11/1/2007        $ 6,320,000
 69.2      14,820      Fee         2007        N/A         100%           11/1/2007        $ 5,630,000
  70            3      Fee         1894       1984         100%           10/12/2007       $14,000,000
  71          328      Fee         1979       2000          92%           8/17/2007        $11,250,000
  72          308      Fee         1985       2004          83%           8/10/2007        $13,350,000
  73          216      Fee         1982       2002          96%           5/22/2007        $10,500,000
  74      191,526      Fee         1980        N/A          69%            8/8/2007        $10,700,000
  75       59,034      Fee         2004        N/A         100%           7/10/2007        $10,200,000
  76          140      Fee         1985       2007          67%              N/A           $12,100,000
  77           84      Fee         2000       2007          68%              N/A           $10,900,000
  78      100,734      Fee         1990       1996         100%           6/30/2007        $ 9,700,000
  79      114,911      Fee         1962       2006         100%            4/1/2007        $10,700,000
  80      114,500      Fee         1972       1996          95%           2/15/2007        $12,465,000
  81          126      Fee         1989       2007          77%              N/A           $13,000,000
  82       86,676      Fee         1965       1996          88%           6/18/2007        $14,000,000
  83       25,382      Fee         1927       2006          99%           6/18/2007        $ 9,750,000
  84       43,018      Fee         1997       2005          85%           5/31/2007        $ 9,600,000
  85       56,510      Fee         1999       2007         100%           6/29/2007        $ 9,400,000
  86       59,060      Fee         2006        N/A         100%            6/1/2007        $ 9,500,000
  87       62,584      Fee         1917       2007          76%           1/15/2007        $ 9,100,000
  88          202      Fee         1984       2005          97%           6/27/2007        $ 9,100,000
  89          104      Fee         1984       2006          69%              N/A           $ 9,000,000
  90       33,805      Fee         2004        N/A          90%           1/25/2007        $ 8,500,000
  91      167,700      Fee         1940       1984         100%           11/11/2007       $13,300,000
  92          190      Fee         1973       2006          91%            5/1/2007        $ 8,250,000
  93           90      Fee         1997       2006          75%              N/A           $ 8,500,000
  94       62,889      Fee         1991        N/A         100%           4/30/2007        $12,570,000
  95       34,265      Fee         1983       2003         100%           7/17/2007        $ 9,300,000
  96       60,400      Fee         1986       1995          86%           6/21/2007        $ 8,950,000
  97          250      Fee         1956       1996          94%           8/31/2007        $ 9,300,000
  98           65      Fee         2005        N/A          73%              N/A           $10,500,000
  99           66      Fee         2003        N/A          94%           5/31/2007        $10,200,000
 100       57,806      Fee         1985        N/A         100%           5/14/2007        $ 7,270,000
 101          164      Fee         1967       2006          94%           7/31/2007        $ 6,500,000(8)
 102       43,368      Fee         1985        N/A          94%            7/1/2007        $ 9,200,000
 103          120      Fee         1986       2006          88%            9/6/2007        $ 7,000,000
 104          N/A      Fee         1995        N/A         N/A               N/A           $ 8,900,000
 105      120,334      Fee         1978        N/A         100%            8/2/2007        $14,470,000
 106       40,928      Fee         2007        N/A          91%           10/8/2007        $ 6,500,000
 107       23,524      Fee         2006        N/A         100%            8/6/2007        $ 6,590,000
 108           96      Fee         1977       1997          92%            7/5/2007        $ 6,250,000
 109       18,495      Fee         2007        N/A         100%            9/1/2007        $ 6,900,000
 110       19,860      Fee         2005        N/A         100%           5/22/2007        $ 7,200,000
 111        7,075      Fee         2007        N/A         100%            7/1/2007        $ 3,845,000
 112        3,660      Fee         2007        N/A         100%            6/1/2007        $ 1,965,000
 113       63,162      Fee         2001        N/A         100%            9/5/2007        $ 1,670,000
 114       70,165      Fee         1986        N/A          89%           6/30/2007        $ 6,100,000
 115       96,426      Fee         1960        N/A          95%            8/1/2007        $ 6,400,000
 116       15,535   Leasehold      1986        N/A         100%           8/31/2007        $ 6,100,000

                                                                    CUT-OFF DATE
               LOAN                                                   PRINCIPAL                                 PROPERTY
  #   CROSSED GROUP PROPERTY NAME                                    BALANCE (1)   PROPERTY TYPE                SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
 117            1   730 Louis Drive                                  $4,542,416    Office                    Suburban
 118            1   Gallery at Rivergate                             $4,500,000    Retail                    Anchored
 119            1   Storage Depot (Airport Storage)                  $4,500,000    Self Storage                 N/A
 120            2   Greyberry Apartments                             $4,400,000    Multifamily             Conventional
 121            1   Bayview Tower Office Building                    $4,360,000    Office            Central Business District
 122            1   Essex Medical Office                             $4,325,000    Office                    Suburban
 123            1   Walgreens-Malone                                 $4,250,000    Retail                    Anchored
 124            1   Country Inn Stafford                             $4,224,677    Hotel                  Limited Service
 125            1   Linens' N Things                                 $4,194,621    Retail                    Anchored
 126            2   Brookhollow Apartments                           $4,100,000    Multifamily             Conventional
127.1           2   Jefferson MHC                                    $2,136,376    Multifamily         Manufactured Housing
127.2           2   Western MHP                                      $1,001,966    Multifamily         Manufactured Housing
127.3           2   Parkview MHC                                     $  961,657    Multifamily         Manufactured Housing
 128            1   Crystal Square Shopping Center                   $4,000,000    Retail                    Anchored
 129            1   Mineral Building                                 $4,000,000    Office                    Suburban
 130            1   Tyler Building                                   $4,000,000    Office                    Suburban
 131            1   Ashley Burlington                                $3,940,943    Retail                   Unanchored
 132            1   8 Fairfield Boulevard                            $3,860,000    Office                    Suburban
 133            1   Holiday Inn Express Weatherford, OK              $3,795,833    Hotel                  Limited Service
 134            1   Westlake Commons                                 $3,690,000    Retail                   Unanchored
 135            1   415 South San Pedro Street                       $3,542,216    Mixed Use             Industrial/Retail
 136            1   Masonic Temple Building                          $3,500,000    Office            Central Business District
 137            1   Alta Mesa Village                                $3,446,000    Retail                   Unanchored
 138            1   Shoppes at Willow                                $3,438,092    Retail                   Unanchored
 139            1   Avalon Plaza                                     $3,324,193    Retail                    Anchored
 140            1   1945 East Ridge Road                             $3,300,000    Mixed Use            Self Storage/Retail
 141            2   Pine Village North                               $3,240,000    Multifamily             Conventional
 142            2   The Gallery Apartments                           $3,230,000    Multifamily             Conventional
 143            1   West LA Self Storage                             $3,217,118    Self Storage                 N/A
 144            2   6011 Gaston                                      $3,156,000    Multifamily             Conventional
 145            1   Champps Orland Park                              $3,154,677    Retail                   Unanchored
 146            1   Cedar Ridge Crossing                             $3,143,000    Retail                    Anchored
 147            1   353 West Lancaster Avenue                        $3,120,000    Office                    Suburban
 148            1   Calvine Road Self Storage                        $3,100,000    Self Storage                 N/A
 149            1   1100 Summit Avenue                               $3,075,837    Mixed Use             Office/Industrial
 150            2   Pine Village East                                $3,040,000    Multifamily             Conventional
 151            1   Carolina Self Storage                            $2,995,271    Self Storage                 N/A
 152            1   Green Springs Shopping Center                    $2,992,749    Retail                   Unanchored
 153            2   Winkworth Garden Apts                            $2,950,000    Multifamily             Conventional
 154            1   Carmichael Center                                $2,940,000    Retail                   Unanchored
 155            2   Ustick Village Apartments                        $2,745,374    Multifamily             Conventional
 156            1   Ranch at Scripps Trail                           $2,685,000    Retail                   Unanchored
 157            1   Costco & North Fork Bank                         $2,660,000    Retail                   Unanchored
 158            1   Centre Stage at High Point                       $2,567,053    Retail                    Anchored
 159            1   98 Main Street                                   $2,500,000    Mixed Use               Office/Retail
 160            1   Spencer Square Shopping Center                   $2,482,141    Retail                    Anchored
 161            2   MTW Apartments                                   $2,444,938    Multifamily             Conventional
 162            1   San Saba Medical Office                          $2,440,000    Office            Central Business District
 163            1   Village at Crooked Creek                         $2,436,766    Retail                   Unanchored
 164            1   Shoppes on 57th                                  $2,429,000    Retail                   Unanchored
 165            1   Montclair Retail                                 $2,426,000    Retail                   Unanchored
 166            1   Crismon Retail                                   $2,350,000    Retail                   Unanchored
 167            1   2455 Towne Lake Parkway                          $2,350,000    Retail                   Unanchored
 168            1   Cold Springs Retail                              $2,273,659    Retail                   Unanchored
 169            1   Walgreens (Orlando)                              $2,270,000    Retail                    Anchored
 170            1   Cobblestone Fiesta                               $2,235,000    Retail                   Unanchored
 171            2   Bear Grounds I & II Apartments                   $2,089,653    Multifamily             Conventional
 172            2   Moorestown Oaks                                  $2,055,166    Multifamily             Conventional
 173            1   South Elati Building                             $1,994,890    Office                    Suburban
 174            2   Megan and Coleman Court Apartments               $1,920,290    Multifamily             Conventional
 175            1   Oakmont Plaza                                    $1,915,638    Retail                   Unanchored
 176            1   Corsicana Medical                                $1,894,309    Office                    Suburban
 177            2   Reimer Apartments - Gretna                       $1,857,985    Multifamily             Conventional
 178            2   Reimer Apartments - Millard                      $1,853,997    Multifamily             Conventional
 179            1   Avery Building                                   $1,845,850    Office                    Suburban
 180            1   Santa Ana Office                                 $1,796,987    Office            Central Business District
 181            2   Monticello Court Apartments                      $1,718,000    Multifamily             Conventional
 182            1   Loveland Crossing                                $1,651,426    Retail                   Unanchored
 183            1   Fulton Hill Studios                              $1,550,000    Office                    Suburban
 184            1   Colonial Drive Mini Storage                      $1,506,540    Self Storage                 N/A
 185            1   A-1 Self Storage                                 $1,500,000    Self Storage                 N/A
 186            1   Chapel Hill Station                              $1,496,294    Retail                    Anchored
 187            1   Coit Crossing                                    $1,493,306    Retail                   Unanchored
 188            1   Hollywood Video Outlot                           $1,417,631    Retail                   Unanchored

         UNITS/
         SQ.FT         FEE/                  YEAR       OCCUPANCY         DATE OF
  #      ROOMS       LEASEHOLD  YEAR BUILT RENOVATED RATE AT U/W (2) OCCUPANCY RATE (2)  APPRAISED VALUE
--------------------------------------------------------------------------------------------------------
 117       50,097      Fee         1988        N/A         100%           6/20/2007        $ 6,500,000
 118       80,577      Fee         1985        N/A          73%           7/23/2007        $11,600,000
 119       52,824      Fee         1985        N/A          80%           6/25/2007        $ 6,650,000
 120          124      Fee         1994       2006          94%           8/17/2007        $ 6,770,000
 121      118,935      Fee         1983       2006          90%            7/1/2007        $ 7,040,000
 122       26,561      Fee         2006        N/A          93%            9/1/2007        $ 5,550,000
 123       14,820      Fee         2007        N/A         100%            7/6/2007        $ 5,860,000
 124           58      Fee         1995       2006          77%              N/A           $ 5,900,000
 125       32,779      Fee         1997        N/A         100%           11/1/2007        $ 9,200,000
 126          128      Fee         1984       2006          95%            6/7/2007        $ 5,150,000
127.1         230      Fee         1974        N/A          89%            1/1/2007        $ 3,710,000
127.2         101      Fee         1973        N/A          99%            1/1/2007        $ 1,740,000
127.3         114      Fee         1952        N/A          88%            1/1/2007        $ 1,670,000
 128       58,298      Fee         1996        N/A         100%            8/1/2007        $ 5,750,000
 129       42,088      Fee         2007        N/A          78%           7/10/2007        $ 5,500,000
 130       31,627      Fee         1975       2005          75%           6/27/2007        $ 4,840,000
 131       30,000      Fee         2007        N/A         100%           7/31/2007        $ 4,970,000
 132       43,628      Fee         1987        N/A         100%            4/1/2007        $ 5,200,000
 133           65      Fee         2001        N/A          70%              N/A           $ 5,500,000
 134       16,897      Fee         2005        N/A         100%           6/14/2007        $ 4,700,000
 135       60,200      Fee         1916       2001          90%            8/1/2007        $ 6,300,000
 136       32,961      Fee         1907       2001          91%           7/24/2007        $ 5,170,000
 137       34,140      Fee         1988       1994          97%           6/12/2007        $ 4,600,000
 138       24,000      Fee         2003        N/A          85%            6/7/2007        $ 4,600,000
 139       64,457      Fee         1964       2000         100%           7/26/2007        $ 9,650,000
 140       77,335      Fee         1974       1990          97%           8/13/2007        $ 4,230,000
 141           76      Fee         1973       2002          95%            6/5/2007        $ 4,050,000
 142          101      Fee         1970       2006          88%           8/15/2007        $ 4,100,000
 143       68,958   Leasehold      1979        N/A          86%            6/6/2007        $10,300,000
 144           45      Fee         1965       1997          93%           8/31/2007        $ 4,400,000
 145        9,420      Fee         2004        N/A         100%           11/11/2007       $ 4,400,000
 146       64,492      Fee         1985        N/A          81%            8/8/2007        $ 4,500,000
 147       17,166      Fee         1984        N/A         100%           3/22/2007        $ 4,250,000
 148       76,300      Fee         2003        N/A          60%           8/31/2007        $ 5,830,000
 149       52,318      Fee         1981       2005          94%           10/31/2007       $ 4,620,000
 150           76      Fee         1972       2005          88%            6/5/2007        $ 3,900,000
 151       53,614      Fee         2001       2006          95%            8/2/2007        $ 4,150,000
 152       56,996      Fee         1986       2007          85%            7/2/2007        $ 5,600,000
 153           80      Fee         1971       2006         100%            5/4/2007        $ 3,700,000
 154       13,945      Fee         2005        N/A         100%            8/1/2007        $ 4,300,000
 155           64      Fee         1993        N/A          98%           6/29/2007        $ 3,900,000
 156       10,030      Fee         1984       2006         100%            7/1/2007        $ 5,700,000
 157      183,388      Fee         2008        N/A         100%           8/23/2007        $ 4,000,000
 158       67,075      Fee         1987       2006          96%           6/25/2007        $ 3,800,000
 159       22,481      Fee         1960       2007          88%           8/30/2007        $ 3,500,000
 160       89,906      Fee         1987        N/A          78%           10/1/2007        $ 3,500,000
 161           31      Fee         2000       2006         100%            8/1/2007        $ 3,400,000
 162       21,910      Fee         1972       2005          86%           8/31/2007        $ 3,250,000
 163       15,700      Fee         2005        N/A          87%            6/1/2007        $ 3,350,000
 164       15,517      Fee         1995       2004         100%            7/1/2007        $ 3,100,000
 165        5,856      Fee         2006        N/A         100%            8/1/2007        $ 3,500,000
 166        9,920      Fee         2006        N/A          75%           3/19/2007        $ 3,500,000
 167       12,000      Fee         1999        N/A         100%            7/1/2007        $ 3,050,000
 168       13,600      Fee         2005        N/A         100%            7/1/2007        $ 2,850,000
 169       15,120   Leasehold      2000        N/A         100%           11/1/2007        $ 2,950,000
 170        8,920      Fee         2005        N/A         100%           5/17/2007        $ 3,350,000
 171          108      Fee         1974        N/A          91%           7/31/2007        $ 2,900,000
 172           32      Fee         1964       2007         100%           6/12/2007        $ 2,700,000
 173       32,400      Fee         1999        N/A          86%           7/10/2007        $ 3,400,000
 174           22      Fee         2002       2007         100%           6/30/2007        $ 3,800,000
 175       17,292      Fee         1991        N/A         100%           7/31/2007        $ 2,400,000
 176       18,227      Fee         1960       2001         100%            8/1/2007        $ 2,525,000
 177           35      Fee         1978       2005         100%           6/30/2007        $ 2,400,000
 178           26      Fee         1930       2006         100%           6/30/2007        $ 2,370,000
 179       26,715      Fee         1983       2001         100%           7/25/2007        $ 2,850,000
 180       26,789      Fee         1979       2001         100%           7/26/2007        $ 4,300,000
 181           54      Fee         1993       1996         100%            3/1/2007        $ 2,170,000
 182       18,460      Fee         1989        N/A         100%            7/1/2007        $ 2,200,000
 183       33,932      Fee         1913       2000          99%            4/1/2007        $ 2,200,000
 184       57,400      Fee         2003        N/A          89%           8/22/2007        $ 2,070,000
 185      104,410      Fee         1983       2004          98%           8/15/2007        $ 4,800,000
 186       12,000      Fee         1998        N/A         100%            6/1/2007        $ 2,750,000
 187       15,045      Fee         1995        N/A          77%            7/1/2007        $ 2,800,000
 188        7,040      Fee         1996        N/A         100%            3/1/2007        $ 2,170,000

                                                                    CUT-OFF DATE
               LOAN                                                   PRINCIPAL                                 PROPERTY
  #   CROSSED GROUP PROPERTY NAME                                    BALANCE (1)   PROPERTY TYPE                SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
 189            1   Mallard Place                                  $    1,397,955    Office            Central Business District
 190            1   Eye Plaza                                      $    1,292,931    Retail                   Unanchored
 191            1   Kyrene Industrial                              $    1,179,191    Mixed Use             Industrial/Office
 192            1   BMA Medical                                    $      995,869    Office            Central Business District
 193            1   Algonac Retail Center                          $      920,247    Retail                   Unanchored
 194            1   Extra Space Self Storage                       $      824,000    Self Storage                 N/A
                                                                   --------------
TOTAL/WEIGHTED AVERAGE:                                            $2,720,810,685
                                                                   ==============
MAXIMUM:                                                           $  200,000,000
MINIMUM:                                                           $      473,367

         UNITS/
         SQ.FT      FEE/                  YEAR       OCCUPANCY         DATE OF
  #      ROOMS    LEASEHOLD  YEAR BUILT RENOVATED RATE AT U/W (2) OCCUPANCY RATE (2)  APPRAISED VALUE
-----------------------------------------------------------------------------------------------------
 189     14,177     Fee         1986       1999         100%           8/14/2007      $    2,000,000
 190     13,500     Fee         1985       2006         100%           8/31/2007      $    1,750,000
 191     16,963     Fee         1998        N/A         100%           5/11/2007      $    1,950,000
 192      7,468     Fee         1980       2006         100%            9/5/2007      $    1,250,000
 193      7,000     Fee         2006        N/A         100%           8/21/2007      $    1,200,000
 194     36,228     Fee         1984        N/A          76%           9/17/2007      $    1,150,000
                                ----       ----         ---                           --------------
TOTAL/WEIGHTED AVERAGE:         1985       2005          92%                          $5,417,960,000
                                ====       ====         ===                           ==============
MAXIMUM:                        2008       2007         100%                          $1,250,000,000
MINIMUM:                        1880       1982           0%                          $      800,000

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CP FAIRWAYS AT WOODFIELD, CP ROLLING HILLS, CP BIRCHWOOD POINTE AND CP ARBORS OF LAPEER APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY CAMELOT APARTMENTS AND CRYSTAL STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY GRAND PANAMA AND GRAND PANAMA BUILDING A2 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RITZ CORAL SPRINGS AND CHICK-FIL-A BUILDING, STARBUCKS OUTPARCEL AND CHICK-FIL-A, BRADENTON ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK. FOR FURTHER DESCRIPTION OF THE UNDERWRITING CRITERIA, PLEASE SEE "DESCRIPTION OF THE SPONSORS" IN THE ACCOMPANYING FREE WRITING PROSPECTUS.

(3) THE 450 LEXINGTON AVENUE TOTAL DEBT HAS AN ORIGINAL BALANCE OF $600.0 MILLION, WHICH IS COMPRISED OF THE $310.0 MILLION MORTGAGE LOAN AND THE $290.0 MILLION MEZZANINE LOAN. A $200.0 MILLION PARI-PASSU PORTION OF THE 450 LEXINGTON AVENUE MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION AND AS SUCH IS EXPECTED TO BE THE CONTROLLING INTEREST WITH RESPECT TO THE TOTAL DEBT. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $110.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $310.0 MILLION MORTGAGE LOAN.

(4) STABILIZED APPRAISED VALUE, CUTOFF LTV, AND MATURITY LTV AS OF 6/1/2008 WILL BE $250,000,000.00, 76.3%, AND 76.3% RESPECTIVELY.

(5) THE 60 WALL STREET TOTAL DEBT HAS AN ORIGINAL BALANCE OF $925.0 MILLION. A $130.0 MILLION PARI-PASSU PORTION OF THE 60 WALL STREET MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $795.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $925.0 MILLION MORTGAGE LOAN.

(6) STABILIZED APPRAISED VALUE, CUTOFF LTV, AND MATURITY LTV AS OF 10/1/2010 WILL BE $77,700,000.00, 63.8%, AND 63.8% RESPECTIVELY.

(7) THE WOODFIELD CROSSING TOTAL DEBT IS EVIDENCED BY A $41.44 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $5.0 MILLION MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS MARKET LENDER PROTECTIONS AND IS SUBJECT TO A MARKET INTERCREDITOR AGREEMENT. ALL CALCULATIONS ARE BASED ON THE $41.44 MILLION MORTGAGE LOAN.

(8) THE CURRENT LTV IS BASED ON THE "AS-IS" APPRAISED VALUE. THE PROPERTY IS EXPECTED TO REACH STABILIZATION ON 5/8/2009 WITH A STABILIZED APPRAISED VALUE OF $7.8 MILLION, WHICH WILL RESULT IN AN LTV OF 73.1%.



                                                                                             ORIGINAL         CUT-OFF DATE
                                   LOAN                                                      PRINCIPAL          PRINCIPAL
 #                       CROSSED  GROUP  LOAN NAME                                            BALANCE          BALANCE (1)
-------------------------------------------------------------------------------------------------------------------------------
  1                                 1    450 Lexington Avenue                            $  200,000,000(6)   $  200,000,000(6)
  2                                 1    Gulf Coast Town Center Phases I & II            $  190,800,000      $  190,800,000
  3                                 1    TIAA Industrial Portfolio                       $  186,000,000      $  186,000,000
  4                                 1    Jericho Plaza (I & II)                          $  163,750,000      $  163,750,000
  5                                 1    60 Wall Street                                  $  130,000,000(8)   $  130,000,000(8)
  6                                 2    Allanza at the Lakes                            $   85,000,000      $   85,000,000
  7                                 1    Commerce Corporate Plaza                        $   84,000,000      $   84,000,000
  8                                 1    Fairfield Inn by Marriott Hotel Portfolio       $   63,665,000      $   63,665,000
  9                                 1    Mesilla Valley Mall                             $   54,000,000      $   54,000,000
 10                                 2    Olentangy Commons Apartments                    $   49,600,000      $   49,600,000
 11                                 1    Palmer-Rochester Portfolio 1st                  $   49,132,200      $   49,132,200
 12                                 1    7700 Irvine Spectrum Center                     $   45,000,000      $   45,000,000
 13                                 1    Mystic Marriott                                 $   43,000,000      $   43,000,000
 14                                 1    Woodfield Crossing                              $   41,440,000(11)  $   41,440,000(11)
 15                                 1    Cornerstone Commerce Center                     $   36,900,000      $   36,900,000
 16                                 1    Hilton - Ontario                                $   35,000,000      $   35,000,000
 17                                 1    Crossroads at Tolleson Shopping Center          $   34,000,000      $   34,000,000
 18                                 2    Drye Portfolio II                               $   33,975,000      $   33,975,000
 19                                 2    Drye Portfolio I                                $   33,310,000      $   33,310,000
 20                         A       2    CP Fairways at Woodfield                        $   11,000,000      $   11,000,000
 21                         A       2    CP Rolling Hills                                $   10,000,000      $   10,000,000
 22                         A       2    CP Birchwood Pointe                             $    9,850,000      $    9,850,000
 23                         A       2    CP Arbors of Lapeer Apartments                  $    2,400,000      $    2,400,000
 24                                 1    Best Western Beach Resort - Monterey            $   30,000,000      $   30,000,000
 25                                 2    Ivy Club Apartments                             $   25,070,000      $   25,070,000
 26                                 1    Sheraton Studio City                            $   24,700,000      $   24,700,000
 27                                 1    Central New York Medical Center                 $   24,500,000      $   24,500,000
 28                                 1    Hilton St. Louis - Downtown                     $   21,600,000      $   21,600,000
 29                                 1    Medford Plaza Shopping Center                   $   20,750,000      $   20,750,000
 30                                 2    Breton Mill Apartments                          $   20,000,000      $   20,000,000
 31                                 1    Salisbury Mall                                  $   19,930,000      $   19,930,000
 32                                 2    Charlotte Portfolio                             $   19,500,000      $   19,500,000
 33                                 1    2400 Ogden Avenue                               $   18,750,000      $   18,750,000
 34                                 1    Summit Plaza Shopping Center                    $   18,660,000      $   18,660,000
 35                                 1    Cowan Industrial Park                           $   17,800,000      $   17,800,000
 36                                 1    677 Larch Avenue                                $   17,000,000      $   17,000,000
 37                                 1    Residence Inn by Marriott - East Rutherford     $   16,000,000      $   16,000,000
 38                                 1    High Point Shopping Center                      $   15,439,000      $   15,439,000
 39                                 1    Queen Creek Village                             $   15,200,000      $   15,200,000
 40                                 1    Sea Crest                                       $   14,000,000      $   13,986,248
 41                                 2    Hidden Lake Apartments                          $   13,500,000      $   13,500,000
 42                                 1    Doubletree Burlington                           $   12,850,000      $   12,850,000
 43                                 1    Independence Village of Waterstone              $   12,700,000      $   12,604,366
 44                                 1    Kukui Mall                                      $   12,550,000      $   12,550,000
 45                                 2    Champion Oaks Apartments                        $   12,500,000      $   12,500,000
 46                                 1    Albers Mill                                     $   11,700,000      $   11,700,000
 47                                 1    9990 Empire Street (Hoist Fitness)              $   11,560,000      $   11,560,000
 48                                 1    St. Louis Hilton and Mike Shannon's Restaurant  $   11,000,000      $   10,992,042
 49                                 1    Hattiesburg Grand 18                            $   10,400,000      $   10,315,067
 50                                 1    Fremont Village Square                          $   10,300,000      $   10,300,000
 51                                 1    ShopKo Lacey, WA                                $   10,280,000      $   10,280,000
 52                                 1    Durango Town Center                             $   10,200,000      $   10,200,000
 53                         B       2    Camelot Apartments                              $    6,150,000      $    6,139,866
 54                         B       2    Crystal Street Apartments                       $    4,050,000      $    4,043,265
 55                                 1    Fairfield Inn & Suites - Orlando                $   10,000,000      $   10,000,000
 56                                 2    Peter Drive at Musky Ridge                      $    9,975,000      $    9,975,000
 57                         C       1    Grand Panama                                    $    8,325,000      $    8,325,000
 58                         C       1    Grand Panama Building A2                        $    1,375,000      $    1,375,000
 59                                 1    Laurel Avenue Development                       $    9,700,000      $    9,700,000
 60                                 1    Gateway Medical Plaza                           $    9,650,000      $    9,650,000
 61                                 1    Bernardo Heights Plaza                          $    9,600,000      $    9,581,233
 62                                 2    Champions Glen                                  $    9,320,000      $    9,320,000
 63                                 1    Regency Evansville Portfolio                    $    9,300,000      $    9,285,272
 64                                 2    Cross Creek                                     $    9,280,000      $    9,280,000
 65                                 1    Mustang Crossing                                $    9,250,000      $    9,250,000
 66                                 2    Brady Station                                   $    9,000,000      $    9,000,000
 67                                 1    Holiday Inn Select Winston Salem                $    9,000,000      $    8,967,543
 68                                 1    Holiday Inn Express Elko                        $    8,900,000      $    8,869,633
 69                                 1    Walgreens Portfolio VI                          $    8,800,000      $    8,800,000
 70                                 1    365 Canal Street                                $    8,750,000      $    8,750,000
 71                                 2    Park West Apartments                            $    8,700,000      $    8,700,000
 72                                 2    Savannah Trails Apartments                      $    8,500,000      $    8,494,653
 73                                 2    Oak Ridge Apartments                            $    8,300,000      $    8,300,000
 74                                 1    Plaza 85 Business Park                          $    8,115,000      $    8,115,000
 75                                 1    Giant Eagle Plaza                               $    8,070,000      $    8,070,000
 76                                 1    Best Western Hotel & Suites Cary                $    8,000,000      $    7,971,166
 77                                 1    Hampton Inn Bessemer                            $    7,900,000      $    7,870,448
 78                                 1    ShopKo Orem, UT                                 $    7,760,000      $    7,760,000
 79                                 1    Union Station Plaza                             $    7,500,000      $    7,477,859
 80                                 1    Westgate Center                                 $    7,500,000      $    7,370,526
 81                                 1    Hampton Inn - Mount Laurel                      $    7,300,000      $    7,300,000
 82                                 1    Orleans Marketplace                             $    7,250,000      $    7,250,000
 83                                 1    UC Self Storage                                 $    7,125,000      $    7,125,000
 84                                 1    University Corners                              $    7,130,000      $    7,112,214
 85                                 1    Palmer Crossing - Parcel B                      $    7,074,000      $    7,074,000
 86                                 1    Palazzo Shopping Center                         $    7,065,000      $    7,059,846
 87                                 1    Storage King USA - Newark, NJ                   $    6,790,000      $    6,790,000
 88                                 2    Summer Tree Apartment Homes                     $    6,700,000      $    6,700,000
 89                                 1    Best Western Westgate Inn York, PA              $    6,635,000      $    6,635,000
 90                                 1    Rosemont Marketplace                            $    6,600,000      $    6,600,000
 91                                 1    Kmart Chicago                                   $    6,600,000      $    6,596,010
 92                                 2    Wickersham Green Apartments                     $    6,425,000      $    6,425,000
 93                                 1    Courtyard by Marriott - Gulf Shores             $    6,400,000      $    6,400,000
 94                                 1    Meadows Plaza                                   $    6,350,000      $    6,350,000
 95                                 1    Petsmart Tujunga                                $    6,340,000      $    6,322,285
 96                                 1    Cochran - Simi Valley                           $    6,230,000      $    6,230,000
 97                                 2    Canyon Ridge MHP                                $    6,200,000      $    6,200,000
 98                                 1    Comfort Inn & Suites Rawlins                    $    6,175,000      $    6,161,795
 99                                 1    Fox Run                                         $    6,000,000      $    5,987,537
100                                 1    Chandler Office Building                        $    5,816,000      $    5,816,000
101                                 2    Princeton                                       $    5,700,000      $    5,700,000
102                                 1    8010 Building                                   $    5,625,000      $    5,625,000
103                                 2    Salem Ridge Apartments                          $    5,600,000      $    5,600,000
104                                 1    Fly Away Parking                                $    5,500,000      $    5,474,382
105                                 1    Hacienda Plaza                                  $    5,323,000      $    5,314,907
106                                 1    Weeksville Crossing                             $    5,200,000      $    5,200,000
107                                 1    Centre at Eagle's Nest                          $    5,074,000      $    5,074,000
108                                 2    56th and O Street Lofts                         $    5,000,000      $    5,000,000
109                                 1    Bloomingdale Retail                             $    5,000,000      $    5,000,000
110                                 1    Cherry Hill Pointe Retail                       $    4,926,000      $    4,926,000
111                         D       1    Ritz Coral Springs and Chick-filA Building      $    2,470,000      $    2,470,000
112                         D       1    Starbucks Outparcel                             $    1,304,000      $    1,304,000
113                         D       1    Chick-Fil-A, Bradenton                          $    1,050,000      $    1,050,000
114                                 1    Holcomb Bridge Business Center                  $    4,800,000      $    4,800,000
115                                 1    Cahokia Village                                 $    4,789,000      $    4,789,000
116                                 1    Kawaihae Shopping Center                        $    4,700,000      $    4,696,593
117                                 1    730 Louis Drive                                 $    4,550,000      $    4,542,416
118                                 1    Gallery at Rivergate                            $    4,500,000      $    4,500,000
119                                 1    Storage Depot (Airport Storage)                 $    4,500,000      $    4,500,000

                                                                                                                   INITIAL
                         PERCENTAGE OF                ORIGINATION     REMAINING      ORIGINAL       REMAINING     INTEREST
                           INITIAL NET                AMORTIZATION   AMORTIZATION    TERM TO         TERM TO        ONLY
                            MORTGAGE       LOAN           TERM           TERM        MATURITY        MATURITY      PERIOD
 #                        POOL BALANCE    PURPOSE       (MONTHS)     (MONTHS) (1)  (MONTHS) (2)  (MONTHS) (1, 2)  (MONTHS)
--------------------------------------------------------------------------------------------------------------------------
  1                            7.4%      Refinance   Interest Only  Interest Only       60              56           60
  2                            7.0%     Acquisition  Interest Only  Interest Only      120             116           120
  3                            6.8%     Acquisition       360            360           120             116           60
  4                            6.0%     Acquisition  Interest Only  Interest Only      120             114           120
  5                            4.8%     Acquisition  Interest Only  Interest Only      120             116           120
  6                            3.1%     Acquisition  Interest Only  Interest Only       84              79           84
  7                            3.1%      Refinance        360            360            84              82           36
  8                            2.3%     Acquisition  Interest Only  Interest Only       84              78           84
  9                            2.0%     Acquisition  Interest Only  Interest Only      119             116           119
 10                            1.8%     Acquisition  Interest Only  Interest Only       60              55           60
 11                            1.8%      Refinance        360            360           120             117           36
 12                            1.7%      Refinance   Interest Only  Interest Only      120             117           120
 13                            1.6%      Refinance        360            360           120             117           48
 14                            1.5%     Acquisition  Interest Only  Interest Only       60              55           60
 15                            1.4%      Refinance   Interest Only  Interest Only      120             113           120
 16                            1.3%     Acquisition       360            360           120             108           36
 17                            1.2%      Refinance        360            360           114             110           60
 18                            1.2%     Acquisition  Interest Only  Interest Only       60              55           60
 19                            1.2%     Acquisition  Interest Only  Interest Only       60              55           60
 20                            0.4%      Refinance        360            360           120             117           36
 21                            0.4%      Refinance        360            360           120             117           36
 22                            0.4%      Refinance        360            360           120             117           36
 23                            0.1%      Refinance        360            360           120             117           36
 24                            1.1%      Refinance        360            360           120             116           60
 25                            0.9%      Refinance   Interest Only  Interest Only      120             119           120
 26                            0.9%     Acquisition       360            360            60              57           12
 27                            0.9%     Acquisition  Interest Only  Interest Only      120             116           120
 28                            0.8%     Acquisition       360            360            60              58           12
 29                            0.8%      Refinance        360            360           120             118           36
 30                            0.7%     Acquisition  Interest Only  Interest Only      120             115           120
 31                            0.7%      Refinance        360            360           120             116           23
 32                            0.7%      Refinance        360            360            60              59           24
 33                            0.7%     Acquisition       360            360           120             118           24
 34                            0.7%      Refinance   Interest Only  Interest Only      120             118           120
 35                            0.7%      Refinance        360            360           120             120           0
 36                            0.6%      Refinance        360            360           120             117           36
 37                            0.6%      Refinance        360            360           120             117           36
 38                            0.6%      Refinance        360            360           120             118           60
 39                            0.6%     Acquisition       360            360           120             116           60
 40                            0.5%      Refinance        300            299           119             118           0
 41                            0.5%      Refinance        360            360           119             118           36
 42                            0.5%     Acquisition       360            360           120             120           0
 43                            0.5%      Refinance        360            352           120             112           0
 44                            0.5%     Acquisition  Interest Only  Interest Only      120             119           120
 45                            0.5%     Acquisition  Interest Only  Interest Only      120             115           120
 46                            0.4%      Refinance        360            360           120             108           60
 47                            0.4%     Acquisition  Interest Only  Interest Only       84              79           84
 48                            0.4%      Refinance        360            359           120             119           0
 49                            0.4%     Acquisition       300            294           120             114           0
 50                            0.4%      Refinance        360            360           120             113           36
 51                            0.4%     Acquisition  Interest Only  Interest Only      120             113           120
 52                            0.4%      Refinance        360            360           120             115           60
 53                            0.2%      Refinance        360            358           120             118           0
 54                            0.1%     Acquisition       360            358           120             118           0
 55                            0.4%      Refinance        360            360           120             117           24
 56                            0.4%      Refinance        360            360           120             116           12
 57                            0.3%      Refinance        360            360           119             116           36
 58                            0.1%      Refinance        360            360            59              56           36
 59                            0.4%      Refinance        360            360           113             113           36
 60                            0.4%      Refinance        360            360           120             117           24
 61                            0.4%      Refinance        360            358           118             116           0
 62                            0.3%      Refinance   Interest Only  Interest Only      119             110           119
 63                            0.3%      Refinance        360            358           120             118           0
 64                            0.3%      Refinance   Interest Only  Interest Only      119             110           119
 65                            0.3%      Refinance        360            360           120             117           36
 66                            0.3%      Refinance        360            360           120             116           60
 67                            0.3%      Refinance        300            297           120             117           0
 68                            0.3%      Refinance        300            297           120             117           0
 69                            0.3%     Acquisition       360            360           120             118           60
 70                            0.3%     Acquisition       360            360           120             120           0
 71                            0.3%     Acquisition       360            360           122             117           36
 72                            0.3%     Acquisition       360            359           120             119           0
 73                            0.3%     Acquisition       360            360           122             117           36
 74                            0.3%      Refinance   Interest Only  Interest Only       60              55           60
 75                            0.3%     Acquisition       360            360           121             118           24
 76                            0.3%      Refinance        300            297           120             117           0
 77                            0.3%      Refinance        300            297           120             117           0
 78                            0.3%     Acquisition  Interest Only  Interest Only      120             113           120
 79                            0.3%      Refinance        324            321           120             117           0
 80                            0.3%      Refinance        240            232           120             112           0
 81                            0.3%      Refinance   Interest Only  Interest Only      120             118           120
 82                            0.3%      Refinance        360            360           120             117           36
 83                            0.3%      Refinance        360            360           120             116           60
 84                            0.3%      Refinance        360            357           120             117           0
 85                            0.3%      Refinance        360            360           121             117           60
 86                            0.3%      Refinance        360            359           120             119           0
 87                            0.2%      Refinance        360            360           120             114           36
 88                            0.2%      Refinance        360            360           120             117           60
 89                            0.2%      Refinance        360            360           120             120           24
 90                            0.2%     Acquisition       360            360           120             113           60
 91                            0.2%      Refinance        360            359           117             116           0
 92                            0.2%     Acquisition       360            360           120             115           48
 93                            0.2%     Acquisition       360            360           120             118           24
 94                            0.2%      Refinance        360            360           120             117           60
 95                            0.2%      Refinance        360            357           119             116           0
 96                            0.2%     Acquisition       360            360           120             117           12
 97                            0.2%      Refinance        360            360           120             119           60
 98                            0.2%      Refinance        300            298           120             118           0
 99                            0.2%      Refinance        360            357           120             117           0
100                            0.2%     Acquisition  Interest Only  Interest Only      120             113           120
101                            0.2%     Acquisition  Interest Only  Interest Only       60              55           60
102                            0.2%     Acquisition  Interest Only  Interest Only      120             117           120
103                            0.2%     Acquisition  Interest Only  Interest Only      120             112           120
104                            0.2%      Refinance        300            296            60              56           0
105                            0.2%      Refinance        360            358           119             117           0
106                            0.2%      Refinance        360            360           120             120           0
107                            0.2%     Acquisition       360            360           119             117           24
108                            0.2%      Refinance        360            360           120             117           60
109                            0.2%      Refinance        360            360           116             116           0
110                            0.2%     Acquisition       360            360           120             117           24
111                            0.1%     Acquisition       360            360           120             118           36
112                            0.0%     Acquisition       360            360           120             117           60
113                            0.0%      Refinance        360            360           120             117           24
114                            0.2%     Acquisition       360            360            60              56           24
115                            0.2%      Refinance        360            360           120             116           36
116                            0.2%      Refinance        360            359           120             119           0
117                            0.2%      Refinance        360            358           120             118           0
118                            0.2%      Refinance        360            360           120             117           60
119                            0.2%      Refinance        360            360            84              81           36



                             MORTGAGE                          FIRST
                             INTEREST         MONTHLY         PAYMENT    MATURITY
 #                             RATE           PAYMENT          DATE       DATE      ARD (3)
-------------------------------------------------------------------------------------------
  1                        7.0425580645%    $ 1,844,596(6)  8/11/2007    7/11/2012     N/A
  2                           5.6010%       $   890,559      8/1/2007    7/1/2017      N/A
  3                           6.3800%       $ 1,161,006     8/11/2007    7/11/2017     N/A
  4                           5.6460%       $   781,144     6/11/2007    5/11/2017     N/A
  5                           5.7710%       $ 4,510,264(8)   8/1/2007    7/1/2017      N/A
  6                           5.8560%       $   420,561     7/11/2007    6/11/2014     N/A
  7                           6.5200%       $   532,042     10/1/2007    9/1/2014      N/A
  8                           5.6700%       $   304,995     6/11/2007    5/11/2014     N/A
  9                           5.7990%       $   264,579     9/11/2007    7/11/2017     N/A
 10                           5.6600%       $   237,196      7/1/2007    6/1/2012      N/A
 11                           6.3100%       $   304,435     9/11/2007    8/11/2017     N/A
 12                           5.9900%       $   227,745      9/1/2007    8/1/2017      N/A
 13                           6.2400%       $   264,479      9/1/2007    8/1/2017      N/A
 14                      6.12618822393822%  $   214,496(11) 7/11/2007    6/11/2012     N/A
 15                           5.8700%       $   183,009      5/1/2007    4/1/2017      N/A
 16                           5.9800%       $   209,393     12/1/2006    11/1/2016     N/A
 17                           6.1760%       $   207,710     8/11/2007    1/11/2017     N/A
 18                           6.0500%       $   173,670     7/11/2007    6/11/2012     N/A
 19                           6.0500%       $   170,270     7/11/2007    6/11/2012     N/A
 20                           5.7900%       $    64,473     9/11/2007    8/11/2017     N/A
 21                           5.7900%       $    58,612     9/11/2007    8/11/2017     N/A
 22                           5.7900%       $    57,732     9/11/2007    8/11/2017     N/A
 23                           6.1700%       $    14,653     9/11/2007    8/11/2017     N/A
 24                           6.3500%       $   186,671      8/1/2007    7/1/2017      N/A
 25                           5.6500%       $   119,677     11/11/2007  10/11/2017     N/A
 26                           6.3900%       $   154,338     9/11/2007    8/11/2012     N/A
 27                           6.2200%       $   128,755      8/1/2007    7/1/2017      N/A
 28                           7.3200%       $   148,377     10/11/2007   9/11/2012     N/A
 29                           6.5700%       $   132,111     10/1/2007    9/1/2017      N/A
 30                           6.4300%       $   108,655     7/11/2007    6/11/2017     N/A
 31                           6.3660%       $   124,220     8/11/2007    7/11/2017     N/A
 32                           6.5000%       $   123,253     11/1/2007    10/1/2012     N/A
 33                           6.3500%       $   116,669     10/11/2007   9/11/2017     N/A
 34                           6.3550%       $   100,193     10/11/2007   9/11/2017     N/A
 35                           6.7400%       $   115,332     12/1/2007    11/1/2017     N/A
 36                           6.1200%       $   103,239      9/1/2007    8/1/2017      N/A
 37                           6.4800%       $   100,921      9/1/2007    8/1/2017      N/A
 38                           5.7800%       $    90,392     10/1/2007    9/1/2017      N/A
 39                           6.0500%       $    91,621     8/11/2007    7/11/2017     N/A
 40                           7.2625%       $   101,306     11/11/2007   9/11/2017     N/A
 41                           5.6300%       $    77,756     11/11/2007   9/11/2017     N/A
 42                           6.7500%       $    83,345     12/11/2007  11/11/2017     N/A
 43                           5.8400%       $    74,841     4/11/2007    3/11/2017     N/A
 44                           6.3200%       $    67,015     11/11/2007  10/11/2017     N/A
 45                           6.4300%       $    67,909     7/11/2007    6/11/2017     N/A
 46                           6.0200%       $    70,298     12/1/2006    11/1/2016     N/A
 47                           5.9300%       $    57,919      7/1/2007    6/1/2014      N/A
 48                           6.5000%       $    69,527     11/1/2007    10/1/2017     N/A
 49                           5.9500%       $    66,690      6/1/2007    5/1/2017      N/A
 50                           5.8000%       $    60,436      5/1/2007    4/1/2017      N/A
 51                           5.8400%       $    50,724      5/1/2007    4/1/2017      N/A
 52                           6.1825%       $    62,356     7/11/2007    6/11/2017     N/A
 53                           6.4600%       $    38,711     10/11/2007   9/11/2017     N/A
 54                           6.4200%       $    25,386     10/11/2007   9/11/2017     N/A
 55                           6.0600%       $    60,341      9/1/2007    8/1/2017      N/A
 56                           6.4300%       $    62,590     8/11/2007    7/11/2017     N/A
 57                           5.8500%       $    49,113     9/11/2007    7/11/2017     N/A
 58                           5.8500%       $     8,112     9/11/2007    7/11/2012     N/A
 59                           6.4000%       $    60,674     12/11/2007   4/11/2017     N/A
 60                           6.6800%       $    62,141      9/1/2007    8/1/2037   8/1/2017
 61                           5.7000%       $    55,718     10/11/2007   7/11/2017     N/A
 62                           5.6550%       $    44,531     3/11/2007    1/11/2017     N/A
 63                           6.6300%       $    59,580     10/1/2007    9/1/2017      N/A
 64                           5.6550%       $    44,339     3/11/2007    1/11/2017     N/A
 65                           6.3400%       $    57,496     9/11/2007    8/11/2017     N/A
 66                           6.2900%       $    55,649     8/11/2007    7/11/2017     N/A
 67                           6.5870%       $    61,259     9/11/2007    8/11/2017     N/A
 68                           6.8800%       $    62,224     9/11/2007    8/11/2017     N/A
 69                           6.2700%       $    54,298     10/1/2007    9/1/2017      N/A
 70                           6.0900%       $    52,968     12/11/2007  11/11/2017     N/A
 71                           5.9400%       $    51,826     7/11/2007    8/11/2017     N/A
 72                           6.9800%       $    56,437     11/11/2007  10/11/2017     N/A
 73                           5.9400%       $    49,443     7/11/2007    8/11/2017     N/A
 74                           5.7880%       $    39,685      7/1/2007    6/1/2012      N/A
 75                           6.3125%       $    50,017     9/11/2007    9/11/2017     N/A
 76                           6.5900%       $    54,467     9/11/2007    8/11/2017     N/A
 77                           6.3900%       $    52,800     9/11/2007    8/11/2017     N/A
 78                           5.8400%       $    38,290      5/1/2007    4/1/2017      N/A
 79                           6.6900%       $    50,080     9/11/2007    8/11/2017     N/A
 80                           5.7800%       $    52,785      4/1/2007    3/1/2017      N/A
 81                           5.8500%       $    36,082     10/1/2007    9/1/2017      N/A
 82                           5.7000%       $    42,079      9/1/2007    8/1/2017      N/A
 83                           6.3700%       $    44,427      8/1/2007    7/1/2017      N/A
 84                           6.2800%       $    44,040     9/11/2007    8/11/2017     N/A
 85                           6.1175%       $    42,948     8/11/2007    8/11/2017     N/A
 86                           6.4700%       $    44,516     11/11/2007  10/11/2017     N/A
 87                           5.8150%       $    39,905     6/11/2007    5/11/2017     N/A
 88                           5.9600%       $    39,998      9/1/2007    8/1/2017      N/A
 89                           6.8200%       $    43,344     12/11/2007  11/11/2017     N/A
 90                           5.6500%       $    38,098      5/1/2007    4/1/2017      N/A
 91                           7.1100%       $    44,399     11/11/2007   7/11/2017     N/A
 92                           6.2130%       $    39,405     7/11/2007    6/11/2017     N/A
 93                           6.5000%       $    40,452     10/1/2007    9/1/2017      N/A
 94                           5.7900%       $    37,218      9/1/2007    8/1/2017      N/A
 95                           5.8000%       $    37,200     9/11/2007    7/11/2017     N/A
 96                           6.3100%       $    38,603      9/1/2007    8/1/2017      N/A
 97                           6.7400%       $    40,172     11/1/2007    10/1/2017     N/A
 98                           7.3500%       $    45,032     10/11/2007   9/11/2017     N/A
 99                           7.0100%       $    39,958     9/11/2007    8/11/2017     N/A
100                           5.7707%       $    28,357      5/1/2007    4/1/2017      N/A
101                           6.5500%       $    31,545     7/11/2007    6/11/2012     N/A
102                           6.0300%       $    28,658      9/1/2007    8/1/2017      N/A
103                           6.6800%       $    31,606     4/11/2007    3/11/2017     N/A
104                           6.7000%       $    37,827      8/1/2007    7/1/2012      N/A
105                           6.8025%       $    34,711     10/11/2007   8/11/2017     N/A
106                           5.6500%       $    30,016     12/11/2007  11/11/2017     N/A
107                           6.3520%       $    31,579     10/11/2007   8/11/2017     N/A
108                           6.0800%       $    30,235      9/1/2007    8/1/2017      N/A
109                           6.4400%       $    31,406     12/11/2007   7/11/2017     N/A
110                           6.4800%       $    31,071     9/11/2007    8/11/2017     N/A
111                           6.4400%       $    15,515     10/1/2007    9/1/2037   9/1/2017
112                           6.3000%       $     8,071      9/1/2007    8/1/2037   8/1/2017
113                           6.3000%       $     6,499      9/1/2007    8/1/2037   8/1/2017
114                           6.9950%       $    31,918     8/11/2007    7/11/2012     N/A
115                           6.4100%       $    29,987     8/11/2007    7/11/2017     N/A
116                           6.4930%       $    29,686     11/1/2007    10/1/2017     N/A
117                           6.4100%       $    28,490     10/1/2007    9/1/2017      N/A
118                           5.9400%       $    26,806      9/1/2007    8/1/2017      N/A
119                           6.2400%       $    27,678      9/1/2007    8/1/2014      N/A




                          PREPAYMENT PROVISION                                                                       DEFEASANCE
 #                       AS OF ORIGINATION (4)                                                                       OPTION (5)
-------------------------------------------------------------------------------------------------------------------------------
  1                       Lock/56_0.0%/4                                                                                 Yes
  2                       Lock/24_YM1/92_0.0%/4(7)                                                                       Yes(7)
  3                       Lock/116_0.0%/4                                                                                Yes
  4                       YM1/116_0.0%/4                                                                                 No
  5                       Lock/116_0.0%/4                                                                                Yes
  6                       Lock/81_0.0%/3                                                                                 Yes
  7                       Lock/82_0.0%/2(9)                                                                              Yes(9)
  8                       Lock/30_YM1/50_0.0%/4(10)                                                                      No(10)
  9                       Lock/115_0.0%/4                                                                                Yes
 10                       Lock/57_0.0%/3                                                                                 Yes
 11                       Lock/116_0.0%/4                                                                                Yes
 12                       YM1/107_0.0%/13                                                                                No
 13                       Lock/115_0.0%/5                                                                                Yes
 14                       Lock/29_YM1/30_0.0%/1(12)                                                                      Yes(12)
 15                       Lock/116_0.0%/4                                                                                Yes
 16                       Lock/116_0.0%/4                                                                                Yes
 17                       Lock/111_0.0%/3                                                                                Yes
 18                       Lock/56_0.0%/4                                                                                 Yes
 19                       Lock/56_0.0%/4                                                                                 Yes
 20                       Lock/116_0.0%/4                                                                                Yes
 21                       Lock/116_0.0%/4                                                                                Yes
 22                       Lock/116_0.0%/4                                                                                Yes
 23                       Lock/116_0.0%/4                                                                                Yes
 24                       Lock/116_0.0%/4                                                                                Yes
 25                       Lock/117_0.0%/3                                                                                Yes
 26                       Lock/53_0.0%/7                                                                                 Yes
 27                       Lock/35_YM1/81_0.0%/4(13)                                                                      Yes(13)
 28                       Lock/53_0.0%/7                                                                                 Yes
 29                       Lock/24_YM1/93_0.0%/3                                                                          No
 30                       Lock/117_0.0%/3                                                                                Yes
 31                       Lock/117_0.0%/3                                                                                Yes
 32                       Lock/58_0.0%/2                                                                                 Yes
 33                       Lock/117_0.0%/3                                                                                Yes
 34                       Lock/117_0.0%/3                                                                                Yes
 35                       Lock/118_0.0%/2                                                                                Yes
 36                       YM1/118_0.0%/2                                                                                 No
 37                       Lock/116_0.0%/4                                                                                Yes
 38                       Lock/114_0.0%/6                                                                                Yes
 39                       Lock/117_0.0%/3                                                                                Yes
 40                       Lock/112_0.0%/7                                                                                Yes
 41                       Lock/116_0.0%/3                                                                                Yes
 42                       Lock/117_0.0%/3                                                                                Yes
 43                       Lock/117_0.0%/3                                                                                Yes
 44                       Lock/117_0.0%/3                                                                                Yes
 45                       Lock/117_0.0%/3                                                                                Yes
 46                       Lock/34_YM1/25_YM1or5.0%/12_YM1or4.0%/12_YM1or3.0%/12_YM1or2.0%/12_YM1or1.0%/9_0.0%/4(14)      Yes(14)
 47                       Lock/77_0.0%/7                                                                                 Yes
 48                       Lock/116_0.0%/4                                                                                Yes
 49                       Lock/118_0.0%/2                                                                                Yes
 50                       Lock/118_0.0%/2                                                                                Yes
 51                       Lock/117_0.0%/3                                                                                Yes
 52                       Lock/117_0.0%/3                                                                                Yes
 53                       Lock/117_0.0%/3                                                                                Yes
 54                       Lock/117_0.0%/3                                                                                Yes
 55                       Lock/116_0.0%/4                                                                                Yes
 56                       Lock/114_0.0%/6                                                                                Yes
 57                       Lock/116_0.0%/3                                                                                Yes
 58                       Lock/35_0.0%/24                                                                                No
 59                       Lock/110_0.0%/3                                                                                Yes
 60                       Lock/116_0.0%/4                                                                                Yes
 61                       Lock/115_0.0%/3                                                                                Yes
 62                       Lock/116_0.0%/3                                                                                Yes
 63                       Lock/115_0.0%/5                                                                                Yes
 64                       Lock/116_0.0%/3                                                                                Yes
 65                       Lock/117_0.0%/3                                                                                Yes
 66                       Lock/117_0.0%/3                                                                                Yes
 67                       Lock/117_0.0%/3                                                                                Yes
 68                       Lock/117_0.0%/3                                                                                Yes
 69                       Lock/116_0.0%/4                                                                                Yes
 70                       Lock/117_0.0%/3                                                                                Yes
 71                       Lock/119_0.0%/3                                                                                Yes
 72                       Lock/117_0.0%/3                                                                                Yes
 73                       Lock/119_0.0%/3                                                                                Yes
 74                       Lock/24_YM1/32_0.0%/4                                                                          No
 75                       Lock/118_0.0%/3                                                                                Yes
 76                       Lock/117_0.0%/3                                                                                Yes
 77                       Lock/117_0.0%/3                                                                                Yes
 78                       Lock/117_0.0%/3                                                                                Yes
 79                       Lock/39_YM1/78_0.0%/3                                                                          No
 80                       Lock/118_0.0%/2                                                                                Yes
 81                       Lock/117_0.0%/3                                                                                Yes
 82                       Lock/117_0.0%/3                                                                                Yes
 83                       Lock/36_YM1/80_0.0%/4                                                                          No
 84                       Lock/116_0.0%/4                                                                                Yes
 85                       Lock/118_0.0%/3                                                                                Yes
 86                       Lock/117_0.0%/3                                                                                Yes
 87                       Lock/114_0.0%/6                                                                                Yes
 88                       Lock/24_YM1/94_0.0%/2                                                                          No
 89                       Lock/117_0.0%/3                                                                                Yes
 90                       Lock/116_0.0%/4                                                                                Yes
 91                       Lock/114_0.0%/3                                                                                Yes
 92                       Lock/117_0.0%/3                                                                                Yes
 93                       Lock/115_0.0%/5                                                                                Yes
 94                       Lock/118_0.0%/2                                                                                Yes
 95                       Lock/116_0.0%/3                                                                                Yes
 96                       Lock/36_YM1/82_0.0%/2                                                                          No
 97                       Lock/116_0.0%/4                                                                                Yes
 98                       Lock/117_0.0%/3                                                                                Yes
 99                       Lock/113_0.0%/7                                                                                Yes
100                       Lock/118_0.0%/2                                                                                Yes
101                       Lock/56_0.0%/4                                                                                 Yes
102                       YM1/116_0.0%/4                                                                                 No
103                       Lock/116_0.0%/4                                                                                Yes
104                       Lock/58_0.0%/2                                                                                 Yes
105                       Lock/116_0.0%/3                                                                                Yes
106                       Lock/117_0.0%/3                                                                                Yes
107                       Lock/116_0.0%/3                                                                                Yes
108                       YM1/113_0.0%/7                                                                                 No
109                       Lock/113_0.0%/3                                                                                Yes
110                       Lock/117_0.0%/3                                                                                Yes
111                       YM/116_0.0%/4                                                                                  No
112                       YM/116_0.0%/4                                                                                  No
113                       YM/116_0.0%/4                                                                                  No
114                       Lock/36_0.0%/24                                                                                Yes
115                       Lock/116_0.0%/4                                                                                Yes
116                       Lock/36_YM1/82_0.0%/2                                                                          No
117                       Lock/116_0.0%/4                                                                                Yes
118                       YM1/116_0.0%/4                                                                                 No
119                       Lock/81_0.0%/3                                                                                 Yes



                                                                                             ORIGINAL         CUT-OFF DATE
                                   LOAN                                                      PRINCIPAL          PRINCIPAL
 #                       CROSSED  GROUP  LOAN NAME                                            BALANCE          BALANCE (1)
---------------------------------------------------------------------------------------------------------------------------------
120                                 2    Greyberry Apartments                            $    4,400,000      $    4,400,000
121                                 1    Bayview Tower Office Building                   $    4,360,000      $    4,360,000
122                                 1    Essex Medical Office                            $    4,325,000      $    4,325,000
123                                 1    Walgreens-Malone                                $    4,250,000      $    4,250,000
124                                 1    Country Inn Stafford                            $    4,235,000      $    4,224,677
125                                 1    Linens' N Things                                $    4,203,000      $    4,194,621
126                                 2    Brookhollow Apartments                          $    4,100,000      $    4,100,000
127                                 2    Western Parkview and Jefferson MHC              $    4,100,000      $    4,100,000
128                                 1    Crystal Square Shopping Center                  $    4,000,000      $    4,000,000
129                                 1    Mineral Building                                $    4,000,000      $    4,000,000
130                                 1    Tyler Building                                  $    4,000,000      $    4,000,000
131                                 1    Ashley Burlington                               $    3,950,000      $    3,940,943
132                                 1    8 Fairfield Boulevard                           $    3,860,000      $    3,860,000
133                                 1    Holiday Inn Express Weatherford, OK             $    3,800,000      $    3,795,833
134                                 1    Westlake Commons                                $    3,690,000      $    3,690,000
135                                 1    415 South San Pedro Street                      $    3,550,000      $    3,542,216
136                                 1    Masonic Temple Building                         $    3,500,000      $    3,500,000
137                                 1    Alta Mesa Village                               $    3,446,000      $    3,446,000
138                                 1    Shoppes at Willow                               $    3,450,000      $    3,438,092
139                                 1    Avalon Plaza                                    $    3,330,000      $    3,324,193
140                                 1    1945 East Ridge Road                            $    3,300,000      $    3,300,000
141                                 2    Pine Village North                              $    3,240,000      $    3,240,000
142                                 2    The Gallery Apartments                          $    3,230,000      $    3,230,000
143                                 1    West LA Self Storage                            $    3,250,000      $    3,217,118
144                                 2    6011 Gaston                                     $    3,156,000      $    3,156,000
145                                 1    Champps Orland Park                             $    3,175,000      $    3,154,677
146                                 1    Cedar Ridge Crossing                            $    3,143,000      $    3,143,000
147                                 1    353 West Lancaster Avenue                       $    3,120,000      $    3,120,000
148                                 1    Calvine Road Self Storage                       $    3,100,000      $    3,100,000
149                                 1    1100 Summit Avenue                              $    3,078,000      $    3,075,837
150                                 2    Pine Village East                               $    3,040,000      $    3,040,000
151                                 1    Carolina Self Storage                           $    3,000,000      $    2,995,271
152                                 1    Green Springs Shopping Center                   $    3,000,000      $    2,992,749
153                                 2    Winkworth Garden Apts                           $    2,950,000      $    2,950,000
154                                 1    Carmichael Center                               $    2,940,000      $    2,940,000
155                                 2    Ustick Village Apartments                       $    2,750,000      $    2,745,374
156                                 1    Ranch at Scripps Trail                          $    2,685,000      $    2,685,000
157                                 1    Costco & North Fork Bank                        $    2,660,000      $    2,660,000
158                                 1    Centre Stage at High Point                      $    2,587,500      $    2,567,053
159                                 1    98 Main Street                                  $    2,500,000      $    2,500,000
160                                 1    Spencer Square Shopping Center                  $    2,500,000      $    2,482,141
161                                 2    MTW Apartments                                  $    2,450,000      $    2,444,938
162                                 1    San Saba Medical Office                         $    2,440,000      $    2,440,000
163                                 1    Village at Crooked Creek                        $    2,452,500      $    2,436,766
164                                 1    Shoppes on 57th                                 $    2,429,000      $    2,429,000
165                                 1    Montclair Retail                                $    2,426,000      $    2,426,000
166                                 1    Crismon Retail                                  $    2,350,000      $    2,350,000
167                                 1    2455 Towne Lake Parkway                         $    2,350,000      $    2,350,000
168                                 1    Cold Springs Retail                             $    2,280,000      $    2,273,659
169                                 1    Walgreens (Orlando)                             $    2,270,000      $    2,270,000
170                                 1    Cobblestone Fiesta                              $    2,235,000      $    2,235,000
171                                 2    Bear Grounds I & II Apartments                  $    2,100,000      $    2,089,653
172                                 2    Moorestown Oaks                                 $    2,060,000      $    2,055,166
173                                 1    South Elati Building                            $    2,000,000      $    1,994,890
174                                 2    Megan and Coleman Court Apartments              $    1,925,000      $    1,920,290
175                                 1    Oakmont Plaza                                   $    1,920,000      $    1,915,638
176                                 1    Corsicana Medical                               $    1,897,000      $    1,894,309
177                                 2    Reimer Apartments - Gretna                      $    1,864,000      $    1,857,985
178                                 2    Reimer Apartments - Millard                     $    1,860,000      $    1,853,997
179                                 1    Avery Building                                  $    1,850,000      $    1,845,850
180                                 1    Santa Ana Office                                $    1,800,000      $    1,796,987
181                                 2    Monticello Court Apartments                     $    1,718,000      $    1,718,000
182                                 1    Loveland Crossing                               $    1,655,000      $    1,651,426
183                                 1    Fulton Hill Studios                             $    1,550,000      $    1,550,000
184                                 1    Colonial Drive Mini Storage                     $    1,513,000      $    1,506,540
185                                 1    A-1 Self Storage                                $    1,500,000      $    1,500,000
186                                 1    Chapel Hill Station                             $    1,500,000      $    1,496,294
187                                 1    Coit Crossing                                   $    1,500,000      $    1,493,306
188                                 1    Hollywood Video Outlot                          $    1,424,000      $    1,417,631
189                                 1    Mallard Place                                   $    1,400,000      $    1,397,955
190                                 1    Eye Plaza                                       $    1,300,000      $    1,292,931
191                                 1    Kyrene Industrial                               $    1,180,000      $    1,179,191
192                                 1    BMA Medical                                     $    1,000,000      $      995,869
193                                 1    Algonac Retail Center                           $      925,000      $      920,247
194                                 1    Extra Space Self Storage                        $      824,000      $      824,000
                                                                                         ----------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                  $2,721,748,200      $2,720,810,685
                                                                                         ========================================
MAXIMUM:                                                                                 $  200,000,000      $  200,000,000
MINIMUM:                                                                                 $      824,000      $      824,000

                                                                                                                   INITIAL
                         PERCENTAGE OF                ORIGINATION     REMAINING      ORIGINAL       REMAINING     INTEREST
                           INITIAL NET                AMORTIZATION   AMORTIZATION    TERM TO         TERM TO        ONLY
                            MORTGAGE       LOAN           TERM           TERM        MATURITY        MATURITY      PERIOD
 #                        POOL BALANCE    PURPOSE       (MONTHS)     (MONTHS) (1)  (MONTHS) (2)  (MONTHS) (1, 2)  (MONTHS)
----------------------------------------------------------------------------------------------------------------------------
120                            0.2%      Refinance        360            360           120             115            24
121                            0.2%      Refinance        360            360           120             118            12
122                            0.2%      Refinance        360            360           120             120            0
123                            0.2%      Refinance        360            360           120             118            60
124                            0.2%      Refinance        360            357           120             117            0
125                            0.2%      Refinance        360            358           123             121            0
126                            0.2%     Acquisition       360            360            60              55            24
127                            0.2%      Refinance        360            360           120             114            24
128                            0.1%      Refinance        360            360           120             117            36
129                            0.1%      Refinance        360            360           120             118            36
130                            0.1%      Refinance        360            360           120             118            24
131                            0.1%      Refinance        324            322           120             118            0
132                            0.1%      Refinance        360            360           120             116            24
133                            0.1%      Refinance        300            299           120             119            0
134                            0.1%     Acquisition       360            360           120             117            36
135                            0.1%      Refinance        360            357           120             117            0
136                            0.1%      Refinance        360            360           120             119            24
137                            0.1%      Refinance        360            360           120             116            60
138                            0.1%     Acquisition       360            356           121             117            0
139                            0.1%      Refinance        360            358           119             117            0
140                            0.1%     Acquisition       360            360           120             119            24
141                            0.1%      Refinance   Interest Only  Interest Only      119             110           119
142                            0.1%     Acquisition       360            360           120             115            24
143                            0.1%      Refinance        180            177           180             177            0
144                            0.1%      Refinance        360            360           120             117            60
145                            0.1%     Acquisition       360            353           120             113            0
146                            0.1%     Acquisition       360            360           120             118            18
147                            0.1%     Acquisition  Interest Only  Interest Only      120             115           120
148                            0.1%      Refinance        360            360            60              57            36
149                            0.1%     Acquisition       360            359           120             119            0
150                            0.1%      Refinance   Interest Only  Interest Only      119             110           119
151                            0.1%      Refinance        360            358           120             118            0
152                            0.1%      Refinance        360            357           121             118            0
153                            0.1%      Refinance        360            360           120             118            36
154                            0.1%      Refinance        360            360            60              57            12
155                            0.1%     Acquisition       360            358           120             118            0
156                            0.1%     Acquisition  Interest Only  Interest Only      120             118           120
157                            0.1%     Acquisition       360            360           120             119            24
158                            0.1%     Acquisition       240            236           120             116            0
159                            0.1%      Refinance        360            360           120             117            24
160                            0.1%     Acquisition       360            352           120             112            0
161                            0.1%      Refinance        324            322           120             118            0
162                            0.1%     Acquisition       360            360           120             118            24
163                            0.1%     Acquisition       360            353           120             113            0
164                            0.1%      Refinance        360            360           120             120            0
165                            0.1%      Refinance        360            360           118             116            36
166                            0.1%     Acquisition       360            360           122             119            24
167                            0.1%      Refinance        360            360           120             120            0
168                            0.1%      Refinance        360            357           118             115            0
169                            0.1%     Acquisition       360            360           120             120            60
170                            0.1%     Acquisition       360            360           121             117            36
171                            0.1%      Refinance        300            296           121             117            0
172                            0.1%     Acquisition       360            357            60              57            0
173                            0.1%      Refinance        360            357           120             117            0
174                            0.1%      Refinance        360            357           122             119            0
175                            0.1%     Acquisition       360            357           120             117            0
176                            0.1%      Refinance        360            358           120             118            0
177                            0.1%      Refinance        360            356           119             115            0
178                            0.1%      Refinance        360            356           119             115            0
179                            0.1%      Refinance        360            357           120             117            0
180                            0.1%      Refinance        360            358           119             117            0
181                            0.1%     Acquisition       360            360           122             118            18
182                            0.1%      Refinance        360            357           120             117            0
183                            0.1%      Refinance        360            360           120             116            12
184                            0.1%      Refinance        360            355           120             115            0
185                            0.1%      Refinance        360            360           120             119            24
186                            0.1%     Acquisition       360            357           121             118            0
187                            0.1%      Refinance        360            355           120             115            0
188                            0.1%     Acquisition       360            355           120             115            0
189                            0.1%     Acquisition       360            358           120             118            0
190                            0.0%      Refinance        360            354           120             114            0
191                            0.0%     Acquisition       360            359           120             119            0
192                            0.0%      Refinance        360            355           120             115            0
193                            0.0%      Refinance        360            354           120             114            0
194                            0.0%     Acquisition       360            360            59              55            24
                         ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      100.0%                       355            354           106             102
                         ===================================================================================================
MAXIMUM:                       7.4%                       360            360           180             177
MINIMUM:                      0.03%                       180            177            59              55



                             MORTGAGE                          FIRST
                             INTEREST         MONTHLY         PAYMENT    MATURITY
 #                             RATE           PAYMENT          DATE        DATE     ARD (3)
--------------------------------------------------------------------------------------------
120                           6.1100%       $    26,692     7/11/2007    6/11/2017     N/A
121                           6.3600%       $    27,158     10/11/2007   9/11/2017     N/A
122                           6.5700%       $    27,536     12/1/2007    11/1/2017     N/A
123                           6.0000%       $    25,481     10/1/2007    9/1/2037   9/1/2017
124                           6.3750%       $    26,421     9/11/2007    8/11/2017     N/A
125                           5.6100%       $    24,155     10/1/2007    12/1/2017     N/A
126                           6.0700%       $    24,766     7/11/2007    6/11/2012     N/A
127                           5.9100%       $    24,345     6/11/2007    5/11/2017     N/A
128                           6.2700%       $    24,681      9/1/2007    8/1/2037   8/1/2017
129                           6.1300%       $    24,317     10/1/2007    9/1/2017      N/A
130                           6.3800%       $    24,968     10/11/2007   9/11/2017     N/A
131                           6.0600%       $    24,796     10/1/2007    9/1/2034   9/1/2017
132                           6.3300%       $    23,968     8/11/2007    7/11/2017     N/A
133                           6.7500%       $    26,255     11/11/2007  10/11/2017     N/A
134                           6.3300%       $    22,912     9/11/2007    8/11/2017     N/A
135                           6.8000%       $    23,143     9/11/2007    8/11/2017     N/A
136                           6.2900%       $    21,641     11/11/2007  10/11/2017     N/A
137                           6.4800%       $    21,736     8/11/2007    7/11/2017     N/A
138                           6.0675%       $    20,834     8/11/2007    8/11/2017     N/A
139                           6.2125%       $    20,422     10/11/2007   8/11/2017     N/A
140                           6.4700%       $    20,793     11/11/2007  10/11/2017     N/A
141                           5.6550%       $    15,481     3/11/2007    1/11/2017     N/A
142                           5.8800%       $    19,117     7/11/2007    6/11/2017     N/A
143                           5.9100%       $    27,268      9/1/2007    8/1/2022      N/A
144                           6.1300%       $    19,186      9/1/2007    8/1/2017      N/A
145                           6.0000%       $    19,036     5/11/2007    4/11/2017     N/A
146                           6.9600%       $    20,826     10/11/2007   9/11/2017     N/A
147                           5.9100%       $    15,579      7/1/2007    6/1/2017      N/A
148                           6.1200%       $    18,826      9/1/2007    8/1/2012      N/A
149                           6.6025%       $    19,663     11/11/2007  10/11/2017     N/A
150                           5.6550%       $    14,525     3/11/2007    1/11/2017     N/A
151                           6.6500%       $    19,259     10/11/2007   9/11/2017     N/A
152                           6.4100%       $    18,785     9/11/2007    9/11/2017     N/A
153                           6.3750%       $    18,404     10/11/2007   9/11/2017     N/A
154                           6.9925%       $    19,545     9/11/2007    8/11/2012     N/A
155                           6.3700%       $    17,147     10/11/2007   9/11/2017     N/A
156                           6.9700%       $    15,812     10/11/2007   9/11/2017     N/A
157                           6.3600%       $    16,569     11/11/2007  10/11/2017     N/A
158                           6.2900%       $    18,973     8/11/2007    7/11/2017     N/A
159                           6.4000%       $    15,638     9/11/2007    8/11/2017     N/A
160                           6.0700%       $    15,101     4/11/2007    3/11/2017     N/A
161                           6.5900%       $    16,202     10/11/2007   9/11/2017     N/A
162                           6.8450%       $    15,980     10/11/2007   9/11/2017     N/A
163                           5.9900%       $    14,688     5/11/2007    4/11/2017     N/A
164                           6.4200%       $    15,225     12/11/2007  11/11/2017     N/A
165                           5.7900%       $    14,219     10/11/2007   7/11/2017     N/A
166                           6.3200%       $    14,577     9/11/2007   10/11/2017     N/A
167                           6.9200%       $    15,509     12/11/2007  11/11/2017     N/A
168                           5.8200%       $    13,407     9/11/2007    6/11/2017     N/A
169                           6.8500%       $    14,874     12/1/2007    11/1/2017     N/A
170                           6.1900%       $    13,674     8/11/2007    8/11/2017     N/A
171                           6.4050%       $    14,055     8/11/2007    8/11/2017     N/A
172                           6.5300%       $    13,061     9/11/2007    8/11/2012     N/A
173                           6.1800%       $    12,223      9/1/2007    8/1/2017      N/A
174                           6.3600%       $    11,991     9/11/2007   10/11/2017     N/A
175                           6.6600%       $    12,338     9/11/2007    8/11/2017     N/A
176                           7.0900%       $    12,736     10/11/2007   9/11/2017     N/A
177                           6.3400%       $    11,586     8/11/2007    6/11/2017     N/A
178                           6.3400%       $    11,561     8/11/2007    6/11/2017     N/A
179                           6.7100%       $    11,950     9/11/2007    8/11/2017     N/A
180                           6.3925%       $    11,250     10/11/2007   8/11/2017     N/A
181                           6.2700%       $    10,600     8/11/2007    9/11/2017     N/A
182                           6.8600%       $    10,856     9/11/2007    8/11/2017     N/A
183                           6.9850%       $    10,297     8/11/2007    7/11/2017     N/A
184                           6.2500%       $     9,316     7/11/2007    6/11/2017     N/A
185                           6.7525%       $     9,731     11/11/2007  10/11/2017     N/A
186                           6.3200%       $     9,304     9/11/2007    9/11/2017     N/A
187                           6.0600%       $     9,051     7/11/2007    6/11/2017     N/A
188                           6.0500%       $     8,583     7/11/2007    6/11/2017     N/A
189                           6.9700%       $     9,286     10/11/2007   9/11/2017     N/A
190                           5.9500%       $     7,752      6/1/2007    5/1/2017      N/A
191                           6.6900%       $     7,606     11/11/2007  10/11/2017     N/A
192                           6.3900%       $     6,249     7/11/2007    6/11/2017     N/A
193                           6.1900%       $     5,659     6/11/2007    5/11/2017     N/A
194                           6.6700%       $     5,301     8/11/2007    6/11/2012     N/A
                         ---------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       6.1705%       $19,955,126     8/8/2007     7/31/2016
                         =========================================================
MAXIMUM:                      7.3500%       $ 4,510,264     12/11/2007   9/1/2037
MINIMUM:                      5.6010%       $     5,301     12/1/2006    6/1/2012




                         PREPAYMENT PROVISION                                                                       DEFEASANCE
 #                       AS OF ORIGINATION (4)                                                                      OPTION (5)
------------------------------------------------------------------------------------------------------------------------------
120                      Lock/117_0.0%/3                                                                                Yes
121                      Lock/117_0.0%/3                                                                                Yes
122                      Lock/24_YM1/94_0.0%/2                                                                          No
123                      Lock/116_0.0%/4                                                                                Yes
124                      Lock/39_YM1/77_0.0%/4                                                                          No
125                      Lock/120_0.0%/3                                                                                Yes
126                      Lock/57_0.0%/3                                                                                 Yes
127                      Lock/114_0.0%/6                                                                                Yes
128                      YM1/116_0.0%/4                                                                                 No
129                      YM1/116_0.0%/4                                                                                 No
130                      Lock/38_YM1/79_0.0%/3                                                                          No
131                      Lock/116_0.0%/4                                                                                Yes
132                      Lock/114_0.0%/6                                                                                Yes
133                      Lock/117_0.0%/3                                                                                Yes
134                      Lock/117_0.0%/3                                                                                Yes
135                      Lock/114_0.0%/6                                                                                Yes
136                      Lock/117_0.0%/3                                                                                Yes
137                      Lock/117_0.0%/3                                                                                Yes
138                      Lock/115_0.0%/6                                                                                Yes
139                      Lock/116_0.0%/3                                                                                Yes
140                      Lock/114_0.0%/6                                                                                Yes
141                      Lock/116_0.0%/3                                                                                Yes
142                      Lock/117_0.0%/3                                                                                Yes
143                      YM1/119_0.0%/61(15)                                                                            Yes(15)
144                      YM1/116_0.0%/4                                                                                 No
145                      Lock/117_0.0%/3                                                                                Yes
146                      Lock/117_0.0%/3                                                                                Yes
147                      Lock/117_0.0%/3                                                                                Yes
148                      Lock/57_0.0%/3                                                                                 Yes
149                      Lock/114_0.0%/6                                                                                Yes
150                      Lock/116_0.0%/3                                                                                Yes
151                      Lock/114_0.0%/6                                                                                Yes
152                      Lock/115_0.0%/6                                                                                Yes
153                      Lock/114_0.0%/6                                                                                Yes
154                      Lock/54_0.0%/6                                                                                 Yes
155                      Lock/114_0.0%/6                                                                                Yes
156                      Lock/38_YM1/79_0.0%/3                                                                          No
157                      Lock/117_0.0%/3                                                                                Yes
158                      Lock/117_0.0%/3                                                                                Yes
159                      Lock/114_0.0%/6                                                                                Yes
160                      Lock/114_0.0%/6                                                                                Yes
161                      Lock/114_0.0%/6                                                                                Yes
162                      Lock/114_0.0%/6                                                                                Yes
163                      Lock/114_0.0%/6                                                                                Yes
164                      Lock/114_0.0%/6                                                                                Yes
165                      Lock/115_0.0%/3                                                                                Yes
166                      Lock/116_0.0%/6                                                                                Yes
167                      Lock/114_0.0%/6                                                                                Yes
168                      Lock/112_0.0%/6                                                                                Yes
169                      Lock/118_0.0%/2                                                                                Yes
170                      Lock/40_YM1/78_0.0%/3                                                                          No
171                      Lock/118_0.0%/3                                                                                Yes
172                      Lock/54_0.0%/6                                                                                 Yes
173                      YM1/116_0.0%/4                                                                                 No
174                      Lock/116_0.0%/6                                                                                Yes
175                      Lock/114_0.0%/6                                                                                Yes
176                      Lock/117_0.0%/3                                                                                Yes
177                      Lock/113_0.0%/6                                                                                Yes
178                      Lock/113_0.0%/6                                                                                Yes
179                      Lock/117_0.0%/3                                                                                Yes
180                      Lock/116_0.0%/3                                                                                Yes
181                      Lock/116_0.0%/6                                                                                Yes
182                      Lock/117_0.0%/3                                                                                Yes
183                      Lock/114_0.0%/6                                                                                Yes
184                      Lock/114_0.0%/6                                                                                Yes
185                      Lock/114_0.0%/6                                                                                Yes
186                      Lock/115_0.0%/6                                                                                Yes
187                      Lock/114_0.0%/6                                                                                Yes
188                      Lock/114_0.0%/6                                                                                Yes
189                      Lock/114_0.0%/6                                                                                Yes
190                      YM1/113_0.0%/7                                                                                 No
191                      Lock/114_0.0%/6                                                                                Yes
192                      Lock/114_0.0%/6                                                                                Yes
193                      Lock/114_0.0%/6                                                                                Yes
194                      Lock/53_0.0%/6                                                                                 Yes

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CP FAIRWAYS AT WOODFIELD, CP ROLLING HILLS, CP BIRCHWOOD POINTE AND CP ARBORS OF LAPEER APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY CAMELOT APARTMENTS AND CRYSTAL STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY GRAND PANAMA AND GRAND PANAMA BUILDING A2 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RITZ CORAL SPRINGS AND CHICK-FIL-A BUILDING, STARBUCKS OUTPARCEL AND CHICK-FIL-A, BRADENTON ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3)  ANTICIPATED REPAYMENT DATE.

(4)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS
     A%/(Y) = A% PREPAYMENT FOR (Y) PAYMENTS
     0.0%/(Z) = PREPAYABLE AT PAR FOR (Z) PAYMENTS

(5)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.

(6) THE 450 LEXINGTON AVENUE TOTAL DEBT HAS AN ORIGINAL BALANCE OF $600.0 MILLION, WHICH IS COMPRISED OF THE $310.0 MILLION MORTGAGE LOAN AND THE $290.0 MILLION MEZZANINE LOAN. A $200.0 MILLION PARI-PASSU PORTION OF THE 450 LEXINGTON AVENUE MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION AND AS SUCH IS EXPECTED TO BE THE CONTROLLING INTEREST WITH RESPECT TO THE TOTAL DEBT. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $110.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $310.0 MILLION MORTGAGE LOAN.

(7) WITH RESPECT TO THE GULF COAST TOWN CENTER PHASES I & II MORTGAGE LOAN, IN ADDITION TO THE YIELD MAINTENANCE OPTION, THE LOAN HAS THE OPTION TO BE PREPAID BY DEFEASANCE AT ANY TIME AFTER THE DATE WHICH IS TWO YEARS AND 15 DAYS FROM THE "STARTUP DAY" OF THE REMIC TRUST.

(8) THE 60 WALL STREET TOTAL DEBT HAS AN ORIGINAL BALANCE OF $925.0 MILLION. A $130.0 MILLION PARI-PASSU PORTION OF THE 60 WALL STREET MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $795.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $925.0 MILLION MORTGAGE LOAN.

(9) THE COMMERCE CORPORATE PLAZA LOAN MAY BE PREPAID IN PART USING CERTAIN RESERVE AMOUNTS UP TO $9.1 MILLION BEGINNING IN FEBRUARY 2008, SUCH PREPAYMENT TO BE ACCOMPANIED BY A YIELD MAINTENANCE PAYMENT BY THE BORROWER.

(10) THE LOAN IS LOCKED OUT FOR THE FIRST TWO YEARS FROM THE "STARTUP DAY" OF THE REMIC TRUST, HOWEVER, THE BORROWER HAS THE OPTION TO PARTIALLY RELEASE ANY TWO (2) PROPERTIES DURING THE LOCKOUT PERIOD. BASED ON THE ALLOCATED RELEASE PRICE PER THE LOAN AGREEMENT, A MAXIMUM OF $17,766,536 CAN BE PREPAID DURING THE LOCKOUT PERIOD WITH YIELD MAINTENANCE.

(11) THE WOODFIELD CROSSING TOTAL DEBT IS EVIDENCED BY A $41.44 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $5.0 MILLION MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS MARKET LENDER PROTECTIONS AND IS SUBJECT TO A MARKET INTERCREDITOR AGREEMENT. ALL CALCULATIONS ARE BASED ON THE $41.44 MILLION MORTGAGE LOAN.

(12) WITH RESPECT TO THE WOODFIELD CROSSING MORTGAGE LOAN, IN ADDITION TO THE YIELD MAINTENANCE OPTION, THE LOAN HAS THE OPTION TO BE PREPAID BY DEFEASANCE AT ANY TIME AFTER THE DATE WHICH IS TWO YEARS FROM THE "STARTUP DAY" OF THE REMIC TRUST. ADDITIONALLY, THE BORROWER MAY PARTIALLY RELEASE CERTAIN PROPERTIES AT ANY TIME DURING THE TERM OF THE LOAN. SUCH PARTIAL RELEASES ARE MADE WITH NO PAYMENT DUE TO LENDER. HOWEVER, THERE IS AN LTV REQUIREMENT ASSOCIATED WITH SUCH RELEASES, FOR WHICH THE BORROWER MAY NEED TO MAKE A PARTIAL PREPAYMENT IN ORDER TO SATISFY THE REQUIREMENT.

(13) WITH RESPECT TO THE CENTRAL NEW YORK MEDICAL CENTER MORTGAGE LOAN, IN ADDITION TO THE YIELD MAINTENANCE OPTION, THE LOAN HAS THE OPTION TO BE PREPAID BY DEFEASANCE AT ANY TIME AFTER THE DATE WHICH IS TWO YEARS AND 15 DAYS FROM THE "STARTUP DAY" OF THE REMIC TRUST.

(14) WITH RESPECT TO THE ALBERS MILL MORTGAGE LOAN, IN ADDITION TO THE YIELD MAINTENANCE OPTION, THE LOAN HAS THE OPTION TO BE PREPAID BY DEFEASANCE AT ANY TIME ON AND AFTER SEPTEMBER 28, 2009 WHICH IS THE DATE THAT IS TWO YEARS FROM THE "STARTUP DAY" OF THE REMIC TRUST. IN ADDITION, THE LOAN HAS THE OPTION TO BE PREPAID WITH THE PAYMENT OF A DECLINING FIXED PREMIUM ON AND AFTER THE 60TH PAYMENT DUE DATE.

(15) WITH RESPECT TO THE WEST LA SELF STORAGE MORTGAGE LOAN, IN ADDITION TO THE YIELD MAINTENANCE OPTION, THE LOAN HAS THE OPTION TO BE PREPAID BY DEFEASANCE AT ANY TIME AFTER THE DATE WHICH IS TWO YEARS AND 15 DAYS FROM THE "STARTUP DAY" OF THE REMIC TRUST.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                  CUT-OFF DATE
            LOAN                                                    PRINCIPAL          APPRAISED          CUT-OFF DATE
 #  CROSSED GROUP LOAN NAME                                        BALANCE (1)           VALUE          LTV RATIO (1) (2)
-------------------------------------------------------------------------------------------------------------------------
  1          1    450 Lexington Avenue                           $  200,000,000(6)   $  851,000,000            36.4%(6)
  2          1    Gulf Coast Town Center Phases I & II           $  190,800,000      $  218,000,000(7)         87.5%(7)
  3          1    TIAA Industrial Portfolio                      $  186,000,000      $  273,035,000            68.1%
  4          1    Jericho Plaza (I & II)                         $  163,750,000      $  234,000,000            70.0%
  5          1    60 Wall Street                                 $  130,000,000(8)   $1,250,000,000            74.0%(8)
  6          2    Allanza at the Lakes                           $   85,000,000      $  106,250,000            80.0%
  7          1    Commerce Corporate Plaza                       $   84,000,000      $  120,800,000            69.5%
  8          1    Fairfield Inn by Marriott Hotel Portfolio      $   63,665,000      $   76,000,000            83.8%
  9          1    Mesilla Valley Mall                            $   54,000,000      $   66,000,000            81.8%
 10          2    Olentangy Commons Apartments                   $   49,600,000      $   58,500,000(9)         84.8%(9)
 11          1    Palmer-Rochester Portfolio 1st                 $   49,132,200      $   62,740,000            78.3%
 12          1    7700 Irvine Spectrum Center                    $   45,000,000      $   65,100,000            69.1%
 13          1    Mystic Marriott                                $   43,000,000      $   70,600,000            60.9%
 14          1    Woodfield Crossing                             $   41,440,000(10)  $   51,800,000            80.0%(10)
 15          1    Cornerstone Commerce Center                    $   36,900,000      $   54,600,000            67.6%
 16          1    Hilton - Ontario                               $   35,000,000      $   44,500,000            78.7%
 17          1    Crossroads at Tolleson Shopping Center         $   34,000,000      $   43,300,000            78.5%
 18          2    Drye Portfolio II                              $   33,975,000      $   46,250,000            73.5%
 19          2    Drye Portfolio I                               $   33,310,000      $   44,600,000            74.7%
 20    A     2    CP Fairways at Woodfield                       $   11,000,000      $   15,050,000            76.1%
 21    A     2    CP Rolling Hills                               $   10,000,000      $   13,000,000            76.1%
 22    A     2    CP Birchwood Pointe                            $    9,850,000      $   12,600,000            76.1%
 23    A     2    CP Arbors of Lapeer Apartments                 $    2,400,000      $    3,050,000            76.1%
 24          1    Best Western Beach Resort - Monterey           $   30,000,000      $   44,500,000            67.4%
 25          2    Ivy Club Apartments                            $   25,070,000      $   33,700,000            74.4%
 26          1    Sheraton Studio City                           $   24,700,000      $   34,600,000            71.4%
 27          1    Central New York Medical Center                $   24,500,000      $   37,100,000            66.0%
 28          1    Hilton St. Louis - Downtown                    $   21,600,000      $   37,700,000            57.3%
 29          1    Medford Plaza Shopping Center                  $   20,750,000      $   32,200,000            64.4%
 30          2    Breton Mill Apartments                         $   20,000,000      $   25,025,000            79.9%
 31          1    Salisbury Mall                                 $   19,930,000      $   25,400,000            78.5%
 32          2    Charlotte Portfolio                            $   19,500,000      $   27,910,000            69.9%
 33          1    2400 Ogden Avenue                              $   18,750,000      $   23,600,000            79.4%
 34          1    Summit Plaza Shopping Center                   $   18,660,000      $   26,650,000            70.0%
 35          1    Cowan Industrial Park                          $   17,800,000      $   22,500,000            79.1%
 36          1    677 Larch Avenue                               $   17,000,000      $   22,000,000            77.3%
 37          1    Residence Inn by Marriott - East Rutherford    $   16,000,000      $   22,200,000            72.1%
 38          1    High Point Shopping Center                     $   15,439,000      $   22,200,000            69.5%
 39          1    Queen Creek Village                            $   15,200,000      $   20,500,000            74.1%
 40          1    Sea Crest                                      $   13,986,248      $   19,600,000            71.4%
 41          2    Hidden Lake Apartments                         $   13,500,000      $   18,790,000            71.8%
 42          1    Doubletree Burlington                          $   12,850,000      $   21,000,000            61.2%
 43          1    Independence Village of Waterstone             $   12,604,366      $   19,400,000            65.0%
 44          1    Kukui Mall                                     $   12,550,000      $   20,200,000            62.1%
 45          2    Champion Oaks Apartments                       $   12,500,000      $   15,825,000            79.0%
 46          1    Albers Mill                                    $   11,700,000      $   15,500,000            75.5%
 47          1    9990 Empire Street (Hoist Fitness)             $   11,560,000      $   14,100,000            82.0%
 48          1    St. Louis Hilton and Mike Shannon's Restaurant $   10,992,042      $   15,400,000            71.4%
 49          1    Hattiesburg Grand 18                           $   10,315,067      $   15,000,000            68.8%
 50          1    Fremont Village Square                         $   10,300,000      $   16,385,000            62.9%
 51          1    ShopKo Lacey, WA                               $   10,280,000      $   12,850,000            80.0%
 52          1    Durango Town Center                            $   10,200,000      $   13,300,000            76.7%
 53    B     2    Camelot Apartments                             $    6,139,866      $    8,700,000            69.3%
 54    B     2    Crystal Street Apartments                      $    4,043,265      $    6,000,000            69.3%
 55          1    Fairfield Inn & Suites - Orlando               $   10,000,000      $   13,200,000            75.8%
 56          2    Peter Drive at Musky Ridge                     $    9,975,000      $   12,900,000            77.3%
 57    C     1    Grand Panama                                   $    8,325,000      $   11,000,000            75.2%
 58    C     1    Grand Panama Building A2                       $    1,375,000      $    1,900,000            75.2%
 59          1    Laurel Avenue Development                      $    9,700,000      $   13,200,000            73.5%
 60          1    Gateway Medical Plaza                          $    9,650,000      $   15,100,000            63.9%
 61          1    Bernardo Heights Plaza                         $    9,581,233      $   13,900,000            68.9%
 62          2    Champions Glen                                 $    9,320,000      $   11,650,000            80.0%
 63          1    Regency Evansville Portfolio                   $    9,285,272      $   13,600,000            68.3%
 64          2    Cross Creek                                    $    9,280,000      $   11,600,000            80.0%
 65          1    Mustang Crossing                               $    9,250,000      $   13,150,000            70.3%
 66          2    Brady Station                                  $    9,000,000      $   11,300,000            79.6%
 67          1    Holiday Inn Select Winston Salem               $    8,967,543      $   16,200,000            55.4%
 68          1    Holiday Inn Express Elko                       $    8,869,633      $   12,900,000            68.8%
 69          1    Walgreens Portfolio VI                         $    8,800,000      $   11,950,000            73.6%
 70          1    365 Canal Street                               $    8,750,000      $   14,000,000            62.5%
 71          2    Park West Apartments                           $    8,700,000      $   11,250,000            77.3%
 72          2    Savannah Trails Apartments                     $    8,494,653      $   13,350,000            63.6%
 73          2    Oak Ridge Apartments                           $    8,300,000      $   10,500,000            79.0%

                         MATURITY/                                            TOTAL
     MATURITY/ARD         ARD LTV         U/W          U/W       U/W      ADMINISTRATIVE
 #    BALANCE (3)      RATIO (2) (3)      NOI        NCF (4)   DSCR (5)        FEES
----------------------------------------------------------------------------------------
  1 $  200,000,000(6)      36.4%(6)  $ 42,072,046 $ 41,841,562  1.89x(6)     0.02082%
  2 $  190,800,000         87.5%(7)  $ 14,165,228 $ 13,828,648  1.29x        0.05082%
  3 $  174,860,950         64.0%     $ 16,560,258 $ 15,831,627  1.14x        0.06082%
  4 $  163,750,000         70.0%     $ 13,169,126 $ 12,501,146  1.33x        0.02082%
  5 $  130,000,000(8)      74.0%(8)  $ 71,737,983 $ 71,169,064  1.31x(8)     0.04082%
  6 $   85,000,000         80.0%     $  6,264,043 $  6,129,643  1.21x        0.03332%
  7 $   80,219,284         66.4%     $  7,851,166 $  7,369,717  1.15x        0.02082%
  8 $   63,665,000         83.8%     $  6,310,933 $  5,539,587  1.51x        0.02082%
  9 $   54,000,000         81.8%     $  5,144,967 $  4,283,297  1.35x        0.02082%
 10 $   49,600,000         84.8%(9)  $  4,877,505 $  4,635,749  1.63x        0.05082%
 11 $   44,665,789         71.2%     $  5,030,718 $  4,633,916  1.27x        0.02082%
 12 $   45,000,000         69.1%     $  4,190,127 $  3,822,816  1.40x        0.10082%
 13 $   39,721,186         56.3%     $  5,574,453 $  4,528,051  1.43x        0.02082%
 14 $   41,440,000(10)     80.0%(10) $  3,565,436 $  3,201,646  1.24x(10)    0.02082%
 15 $   36,900,000         67.6%     $  3,338,538 $  3,174,565  1.45x        0.10082%
 16 $   31,614,885         71.0%     $  4,030,000 $  3,461,000  1.38x        0.03796%
 17 $   32,131,800         74.2%     $  3,060,601 $  2,964,735  1.19x        0.02082%
 18 $   33,975,000         73.5%     $  3,079,856 $  2,887,356  1.39x        0.02082%
 19 $   33,310,000         74.7%     $  2,877,920 $  2,696,420  1.32x        0.02082%
 20 $    9,900,079         68.5%     $  1,173,671 $  1,122,671  1.38x        0.06082%
 21 $    9,000,072         68.5%     $    961,438 $    911,938  1.38x        0.06082%
 22 $    8,865,071         68.5%     $  1,031,709 $    993,209  1.38x        0.06082%
 23 $    2,176,065         68.5%     $    230,535 $    216,535  1.38x        0.06082%
 24 $   28,192,610         63.4%     $  3,631,000 $  3,146,000  1.40x        0.02082%
 25 $   25,070,000         74.4%     $  2,103,300 $  2,032,550  1.42x        0.02082%
 26 $   23,558,228         68.1%     $  2,997,143 $  2,621,615  1.42x        0.02082%
 27 $   24,500,000         66.0%     $  2,633,178 $  2,455,152  1.59x        0.05082%
 28 $   20,780,201         55.1%     $  2,538,886 $  2,308,332  1.30x        0.02082%
 29 $   18,952,904         58.9%     $  1,923,547 $  1,832,546  1.16x        0.10082%
 30 $   20,000,000         79.9%     $  1,664,718 $  1,586,318  1.22x        0.03332%
 31 $   17,777,494         70.0%     $  1,988,996 $  1,815,458  1.22x        0.02082%
 32 $   18,862,162         67.6%     $  1,893,670 $  1,724,670  1.17x        0.03082%
 33 $   16,745,345         71.0%     $  1,779,219 $  1,634,851  1.17x        0.03082%
 34 $   18,660,000         70.0%     $  1,507,547 $  1,449,046  1.21x        0.03332%
 35 $   15,416,664         68.5%     $  1,752,791 $  1,588,665  1.15x        0.02082%
 36 $   15,399,082         70.0%     $  1,645,907 $  1,629,482  1.32x        0.07082%
 37 $   14,591,412         65.7%     $  2,033,000 $  1,822,000  1.50x        0.02082%
 38 $   14,398,675         64.9%     $  1,495,131 $  1,410,168  1.30x        0.05082%
 39 $   14,228,632         69.4%     $  1,326,092 $  1,269,943  1.16x        0.02082%
 40 $   11,325,510         57.8%     $  1,599,767 $  1,582,367  1.30x        0.02082%
 41 $   12,131,752         64.6%     $  1,177,227 $  1,123,227  1.20x        0.03332%
 42 $   11,132,477         53.0%     $  1,778,688 $  1,484,414  1.48x        0.02082%
 43 $   10,723,041         55.3%     $  1,485,953 $  1,442,453  1.61x        0.03082%
 44 $   12,550,000         62.1%     $  1,174,696 $  1,120,604  1.39x        0.03082%
 45 $   12,500,000         79.0%     $  1,064,177 $  1,001,177  1.23x        0.03332%
 46 $   10,949,337         70.6%     $  1,176,616 $  1,040,552  1.23x        0.10082%
 47 $   11,560,000         82.0%     $    853,346 $    805,996  1.16x        0.02082%
 48 $    9,465,444         61.5%     $    856,237 $    856,237  1.03x        0.02082%
 49 $    8,042,944         53.6%     $  1,129,846 $  1,088,226  1.36x        0.05082%
 50 $    9,272,150         56.6%     $  1,021,556 $    956,687  1.32x        0.10082%
 51 $   10,280,000         80.0%     $    830,208 $    781,164  1.28x        0.05082%
 52 $    9,564,481         71.9%     $    910,370 $    872,758  1.17x        0.03332%
 53 $    5,285,595         59.6%     $    627,797 $    556,047  1.21x        0.05082%
 54 $    3,476,842         59.6%     $    401,534 $    377,034  1.21x        0.05082%
 55 $    8,874,545         67.2%     $  1,256,000 $  1,037,000  1.43x        0.02082%
 56 $    8,750,918         67.8%     $    948,266 $    921,572  1.23x        0.02082%
 57 $    7,512,756         68.7%     $    771,015 $    724,325  1.24x        0.02082%
 58 $    1,343,142         68.7%     $    132,952 $    125,196  1.24x        0.02082%
 59 $    8,919,054         67.6%     $    918,120 $    883,944  1.21x        0.02082%
 60 $    8,679,902         57.5%     $    922,234 $    864,137  1.16x        0.05082%
 61 $    8,101,429         58.3%     $    792,787 $    773,619  1.16x        0.02082%
 62 $    9,320,000         80.0%     $    734,492 $    692,992  1.30x        0.02082%
 63 $    8,030,746         59.0%     $  1,082,625 $    892,528  1.25x        0.10082%
 64 $    9,280,000         80.0%     $    795,932 $    743,932  1.40x        0.02082%
 65 $    8,413,837         64.0%     $    892,553 $    847,302  1.23x        0.03332%
 66 $    8,451,287         74.8%     $    897,314 $    831,814  1.25x        0.02082%
 67 $    7,107,423         43.9%     $  1,159,083 $  1,023,732  1.39x        0.02082%
 68 $    7,094,443         55.0%     $  1,192,354 $  1,104,410  1.48x        0.02082%
 69 $    8,260,601         69.1%     $    729,925 $    726,988  1.12x        0.05082%
 70 $    7,440,744         53.1%     $    877,619 $    856,369  1.35x        0.02082%
 71 $    7,828,716         69.6%     $    835,509 $    753,509  1.21x        0.03082%
 72 $    7,410,643         55.5%     $    892,786 $    815,786  1.20x        0.02082%
 73 $    7,468,776         71.1%     $    764,687 $    710,687  1.20x        0.03082%

                                                                  CUT-OFF DATE
            LOAN                                                    PRINCIPAL          APPRAISED          CUT-OFF DATE
 #  CROSSED GROUP LOAN NAME                                        BALANCE (1)           VALUE          LTV RATIO (1) (2)
-------------------------------------------------------------------------------------------------------------------------
 74          1    Plaza 85 Business Park                         $    8,115,000      $   10,700,000            75.8%
 75          1    Giant Eagle Plaza                              $    8,070,000      $   10,200,000            79.1%
 76          1    Best Western Hotel & Suites Cary               $    7,971,166      $   12,100,000            65.9%
 77          1    Hampton Inn Bessemer                           $    7,870,448      $   10,900,000            72.2%
 78          1    ShopKo Orem, UT                                $    7,760,000      $    9,700,000            80.0%
 79          1    Union Station Plaza                            $    7,477,859      $   10,700,000            69.9%
 80          1    Westgate Center                                $    7,370,526      $   12,465,000            59.1%
 81          1    Hampton Inn - Mount Laurel                     $    7,300,000      $   13,000,000            56.2%
 82          1    Orleans Marketplace                            $    7,250,000      $   14,000,000            51.8%
 83          1    UC Self Storage                                $    7,125,000      $    9,750,000            73.1%
 84          1    University Corners                             $    7,112,214      $    9,600,000            74.1%
 85          1    Palmer Crossing - Parcel B                     $    7,074,000      $    9,400,000            75.3%
 86          1    Palazzo Shopping Center                        $    7,059,846      $    9,500,000            74.3%
 87          1    Storage King USA - Newark, NJ                  $    6,790,000      $    9,100,000            74.6%
 88          2    Summer Tree Apartment Homes                    $    6,700,000      $    9,100,000            73.6%
 89          1    Best Western Westgate Inn York, PA             $    6,635,000      $    9,000,000            73.7%
 90          1    Rosemont Marketplace                           $    6,600,000      $    8,500,000            77.6%
 91          1    Kmart Chicago                                  $    6,596,010      $   13,300,000            49.6%
 92          2    Wickersham Green Apartments                    $    6,425,000      $    8,250,000            77.9%
 93          1    Courtyard by Marriott - Gulf Shores            $    6,400,000      $    8,500,000            75.3%
 94          1    Meadows Plaza                                  $    6,350,000      $   12,570,000            50.5%
 95          1    Petsmart Tujunga                               $    6,322,285      $    9,300,000            68.0%
 96          1    Cochran - Simi Valley                          $    6,230,000      $    8,950,000            60.7%
 97          2    Canyon Ridge MHP                               $    6,200,000      $    9,300,000            66.7%
 98          1    Comfort Inn & Suites Rawlins                   $    6,161,795      $   10,500,000            58.7%
 99          1    Fox Run                                        $    5,987,537      $   10,200,000            58.7%
100          1    Chandler Office Building                       $    5,816,000      $    7,270,000            80.0%
101          2    Princeton                                      $    5,700,000      $    6,500,000(12)        87.7%(12)
102          1    8010 Building                                  $    5,625,000      $    9,200,000            61.1%
103          2    Salem Ridge Apartments                         $    5,600,000      $    7,000,000            80.0%
104          1    Fly Away Parking                               $    5,474,382      $    8,900,000            61.5%
105          1    Hacienda Plaza                                 $    5,314,907      $   14,470,000            36.7%
106          1    Weeksville Crossing                            $    5,200,000      $    6,500,000            80.0%
107          1    Centre at Eagle's Nest                         $    5,074,000      $    6,590,000            77.0%
108          2    56th and O Street Lofts                        $    5,000,000      $    6,250,000            80.0%
109          1    Bloomingdale Retail                            $    5,000,000      $    6,900,000            72.5%
110          1    Cherry Hill Pointe Retail                      $    4,926,000      $    7,200,000            68.4%
111    D     1    Ritz Coral Springs and Chick-filA Building     $    2,470,000      $    3,845,000            64.5%
112    D     1    Starbucks Outparcel                            $    1,304,000      $    1,965,000            64.5%
113    D     1    Chick-Fil-A, Bradenton                         $    1,050,000      $    1,670,000            64.5%
114          1    Holcomb Bridge Business Center                 $    4,800,000      $    6,100,000            78.7%
115          1    Cahokia Village                                $    4,789,000      $    6,400,000            74.8%
116          1    Kawaihae Shopping Center                       $    4,696,593      $    6,100,000            77.0%
117          1    730 Louis Drive                                $    4,542,416      $    6,500,000            69.9%
118          1    Gallery at Rivergate                           $    4,500,000      $   11,600,000            38.8%
119          1    Storage Depot (Airport Storage)                $    4,500,000      $    6,650,000            67.7%
120          2    Greyberry Apartments                           $    4,400,000      $    6,770,000            65.0%
121          1    Bayview Tower Office Building                  $    4,360,000      $    7,040,000            61.9%
122          1    Essex Medical Office                           $    4,325,000      $    5,550,000            77.9%
123          1    Walgreens-Malone                               $    4,250,000      $    5,860,000            72.5%
124          1    Country Inn Stafford                           $    4,224,677      $    5,900,000            71.6%
125          1    Linens' N Things                               $    4,194,621      $    9,200,000            45.6%
126          2    Brookhollow Apartments                         $    4,100,000      $    5,150,000            79.6%
127          2    Western Parkview and Jefferson MHC             $    4,100,000      $    7,120,000            57.6%
128          1    Crystal Square Shopping Center                 $    4,000,000      $    5,750,000            69.6%
129          1    Mineral Building                               $    4,000,000      $    5,500,000            72.7%
130          1    Tyler Building                                 $    4,000,000      $    4,840,000            82.6%
131          1    Ashley Burlington                              $    3,940,943      $    4,970,000            79.3%
132          1    8 Fairfield Boulevard                          $    3,860,000      $    5,200,000            74.2%
133          1    Holiday Inn Express Weatherford, OK            $    3,795,833      $    5,500,000            69.0%
134          1    Westlake Commons                               $    3,690,000      $    4,700,000            78.5%
135          1    415 South San Pedro Street                     $    3,542,216      $    6,300,000            56.2%
136          1    Masonic Temple Building                        $    3,500,000      $    5,170,000            67.7%
137          1    Alta Mesa Village                              $    3,446,000      $    4,600,000            74.9%
138          1    Shoppes at Willow                              $    3,438,092      $    4,600,000            74.7%
139          1    Avalon Plaza                                   $    3,324,193      $    9,650,000            34.4%
140          1    1945 East Ridge Road                           $    3,300,000      $    4,230,000            78.0%
141          2    Pine Village North                             $    3,240,000      $    4,050,000            80.0%
142          2    The Gallery Apartments                         $    3,230,000      $    4,100,000            78.8%
143          1    West LA Self Storage                           $    3,217,118      $   10,300,000            31.2%
144          2    6011 Gaston                                    $    3,156,000      $    4,400,000            71.7%
145          1    Champps Orland Park                            $    3,154,677      $    4,400,000            71.7%
146          1    Cedar Ridge Crossing                           $    3,143,000      $    4,500,000            69.8%
147          1    353 West Lancaster Avenue                      $    3,120,000      $    4,250,000            73.4%
148          1    Calvine Road Self Storage                      $    3,100,000      $    5,830,000            53.2%
149          1    1100 Summit Avenue                             $    3,075,837      $    4,620,000            66.6%
150          2    Pine Village East                              $    3,040,000      $    3,900,000            77.9%
151          1    Carolina Self Storage                          $    2,995,271      $    4,150,000            72.2%

                         MATURITY/                                            TOTAL
     MATURITY/ARD         ARD LTV         U/W          U/W       U/W      ADMINISTRATIVE
 #    BALANCE (3)      RATIO (2) (3)      NOI        NCF (4)   DSCR (5)        FEES
----------------------------------------------------------------------------------------
 74 $    8,115,000         75.8%     $    568,544 $    495,904  1.04x        0.03082%
 75 $    7,191,064         70.5%     $    787,779 $    765,420  1.28x        0.03332%
 76 $    6,318,321         52.2%     $  1,010,794 $    927,717  1.42x        0.02082%
 77 $    6,198,902         56.9%     $    986,469 $    902,123  1.42x        0.02082%
 78 $    7,760,000         80.0%     $    645,143 $    597,456  1.30x        0.05082%
 79 $    6,191,318         57.9%     $    810,683 $    745,981  1.24x        0.02082%
 80 $    4,877,682         39.1%     $    948,604 $    866,063  1.37x        0.10082%
 81 $    7,300,000         56.2%     $  1,143,416 $    980,226  2.26x        0.05082%
 82 $    6,513,302         46.5%     $    711,678 $    654,245  1.30x        0.10082%
 83 $    6,697,451         68.7%     $    620,990 $    615,886  1.16x        0.10082%
 84 $    6,097,385         63.5%     $    684,170 $    638,373  1.21x        0.06082%
 85 $    6,619,800         70.4%     $    603,092 $    588,798  1.14x        0.03332%
 86 $    6,074,286         63.9%     $    688,762 $    641,304  1.20x        0.02082%
 87 $    6,114,537         67.2%     $    645,952 $    636,609  1.33x        0.02082%
 88 $    6,264,047         68.8%     $    716,291 $    656,499  1.37x        0.10082%
 89 $    5,984,637         66.5%     $    810,741 $    734,038  1.41x        0.02082%
 90 $    6,144,573         72.3%     $    567,271 $    538,169  1.18x        0.10082%
 91 $    5,801,882         43.6%     $    810,823 $    745,867  1.40x        0.03332%
 92 $    5,932,599         71.9%     $    608,894 $    561,394  1.19x        0.03332%
 93 $    5,734,232         67.5%     $    860,000 $    725,000  1.49x        0.02082%
 94 $    5,923,165         47.1%     $    618,539 $    572,527  1.28x        0.10082%
 95 $    5,356,330         57.6%     $    557,951 $    535,722  1.20x        0.02082%
 96 $    5,448,593         60.9%     $    502,536 $    469,036  1.16x(11)    0.10082%
 97 $    5,854,427         63.0%     $    603,791 $    593,791  1.23x        0.02082%
 98 $    4,993,490         47.6%     $    811,652 $    739,094  1.37x        0.02082%
 99 $    5,235,371         51.3%     $    684,134 $    664,334  1.39x        0.02082%
100 $    5,816,000         80.0%     $    578,937 $    490,617  1.44x        0.10082%
101 $    5,700,000         87.7%(12) $    521,859 $    480,859  1.27x        0.02082%
102 $    5,625,000         61.1%     $    583,729 $    506,155  1.47x        0.05082%
103 $    5,600,000         80.0%     $    478,452 $    454,452  1.20x        0.02082%
104 $    5,026,149         56.5%     $    662,250 $    650,850  1.43x        0.10082%
105 $    4,625,855         32.0%     $    910,585 $    829,304  1.99x        0.02082%
106 $    4,364,202         67.1%     $    485,272 $    476,357  1.32x        0.02082%
107 $    4,538,465         68.9%     $    488,178 $    463,713  1.22x        0.03332%
108 $    4,682,127         74.9%     $    461,849 $    437,849  1.21x        0.10082%
109 $    4,325,408         62.7%     $    476,606 $    458,430  1.22x        0.03082%
110 $    4,412,077         61.3%     $    472,626 $    449,787  1.21x        0.02082%
111 $    2,250,728         59.0%     $    226,272 $    215,023  1.18x        0.05082%
112 $    1,224,598         59.0%     $    121,033 $    116,298  1.18x        0.05082%
113 $      936,799         59.0%     $     94,030 $     94,030  1.18x        0.05082%
114 $    4,659,165         76.4%     $    519,985 $    474,441  1.24x        0.03332%
115 $    4,362,078         68.2%     $    498,621 $    445,808  1.24x        0.03082%
116 $    4,043,534         66.3%     $    443,620 $    417,492  1.17x        0.10082%
117 $    3,904,980         60.1%     $    479,762 $    393,585  1.15x        0.02082%
118 $    4,206,067         36.3%     $    660,991 $    574,470  1.79x        0.10082%
119 $    4,285,654         64.4%     $    409,810 $    398,717  1.20x        0.05082%
120 $    3,909,246         57.7%     $    504,393 $    473,393  1.48x        0.06082%
121 $    3,817,516         54.2%     $    510,101 $    419,110  1.29x        0.03332%
122 $    3,728,435         67.2%     $    422,408 $    387,411  1.17x        0.10082%
123 $    3,975,419         67.8%     $    363,301 $    361,078  1.18x        0.05082%
124 $    3,631,479         61.6%     $    638,183 $    588,720  1.86x        0.03332%
125 $    3,500,594         38.0%     $    543,856 $    526,036  1.81x        0.10082%
126 $    3,953,302         76.8%     $    405,962 $    373,962  1.26x        0.02082%
127 $    3,626,545         50.9%     $    531,645 $    509,345  1.74x        0.02082%
128 $    3,633,647         63.2%     $    421,916 $    374,989  1.27x        0.05082%
129 $    3,623,764         65.9%     $    402,233 $    366,276  1.26x        0.05082%
130 $    3,574,664         73.9%     $    388,081 $    369,308  1.23x        0.02082%
131 $    3,197,363         64.3%     $    377,351 $    360,845  1.21x        0.10082%
132 $    3,446,402         66.3%     $    438,903 $    345,774  1.20x        0.02082%
133 $    3,016,536         54.8%     $    491,430 $    438,301  1.39x        0.02082%
134 $    3,355,813         71.4%     $    345,559 $    328,894  1.20x        0.03082%
135 $    3,080,195         48.9%     $    405,165 $    363,025  1.31x        0.02082%
136 $    3,121,918         60.4%     $    343,548 $    315,949  1.22x        0.03332%
137 $    3,243,720         70.5%     $    329,979 $    306,289  1.17x        0.02082%
138 $    2,927,052         63.6%     $    320,252 $    305,852  1.22x        0.02082%
139 $    2,847,070         29.5%     $    605,607 $    545,370  2.23x        0.02082%
140 $    2,955,022         69.9%     $    359,228 $    302,716  1.21x        0.02082%
141 $    3,240,000         80.0%     $    253,181 $    234,181  1.26x        0.02082%
142 $    2,854,831         69.6%     $    312,577 $    287,327  1.25x        0.03332%
143 $       44,584          0.4%     $    767,080 $    751,317  2.30x        0.05082%
144 $    2,957,303         67.2%     $    289,465 $    278,035  1.21x        0.05082%
145 $    2,693,279         61.2%     $    294,100 $    282,394  1.24x        0.02082%
146 $    2,819,646         62.7%     $    378,146 $    332,798  1.33x        0.03332%
147 $    3,120,000         73.4%     $    285,536 $    259,741  1.39x        0.05082%
148 $    3,029,284         52.0%     $    304,238 $    285,313  1.26x        0.05082%
149 $    2,656,171         57.5%     $    315,016 $    290,734  1.23x        0.02082%
150 $    3,040,000         77.9%     $    236,079 $    217,079  1.25x        0.02082%
151 $    2,591,990         62.5%     $    298,862 $    290,820  1.26x        0.09082%

                                                                  CUT-OFF DATE
            LOAN                                                    PRINCIPAL          APPRAISED          CUT-OFF DATE
 #  CROSSED GROUP LOAN NAME                                        BALANCE (1)           VALUE          LTV RATIO (1) (2)
--------------------------------------------------------------------------------------------------------------------------
152           1   Green Springs Shopping Center                  $    2,992,749      $    5,600,000            53.4%
153           2   Winkworth Garden Apts                          $    2,950,000      $    3,700,000            79.7%
154           1   Carmichael Center                              $    2,940,000      $    4,300,000            68.4%
155           2   Ustick Village Apartments                      $    2,745,374      $    3,900,000            70.4%
156           1   Ranch at Scripps Trail                         $    2,685,000      $    5,700,000            47.1%
157           1   Costco & North Fork Bank                       $    2,660,000      $    4,000,000            66.5%
158           1   Centre Stage at High Point                     $    2,567,053      $    3,800,000            67.6%
159           1   98 Main Street                                 $    2,500,000      $    3,500,000            71.4%
160           1   Spencer Square Shopping Center                 $    2,482,141      $    3,500,000            70.9%
161           2   MTW Apartments                                 $    2,444,938      $    3,400,000            71.9%
162           1   San Saba Medical Office                        $    2,440,000      $    3,250,000            75.1%
163           1   Village at Crooked Creek                       $    2,436,766      $    3,350,000            72.7%
164           1   Shoppes on 57th                                $    2,429,000      $    3,100,000            78.4%
165           1   Montclair Retail                               $    2,426,000      $    3,500,000            69.3%
166           1   Crismon Retail                                 $    2,350,000      $    3,500,000            67.1%
167           1   2455 Towne Lake Parkway                        $    2,350,000      $    3,050,000            77.0%
168           1   Cold Springs Retail                            $    2,273,659      $    2,850,000            79.8%
169           1   Walgreens (Orlando)                            $    2,270,000      $    2,950,000            76.9%
170           1   Cobblestone Fiesta                             $    2,235,000      $    3,350,000            66.7%
171           2   Bear Grounds I & II Apartments                 $    2,089,653      $    2,900,000            72.1%
172           2   Moorestown Oaks                                $    2,055,166      $    2,700,000            76.1%
173           1   South Elati Building                           $    1,994,890      $    3,400,000            58.7%
174           2   Megan and Coleman Court Apartments             $    1,920,290      $    3,800,000            50.5%
175           1   Oakmont Plaza                                  $    1,915,638      $    2,400,000            79.8%
176           1   Corsicana Medical                              $    1,894,309      $    2,525,000            75.0%
177           2   Reimer Apartments - Gretna                     $    1,857,985      $    2,400,000            77.4%
178           2   Reimer Apartments - Millard                    $    1,853,997      $    2,370,000            78.2%
179           1   Avery Building                                 $    1,845,850      $    2,850,000            64.8%
180           1   Santa Ana Office                               $    1,796,987      $    4,300,000            41.8%
181           2   Monticello Court Apartments                    $    1,718,000      $    2,170,000            79.2%
182           1   Loveland Crossing                              $    1,651,426      $    2,200,000            75.1%
183           1   Fulton Hill Studios                            $    1,550,000      $    2,200,000            70.5%
184           1   Colonial Drive Mini Storage                    $    1,506,540      $    2,070,000            72.8%
185           1   A-1 Self Storage                               $    1,500,000      $    4,800,000            31.3%
186           1   Chapel Hill Station                            $    1,496,294      $    2,750,000            54.4%
187           1   Coit Crossing                                  $    1,493,306      $    2,800,000            53.3%
188           1   Hollywood Video Outlot                         $    1,417,631      $    2,170,000            65.3%
189           1   Mallard Place                                  $    1,397,955      $    2,000,000            69.9%
190           1   Eye Plaza                                      $    1,292,931      $    1,750,000            73.9%
191           1   Kyrene Industrial                              $    1,179,191      $    1,950,000            60.5%
192           1   BMA Medical                                    $      995,869      $    1,250,000            79.7%
193           1   Algonac Retail Center                          $      920,247      $    1,200,000            76.7%
194           1   Extra Space Self Storage                       $      824,000      $    1,150,000            71.7%
                                                                 ---------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          $2,720,810,685      $5,417,960,000            70.6%
                                                                 =========================================================
                  MAXIMUM:                                       $  200,000,000      $1,250,000,000            87.7%
                  MINIMUM:                                       $      824,000      $    1,150,000            31.2%

                                                MATURITY/                                            TOTAL
                            MATURITY/ARD         ARD LTV         U/W          U/W       U/W      ADMINISTRATIVE
 #                           BALANCE (3)      RATIO (2) (3)      NOI        NCF (4)   DSCR (5)        FEES
---------------------------------------------------------------------------------------------------------------
152                        $    2,570,456         45.9%     $    390,553 $    367,316  1.63x        0.02082%
153                        $    2,684,888         72.6%     $    303,195 $    278,395  1.26x        0.02082%
154                        $    2,820,264         65.6%     $    290,528 $    282,160  1.20x        0.02082%
155                        $    2,357,485         60.4%     $    268,337 $    249,137  1.21x        0.02082%
156                        $    2,685,000         47.1%     $    306,893 $    294,235  1.55x        0.02082%
157                        $    2,376,281         59.4%     $    242,466 $    242,466  1.22x        0.03332%
158                        $    1,716,083         45.2%     $    361,704 $    301,886  1.33x        0.03332%
159                        $    2,235,327         63.9%     $    250,969 $    230,362  1.23x        0.02082%
160                        $    2,125,294         60.7%     $    278,483 $    220,045  1.21x        0.11082%
161                        $    2,016,107         59.3%     $    243,312 $    234,012  1.20x        0.09082%
162                        $    2,202,011         67.8%     $    277,420 $    249,375  1.30x        0.02082%
163                        $    2,079,785         62.1%     $    235,218 $    221,653  1.26x        0.02082%
164                        $    2,085,194         67.3%     $    234,177 $    219,271  1.20x        0.05082%
165                        $    2,189,903         62.6%     $    210,919 $    204,181  1.20x        0.02082%
166                        $    2,090,854         59.7%     $    223,225 $    212,313  1.21x        0.02082%
167                        $    2,045,259         67.1%     $    238,842 $    224,928  1.21x        0.11082%
168                        $    1,931,438         67.8%     $    212,626 $    195,006  1.21x        0.02082%
169                        $    2,146,197         72.8%     $    213,662 $    213,662  1.20x        0.05082%
170                        $    2,024,502         60.4%     $    210,095 $    197,551  1.20x        0.02082%
171                        $    1,643,892         56.7%     $    235,817 $    203,417  1.21x        0.03332%
172                        $    1,940,664         71.9%     $    205,476 $    197,476  1.26x        0.02082%
173                        $    1,705,428         50.2%     $    280,368 $    234,035  1.60x        0.05082%
174                        $    1,643,753         43.3%     $    185,752 $    180,252  1.25x        0.02082%
175                        $    1,659,547         69.1%     $    195,777 $    179,935  1.22x        0.02082%
176                        $    1,658,507         65.7%     $    213,629 $    191,336  1.25x        0.02082%
177                        $    1,600,098         66.7%     $    182,881 $    173,921  1.25x        0.02082%
178                        $    1,596,664         67.4%     $    175,432 $    168,932  1.22x        0.02082%
179                        $    1,601,239         56.2%     $    214,410 $    185,312  1.29x        0.03332%
180                        $    1,546,799         36.0%     $    200,616 $    184,856  1.37x        0.02082%
181                        $    1,511,158         69.6%     $    172,485 $    158,985  1.25x        0.02082%
182                        $    1,438,309         65.4%     $    178,123 $    157,354  1.21x        0.03332%
183                        $    1,378,056         62.6%     $    163,029 $    153,595  1.24x        0.16082%
184                        $    1,292,794         62.5%     $    147,540 $    141,795  1.27x        0.02082%
185                        $    1,351,218         28.2%     $    294,926 $    284,333  2.43x        0.02082%
186                        $    1,281,912         46.6%     $    189,605 $    176,020  1.58x        0.02082%
187                        $    1,274,636         45.5%     $    161,483 $    143,621  1.32x        0.02082%
188                        $    1,209,699         55.7%     $    130,247 $    123,911  1.20x        0.02082%
189                        $    1,220,115         61.0%     $    145,472 $    137,107  1.23x        0.02082%
190                        $    1,101,223         62.9%     $    136,156 $    122,850  1.32x        0.05082%
191                        $    1,020,744         52.3%     $    122,093 $    109,993  1.21x        0.02082%
192                        $      857,878         68.6%     $    103,778 $     94,816  1.26x        0.06082%
193                        $      789,096         65.8%     $     95,587 $     90,059  1.33x        0.02082%
194                        $      798,898         69.5%     $     81,932 $     76,497  1.20x        0.02082%
                           -----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    $2,586,325,853         67.2%     $342,568,440 $325,291,036  1.35x
                           =================================================================
                  MAXIMUM: $  200,000,000         87.7%     $ 71,737,983 $ 71,169,064  2.43x
                  MINIMUM: $       44,584          0.4%     $     81,932 $     76,497  1.03x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CP FAIRWAYS AT WOODFIELD, CP ROLLING HILLS, CP BIRCHWOOD POINTE AND CP ARBORS OF LAPEER APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY CAMELOT APARTMENTS AND CRYSTAL STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY GRAND PANAMA AND GRAND PANAMA BUILDING A2 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RITZ CORAL SPRINGS AND CHICK-FIL-A BUILDING, STARBUCKS OUTPARCEL AND CHICK-FIL-A, BRADENTON ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007

(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS.

(4) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.

(5) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(6) THE 450 LEXINGTON AVENUE TOTAL DEBT HAS AN ORIGINAL BALANCE OF $600.0 MILLION, WHICH IS COMPRISED OF THE $310.0 MILLION MORTGAGE LOAN AND THE $290.0 MILLION MEZZANINE LOAN. A $200.0 MILLION PARI-PASSU PORTION OF THE 450 LEXINGTON AVENUE MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION AND AS SUCH IS EXPECTED TO BE THE CONTROLLING INTEREST WITH RESPECT TO THE TOTAL DEBT. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $110.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $310.0 MILLION MORTGAGE LOAN.

(7) STABILIZED APPRAISED VALUE, CUTOFF LTV, AND MATURITY LTV AS OF 6/1/2008 WILL BE $250,000,000.00, 76.3%, AND 76.3% RESPECTIVELY.

(8) THE 60 WALL STREET TOTAL DEBT HAS AN ORIGINAL BALANCE OF $925.0 MILLION. A $130.0 MILLION PARI-PASSU PORTION OF THE 60 WALL STREET MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $795.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $925.0 MILLION MORTGAGE LOAN.

(9) STABILIZED APPRAISED VALUE, CUTOFF LTV, AND MATURITY LTV AS OF 10/1/2010 WILL BE $77,700,000.00, 63.8%, AND 63.8% RESPECTIVELY.

(10) THE WOODFIELD CROSSING TOTAL DEBT IS EVIDENCED BY A $41.44 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $5.0 MILLION MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS MARKET LENDER PROTECTIONS AND IS SUBJECT TO A MARKET INTERCREDITOR AGREEMENT. ALL CALCULATIONS ARE BASED ON THE $41.44 MILLION MORTGAGE LOAN.

(11) THE COCHRAN - SIMI VALLEY MORTGAGE IS STRUCTURED WITH AN $800,000 EARNOUT AND AN $80,000 PAYDOWN PREMIUM. THE CUT-OFF LTV, U/W DSCR AND CURRENT DSCR SHOWN ARE NET OF EARNOUT. MATURITY LTV IS SHOWN AT FULL LEVERAGE.

(12) THE CURRENT LTV IS BASED ON THE "AS-IS" APPRAISED VALUE. THE PROPERTY IS EXPECTED TO REACH STABILIZATION ON 5/8/2009 WITH A STABILIZED APPRAISED VALUE OF $7.8 MILLION, WHICH WILL RESULT IN AN LTV OF 73.1%.

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE          MOST          MOST          MOST
                LOAN                                                      PRINCIPAL          RECENT        RECENT        RECENT
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)           EGI        EXPENSES        NOI
----------------------------------------------------------------------------------------------------------------------------------
  1               1    450 Lexington Avenue                            $  200,000,000(2)  $ 60,922,689  $ 34,358,284  $ 26,564,405
  2               1    Gulf Coast Town Center Phases I & II            $  190,800,000     $ 12,579,224  $  6,069,811  $  6,509,413
  3               1    TIAA Industrial Portfolio(3)                    $  186,000,000     $ 19,347,159  $  4,906,942  $ 14,440,217
  4               1    Jericho Plaza (I & II)                          $  163,750,000     $ 22,844,920  $ 11,350,735  $ 11,494,185
  5               1    60 Wall Street                                  $  130,000,000(4)           N/A           N/A           N/A
  6               2    Allanza at the Lakes                            $   85,000,000     $  8,150,879  $  3,172,635  $  4,978,244
  7               1    Commerce Corporate Plaza                        $   84,000,000     $ 11,008,968  $  6,115,185  $  4,893,783
 8.1              1    Fairfield Inn - Amesbury                        $    9,059,098     $  2,229,720  $  1,371,969  $    857,751
 8.2              1    Fairfield Inn - Portsmouth                      $    8,707,438     $  2,353,077  $  1,538,856  $    814,221
 8.3              1    Fairfield Inn - East Greenbush                  $    8,052,147     $  2,180,677  $  1,505,406  $    675,271
 8.4              1    Fairfield Inn - Manchester                      $    7,023,736     $  2,233,693  $  1,488,776  $    744,917
 8.5              1    Fairfield Inn - Milford                         $    6,930,207     $  2,018,846  $  1,377,350  $    641,496
 8.6              1    Fairfield Inn - Williston                       $    6,751,491     $  2,147,933  $  1,485,093  $    662,840
 8.7              1    Fairfield Inn - Wallingford                     $    6,165,700     $  2,011,837  $  1,443,589  $    568,248
 8.8              1    Fairfield Inn - Tewksbury                       $    5,788,411     $  1,806,527  $  1,393,834  $    412,693
 8.9              1    Fairfield Inn - Woburn                          $    5,186,772     $  2,301,352  $  1,781,627  $    519,725
  9               1    Mesilla Valley Mall                             $   54,000,000     $  7,535,778  $  3,262,224  $  4,273,554
  10              2    Olentangy Commons Apartments                    $   49,600,000     $  7,685,424  $  3,519,282  $  4,166,142
 11.1             1    Imperial Manor Apartments                       $   19,135,200     $  3,026,996  $  1,028,849  $  1,998,147
 11.2             1    Blossom Business Center                         $   17,753,000     $  2,398,144  $    414,450  $  1,983,694
 11.3             1    Normandie - Brownstone Apartments               $    8,844,000     $  1,411,525  $    395,821  $  1,015,704
 11.4             1    Mount Read Business Center                      $    1,854,000     $    275,219  $     58,748  $    216,471
 11.5             1    465 West Commercial                             $    1,546,000     $    263,269  $     63,404  $    199,865
  12              1    7700 Irvine Spectrum Center                     $   45,000,000     $  5,775,230  $  1,828,554  $  3,946,676
  13              1    Mystic Marriott                                 $   43,000,000     $ 25,398,115  $ 20,018,221  $  5,379,894
  14              1    Woodfield Crossing                              $   41,440,000(5)  $  5,603,457  $  2,620,231  $  2,983,226
  15              1    Cornerstone Commerce Center                     $   36,900,000     $  3,227,054  $    833,430  $  2,393,624
  16              1    Hilton - Ontario                                $   35,000,000     $ 13,753,453  $ 10,085,991  $  3,667,462
  17              1    Crossroads at Tolleson Shopping Center          $   34,000,000              N/A           N/A           N/A
 18.1             2    Gable Oaks                                      $   10,540,000     $  1,602,856  $    746,796  $    856,060
 18.2             2    Heatherwood/Kensington                          $    7,870,000     $  1,171,771  $    532,305  $    639,466
 18.3             2    Autumn Park                                     $    7,020,000     $    852,763  $    321,618  $    531,145
 18.4             2    Arbor Glen                                      $    4,880,000     $    650,011  $    273,849  $    376,162
 18.5             2    Stonewood                                       $    3,665,000     $    460,750  $    156,657  $    304,093
 19.1             2    Huntersville                                    $   10,030,000     $  1,185,900  $    434,363  $    751,537
 19.2             2    Woodbrook                                       $    9,830,000     $  1,220,177  $    452,009  $    768,168
 19.3             2    Lakewood                                        $    6,970,000     $  1,153,453  $    541,112  $    612,341
 19.4             2    Davidson                                        $    6,480,000     $    952,784  $    437,110  $    515,674
  20      A       2    CP Fairways at Woodfield                        $   11,000,000     $  1,537,345  $    646,059  $    891,286
  21      A       2    CP Rolling Hills                                $   10,000,000     $  1,665,187  $    761,951  $    903,236
  22      A       2    CP Birchwood Pointe                             $    9,850,000     $  1,457,262  $    612,033  $    845,229
  23      A       2    CP Arbors of Lapeer Apartments                  $    2,400,000     $    390,073  $    163,550  $    226,523
  24              1    Best Western Beach Resort - Monterey            $   30,000,000     $ 12,448,814  $  8,549,167  $  3,899,647
  25              2    Ivy Club Apartments                             $   25,070,000     $  3,653,140  $  1,534,890  $  2,118,250
  26              1    Sheraton Studio City                            $   24,700,000     $  9,363,905  $  6,217,170  $  3,146,735
  27              1    Central New York Medical Center                 $   24,500,000     $  4,188,141  $  1,517,194  $  2,670,947
  28              1    Hilton St. Louis - Downtown                     $   21,600,000     $  7,685,138  $  5,192,864  $  2,492,274
  29              1    Medford Plaza Shopping Center                   $   20,750,000     $  2,065,060  $    557,722  $  1,507,338
  30              2    Breton Mill Apartments                          $   20,000,000     $  2,926,279  $  1,457,257  $  1,469,022
  31              1    Salisbury Mall                                  $   19,930,000     $  2,605,590  $    788,465  $  1,817,125
 32.1             2    Chateau Village Apartments                      $    7,400,000     $  1,580,378  $    955,605  $    624,773
 32.2             2    Emerald Bay Apartments                          $    6,925,000     $  1,596,216  $  1,065,825  $    530,391
 32.3             2    Highlands Apartments                            $    5,175,000     $  1,244,341  $    802,923  $    441,419
  33              1    2400 Ogden Avenue                               $   18,750,000     $  1,790,368  $    524,612  $  1,265,756
  34              1    Summit Plaza Shopping Center                    $   18,660,000              N/A           N/A           N/A
  35              1    Cowan Industrial Park                           $   17,800,000     $  2,338,970  $    561,903  $  1,777,067
  36              1    677 Larch Avenue                                $   17,000,000              N/A           N/A           N/A
  37              1    Residence Inn by Marriott - East Rutherford     $   16,000,000              N/A           N/A           N/A
  38              1    High Point Shopping Center                      $   15,439,000     $  2,238,233  $    574,313  $  1,663,920
  39              1    Queen Creek Village                             $   15,200,000              N/A           N/A           N/A
  40              1    Sea Crest                                       $   13,986,248     $  3,758,902  $  2,176,388  $  1,582,515
  41              2    Hidden Lake Apartments                          $   13,500,000              N/A           N/A           N/A
  42              1    Doubletree Burlington                           $   12,850,000     $  7,356,795  $  5,617,244  $  1,739,551
  43              1    Independence Village of Waterstone              $   12,604,366     $  3,709,982  $  2,224,471  $  1,485,511
  44              1    Kukui Mall                                      $   12,550,000     $  1,245,363  $    409,245  $    836,118
  45              2    Champion Oaks Apartments                        $   12,500,000     $  1,825,030  $    932,058  $    892,972
  46              1    Albers Mill                                     $   11,700,000     $  1,820,141  $    828,787  $    991,354
  47              1    9990 Empire Street (Hoist Fitness)              $   11,560,000              N/A           N/A           N/A
  48              1    St. Louis Hilton and Mike Shannon's Restaurant  $   10,992,042              N/A           N/A           N/A
  49              1    Hattiesburg Grand 18                            $   10,315,067     $  1,264,392           N/A  $  1,264,392
  50              1    Fremont Village Square                          $   10,300,000     $  1,058,934  $    237,852  $    821,082
  51              1    ShopKo Lacey, WA                                $   10,280,000              N/A           N/A           N/A
  52              1    Durango Town Center                             $   10,200,000     $    805,248  $    206,600  $    598,648
  53      B       2    Camelot Apartments                              $    6,139,866     $  1,410,472  $    817,581  $    592,891
  54      B       2    Crystal Street Apartments                       $    4,043,265     $    681,479  $    292,098  $    389,381
  55              1    Fairfield Inn & Suites - Orlando                $   10,000,000     $  4,230,313  $  3,056,196  $  1,174,117
 56.1             2    Peter Drive                                     $    9,054,000     $    806,366  $    266,128  $    540,238
 56.2             2    268 Main Street                                 $      921,000     $     82,026  $     27,071  $     54,955
  57      C       1    Grand Panama                                    $    8,325,000              N/A           N/A           N/A
  58      C       1    Grand Panama Building A2                        $    1,375,000              N/A           N/A           N/A

            MOST        2ND MOST     2ND MOST     2ND MOST      2ND MOST      3RD MOST     3RD MOST
           RECENT        RECENT       RECENT       RECENT        RECENT        RECENT       RECENT
  #    PERIOD ENDING      EGI        EXPENSES        NOI     PERIOD ENDING      EGI        EXPENSES
------------------------------------------------------------------------------------------------------
  1      12/31/2006   $61,371,133  $34,134,413  $27,236,720    12/31/2005           N/A          N/A
  2       7/31/2007           N/A          N/A          N/A           N/A           N/A          N/A
  3      12/31/2006   $18,411,723  $ 5,072,733  $13,338,990    12/31/2005           N/A          N/A
  4      12/31/2006   $20,546,639  $10,803,578  $ 9,743,061    12/31/2005   $20,750,499  $10,097,641
  5             N/A           N/A          N/A          N/A           N/A           N/A          N/A
  6      12/31/2006           N/A          N/A          N/A           N/A           N/A          N/A
  7       3/31/2007   $10,980,356  $ 5,454,437  $ 5,525,919    12/31/2006   $11,207,575  $ 5,882,987
 8.1      7/31/2007   $ 2,181,515  $ 1,288,909  $   892,606    12/31/2006   $ 2,062,889  $ 1,202,290
 8.2      7/31/2007   $ 2,375,912  $ 1,465,793  $   910,119    12/31/2006   $ 2,186,209  $ 1,359,248
 8.3      7/31/2007   $ 2,113,695  $ 1,435,730  $   677,965    12/31/2006   $ 2,020,989  $ 1,380,275
 8.4      7/31/2007   $ 2,230,342  $ 1,503,455  $   726,887    12/31/2006   $ 1,877,178  $ 1,346,724
 8.5      7/31/2007   $ 1,906,929  $ 1,268,018  $   638,911    12/31/2006   $ 1,754,949  $ 1,208,129
 8.6      7/31/2007   $ 1,996,348  $ 1,371,369  $   624,979    12/31/2006   $ 1,836,623  $ 1,262,005
 8.7      7/31/2007   $ 1,911,952  $ 1,311,362  $   600,590    12/31/2006   $ 1,856,752  $ 1,321,847
 8.8      7/31/2007   $ 1,803,447  $ 1,387,653  $   415,794    12/31/2006   $ 1,436,496  $ 1,231,139
 8.9      7/31/2007   $ 2,286,056  $ 1,737,810  $   548,246    12/31/2006   $ 1,910,729  $ 1,567,698
  9       4/30/2007   $ 7,383,547  $ 3,402,586  $ 3,980,961    12/31/2006   $ 6,999,189  $ 3,100,716
  10      4/30/2007   $ 7,319,798  $ 3,945,136  $ 3,374,662    12/31/2006   $ 7,507,186  $ 4,089,441
 11.1     5/31/2007   $ 2,950,039  $   966,799  $ 1,983,240    12/31/2006   $ 2,881,502  $   934,488
 11.2     5/31/2007   $ 2,280,267  $   398,823  $ 1,881,444    12/31/2006   $ 2,234,150  $   368,244
 11.3     5/31/2007   $ 1,387,156  $   369,950  $ 1,017,206    12/31/2006   $ 1,347,090  $   359,545
 11.4     6/30/2007   $   262,780  $    56,724  $   206,056    12/31/2006   $   255,479  $    58,388
 11.5     6/30/2007   $   262,890  $    62,890  $   200,000    12/31/2006   $   263,825  $    63,825
  12      6/30/2007   $ 5,198,555  $ 1,919,608  $ 3,278,947    12/31/2006   $ 4,614,713  $ 1,650,206
  13      5/31/2007   $25,048,027  $19,975,181  $ 5,072,846    12/31/2006   $23,989,498  $19,798,931
  14      3/31/2007   $ 5,638,391  $ 2,549,828  $ 3,088,563    12/31/2006   $ 5,796,511  $ 2,583,843
  15     12/31/2006           N/A          N/A          N/A           N/A           N/A          N/A
  16      8/31/2007   $13,019,648  $ 9,884,346  $ 3,135,302    12/31/2006   $12,604,980  $ 9,706,380
  17            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 18.1     1/31/2007   $ 1,598,445  $   748,822  $   849,623    12/31/2006   $ 1,388,763  $   685,854
 18.2     1/31/2007   $ 1,175,961  $   535,502  $   640,459    12/31/2006   $ 1,156,665  $   495,580
 18.3     1/31/2007   $   853,550  $   328,095  $   525,455    12/31/2006   $   348,880  $   219,344
 18.4     1/31/2007   $   643,055  $   277,614  $   365,441    12/31/2006   $   626,567  $   303,772
 18.5     1/31/2007   $   455,689  $   160,953  $   294,736    12/31/2006   $   426,701  $   160,727
 19.1     1/31/2007   $ 1,193,070  $   439,313  $   753,757    12/31/2006   $ 1,174,804  $   438,906
 19.2     1/31/2007   $ 1,207,360  $   461,147  $   746,213    12/31/2006   $ 1,105,682  $   438,746
 19.3     1/31/2007   $ 1,159,398  $   547,853  $   611,545    12/31/2006   $ 1,156,405  $   547,717
 19.4     1/31/2007   $   950,689  $   436,355  $   514,334    12/31/2006   $   889,226  $   416,123
  20      4/30/2007   $ 1,314,797  $   763,870  $   550,927    12/31/2006           N/A          N/A
  21      4/30/2007   $ 1,662,187  $   772,179  $   890,008    12/31/2006   $ 1,659,845  $   731,193
  22      4/30/2007   $ 1,419,591  $   626,835  $   792,756    12/31/2006   $ 1,254,648  $   700,611
  23      4/30/2007   $   382,499  $   165,327  $   217,172    12/31/2006   $   375,684  $   181,295
  24      4/30/2007   $12,209,902  $ 8,434,763  $ 3,775,139    12/31/2006   $11,350,795  $ 8,196,204
  25      7/31/2007   $ 3,538,685  $ 1,469,355  $ 2,069,330    12/31/2006   $ 3,324,805  $ 1,432,279
  26      5/31/2007   $ 8,943,714  $ 6,052,981  $ 2,890,733    12/31/2006   $ 9,120,480  $ 5,940,969
  27      7/31/2007   $ 4,076,395  $ 1,607,603  $ 2,468,792     5/31/2007   $ 4,522,610  $ 1,443,410
  28      5/31/2007   $ 7,340,947  $ 5,254,615  $ 2,086,332    12/31/2006           N/A          N/A
  29     12/31/2006   $ 2,302,589  $   766,198  $ 1,536,390    12/31/2005   $ 2,272,690  $   748,755
  30      4/30/2007   $ 2,867,319  $ 1,416,464  $ 1,450,855    12/31/2006   $ 2,683,169  $ 1,434,595
  31      3/31/2007   $ 2,610,471  $   810,543  $ 1,799,928    12/31/2006   $ 2,778,569  $   777,851
 32.1     6/30/2007   $ 1,492,449  $   965,645  $   526,804    12/31/2006   $ 1,513,860  $   966,504
 32.2     6/30/2007   $ 1,549,640  $ 1,016,745  $   532,895    12/31/2006   $ 1,501,219  $ 1,002,666
 32.3     6/30/2007   $ 1,183,387  $   754,501  $   428,886    12/31/2006   $ 1,129,268  $   698,957
  33      6/30/2007   $ 1,538,786  $   531,072  $ 1,007,714    12/31/2006   $ 1,545,903  $   537,266
  34            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  35     12/31/2006   $ 2,235,383  $   549,634  $ 1,685,749    12/31/2005   $ 2,050,763  $   435,050
  36            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  37            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  38      7/31/2007   $ 2,098,352  $   574,354  $ 1,523,998    12/31/2006   $ 2,154,696  $   595,906
  39            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  40      8/31/2007   $ 3,800,904  $ 2,500,623  $ 1,300,281    12/31/2006   $ 3,766,614  $ 2,306,609
  41            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  42      6/30/2007   $ 7,027,906  $ 5,441,280  $ 1,586,626    12/31/2006           N/A          N/A
  43      7/31/2007   $ 3,207,092  $ 2,097,541  $ 1,109,551    12/31/2006   $ 3,125,261  $ 2,227,428
  44      5/31/2007   $ 1,197,223  $   398,013  $   799,210    12/31/2006   $   862,875  $   267,666
  45      4/30/2007   $ 1,817,304  $   915,436  $   901,868    12/31/2006   $ 1,706,975  $   908,633
  46      6/30/2007   $ 1,713,733  $   729,811  $   983,922     7/31/2006   $ 1,565,056  $   718,660
  47            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  48            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  49      6/30/2007           N/A          N/A          N/A           N/A           N/A          N/A
  50     12/31/2006   $ 1,167,567  $   244,478  $   923,089    12/31/2005   $ 1,411,660  $   261,738
  51            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  52      4/30/2007   $   594,826  $   191,303  $   403,523    12/31/2006   $   386,049  $   150,900
  53      8/31/2007   $ 1,312,952  $   946,085  $   366,867    12/31/2006   $ 1,226,475  $   931,933
  54      6/30/2007   $   689,498  $   289,025  $   400,473    12/31/2006   $   717,073  $   288,696
  55      6/30/2007   $ 4,009,212  $ 2,997,890  $ 1,011,322    12/31/2006   $ 3,643,196  $ 2,723,348
 56.1    12/31/2006   $   637,013  $   231,211  $   405,802    12/31/2005           N/A          N/A
 56.2    12/31/2006   $    64,799  $    23,520  $    41,279    12/31/2005           N/A          N/A
  57            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  58            N/A           N/A          N/A          N/A           N/A           N/A          N/A

         3RD MOST     3RD MOST
          RECENT       RECENT
  #        NOI      PERIOD ENDING     U/W EGI    U/W EXPENSES    U/W NOI
---------------------------------------------------------------------------
  1            N/A           N/A   $ 81,153,025   $39,080,978  $ 42,072,046
  2            N/A           N/A   $ 19,964,637   $ 5,799,409  $ 14,165,228
  3            N/A           N/A   $ 21,808,657   $ 5,248,399  $ 16,560,258
  4    $10,652,858    12/31/2004   $ 24,680,398   $11,511,272  $ 13,169,126
  5            N/A           N/A   $110,585,189   $38,847,206  $ 71,737,983
  6            N/A           N/A   $  9,234,861   $ 2,970,818  $  6,264,043
  7    $ 5,324,588    12/31/2005   $ 14,497,856   $ 6,646,690  $  7,851,166
 8.1   $   860,599    12/31/2005   $  2,229,720   $ 1,319,319  $    910,401
 8.2   $   826,961    12/31/2005   $  2,353,077   $ 1,478,123  $    874,954
 8.3   $   640,714    12/31/2005   $  2,180,677   $ 1,444,688  $    735,989
 8.4   $   530,454    12/31/2005   $  2,233,693   $ 1,454,586  $    779,107
 8.5   $   546,820    12/31/2005   $  2,018,846   $ 1,348,123  $    670,723
 8.6   $   574,618    12/31/2005   $  2,147,933   $ 1,431,342  $    716,591
 8.7   $   534,905    12/31/2005   $  2,011,837   $ 1,389,949  $    621,888
 8.8   $   205,357    12/31/2005   $  1,806,527   $ 1,370,776  $    435,751
 8.9   $   343,031    12/31/2005   $  2,301,352   $ 1,735,823  $    565,529
  9    $ 3,898,473    12/31/2005   $  8,436,956   $ 3,291,989  $  5,144,967
  10   $ 3,417,745    12/31/2005   $  8,522,846   $ 3,645,341  $  4,877,505
 11.1  $ 1,947,014    12/31/2005   $  2,940,334   $ 1,054,290  $  1,886,044
 11.2  $ 1,865,906    12/31/2005   $  2,246,706   $   363,144  $  1,883,562
 11.3  $   987,545    12/31/2005   $  1,320,759   $   433,025  $    887,734
 11.4  $   197,091    12/31/2005   $    260,760   $    63,069  $    197,691
 11.5  $   200,000    12/31/2005   $    250,102   $    74,415  $    175,687
  12   $ 2,964,506    12/31/2005   $  6,615,289   $ 2,425,162  $  4,190,127
  13   $ 4,190,567    12/31/2005   $ 26,160,058   $20,585,605  $  5,574,453
  14   $ 3,212,668    12/31/2005   $  6,438,434   $ 2,872,998  $  3,565,436
  15           N/A           N/A   $  4,807,499   $ 1,468,961  $  3,338,538
  16   $ 2,898,600    12/31/2005   $ 14,213,000   $10,183,000  $  4,030,000
  17           N/A           N/A   $  3,673,422   $   612,821  $  3,060,601
 18.1  $   702,909    12/31/2005   $  1,687,182   $   737,856  $    949,326
 18.2  $   661,085    12/31/2005   $  1,357,853   $   539,248  $    818,605
 18.3  $   129,536    12/31/2005   $    954,868   $   352,573  $    602,295
 18.4  $   322,795    12/31/2005   $    659,182   $   273,232  $    385,950
 18.5  $   265,974    12/31/2005   $    482,030   $   158,350  $    323,680
 19.1  $   735,898    12/31/2005   $  1,238,837   $   433,953  $    804,884
 19.2  $   666,936    12/31/2005   $  1,348,875   $   461,136  $    887,739
 19.3  $   608,688    12/31/2005   $  1,178,901   $   543,245  $    635,656
 19.4  $   473,103    12/31/2005   $    989,664   $   440,023  $    549,641
  20           N/A           N/A   $  1,913,158   $   739,487  $  1,173,671
  21   $   928,652    12/31/2005   $  1,727,949   $   766,511  $    961,438
  22   $   554,037    12/31/2005   $  1,656,233   $   624,524  $  1,031,709
  23   $   194,389    12/31/2005   $    393,103   $   162,568  $    230,535
  24   $ 3,154,591    12/31/2005   $ 12,137,000   $ 8,506,000  $  3,631,000
  25   $ 1,892,526    12/31/2005   $  3,649,904   $ 1,546,604  $  2,103,300
  26   $ 3,179,511    12/31/2005   $  9,388,196   $ 6,391,053  $  2,997,143
  27   $ 3,079,200    12/31/2006   $  4,125,152   $ 1,491,974  $  2,633,178
  28           N/A           N/A   $  7,685,127   $ 5,146,241  $  2,538,886
  29   $ 1,523,935    12/31/2004   $  2,757,289   $   833,742  $  1,923,547
  30   $ 1,248,574    12/31/2005   $  2,990,682   $ 1,325,964  $  1,664,718
  31   $ 2,000,718    12/31/2005   $  2,782,989   $   793,993  $  1,988,996
 32.1  $   547,356    12/31/2005   $  1,667,179   $   949,750  $    717,429
 32.2  $   498,553    12/31/2005   $  1,669,790   $   995,039  $    674,751
 32.3  $   430,311    12/31/2005   $  1,280,792   $   779,301  $    501,491
  33   $ 1,008,637    12/31/2005   $  2,330,338   $   551,119  $  1,779,219
  34           N/A           N/A   $  1,983,634   $   476,087  $  1,507,547
  35   $ 1,615,713    12/31/2004   $  2,333,994   $   581,203  $  1,752,791
  36           N/A           N/A   $  1,997,428   $   351,521  $  1,645,907
  37           N/A           N/A   $  5,269,000   $ 3,236,000  $  2,033,000
  38   $ 1,558,790    12/31/2005   $  2,057,333   $   562,202  $  1,495,131
  39           N/A           N/A   $  1,647,513   $   321,421  $  1,326,092
  40   $ 1,460,005    12/31/2005   $  3,765,996   $ 2,166,229  $  1,599,767
  41           N/A           N/A   $  1,775,951   $   598,724  $  1,177,227
  42           N/A           N/A   $  7,356,847   $ 5,578,159  $  1,778,688
  43   $   897,833    12/31/2005   $  3,754,432   $ 2,268,479  $  1,485,953
  44   $   595,209    12/31/2005   $  1,598,041   $   423,345  $  1,174,696
  45   $   798,342    12/31/2005   $  1,901,954   $   837,777  $  1,064,177
  46   $   846,396    12/31/2005   $  2,014,635   $   838,019  $  1,176,616
  47           N/A           N/A   $    879,738   $    26,392  $    853,346
  48           N/A           N/A   $    856,462   $       225  $    856,237
  49           N/A           N/A   $  1,628,267   $   498,421  $  1,129,846
  50   $ 1,149,922    12/31/2004   $  1,278,287   $   256,731  $  1,021,556
  51           N/A           N/A   $    855,885   $    25,677  $    830,208
  52   $   235,149    12/31/2005   $  1,111,945   $   201,575  $    910,370
  53   $   294,542    12/31/2005   $  1,470,786   $   842,989  $    627,797
  54   $   428,377    12/31/2005   $    700,773   $   299,239  $    401,534
  55   $   919,848    12/31/2005   $  4,379,000   $ 3,123,000  $  1,256,000
 56.1          N/A           N/A   $  1,136,177   $   275,465  $    860,712
 56.2          N/A           N/A   $    115,575   $    28,021  $     87,554
  57           N/A           N/A   $    960,697   $   189,682  $    771,015
  58           N/A           N/A   $    167,411   $    34,459  $    132,952

                                                                        CUT-OFF DATE          MOST          MOST          MOST
                LOAN                                                      PRINCIPAL          RECENT        RECENT        RECENT
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)           EGI        EXPENSES        NOI
------------------------------------------------------------------------------------------------------------------------------------
  59              1    Laurel Avenue Development                       $    9,700,000              N/A           N/A           N/A
  60              1    Gateway Medical Plaza                           $    9,650,000              N/A           N/A           N/A
  61              1    Bernardo Heights Plaza                          $    9,581,233              N/A           N/A           N/A
  62              2    Champions Glen                                  $    9,320,000     $  1,291,509  $    617,378  $    674,131
 63.1             1    Town Center North                               $    5,753,227     $    891,398  $    214,004  $    677,394
 63.2             1    Fairlawn Shopping Center                        $    1,674,990     $    322,572  $     94,132  $    228,440
 63.3             1    Ross Center                                     $    1,383,687     $    263,892  $     47,758  $    216,134
 63.4             1    Westgate Shopping Center                        $      473,367     $    117,372  $     44,824  $     72,548
  64              2    Cross Creek                                     $    9,280,000     $  1,371,074  $    667,293  $    703,781
  65              1    Mustang Crossing                                $    9,250,000              N/A           N/A           N/A
  66              2    Brady Station                                   $    9,000,000     $  1,574,171  $    771,151  $    803,020
  67              1    Holiday Inn Select Winston Salem                $    8,967,543     $  3,383,741  $  2,211,350  $  1,172,391
  68              1    Holiday Inn Express Elko                        $    8,869,633     $  2,224,494  $    927,567  $  1,296,927
 69.1             1    Walgreens (Paragould)                           $    4,654,059              N/A           N/A           N/A
 69.2             1    Walgreens (Heath)                               $    4,145,941              N/A           N/A           N/A
  70              1    365 Canal Street                                $    8,750,000              N/A           N/A           N/A
  71              2    Park West Apartments                            $    8,700,000     $  1,727,522  $  1,004,875  $    722,647
  72              2    Savannah Trails Apartments                      $    8,494,653     $  1,751,092  $    872,097  $    878,995
  73              2    Oak Ridge Apartments                            $    8,300,000     $  1,536,233  $    827,087  $    709,146
  74              1    Plaza 85 Business Park                          $    8,115,000     $  1,160,439  $    532,726  $    627,713
  75              1    Giant Eagle Plaza                               $    8,070,000     $    918,788  $    122,594  $    796,194
  76              1    Best Western Hotel & Suites Cary                $    7,971,166     $  2,076,947  $  1,045,322  $  1,031,625
  77              1    Hampton Inn Bessemer                            $    7,870,448     $  2,108,608  $  1,119,301  $    989,307
  78              1    ShopKo Orem, UT                                 $    7,760,000              N/A           N/A           N/A
  79              1    Union Station Plaza                             $    7,477,859     $  1,122,022  $    432,452  $    689,570
  80              1    Westgate Center                                 $    7,370,526     $  1,064,300  $    104,863  $    959,436
  81              1    Hampton Inn - Mount Laurel                      $    7,300,000     $  3,331,144  $  2,195,437  $  1,135,707
  82              1    Orleans Marketplace                             $    7,250,000     $    901,402  $    219,420  $    681,981
  83              1    UC Self Storage                                 $    7,125,000     $    849,630  $    350,007  $    499,623
  84              1    University Corners                              $    7,112,214     $  1,016,910  $    274,432  $    742,478
  85              1    Palmer Crossing - Parcel B                      $    7,074,000     $    671,499  $    202,531  $    468,968
  86              1    Palazzo Shopping Center                         $    7,059,846     $    913,477  $    171,708  $    741,769
  87              1    Storage King USA - Newark, NJ                   $    6,790,000     $    772,378  $    353,429  $    418,949
  88              2    Summer Tree Apartment Homes                     $    6,700,000     $  1,360,491  $    702,834  $    657,657
  89              1    Best Western Westgate Inn York, PA              $    6,635,000     $  1,917,597  $  1,087,675  $    829,922
  90              1    Rosemont Marketplace                            $    6,600,000     $    884,764  $    408,298  $    476,465
  91              1    Kmart Chicago                                   $    6,596,010     $    906,297  $         --  $    906,297
  92              2    Wickersham Green Apartments                     $    6,425,000     $  1,236,642  $    769,064  $    467,578
  93              1    Courtyard by Marriott - Gulf Shores             $    6,400,000     $  2,536,741  $  1,983,917  $    552,824
  94              1    Meadows Plaza                                   $    6,350,000     $    976,590  $    337,154  $    639,436
  95              1    Petsmart Tujunga                                $    6,322,285              N/A           N/A           N/A
  96              1    Cochran - Simi Valley                           $    6,230,000              N/A           N/A           N/A
  97              2    Canyon Ridge MHP                                $    6,200,000     $  1,021,171  $    446,325  $    574,846
  98              1    Comfort Inn & Suites Rawlins                    $    6,161,795     $  1,813,897  $    986,370  $    827,527
  99              1    Fox Run                                         $    5,987,537     $  2,075,438  $  1,545,307  $    530,131
 100              1    Chandler Office Building                        $    5,816,000     $  1,012,551  $    406,697  $    605,854
 101              2    Princeton                                       $    5,700,000     $  1,108,383  $    588,954  $    519,429
 102              1    8010 Building                                   $    5,625,000              N/A           N/A           N/A
 103              2    Salem Ridge Apartments                          $    5,600,000     $    747,000  $    272,376  $    474,624
 104              1    Fly Away Parking                                $    5,474,382     $  1,911,331  $  1,236,203  $    675,128
 105              1    Hacienda Plaza                                  $    5,314,907     $  1,422,829  $    529,750  $    893,079
 106              1    Weeksville Crossing                             $    5,200,000              N/A           N/A           N/A
 107              1    Centre at Eagle's Nest                          $    5,074,000              N/A           N/A           N/A
 108              2    56th and O Street Lofts                         $    5,000,000     $    791,894  $    378,999  $    412,896
 109              1    Bloomingdale Retail                             $    5,000,000              N/A           N/A           N/A
 110              1    Cherry Hill Pointe Retail                       $    4,926,000     $    663,684  $    150,721  $    512,963
 111      D       1    Ritz Coral Springs and Chick-filA Building      $    2,470,000              N/A           N/A           N/A
 112      D       1    Starbucks Outparcel                             $    1,304,000              N/A           N/A           N/A
 113      D       1    Chick-Fil-A, Bradenton                          $    1,050,000              N/A           N/A           N/A
 114              1    Holcomb Bridge Business Center                  $    4,800,000     $    487,484  $    132,698  $    354,786
 115              1    Cahokia Village                                 $    4,789,000     $    769,622  $    258,679  $    510,943
 116              1    Kawaihae Shopping Center                        $    4,696,593     $    743,182  $    308,886  $    434,297
 117              1    730 Louis Drive                                 $    4,542,416     $    895,443  $    372,645  $    522,798
 118              1    Gallery at Rivergate                            $    4,500,000     $    944,948  $    350,498  $    594,450
 119              1    Storage Depot (Airport Storage)                 $    4,500,000     $    658,542  $    289,535  $    369,007
 120              2    Greyberry Apartments                            $    4,400,000     $    942,902  $    430,640  $    512,262
 121              1    Bayview Tower Office Building                   $    4,360,000              N/A           N/A           N/A
 122              1    Essex Medical Office                            $    4,325,000              N/A           N/A           N/A
 123              1    Walgreens-Malone                                $    4,250,000              N/A           N/A           N/A
 124              1    Country Inn Stafford                            $    4,224,677     $  1,236,262  $    629,168  $    607,094
 125              1    Linens' N Things                                $    4,194,621     $    663,355  $     81,529  $    581,826
 126              2    Brookhollow Apartments                          $    4,100,000     $    865,216  $    482,266  $    382,950
127.1             2    Jefferson MHC                                   $    2,136,376     $    481,974  $    223,238  $    258,736
127.2             2    Western MHP                                     $    1,001,966     $    226,047  $    104,699  $    121,348
127.3             2    Parkview MHC                                    $      961,657     $    216,953  $    100,487  $    116,466
 128              1    Crystal Square Shopping Center                  $    4,000,000     $    653,894  $    187,616  $    466,278
 129              1    Mineral Building                                $    4,000,000              N/A           N/A           N/A
 130              1    Tyler Building                                  $    4,000,000              N/A           N/A           N/A
 131              1    Ashley Burlington                               $    3,940,943              N/A           N/A           N/A
 132              1    8 Fairfield Boulevard                           $    3,860,000     $    522,974  $     99,054  $    423,920
 133              1    Holiday Inn Express Weatherford, OK             $    3,795,833     $  1,328,237  $    834,844  $    493,393
 134              1    Westlake Commons                                $    3,690,000     $    498,282  $    142,069  $    356,213
 135              1    415 South San Pedro Street                      $    3,542,216     $    492,513  $     77,578  $    414,935
 136              1    Masonic Temple Building                         $    3,500,000     $    449,837  $    163,477  $    286,360
 137              1    Alta Mesa Village                               $    3,446,000              N/A           N/A           N/A
 138              1    Shoppes at Willow                               $    3,438,092     $    429,711  $    135,504  $    294,207

            MOST        2ND MOST     2ND MOST     2ND MOST      2ND MOST      3RD MOST     3RD MOST
           RECENT        RECENT       RECENT       RECENT        RECENT        RECENT       RECENT
  #    PERIOD ENDING      EGI        EXPENSES        NOI     PERIOD ENDING      EGI        EXPENSES
------------------------------------------------------------------------------------------------------

  59            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  60            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  61            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  62      7/31/2007   $ 1,258,155  $   664,627  $   593,528    12/31/2006   $ 1,270,157  $   671,483
 63.1     5/31/2007   $   865,231  $   215,850  $   649,381    12/31/2006   $   744,904  $   232,657
 63.2     5/31/2007   $   323,561  $    90,721  $   232,840    12/31/2006   $   288,211  $    74,247
 63.3     5/31/2007   $   272,334  $    46,942  $   225,392    12/31/2006   $   255,648  $    39,067
 63.4     5/31/2007   $   132,969  $    44,926  $    88,043    12/31/2006   $   126,114  $    35,175
  64      7/31/2007   $ 1,365,281  $   718,331  $   646,950    12/31/2006   $ 1,392,152  $   707,258
  65            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  66      6/30/2007   $ 1,512,441  $   685,646  $   826,795    12/31/2006   $ 1,433,060  $   687,481
  67      6/30/2007   $ 3,027,734  $ 2,037,434  $   990,300    12/31/2006   $ 2,745,274  $ 1,895,404
  68      5/31/2007   $ 1,936,532  $   845,101  $ 1,091,431    12/31/2006   $ 1,828,054  $   972,209
 69.1           N/A           N/A          N/A          N/A           N/A           N/A          N/A
 69.2           N/A           N/A          N/A          N/A           N/A           N/A          N/A
  70            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  71      4/30/2007   $ 1,719,644  $ 1,019,706  $   699,938    12/31/2006   $ 1,648,441  $ 1,034,724
  72      5/31/2007   $ 1,673,333  $   852,171  $   821,162    12/31/2006   $ 1,507,982  $   945,119
  73      4/30/2007   $ 1,546,171  $   849,382  $   696,789    12/31/2006   $ 1,400,790  $   771,174
  74     12/31/2006           N/A          N/A          N/A           N/A           N/A          N/A
  75      6/30/2007   $   845,367  $   103,657  $   741,710    12/31/2006   $   789,105  $   114,916
  76      6/30/2007   $ 2,007,399  $ 1,032,465  $   974,934    12/31/2006   $ 1,477,970  $   906,317
  77      7/31/2007   $ 2,111,848  $ 1,098,953  $ 1,012,895    12/31/2006   $ 1,948,445  $ 1,027,657
  78            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  79     12/31/2006   $ 1,043,649  $   488,229  $   555,420    12/31/2005   $   989,467  $   461,193
  80     12/31/2006   $ 1,084,749  $   152,262  $   932,487    12/31/2005   $ 1,080,573  $   155,937
  81      5/31/2007   $ 3,190,337  $ 2,161,139  $ 1,029,198    12/31/2006   $ 3,015,332  $ 2,144,555
  82      5/31/2007   $ 1,023,847  $   265,450  $   758,397    12/31/2006   $   914,117  $   281,094
  83      5/31/2007           N/A          N/A          N/A           N/A           N/A          N/A
  84      6/30/2007   $ 1,035,967  $   257,901  $   778,066    12/31/2006   $ 1,082,735  $   252,392
  85      6/30/2007   $   808,997  $   203,629  $   605,368    12/31/2006   $   648,947  $   116,521
  86     12/31/2006           N/A          N/A          N/A           N/A           N/A          N/A
  87      1/31/2007   $   755,024  $   369,949  $   385,075    12/31/2006   $   424,613  $   392,552
  88      5/30/2007   $ 1,360,793  $   693,078  $   667,715    12/31/2006   $ 1,311,434  $   618,517
  89      6/30/2007   $ 1,843,734  $ 1,024,846  $   818,888    12/31/2006   $ 1,640,811  $   998,647
  90     12/31/2006   $   710,568  $   235,523  $   475,045    12/31/2005           N/A          N/A
  91     12/31/2006   $   891,529  $        --  $   891,529    12/31/2005   $   927,254  $        --
  92      4/30/2007   $ 1,171,333  $   822,224  $   349,109    12/31/2006           N/A          N/A
  93      4/30/2007   $ 2,550,867  $ 1,973,316  $   577,552    12/31/2006   $ 2,622,374  $ 1,975,816
  94      4/30/2007   $ 1,004,176  $   322,846  $   681,331    12/31/2006           N/A          N/A
  95            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  96            N/A           N/A          N/A          N/A           N/A           N/A          N/A
  97      7/31/2007   $ 1,001,603  $   419,855  $   581,748    12/31/2006   $ 1,002,034  $   379,491
  98      7/31/2007   $ 1,899,822  $   946,260  $   953,562    12/31/2006           N/A          N/A
  99      5/31/2007   $ 1,667,938  $ 1,353,040  $   314,898    12/31/2006   $ 1,013,437  $   987,304
 100      4/30/2007   $   960,441  $   416,156  $   544,285    12/31/2006   $   663,646  $   446,607
 101      3/31/2007   $ 1,118,299  $   600,824  $   517,475    12/31/2006   $ 1,081,682  $   662,636
 102            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 103      7/31/2007   $   758,119  $   275,475  $   482,644    12/31/2006   $   743,916  $   292,003
 104      4/30/2007   $ 1,901,141  $ 1,309,316  $   591,825    12/31/2006   $ 1,665,434  $ 1,368,384
 105      6/30/2007   $ 1,396,983  $   486,559  $   910,424    12/31/2006           N/A          N/A
 106            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 107            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 108      6/30/2007   $   764,808  $   351,608  $   413,200     6/30/2007   $   740,141  $   348,085
 109            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 110      5/31/2007   $   656,634  $   147,407  $   509,227    12/31/2006   $   650,915  $   135,928
 111            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 112            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 113            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 114      3/31/2007   $   458,992  $   132,427  $   326,565    12/31/2006   $   521,793  $   121,828
 115      6/30/2007   $   767,981  $   274,879  $   493,102    12/31/2006   $   757,844  $   247,909
 116     12/31/2006   $   681,917  $   252,534  $   429,384    12/31/2005           N/A          N/A
 117     12/31/2006   $   833,551  $   325,554  $   507,997    12/31/2005           N/A          N/A
 118      6/30/2007   $   795,745  $   268,555  $   527,190    12/31/2006   $   874,198  $   240,411
 119      6/30/2007   $   625,981  $   280,771  $   345,210    12/31/2006   $   591,566  $   285,918
 120      7/31/2007   $   914,656  $   425,129  $   489,527    12/31/2006   $   919,556  $   375,476
 121            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 122            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 123            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 124      5/31/2007   $ 1,248,627  $   638,686  $   609,941    12/31/2006   $ 1,188,807  $   551,385
 125     12/31/2006   $   656,284  $    74,458  $   581,827    12/31/2005   $   620,697  $    38,870
 126      3/31/2007   $   847,893  $   476,160  $   371,733    12/31/2006   $   822,937  $   475,854
127.1    12/31/2006   $   466,996  $   250,284  $   216,712    12/31/2005           N/A          N/A
127.2    12/31/2006   $   219,023  $   117,384  $   101,639    12/31/2005           N/A          N/A
127.3    12/31/2006   $   210,211  $   112,661  $    97,550    12/31/2005           N/A          N/A
 128      6/30/2007   $   611,420  $   185,514  $   425,906     4/30/2007   $   602,376  $   185,779
 129            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 130            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 131            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 132     12/31/2006           N/A          N/A          N/A           N/A           N/A          N/A
 133      4/30/2007   $ 1,227,251  $   773,903  $   453,348    12/31/2006   $ 1,103,967  $   755,401
 134      6/21/2007   $   433,451  $   105,668  $   327,783    12/31/2006           N/A          N/A
 135      8/30/2007   $   411,150  $    98,664  $   312,486    12/31/2006   $   405,696  $    66,641
 136      6/30/2007   $   439,343  $   171,605  $   267,738    12/31/2006   $   354,730  $   182,776
 137            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 138     12/31/2006   $   432,468  $   122,822  $   309,646    12/31/2005           N/A          N/A

         3RD MOST     3RD MOST
          RECENT       RECENT
  #        NOI      PERIOD ENDING     U/W EGI    U/W EXPENSES    U/W NOI
---------------------------------------------------------------------------

  59           N/A           N/A   $  1,155,159   $   237,039  $    918,120
  60           N/A           N/A   $  1,306,754   $   384,520  $    922,234
  61           N/A           N/A   $  1,075,724   $   282,937  $    792,787
  62   $   598,674    12/31/2005   $  1,366,175   $   631,683  $    734,492
 63.1  $   512,247    12/31/2005   $    873,304   $   229,315  $    643,989
 63.2  $   213,964    12/31/2005   $    316,592   $   109,446  $    207,146
 63.3  $   216,581    12/31/2005   $    235,293   $    58,142  $    177,150
 63.4  $    90,939    12/31/2005   $    101,172   $    46,832  $     54,340
  64   $   684,894    12/31/2005   $  1,480,756   $   684,824  $    795,932
  65           N/A           N/A   $  1,328,581   $   436,028  $    892,553
  66   $   745,579    12/31/2005   $  1,625,627   $   728,313  $    897,314
  67   $   849,870    12/31/2005   $  3,383,769   $ 2,224,686  $  1,159,083
  68   $   855,845    12/31/2005   $  2,198,610   $ 1,006,256  $  1,192,354
 69.1          N/A           N/A   $    398,000   $    11,940  $    386,060
 69.2          N/A           N/A   $    354,500   $    10,635  $    343,865
  70           N/A           N/A   $  1,048,477   $   170,858  $    877,619
  71   $   613,717    12/31/2005   $  1,826,770   $   991,261  $    835,509
  72   $   562,863    12/31/2005   $  1,829,697   $   936,911  $    892,786
  73   $   629,616    12/31/2005   $  1,597,426   $   832,739  $    764,687
  74           N/A           N/A   $  1,104,334   $   535,790  $    568,544
  75   $   674,189    12/31/2005   $    915,444   $   127,665  $    787,779
  76   $   571,653    12/31/2005   $  2,076,917   $ 1,066,123  $  1,010,794
  77   $   920,788    12/31/2005   $  2,108,655   $ 1,122,186  $    986,469
  78           N/A           N/A   $    665,096   $    19,953  $    645,143
  79   $   528,274    12/31/2004   $  1,274,843   $   464,160  $    810,683
  80   $   924,636    12/31/2004   $  1,166,805   $   218,201  $    948,604
  81   $   870,776    12/31/2005   $  3,263,799   $ 2,120,383  $  1,143,416
  82   $   633,023    12/31/2005   $    996,962   $   285,284  $    711,678
  83           N/A           N/A   $    948,877   $   327,887  $    620,990
  84   $   830,343    12/31/2005   $    940,508   $   256,338  $    684,170
  85   $   532,426    12/31/2005   $    826,917   $   223,825  $    603,092
  86           N/A           N/A   $    887,913   $   199,151  $    688,762
  87   $    32,061    12/31/2005   $  1,063,626   $   417,674  $    645,952
  88   $   692,918    12/31/2005   $  1,358,926   $   642,636  $    716,291
  89   $   642,164    12/31/2005   $  1,917,586   $ 1,106,845  $    810,741
  90           N/A           N/A   $  1,124,742   $   557,471  $    567,271
  91   $   927,254    12/31/2004   $  1,295,846   $   485,023  $    810,823
  92           N/A           N/A   $  1,308,371   $   699,477  $    608,894
  93   $   646,558    12/31/2005   $  2,693,000   $ 1,833,000  $    860,000
  94           N/A           N/A   $    950,660   $   332,120  $    618,539
  95           N/A           N/A   $    792,031   $   234,080  $    557,951
  96           N/A           N/A   $    704,836   $   202,299  $    502,536
  97   $   622,543    12/31/2005   $  1,046,492   $   442,701  $    603,791
  98           N/A           N/A   $  1,813,948   $ 1,002,296  $    811,652
  99   $    26,133    12/31/2005   $  2,109,457   $ 1,425,323  $    684,134
 100   $   217,039    12/31/2005   $  1,029,666   $   450,728  $    578,937
 101   $   419,046    12/31/2005   $  1,111,742   $   589,883  $    521,859
 102           N/A           N/A   $    826,993   $   243,264  $    583,729
 103   $   451,913    12/31/2005   $    773,174   $   294,722  $    478,452
 104   $   297,050    12/31/2005   $  1,911,331   $ 1,249,081  $    662,250
 105           N/A           N/A   $  1,459,479   $   548,894  $    910,585
 106           N/A           N/A   $    586,921   $   101,649  $    485,272
 107           N/A           N/A   $    693,254   $   205,076  $    488,178
 108   $   392,056    12/31/2006   $    811,436   $   349,586  $    461,849
 109           N/A           N/A   $    559,034   $    82,428  $    476,606
 110   $   514,987    12/31/2005   $    660,502   $   187,876  $    472,626
 111           N/A           N/A   $    300,341   $    74,069  $    226,272
 112           N/A           N/A   $    123,503   $     2,470  $    121,033
 113           N/A           N/A   $     96,938   $     2,908  $     94,030
 114   $   399,965    12/31/2005   $    681,364   $   161,379  $    519,985
 115   $   509,935    12/31/2005   $    764,962   $   266,341  $    498,621
 116           N/A           N/A   $    731,962   $   288,342  $    443,620
 117           N/A           N/A   $    863,484   $   383,722  $    479,762
 118   $   633,787    12/31/2005   $    940,178   $   279,187  $    660,991
 119   $   305,648    12/31/2005   $    686,620   $   276,810  $    409,810
 120   $   544,080    12/31/2005   $    917,772   $   413,379  $    504,393
 121           N/A           N/A   $  1,210,751   $   700,650  $    510,101
 122           N/A           N/A   $    562,263   $   139,855  $    422,408
 123           N/A           N/A   $    367,981   $     4,680  $    363,301
 124   $   637,422    12/31/2005   $  1,236,579   $   598,396  $    638,183
 125   $   581,826    12/31/2004   $    632,569   $    88,713  $    543,856
 126   $   347,083    12/31/2005   $    890,625   $   484,663  $    405,962
127.1          N/A           N/A   $    495,571   $   218,548  $    277,023
127.2          N/A           N/A   $    232,424   $   102,499  $    129,924
127.3          N/A           N/A   $    223,074   $    98,376  $    124,698
 128   $   416,957    12/31/2006   $    639,782   $   217,866  $    421,916
 129           N/A           N/A   $    673,230   $   270,997  $    402,233
 130           N/A           N/A   $    568,316   $   180,235  $    388,081
 131           N/A           N/A   $    439,826   $    62,475  $    377,351
 132           N/A           N/A   $    566,432   $   127,529  $    438,903
 133   $   348,566    12/31/2005   $  1,328,237   $   836,807  $    491,430
 134           N/A           N/A   $    490,759   $   145,200  $    345,559
 135   $   339,055    12/31/2005   $    516,600   $   111,435  $    405,165
 136   $   171,954    12/31/2005   $    516,191   $   172,643  $    343,548
 137           N/A           N/A   $    521,110   $   191,131  $    329,979
 138           N/A           N/A   $    453,267   $   133,015  $    320,252

                                                                        CUT-OFF DATE          MOST          MOST          MOST
                LOAN                                                      PRINCIPAL          RECENT        RECENT        RECENT
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)           EGI        EXPENSES        NOI
------------------------------------------------------------------------------------------------------------------------------------
 139              1    Avalon Plaza                                    $    3,324,193     $    813,512  $    346,222  $    467,290
 140              1    1945 East Ridge Road                            $    3,300,000     $    585,468  $    211,758  $    373,710
 141              2    Pine Village North                              $    3,240,000     $    470,285  $    245,389  $    224,896
 142              2    The Gallery Apartments                          $    3,230,000     $    688,332  $    472,606  $    215,726
 143              1    West LA Self Storage                            $    3,217,118     $  1,386,315  $    428,964  $    957,351
 144              2    6011 Gaston                                     $    3,156,000     $    617,879  $    324,203  $    293,677
 145              1    Champps Orland Park                             $    3,154,677              N/A           N/A           N/A
 146              1    Cedar Ridge Crossing                            $    3,143,000     $    421,463  $    181,621  $    239,842
 147              1    353 West Lancaster Avenue                       $    3,120,000     $    244,085  $    189,359  $     54,726
 148              1    Calvine Road Self Storage                       $    3,100,000     $    452,451  $    143,993  $    308,458
 149              1    1100 Summit Avenue                              $    3,075,837     $    402,978  $    117,925  $    285,053
 150              2    Pine Village East                               $    3,040,000     $    429,158  $    186,860  $    242,298
 151              1    Carolina Self Storage                           $    2,995,271     $    445,888  $    129,534  $    316,354
 152              1    Green Springs Shopping Center                   $    2,992,749     $    470,190  $    154,046  $    316,144
 153              2    Winkworth Garden Apts                           $    2,950,000     $    620,674  $    239,537  $    381,137
 154              1    Carmichael Center                               $    2,940,000     $    258,069  $     22,175  $    235,894
 155              2    Ustick Village Apartments                       $    2,745,374     $    473,322  $    195,806  $    277,516
 156              1    Ranch at Scripps Trail                          $    2,685,000     $    372,834  $     89,072  $    283,762
 157              1    Costco & North Fork Bank                        $    2,660,000              N/A           N/A           N/A
 158              1    Centre Stage at High Point                      $    2,567,053     $    602,647  $    171,419  $    431,228
 159              1    98 Main Street                                  $    2,500,000     $    228,256  $     77,952  $    150,304
 160              1    Spencer Square Shopping Center                  $    2,482,141     $    416,636  $    139,097  $    277,539
 161              2    MTW Apartments                                  $    2,444,938     $    368,429  $    120,928  $    247,501
 162              1    San Saba Medical Office                         $    2,440,000     $    495,701  $    160,141  $    335,560
 163              1    Village at Crooked Creek                        $    2,436,766     $    279,598  $     25,909  $    253,689
 164              1    Shoppes on 57th                                 $    2,429,000     $    290,822  $    138,292  $    152,530
 165              1    Montclair Retail                                $    2,426,000              N/A           N/A           N/A
 166              1    Crismon Retail                                  $    2,350,000              N/A           N/A           N/A
 167              1    2455 Towne Lake Parkway                         $    2,350,000     $    290,274  $     22,094  $    268,180
 168              1    Cold Springs Retail                             $    2,273,659     $    284,106  $     50,838  $    233,268
 169              1    Walgreens (Orlando)                             $    2,270,000              N/A           N/A           N/A
 170              1    Cobblestone Fiesta                              $    2,235,000     $    177,184  $     31,711  $    145,473
 171              2    Bear Grounds I & II Apartments                  $    2,089,653     $    548,035  $    340,597  $    207,438
 172              2    Moorestown Oaks                                 $    2,055,166              N/A           N/A           N/A
 173              1    South Elati Building                            $    1,994,890     $    411,900  $    140,844  $    271,056
 174              2    Megan and Coleman Court Apartments              $    1,920,290     $    249,270  $     53,999  $    195,271
 175              1    Oakmont Plaza                                   $    1,915,638     $    241,286  $     43,099  $    198,187
 176              1    Corsicana Medical                               $    1,894,309     $    314,332  $     31,421  $    282,911
 177              2    Reimer Apartments - Gretna                      $    1,857,985     $    278,774  $     61,729  $    217,045
 178              2    Reimer Apartments - Millard                     $    1,853,997     $    216,063  $     33,711  $    182,352
 179              1    Avery Building                                  $    1,845,850     $    640,747  $    294,589  $    346,158
 180              1    Santa Ana Office                                $    1,796,987     $    297,334  $     62,531  $    234,803
 181              2    Monticello Court Apartments                     $    1,718,000     $    233,381  $     25,445  $    207,936
 182              1    Loveland Crossing                               $    1,651,426     $    249,734  $     66,217  $    183,517
 183              1    Fulton Hill Studios                             $    1,550,000     $    268,158  $    104,148  $    164,010
 184              1    Colonial Drive Mini Storage                     $    1,506,540     $    285,658  $    129,765  $    155,893
 185              1    A-1 Self Storage                                $    1,500,000     $    586,647  $    258,310  $    328,337
 186              1    Chapel Hill Station                             $    1,496,294     $    256,984  $     68,375  $    188,609
 187              1    Coit Crossing                                   $    1,493,306     $    252,101  $     65,387  $    186,714
 188              1    Hollywood Video Outlot                          $    1,417,631     $    164,522  $     36,098  $    128,424
 189              1    Mallard Place                                   $    1,397,955     $    231,288  $     93,823  $    137,465
 190              1    Eye Plaza                                       $    1,292,931     $    194,805  $     65,071  $    129,733
 191              1    Kyrene Industrial                               $    1,179,191     $    146,756  $     51,921  $     94,835
 192              1    BMA Medical                                     $      995,869     $    159,805  $     54,000  $    105,805
 193              1    Algonac Retail Center                           $      920,247     $     57,866  $     18,254  $     39,612
 194              1    Extra Space Self Storage                        $      824,000     $    214,967  $    166,833  $     48,134
                                                                       --------------     ------------  ------------  ------------
TOTAL/WEIGHTED AVERAGE:                                                $2,720,810,685     $418,915,775  $216,503,450  $202,412,327
                                                                       ==============     ============  ============  ============
MAXIMUM:                                                               $  200,000,000     $ 60,922,689  $ 34,358,284  $ 26,564,405
MINIMUM:                                                               $      473,367     $     57,866  $         --  $     39,612

            MOST        2ND MOST     2ND MOST     2ND MOST      2ND MOST      3RD MOST     3RD MOST
           RECENT        RECENT       RECENT       RECENT        RECENT        RECENT       RECENT
  #    PERIOD ENDING      EGI        EXPENSES        NOI     PERIOD ENDING      EGI        EXPENSES
------------------------------------------------------------------------------------------------------
 139      6/30/2007   $   802,750  $   354,680  $   448,070    12/31/2006           N/A          N/A
 140      6/30/2007           N/A          N/A          N/A           N/A           N/A          N/A
 141      3/31/2007   $   472,632  $   241,316  $   231,316    12/31/2006   $   436,234  $   223,079
 142      3/31/2007   $   691,914  $   475,669  $   216,245    12/31/2006   $   587,115  $   389,106
 143      5/31/2007   $ 1,345,714  $   630,096  $   715,618    12/31/2006   $ 1,350,356  $   488,689
 144      8/31/2007   $   534,148  $   323,211  $   210,937    12/31/2006   $   526,252  $   300,262
 145            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 146      7/31/2007   $   437,300  $   169,756  $   267,544    12/31/2006   $   462,813  $   162,098
 147     12/31/2006   $   238,454  $   178,658  $    59,796    12/31/2005           N/A          N/A
 148      5/31/2007   $   418,496  $   128,172  $   290,324    12/31/2006   $   401,707  $    47,128
 149      6/30/2007   $   314,089  $   108,697  $   205,392    12/31/2006   $   389,895  $   118,406
 150      3/31/2007   $   437,539  $   205,553  $   231,986    12/31/2006   $   425,698  $   211,234
 151      7/31/2007   $   343,670  $   121,582  $   222,088    12/31/2006   $   349,937  $   108,051
 152      6/30/2007   $   450,024  $   147,541  $   302,483    12/31/2006   $   450,563  $   143,441
 153      4/30/2007   $   584,706  $   323,086  $   261,620    12/31/2006           N/A          N/A
 154     12/31/2006           N/A          N/A          N/A           N/A           N/A          N/A
 155      6/30/2007   $   449,829  $   233,157  $   216,672    12/31/2006           N/A          N/A
 156     12/31/2006   $   325,176  $    87,147  $   238,029    12/31/2005   $   318,719  $    78,134
 157            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 158     12/31/2006   $   614,359  $   185,502  $   428,857    12/31/2005           N/A          N/A
 159      8/31/2007   $   175,022  $    76,684  $    98,338    12/31/2006           N/A          N/A
 160      9/30/2006   $   272,025  $   135,429  $   136,596    12/31/2005   $   265,785  $   113,649
 161      8/31/2007   $   249,761  $    72,979  $   176,782    12/31/2006           N/A          N/A
 162      6/30/2007   $   314,101  $   149,487  $   164,614    12/31/2006           N/A          N/A
 163      8/31/2007   $   177,153  $    81,899  $    95,254    12/31/2006           N/A          N/A
 164     12/31/2006   $   330,516  $    53,206  $   277,310    12/31/2005           N/A          N/A
 165            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 166            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 167      6/30/2007   $   261,698  $    28,413  $   233,285    12/31/2006   $   255,404  $    29,035
 168     12/31/2007           N/A          N/A          N/A           N/A           N/A          N/A
 169            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 170     12/31/2006   $    10,208  $     3,272  $     6,936    12/31/2005           N/A          N/A
 171      7/31/2007           N/A          N/A          N/A           N/A           N/A          N/A
 172            N/A           N/A          N/A          N/A           N/A           N/A          N/A
 173      7/31/2007   $   404,751  $   151,790  $   252,961    12/31/2006   $   442,118  $   144,109
 174      6/30/2007   $   194,315  $    50,843  $   143,472    12/31/2006   $   147,470  $    38,104
 175      7/31/2007   $   242,500  $    45,590  $   196,910    12/31/2006   $   224,000  $    42,735
 176      7/31/2007   $   309,028  $    32,022  $   277,006    12/31/2006   $   322,986  $    31,702
 177      6/30/2007   $   266,902  $    81,899  $   185,003    12/31/2006   $   156,196  $    51,376
 178      6/30/2007   $    96,711  $    35,040  $    61,671    12/31/2006   $    98,946  $    30,274
 179       6/1/2007   $   577,980  $   309,709  $   268,271    12/31/2006   $   621,499  $   317,689
 180      6/30/2007   $   292,912  $    65,432  $   227,480    12/31/2006   $   284,395  $    49,949
 181     12/31/2006   $   246,270  $    25,936  $   220,334    12/31/2005           N/A          N/A
 182      5/31/2007   $   240,950  $    66,925  $   174,025    12/31/2006   $   224,159  $    50,072
 183      4/30/2007   $   259,897  $    98,920  $   160,977    12/31/2006   $   252,906  $    92,888
 184      7/31/2007   $   272,928  $   128,684  $   144,244     6/30/2007   $   259,564  $   130,057
 185      6/30/2007   $   502,573  $   269,533  $   233,040    12/31/2006           N/A          N/A
 186     12/31/2006           N/A          N/A          N/A           N/A           N/A          N/A
 187      7/31/2007   $   234,042  $    89,638  $   144,404    12/31/2006   $   294,624  $    86,864
 188     12/31/2006   $   156,870  $    41,057  $   115,813    12/31/2005           N/A          N/A
 189      4/30/2007   $   219,335  $    92,921  $   126,414    12/31/2006   $   172,621  $    87,192
 190      7/31/2007   $   178,035  $    50,907  $   127,128    12/31/2006   $   196,471  $    56,969
 191     12/31/2006           N/A          N/A          N/A           N/A           N/A          N/A
 192      8/31/2007   $   137,521  $    52,581  $    84,940    12/31/2006           N/A          N/A
 193     12/31/2006           N/A          N/A          N/A           N/A           N/A          N/A
 194       1/1/2007   $   214,712  $   169,217  $    45,495    12/31/2006   $   205,109  $   129,252

TOTAL/WEIGHTED AVERAGE:

         3RD MOST     3RD MOST
          RECENT       RECENT
  #        NOI      PERIOD ENDING     U/W EGI    U/W EXPENSES    U/W NOI
---------------------------------------------------------------------------
 139           N/A           N/A   $  1,014,294   $   408,687  $    605,607
 140           N/A           N/A   $    588,490   $   229,262  $    359,228
 141   $   213,155    12/31/2005   $    498,747   $   245,566  $    253,181
 142   $   198,009    12/31/2005   $    703,638   $   391,061  $    312,577
 143   $   861,667    12/31/2005   $  1,347,056   $   579,976  $    767,080
 144   $   225,990    12/31/2005   $    616,962   $   327,496  $    289,465
 145           N/A           N/A   $    448,276   $   154,176  $    294,100
 146   $   300,715    12/31/2005   $    568,862   $   190,716  $    378,146
 147           N/A           N/A   $    450,238   $   164,702  $    285,536
 148   $   354,579    12/31/2005   $    477,092   $   172,854  $    304,238
 149   $   271,489    12/31/2005   $    435,885   $   120,869  $    315,016
 150   $   214,464    12/31/2005   $    437,903   $   201,824  $    236,079
 151   $   241,886    12/31/2005   $    446,720   $   147,858  $    298,862
 152   $   307,122    12/31/2005   $    534,670   $   144,117  $    390,553
 153           N/A           N/A   $    639,928   $   336,733  $    303,195
 154           N/A           N/A   $    347,029   $    56,501  $    290,528
 155           N/A           N/A   $    471,687   $   203,350  $    268,337
 156   $   240,585    12/31/2004   $    399,519   $    92,626  $    306,893
 157           N/A           N/A   $    242,466   $        --  $    242,466
 158           N/A           N/A   $    555,964   $   194,260  $    361,704
 159           N/A           N/A   $    353,217   $   102,248  $    250,969
 160   $   152,136    12/31/2004   $    397,013   $   118,530  $    278,483
 161           N/A           N/A   $    385,490   $   142,178  $    243,312
 162           N/A           N/A   $    417,816   $   140,396  $    277,420
 163           N/A           N/A   $    308,646   $    73,428  $    235,218
 164           N/A           N/A   $    348,957   $   114,780  $    234,177
 165           N/A           N/A   $    273,553   $    62,634  $    210,919
 166           N/A           N/A   $    279,582   $    56,357  $    223,225
 167   $   226,369    12/31/2005   $    282,566   $    43,724  $    238,842
 168           N/A           N/A   $    305,712   $    93,086  $    212,626
 169           N/A           N/A   $    360,880   $   147,218  $    213,662
 170           N/A           N/A   $    298,876   $    88,781  $    210,095
 171           N/A           N/A   $    575,234   $   339,417  $    235,817
 172           N/A           N/A   $    306,024   $   100,548  $    205,476
 173   $   298,009    12/31/2005   $    453,211   $   172,843  $    280,368
 174   $   109,366    12/31/2005   $    252,815   $    67,063  $    185,752
 175   $   181,265    12/31/2005   $    237,082   $    41,305  $    195,777
 176   $   291,284    12/31/2005   $    260,010   $    46,381  $    213,629
 177   $   104,820    12/31/2005   $    273,108   $    90,227  $    182,881
 178   $    68,672    12/31/2005   $    242,519   $    67,087  $    175,432
 179   $   303,810    12/31/2005   $    543,238   $   328,828  $    214,410
 180   $   234,446    12/31/2005   $    345,410   $   144,794  $    200,616
 181           N/A           N/A   $    248,940   $    76,455  $    172,485
 182   $   174,087    12/31/2005   $    244,676   $    66,553  $    178,123
 183   $   160,018    12/31/2005   $    261,693   $    98,664  $    163,029
 184   $   129,507    12/31/2006   $    284,767   $   137,227  $    147,540
 185           N/A           N/A   $    591,453   $   296,527  $    294,926
 186           N/A           N/A   $    256,095   $    66,490  $    189,605
 187   $   207,760    12/31/2005   $    265,871   $   104,388  $    161,483
 188           N/A           N/A   $    179,713   $    49,466  $    130,247
 189   $    85,429    12/31/2005   $    240,867   $    95,395  $    145,472
 190   $   139,502    12/31/2005   $    187,377   $    51,221  $    136,156
 191           N/A           N/A   $    169,481   $    47,388  $    122,093
 192           N/A           N/A   $    152,383   $    48,605  $    103,778
 193           N/A           N/A   $    125,591   $    30,004  $     95,587
 194   $    75,857    12/31/2005   $    214,097   $   132,165  $     81,932
                                                               ------------
TOTAL/WEIGHTED AVERAGE:                                        $342,568,440
                                                               ============
MAXIMUM:                                                       $ 71,737,983
MINIMUM:                                                       $     54,340

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CP FAIRWAYS AT WOODFIELD, CP ROLLING HILLS, CP BIRCHWOOD POINTE AND CP ARBORS OF LAPEER APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) The Underlying Mortgage Loans secured by Camelot Apartments and Crystal Street Apartments are cross-collateralized and cross-defaulted.

(C) The Underlying Mortgage Loans secured by Grand Panama and Grand Panama Building A2 are cross-collateralized and cross-defaulted.

(D) The Underlying Mortgage Loans secured by Ritz Coral Springs and Chick-fil-A Building, Starbucks Outparcel and Chick-fil-A, Bradenton are cross-collateralized and cross-defaulted.

(1)  Based on a Cut-off date in November 2007.

(2) The 450 Lexington Avenue Total Debt has an original balance of $600.0 million, which is comprised of the $310.0 million Mortgage Loan and the $290.0 million Mezzanine Loan. A $200.0 million pari-passu portion of the 450 Lexington Avenue Mortgage Loan is included in this transaction and as such is expected to be the controlling interest with respect to the Total Debt. The remaining portion of the Mortgage Loan totaling $110.0 million will be syndicated outside the trust. All calculations are based on the $310.0 million Mortgage Loan.

(3) The underlying mortgage properties are cross-collateralized and cross-defaulted. The historical financials have been rolled up to a portfolio level.

(4) The 60 Wall Street Total Debt has an original balance of $925.0 million. A $130.0 million pari-passu portion of the 60 Wall Street Mortgage Loan is included in this transaction. The remaining portion of the Mortgage Loan totaling $795.0 million will be syndicated outside the trust. All calculations are based on the $925.0 million Mortgage Loan.

(5) The Woodfield Crossing Total Debt is evidenced by a $41.44 million mortgage loan, which will be an asset of the issuing entity and a $5.0 million mezzanine loan. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has market lender protections and is subject to a market intercreditor agreement. All calculations are based on the $41.44 million mortgage loan.

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES


                                                                                             CONTRACTUAL
                                                                      ENGINEERING             RECURRING
               LOAN                                                    RESERVE AT            REPLACEMENT
  #   CROSSED  GROUP  LOAN NAME                                       ORIGINATION            RESERVE/FF&E
----------------------------------------------------------------------------------------------------------------------
  1              1    450 Lexington Avenue                                N/A                 N/A
  2              1    Gulf Coast Town Center Phases I & II                N/A                 N/A
  3              1    TIAA Industrial Portfolio                           N/A              $545,064
  4              1    Jericho Plaza (I & II)                              N/A                N/A
  5              1    60 Wall Street                                      N/A                N/A
  6              2    Allanza at the Lakes                             $   47,250          $201,600
  7              1    Commerce Corporate Plaza                         $2,719,200          $111,624
  8              1    Fairfield Inn by Marriott Hotel Portfolio           N/A                 N/A
  9              1    Mesilla Valley Mall                                 N/A              $ 74,473
  10             2    Olentangy Commons Apartments                        N/A                 N/A
  11             1    Palmer-Rochester Portfolio 1st                   $  106,210          $221,881
  12             1    7700 Irvine Spectrum Center                         N/A                 N/A
  13             1    Mystic Marriott                                     N/A      4% of Spa Facilities gross revenues
  14             1    Woodfield Crossing                               $  212,552              N/A
  15             1    Cornerstone Commerce Center                         N/A                 N/A
  16             1    Hilton - Ontario                                    N/A                 N/A
  17             1    Crossroads at Tolleson Shopping Center              N/A              $  9,920
  18             2    Drye Portfolio II                                $  151,125          $192,500
  19             2    Drye Portfolio I                                 $  207,875          $181,500
  20     A       2    CP Fairways at Woodfield                            N/A              $ 51,000
  21     A       2    CP Rolling Hills                                    N/A              $ 49,500
  22     A       2    CP Birchwood Pointe                                 N/A              $ 38,500
  23     A       2    CP Arbors of Lapeer Apartments                      N/A              $ 14,004
  24             1    Best Western Beach Resort - Monterey             $1,227,500             N/A
  25             2    Ivy Club Apartments                                 N/A                 N/A
  26             1    Sheraton Studio City                                N/A                  2% (2)
  27             1    Central New York Medical Center                     N/A                 N/A
  28             1    Hilton St. Louis - Downtown                         N/A                  2% (2)
  29             1    Medford Plaza Shopping Center                       N/A                 N/A
  30             2    Breton Mill Apartments                              N/A              $ 78,400
  31             1    Salisbury Mall                                   $    6,875          $ 74,625
  32             2    Charlotte Portfolio                                 N/A                 N/A
  33             1    2400 Ogden Avenue                                   N/A              $ 12,000
  34             1    Summit Plaza Shopping Center                        N/A              $  4,270
  35             1    Cowan Industrial Park                               N/A                 N/A
  36             1    677 Larch Avenue                                 $  400,000             N/A
  37             1    Residence Inn by Marriott - East Rutherford         N/A                 N/A
  38             1    High Point Shopping Center                          N/A                 N/A
  39             1    Queen Creek Village                                 N/A              $  7,832
  40             1    Sea Crest                                           N/A              $ 17,400
  41             2    Hidden Lake Apartments                              N/A                 N/A
  42             1    Doubletree Burlington                               N/A                  4%
  43             1    Independence Village of Waterstone                  N/A              $ 43,500
  44             1    Kukui Mall                                       $   41,250          $  4,200
  45             2    Champion Oaks Apartments                            N/A               $50,400
  46             1    Albers Mill                                      $  115,675             N/A
  47             1    9990 Empire Street (Hoist Fitness)                  N/A                 N/A
  48             1    St. Louis Hilton and Mike Shannon's Restaurant      N/A                 N/A
  49             1    Hattiesburg Grand 18                                N/A                 N/A
  50             1    Fremont Village Square                              N/A                 N/A
  51             1    ShopKo Lacey, WA                                    N/A                 N/A
  52             1    Durango Town Center                                 N/A              $  4,767
  53     B       2    Camelot Apartments                               $   31,250          $ 71,750
  54     B       2    Crystal Street Apartments                           N/A              $ 24,500
  55             1    Fairfield Inn & Suites - Orlando                    N/A                  4%
  56             2    Peter Drive at Musky Ridge                       $    4,375          $ 26,700
  57     C       1    Grand Panama                                        N/A                 N/A

          U/W
        RECURRING     LC & TI    CONTRACTUAL              TAX &
       REPLACEMENT  RESERVE AT    RECURRING      U/W    INSURANCE
  #   RESERVE/FF&E  ORIGINATION    LC & TI     LC & TI   ESCROWS
----------------------------------------------------------------
  1     $136,571     $  317,000     N/A       $ 93,913    Both
  2     $ 63,193         N/A        N/A       $273,387    None
  3     $526,791         N/A (1)    N/A       $201,840    Both
  4     $ 95,795         N/A        N/A       $572,185    Both
  5     $568,919         N/A        N/A          N/A      None
  6     $134,400         N/A        N/A          N/A      Both
  7     $111,626     $7,098,421    $368,076   $369,823    Both
  8        4%            N/A        N/A          N/A      Both
  9     $ 55,873     $  877,251    $111,710   $805,797    Both
  10    $241,756         N/A        N/A          N/A      Both
  11    $221,881         N/A       $302,305   $174,921    Both
  12    $ 41,361         N/A        N/A       $325,950    Both
  13       4%            N/A        N/A          N/A      Both
  14    $ 77,222     $  850,000      N/A      $286,568    Both
  15    $ 19,889         N/A        N/A       $144,085    Both
  16       4%            N/A        N/A          N/A      None
  17    $ 14,915         N/A       $ 49,800   $ 80,951    Both
  18    $192,500         N/A        N/A          N/A      Both
  19    $181,500         N/A        N/A          N/A      Both
  20    $ 51,000         N/A        N/A          N/A      Both
  21    $ 49,500         N/A        N/A          N/A      Both
  22    $ 38,500         N/A        N/A          N/A      Both
  23    $ 14,000         N/A        N/A          N/A      Both
  24       4%            N/A        N/A          N/A      Both
  25    $ 70,750         N/A        N/A          N/A      Both
  26       4%            N/A        N/A          N/A      Both
  27    $ 22,186         N/A        N/A       $155,840    None
  28       3%            N/A        N/A          N/A      Both
  29    $ 16,621         N/A        N/A       $ 74,380    Both
  30    $ 78,400         N/A        N/A          N/A      Both
  31    $ 73,522         N/A       $ 51,435   $100,016    Both
  32    $169,000         N/A        N/A          N/A      Both
  33    $ 18,122         N/A       $126,000   $126,246    Both
  34    $  4,270         N/A       $42,698    $ 54,231    Both
  35    $ 58,877         N/A       $105,249   $105,249    Both
  36    $ 16,425         N/A        N/A          N/A      Both
  37      4%             N/A        N/A          N/A      Both
  38    $ 17,574         N/A        N/A       $ 67,389    None
  39    $  7,833         N/A       $ 33,941   $ 48,316    Both
  40    $ 17,400         N/A        N/A          N/A      Both
  41    $ 54,000         N/A        N/A          N/A      Both
  42       4%            N/A        N/A          N/A      Both
  43    $ 43,500         N/A        N/A          N/A      Both
  44      $6,146         N/A       $ 24,900   $ 47,946    Both
  45    $ 63,000         N/A        N/A          N/A      Both
  46    $ 17,588     $  238,750     N/A       $118,477    None
  47    $ 13,733         N/A        N/A       $ 33,617    None
  48       N/A           N/A        N/A          N/A      None
  49    $ 11,473         N/A        N/A       $ 30,147    None
  50    $  6,774         N/A        N/A       $ 58,095    Both
  51    $ 14,705         N/A        N/A       $ 34,339    None
  52    $  6,228         N/A       $ 31,138   $ 31,384    Both
  53    $ 71,750         N/A        N/A          N/A      Both
  54    $ 24,500         N/A        N/A          N/A      Both
  55       5%            N/A        N/A          N/A      Both
  56    $ 26,694         N/A        N/A          N/A      None
  57    $  5,909     $   63,772    $ 23,638   $ 40,781    None

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                     CONTRACTUAL
                                                                      ENGINEERING     RECURRING
               LOAN                                                    RESERVE AT    REPLACEMENT
  #   CROSSED  GROUP  LOAN NAME                                       ORIGINATION    RESERVE/FF&E
----  -------  -----  ----------------------------------------------  -----------  -------------
  58     C       1    Grand Panama Building A2                            N/A         N/A
  59             1    Laurel Avenue Development                           N/A      $  4,416
  60             1    Gateway Medical Plaza                               N/A      $  4,964
  61             1    Bernardo Heights Plaza                              N/A      $  5,700
  62             2    Champions Glen                                   $   10,736     N/A
  63             1    Regency Evansville Portfolio                        N/A         N/A
  64             2    Cross Creek                                      $   15,950     N/A
  65             1    Mustang Crossing                                    N/A      $  3,928
  66             2    Brady Station                                    $   53,750  $ 59,212
  67             1    Holiday Inn Select Winston Salem                    N/A          4%
  68             1    Holiday Inn Express Elko                         $    5,625      4%
  69             1    Walgreens Portfolio VI                              N/A         N/A
  70             1    365 Canal Street                                 $   82,500  $  4,250
  71             2    Park West Apartments                                N/A      $ 82,000
  72             2    Savannah Trails Apartments                       $   18,750  $ 79,125
  73             2    Oak Ridge Apartments                                N/A      $ 54,000
  74             1    Plaza 85 Business Park                           $  467,240      N/A
  75             1    Giant Eagle Plaza                                   N/A        $8,850
  76             1    Best Western Hotel & Suites Cary                 $   82,500      4%
  77             1    Hampton Inn Bessemer                             $   17,333      4%
  78             1    ShopKo Orem, UT                                     N/A         N/A
  79             1    Union Station Plaza                              $    8,750  $ 17,676
  80             1    Westgate Center                                     N/A         N/A
  81             1    Hampton Inn - Mount Laurel                          N/A      $ 64,788
  82             1    Orleans Marketplace                                 N/A         N/A
  83             1    UC Self Storage                                  $    8,750     N/A
  84             1    University Corners                               $   21,875  $  6,456
  85             1    Palmer Crossing - Parcel B                       $   31,250     N/A
  86             1    Palazzo Shopping Center                             N/A         N/A
  87             1    Storage King USA - Newark, NJ                       N/A         N/A
  88             2    Summer Tree Apartment Homes                      $   82,250  $ 59,796
  89             1    Best Western Westgate Inn York, PA                  N/A          4%
  90             1    Rosemont Marketplace                                N/A      $  5,076
  91             1    Kmart Chicago                                       N/A         N/A
  92             2    Wickersham Green Apartments                      $  193,500  $ 47,500
  93             1    Courtyard by Marriott - Gulf Shores                 N/A          4%
  94             1    Meadows Plaza                                       N/A         N/A
  95             1    Petsmart Tujunga                                    N/A      $  5,148
  96             1    Cochran - Simi Valley                            $    9,843  $  9,060
  97             2    Canyon Ridge MHP                                 $   13,281  $ 10,000
  98             1    Comfort Inn & Suites Rawlins                        N/A          4%
  99             1    Fox Run                                             N/A      $ 19,800
 100             1    Chandler Office Building                         $   50,188  $ 16,856
 101             2    Princeton                                        $   18,625     N/A
 102             1    8010 Building                                       N/A         N/A
 103             2    Salem Ridge Apartments                              N/A         N/A
 104             1    Fly Away Parking                                    N/A      $ 11,400
 105             1    Hacienda Plaza                                   $   27,938     N/A
 106             1    Weeksville Crossing                                 N/A         N/A
 107             1    Centre at Eagle's Nest                              N/A      $  3,529
 108             2    56th and O Street Lofts                             N/A       $24,000
 109             1    Bloomingdale Retail                                 N/A         N/A
 110             1    Cherry Hill Pointe Retail                           N/A         N/A
 111     D       1    Ritz Coral Springs and Chick-filA Building          N/A         N/A
 112     D       1    Starbucks Outparcel                                 N/A         N/A
 113     D       1    Chick-Fil-A, Bradenton                              N/A         N/A
 114             1    Holcomb Bridge Business Center                   $   37,500  $  7,020
 115             1    Cahokia Village                                     N/A      $  9,600
 116             1    Kawaihae Shopping Center                         $   33,125  $  1,864
 117             1    730 Louis Drive                                  $   10,388  $  7,800
 118             1    Gallery at Rivergate                                N/A         N/A

          U/W
        RECURRING     LC & TI    CONTRACTUAL              TAX &
       REPLACEMENT  RESERVE AT    RECURRING      U/W    INSURANCE
  #   RESERVE/FF&E  ORIGINATION    LC & TI     LC & TI   ESCROWS
----------------------------------------------------------------
  58    $    968         N/A       $  3,900   $  6,788    None
  59    $  4,404         N/A       $ 29,359   $ 29,772    Both
  60    $  4,942     $    2,500    $ 30,000   $ 53,155    Both
  61    $  5,659         N/A       $ 10,500   $ 13,509    Both
  62    $ 41,500         N/A        N/A          N/A      Both
  63    $ 54,904     $  300,000     N/A       $135,192    Both
  64    $ 52,000         N/A        N/A          N/A      Both
  65    $  3,928     $  192,680    $ 41,246   $ 41,323    Both
  66    $ 65,500         N/A        N/A          N/A      Both
  67       4%            N/A        N/A          N/A      Both
  68       4%            N/A        N/A          N/A      Both
  69    $  2,937         N/A        N/A          N/A      None
  70    $  4,250         N/A       $  4,250   $ 17,000    Both
  71    $ 82,000         N/A        N/A          N/A      Both
  72    $ 77,000         N/A        N/A          N/A      Both
  73    $ 54,000         N/A        N/A          N/A      Both
  74    $ 19,153         N/A        N/A       $ 53,487     Tax
  75    $  8,855         N/A        N/A       $ 13,504    Both
  76       4%            N/A        N/A          N/A      Both
  77       4%            N/A        N/A          N/A      Both
  78    $ 15,110         N/A        N/A       $ 32,577    None
  79    $ 17,027     $   75,000    $ 48,263   $ 47,675    Both
  80    $ 17,175         N/A        N/A       $ 65,366    Both
  81       5%            N/A        N/A          N/A      Both
  82    $ 17,696         N/A        N/A       $ 39,737    Both
  83    $  5,104         N/A        N/A          N/A      Both
  84    $  6,453         N/A       $ 35,004   $ 39,344    Both
  85    $  8,732         N/A        N/A       $  5,562    Both
  86    $  8,859         N/A       $ 38,599   $ 38,599    Both
  87    $  9,343         N/A        N/A          N/A      Both
  88    $ 59,792         N/A        N/A          N/A      Both
  89       4%            N/A        N/A          N/A      Both
  90    $  5,071         N/A       $ 23,640   $ 24,031    Both
  91    $ 25,155         N/A        N/A       $ 39,801    None
  92    $ 47,500         N/A        N/A          N/A      Both
  93       5%            N/A        N/A          N/A      Both
  94    $ 15,722         N/A       $ 25,524   $ 30,290    None
  95      $5,140         N/A        N/A       $ 17,089    Both
  96      $9,060         N/A       $ 24,441   $ 24,440    Both
  97    $ 10,000         N/A        N/A          N/A      Both
  98       4%            N/A        N/A          N/A      Both
  99    $ 19,800         N/A        N/A          N/A      Both
 100    $ 16,856         N/A       $ 71,328   $ 71,465    Both
 101    $ 41,000         N/A        N/A          N/A      Both
 102    $ 11,276         N/A        N/A       $ 66,298    Both
 103    $ 24,000         N/A        N/A          N/A      Both
 104    $ 11,400         N/A        N/A          N/A      Both
 105    $ 18,050         N/A        N/A       $ 63,231    Both
 106    $  4,093         N/A        N/A       $  4,822    Both
 107    $  3,529         N/A       $ 17,643   $ 20,936    Both
 108    $ 24,000         N/A        N/A          N/A       Tax
 109    $  2,774         N/A        N/A       $ 15,402    Both
 110    $  2,979         N/A       $ 25,000   $ 19,860    Both
 111    $  1,061         N/A        N/A       $ 10,188    None
 112    $    570         N/A        N/A       $  4,165    None
 113       N/A           N/A        N/A          N/A      None
 114    $ 10,547     $   29,000    $ 25,000   $ 34,997    Both
 115    $ 14,464         N/A       $100,800   $ 38,349    Both
 116    $  1,864         N/A       $ 24,264   $ 24,264    Both
 117    $  7,794         N/A        N/A       $ 78,383    Both
 118    $ 20,473     $  108,780      N/A      $ 66,048     Tax

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                     CONTRACTUAL
                                                                      ENGINEERING     RECURRING
               LOAN                                                    RESERVE AT    REPLACEMENT
  #   CROSSED  GROUP  LOAN NAME                                       ORIGINATION    RESERVE/FF&E
-------------------------------------------------------------------------------------------------
 119             1    Storage Depot (Airport Storage)                  $  110,516  $  6,162
 120             2    Greyberry Apartments                                N/A      $ 31,008
 121             1    Bayview Tower Office Building                       N/A      $ 11,893
 122             1    Essex Medical Office                                N/A      $  3,984
 123             1    Walgreens-Malone                                    N/A         N/A
 124             1    Country Inn Stafford                                N/A          4%
 125             1    Linens' N Things                                    N/A      $  3,278
 126             2    Brookhollow Apartments                           $   17,375  $ 32,000
 127             2    Western Parkview and Jefferson MHC               $    3,438  $ 22,200
 128             1    Crystal Square Shopping Center                      N/A      $  8,748
 129             1    Mineral Building                                    N/A         N/A
 130             1    Tyler Building                                      N/A      $  3,178
 131             1    Ashley Burlington                                   N/A         N/A
 132             1    8 Fairfield Boulevard                            $   10,625  $ 10,817
 133             1    Holiday Inn Express Weatherford, OK              $    1,250     4%
 134             1    Westlake Commons                                    N/A      $  2,544
 135             1    415 South San Pedro Street                          N/A      $ 12,040
 136             1    Masonic Temple Building                             N/A      $  4,860
 137             1    Alta Mesa Village                                $    2,500  $  5,121
 138             1    Shoppes at Willow                                $    1,250     N/A
 139             1    Avalon Plaza                                     $   20,625     N/A
 140             1    1945 East Ridge Road                             $    5,562  $ 27,032 (3)
 141             2    Pine Village North                               $   15,400     N/A
 142             2    The Gallery Apartments                           $   31,563  $ 25,250
 143             1    West LA Self Storage                                N/A         N/A
 144             2    6011 Gaston                                         N/A      $ 11,430
 145             1    Champps Orland Park                                 N/A         N/A
 146             1    Cedar Ridge Crossing                             $    3,750  $  9,674
 147             1    353 West Lancaster Avenue                           N/A         N/A
 148             1    Calvine Road Self Storage                           N/A      $ 19,800
 149             1    1100 Summit Avenue                               $    4,500  $  7,848
 150             2    Pine Village East                                   N/A         N/A
 151             1    Carolina Self Storage                               N/A      $  7,891
 152             1    Green Springs Shopping Center                       N/A      $  6,331
 153             2    Winkworth Garden Apts                            $      937  $ 20,000
 154             1    Carmichael Center                                   N/A      $  1,602
 155             2    Ustick Village Apartments                        $    1,250  $ 19,200
 156             1    Ranch at Scripps Trail                              N/A         N/A
 157             1    Costco & North Fork Bank                            N/A         N/A
 158             1    Centre Stage at High Point                          N/A         N/A
 159             1    98 Main Street                                   $    6,000     N/A
 160             1    Spencer Square Shopping Center                   $   25,170  $ 21,577
 161             2    MTW Apartments                                   $      600  $  9,300
 162             1    San Saba Medical Office                          $   37,875  $  6,267
 163             1    Village at Crooked Creek                            N/A         N/A
 164             1    Shoppes on 57th                                  $    8,100  $  2,328
 165             1    Montclair Retail                                    N/A      $    880
 166             1    Crismon Retail                                      N/A         N/A
 167             1    2455 Towne Lake Parkway                          $    3,125  $  1,800
 168             1    Cold Springs Retail                                 N/A      $  1,360
 169             1    Walgreens (Orlando)                                 N/A         N/A
 170             1    Cobblestone Fiesta                                  N/A      $    892
 171             2    Bear Grounds I & II Apartments                      N/A      $ 32,400
 172             2    Moorestown Oaks                                  $   11,563  $  8,000
 173             1    South Elati Building                                N/A         N/A
 174             2    Megan and Coleman Court Apartments                  N/A      $  6,000
 175             1    Oakmont Plaza                                    $      625  $  5,533
 176             1    Corsicana Medical                                   N/A      $  3,666
 177             2    Reimer Apartments - Gretna                          N/A      $  8,960
 178             2    Reimer Apartments - Millard                         N/A      $  6,500
 179             1    Avery Building                                      N/A      $  4,007

          U/W
        RECURRING     LC & TI    CONTRACTUAL              TAX &
       REPLACEMENT  RESERVE AT    RECURRING      U/W    INSURANCE
  #   RESERVE/FF&E  ORIGINATION    LC & TI     LC & TI   ESCROWS
----------------------------------------------------------------
 119    $ 11,093         N/A        N/A          N/A      Both
 120    $ 31,000         N/A        N/A          N/A       Tax
 121    $ 17,840         N/A       $ 68,157   $ 73,151    Both
 122    $  3,984         N/A       $ 31,013   $ 31,013    Both
 123    $  2,223         N/A        N/A          N/A      None
 124       4%            N/A        N/A          N/A      Both
 125    $  3,278         N/A        N/A       $ 14,542  Insurance
 126    $ 32,000         N/A        N/A          N/A      Both
 127    $ 22,300         N/A        N/A          N/A      Both
 128    $ 16,318     $      833    $ 10,000   $ 30,609    Both
 129    $  6,313         N/A        N/A       $ 29,644     Tax
 130    $  3,178         N/A       $ 20,004   $ 15,595    Both
 131    $  4,500         N/A        N/A       $ 12,006    None
 132    $ 10,907     $   67,000    $ 43,632   $ 82,222    Both
 133      4%            N/A        N/A          N/A       Both
 134    $  2,535         N/A       $ 12,000   $ 14,130     Tax
 135    $ 12,040         N/A       $ 30,100   $ 30,100    Both
 136    $  4,944         N/A       $ 30,000   $ 22,655    Both
 137    $  5,121         N/A       $ 29,019   $ 18,569    Both
 138    $  2,400     $   24,000     N/A       $ 12,000    Both
 139    $  9,669         N/A        N/A       $ 50,568    Both
 140    $ 27,032     $  100,000    $ 35,072   $ 29,480    Both
 141    $ 19,000         N/A        N/A          N/A      Both
 142    $ 25,250         N/A        N/A          N/A      Both
 143    $ 15,763         N/A        N/A          N/A      None
 144    $ 11,430         N/A        N/A          N/A       Tax
 145    $  1,413         N/A        N/A       $ 10,293    None
 146    $  9,674     $  300,000    $ 38,988   $ 35,674    Both
 147    $  2,575         N/A       $ 23,220   $ 23,221    Both
 148    $ 18,925         N/A        N/A          N/A      Both
 149    $  7,848     $   65,000    $ 16,430   $ 16,434    Both
 150    $ 19,000         N/A        N/A          N/A      Both
 151    $  8,042         N/A        N/A          N/A      Both
 152    $  6,331         N/A       $ 15,000   $ 16,906    Both
 153    $ 24,800         N/A        N/A          N/A      None
 154    $  1,395     $   38,000    $ 12,432   $  6,973    Both
 155    $ 19,200         N/A        N/A          N/A      Both
 156      $2,006         N/A        N/A       $ 10,652    Both
 157         N/A         N/A        N/A          N/A      None
 158    $ 10,061         N/A        N/A       $ 49,757    Both
 159    $  3,372     $   17,235    $ 17,235   $ 17,235    Both
 160    $ 21,577     $   36,860    $ 36,860   $ 36,861    Both
 161    $  9,300         N/A        N/A          N/A      Both
 162    $  6,135         N/A       $ 20,000   $ 21,910    Both
 163    $  1,570         N/A       $ 12,000   $ 11,995    Both
 164    $  2,328         N/A        N/A       $ 12,578    Both
 165    $    878         N/A        N/A       $  5,860    Both
 166    $    992     $   37,140    $  9,920   $  9,920    Both
 167    $  1,800         N/A       $  9,000   $ 12,114    Both
 168    $  1,360         N/A        N/A       $ 16,260    Both
 169       N/A           N/A        N/A          N/A      None
 170    $    892         N/A       $ 10,000   $ 11,652    Both
 171    $ 32,400         N/A        N/A          N/A      Both
 172    $  8,000         N/A        N/A          N/A      Both
 173    $  6,505         N/A        N/A       $ 39,828    None
 174    $  5,500         N/A        N/A          N/A      Both
 175    $  5,533         N/A       $ 13,000   $ 10,309    Both
 176    $  3,645         N/A       $ 20,000   $ 18,648    Both
 177    $  8,960         N/A        N/A          N/A      Both
 178    $  6,500         N/A        N/A          N/A      Both
 179    $  4,007         N/A       $ 24,044   $ 25,091    Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                      CONTRACTUAL
                                                                      ENGINEERING     RECURRING
               LOAN                                                    RESERVE AT    REPLACEMENT
  #   CROSSED  GROUP  LOAN NAME                                       ORIGINATION    RESERVE/FF&E
----  -------  -----  ----------------------------------------------  -----------  ---------------
180             1    Santa Ana Office                                    N/A          $  4,018
 181             2    Monticello Court Apartments                      $    7,625     $ 13,500
 182             1    Loveland Crossing                                $    5,625     $  2,808
 183             1    Fulton Hill Studios                                 N/A         $  7,375
 184             1    Colonial Drive Mini Storage                         N/A         $  5,745
 185             1    A-1 Self Storage                                 $   18,125     $ 10,593
 186             1    Chapel Hill Station                              $    6,250     $  1,800
 187             1    Coit Crossing                                       N/A         $  2,252
 188             1    Hollywood Video Outlot                           $   11,756     $  1,829
 189             1    Mallard Place                                       N/A         $  2,127
 190             1    Eye Plaza                                           N/A         $  2,286
 191             1    Kyrene Industrial                                $    2,500     $  2,541
 192             1    BMA Medical                                      $    6,385     $  1,494
 193             1    Algonac Retail Center                               N/A            N/A
 194             1    Extra Space Self Storage                            N/A            N/A

           U/W
        RECURRING     LC & TI    CONTRACTUAL              TAX &
       REPLACEMENT  RESERVE AT    RECURRING      U/W    INSURANCE
  #   RESERVE/FF&E  ORIGINATION    LC & TI     LC & TI   ESCROWS
----  ------------  -----------  -----------  --------   -------
180    $  4,018         N/A       $ 13,395   $ 11,742     Both
 181    $ 13,500         N/A        N/A          N/A      Both
 182    $  2,769     $   20,000    $ 18,000   $ 18,000    Both
 183    $  6,181         N/A       $ 6,000    $  3,253    Both
 184    $  5,745         N/A        N/A          N/A      None
 185    $ 10,593         N/A        N/A          N/A      Both
 186    $  4,320     $   50,000    $ 12,000   $  9,265    Both
 187    $  2,252         N/A       $ 12,500   $ 15,610    Both
 188    $  1,056         N/A       $  5,280   $  5,280    Both
 189    $  2,127     $   20,000    $  6,238   $  6,238    Both
 190    $  2,286         N/A        N/A       $ 11,020    Both
 191    $  2,541     $   13,500    $  9,560   $  9,559    Both
 192    $  1,494         N/A        N/A       $  7,468    Both
 193    $  1,050     $   55,000     N/A       $  4,478    Both
 194    $  5,435         N/A        N/A         N/A       Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CP FAIRWAYS AT WOODFIELD, CP ROLLING HILLS, CP BIRCHWOOD POINTE AND CP ARBORS OF LAPEER APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY CAMELOT APARTMENTS AND CRYSTAL STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY GRAND PANAMA AND GRAND PANAMA BUILDING A2 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY RITZ CORAL SPRINGS AND CHICK-FIL-A BUILDING, STARBUCKS OUTPARCEL AND CHICK-FIL-A, BRADENTON ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1) IN LIEU OF THE EARNOUT RESERVE AND TI/LC RESERVE DEPOSITS, THE BORROWER POSTED A LETTER OF CREDIT IN THE AMOUNT OF $21 MILLION, RESPECTIVELY. THE LETTERS OF CREDIT CORRESPOND TO THE EXISTING DISBURSEMENT REQUIREMENTS PER THE LOAN DOCUMENTS. THE FIRST $8.5 MILLION OF THE EARNOUT RESERVE MAY BE RELEASED TO THE TI/LC RESERVE ONCE THE CURRENT DEBT SERVICE COVERAGE RATIO REACHES 1.20X ON THE INTEREST ONLY DEBT SERVICE. THE REMAINING $12.5 MILLION OF THE EARNOUT RESERVE MAY ONLY BE RELEASED ONCE THE CURRENT DEBT SERVICE COVERAGE RATIO REACHES 1.20X ON DEBT SERVICE BASED ON A THIRTY-YEAR AMORTIZATION SCHEDULE, OVER A TRAILING 12-MONTH PERIOD.

(2) THE FF&E RESERVE INCREASES TO 3% IN THE SECOND YEAR OF THE LOAN TERM, AND 4% THEREAFTER.

(3) BEGINNING ON THE PAYMENT DATE 11/11/13, THE MONTHLY CONTRACTUAL REPLACEMENT RESERVE WILL BE $662.64.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                           CUT-OFF
                                                        DATE PRINCIPAL
 #   CROSSED             PROPERTY NAME                   BALANCE (1)    PROPERTY TYPE  SQ. FT.
-----------------------------------------------------------------------------------------------
 1           450 Lexington Avenue                       $200,000,000(2) Office         910,473
 2           Gulf Coast Town Center Phases I & II       $190,800,000    Retail         991,027
3.1          TIAA - Cincinnati                          $ 51,613,000    Industrial    1,437,022
3.2          TIAA - Memphis                             $ 43,392,000    Industrial    1,600,232
3.3          TIAA - Atlanta                             $ 19,945,000    Industrial     650,253
3.4          TIAA - San Diego                           $ 18,880,000    Industrial     200,000
3.5          TIAA - Salt Lake City                      $ 12,015,000    Industrial     328,504
3.6          TIAA - Philadelphia                        $ 10,625,000    Industrial     266,907
3.7          TIAA - Chicago (West Chicago)              $  7,278,000    Industrial     212,922
3.8          TIAA - Phoenix                             $  6,111,000    Industrial     136,704
3.9          TIAA - Dallas                              $  5,980,000    Industrial     201,600
3.10         TIAA - Chicago (Bolingbrook)               $  5,424,000    Industrial     149,907
3.11         TIAA - Oakland                             $  4,737,000    Industrial      83,854
 4           Jericho Plaza (I & II)                     $163,750,000    Office         638,216
 5           60 Wall Street                             $130,000,000(3) Office        1,625,483
 7           Commerce Corporate Plaza                   $ 84,000,000    Office         746,052
 9           Mesilla Valley Mall                        $ 54,000,000    Retail         372,483
11.2         Blossom Business Center                    $ 17,753,000    Mixed Use      325,863
11.4         Mount Read Business Center                 $  1,854,000    Mixed Use       70,163
11.5         465 West Commercial                        $  1,546,000    Industrial      45,000
 12          7700 Irvine Spectrum Center                $ 45,000,000    Office         206,868
 14          Woodfield Crossing                         $ 41,440,000(4) Office         381,718
 15          Cornerstone Commerce Center                $ 36,900,000    Mixed Use      214,413
 17          Crossroads at Tolleson Shopping Center     $ 34,000,000    Retail          99,435
 27          Central New York Medical Center            $ 24,500,000    Office         110,928
 29          Medford Plaza Shopping Center              $ 20,750,000    Retail         110,805
 31          Salisbury Mall                             $ 19,930,000    Retail         319,659
 33          2400 Ogden Avenue                          $ 18,750,000    Office         120,815
 34          Summit Plaza Shopping Center               $ 18,660,000    Mixed Use       42,698
 35          Cowan Industrial Park                      $ 17,800,000    Industrial     588,768
 36          677 Larch Avenue                           $ 17,000,000    Mixed Use      113,000
 38          High Point Shopping Center                 $ 15,439,000    Retail         117,157
 39          Queen Creek Village                        $ 15,200,000    Retail          52,217
 44          Kukui Mall                                 $ 12,550,000    Retail          40,974
 46          Albers Mill                                $ 11,700,000    Office         117,273
 47          9990 Empire Street (Hoist Fitness)         $ 11,560,000    Industrial     105,636
 49          Hattiesburg Grand 18                       $ 10,315,067    Retail          57,367
 50          Fremont Village Square                     $ 10,300,000    Mixed Use       42,542
 51          ShopKo Lacey, WA                           $ 10,280,000    Retail          98,034
 52          Durango Town Center                        $ 10,200,000    Retail          41,517
 57     A    Grand Panama                               $  8,325,000    Retail          39,578
 58     A    Grand Panama Building A2                   $  1,375,000    Retail          6,450
 59          Laurel Avenue Development                  $  9,700,000    Mixed Use       29,359
 60          Gateway Medical Plaza                      $  9,650,000    Office          32,944
 61          Bernardo Heights Plaza                     $  9,581,233    Retail          37,729
63.1         Town Center North                          $  5,753,227    Retail         142,621
63.2         Fairlawn Shopping Center                   $  1,674,990    Retail          51,029
63.3         Ross Center                                $  1,383,687    Retail          31,492
63.4         Westgate Shopping Center                   $    473,367    Retail          32,219
 65          Mustang Crossing                           $  9,250,000    Retail          39,282
69.1         Walgreens (Paragould)                      $  4,654,059    Retail          14,550
69.2         Walgreens (Heath)                          $  4,145,941    Retail          14,820
 70          365 Canal Street                           $  8,750,000    Mixed Use         3
 74          Plaza 85 Business Park                     $  8,115,000    Industrial     191,526
 75          Giant Eagle Plaza                          $  8,070,000    Retail          59,034
 78          ShopKo Orem, UT                            $  7,760,000    Retail         100,734
 79          Union Station Plaza                        $  7,477,859    Retail         114,911
 80          Westgate Center                            $  7,370,526    Office         114,500
 82          Orleans Marketplace                        $  7,250,000    Retail          86,676
 84          University Corners                         $  7,112,214    Retail          43,018
 85          Palmer Crossing - Parcel B                 $  7,074,000    Retail          56,510
 86          Palazzo Shopping Center                    $  7,059,846    Retail          59,060
 90          Rosemont Marketplace                       $  6,600,000    Retail          33,805
 91          Kmart Chicago                              $  6,596,010    Retail         167,700
 94          Meadows Plaza                              $  6,350,000    Retail          62,889
 95          Petsmart Tujunga                           $  6,322,285    Retail          34,265
 96          Cochran - Simi Valley                      $  6,230,000    Mixed Use       60,400
100          Chandler Office Building                   $  5,816,000    Office          57,806
102          8010 Building                              $  5,625,000    Office          43,368
105          Hacienda Plaza                             $  5,314,907    Retail         120,334
106          Weeksville Crossing                        $  5,200,000    Retail          40,928
107          Centre at Eagle's Nest                     $  5,074,000    Retail          23,524
109          Bloomingdale Retail                        $  5,000,000    Retail          18,495
110          Cherry Hill Pointe Retail                  $  4,926,000    Retail          19,860
111     B    Ritz Coral Springs and Chick-filA Building $  2,470,000    Retail          7,075
112     B    Starbucks Outparcel                        $  1,304,000    Retail          3,660
113     B    Chick-Fil-A, Bradenton                     $  1,050,000    Retail          63,162
114          Holcomb Bridge Business Center             $  4,800,000    Industrial      70,165
115          Cahokia Village                            $  4,789,000    Retail          96,426
116          Kawaihae Shopping Center                   $  4,696,593    Retail          15,535
117          730 Louis Drive                            $  4,542,416    Office          50,097
118          Gallery at Rivergate                       $  4,500,000    Retail          80,577
121          Bayview Tower Office Building              $  4,360,000    Office         118,935
122          Essex Medical Office                       $  4,325,000    Office          26,561
123          Walgreens-Malone                           $  4,250,000    Retail          14,820
125          Linens' N Things                           $  4,194,621    Retail          32,779
128          Crystal Square Shopping Center             $  4,000,000    Retail          58,298
129          Mineral Building                           $  4,000,000    Office          42,088
130          Tyler Building                             $  4,000,000    Office          31,627
131          Ashley Burlington                          $  3,940,943    Retail          30,000
132          8 Fairfield Boulevard                      $  3,860,000    Office          43,628
134          Westlake Commons                           $  3,690,000    Retail          16,897
135          415 South San Pedro Street                 $  3,542,216    Mixed Use       60,200
136          Masonic Temple Building                    $  3,500,000    Office          32,961
137          Alta Mesa Village                          $  3,446,000    Retail          34,140
138          Shoppes at Willow                          $  3,438,092    Retail          24,000
139          Avalon Plaza                               $  3,324,193    Retail          64,457

                       MAJOR                     MAJOR        MAJOR                        MAJOR
                    TENANT # 1                TENANT # 1 TENANT # 1 LEASE                TENANT # 2
 #                     NAME                     SQ. FT.   EXPIRATION DATE                   NAME
------------------------------------------------------------------------------------------------------------------
 1             Davis Polk & Wardwell            650,288     5/31/2022                  Warburg Pincus
 2                 Bass Pro Shop                130,000     10/31/2026                   JC Penney
3.1                The Gap, Inc.               1,045,000    1/31/2009         UPS Supply Chain Solutions, Inc.
3.2                     KAZ                     700,000     10/31/2009                   New Breed
3.3       UTI Integrated Logistics, Inc.        256,172     3/31/2014           Hanson Staple Company, Inc.
3.4                FedEx Ground                 124,000     7/31/2009                  FedEx Express
3.5        Back to Basics Products, Inc.        190,000     12/31/2010           The Martin Browser Company
3.6                   DuPont                    109,001     10/31/2008                 Office Movers
3.7              Liquid Container               106,461     9/30/2009                Mapei Corporation
3.8             Patrick Industries              44,544      11/30/2007                 Iron Mountain
3.9         RTG Furniture of Texas, LP          201,600     5/31/2010                       N/A
3.10                    N/A                       N/A          N/A                          N/A
3.11             J. Costello, Inc.              30,421      6/30/2008           Pan American Ceramics, Inc.
 4               NY Community Bank              67,547      12/31/2014              Ivy Asset Management
 5       Deutsche Bank AG New York Branch      1,625,483     6/5/2022                       N/A
 7     Higher Education Services Corporation    142,558     7/31/2017             NYS Department of State
 9                     Sears                    68,481      7/31/2031                  Barnes & Noble
11.2               Artisan Works                46,329      12/31/2011                     Abgene
11.4                Tire Center                 39,000      9/30/2013                      Wokery
11.5                 Spinergy                   45,000      3/31/2009                       N/A
 12              Daimler Chrysler               44,785      6/30/2010               Even Crandall & Wade
 14                Nelnet, Inc.                 61,576      12/31/2013             Facts and Comparisons
 15                 Bookbinders                 20,083       5/1/2017               Ivy League Mortgage
 17                  World Gym                  30,953      12/31/2027               Ichiban Restaurant
 27   Internists Associates of Central NY, PC   23,810       3/1/2012                  Cardiology, PC
 29            Michaels Stores, Inc.            20,399      2/28/2017     Staples the Office Superstore East, Inc.
 31                    Belk                     80,125      7/31/2011                   J.C. Penney
 33          Arris International, Inc.          56,008      10/31/2013     Fidelity National Information Services
 34             Polo's Veritas, LLC              7,001      12/31/2016          Forshey Piano Company, Inc.
 35            Interior Design Group            129,600     1/31/2016                  Soundcheck LLC
 36         Comcast of Illinois VI, LLC         113,000     9/30/2023                       N/A
 38            Best Buy Stores, L.P.            45,055      1/31/2018           Dick's Sporting Goods, Inc.
 39                  QCSC, LLC                   5,308      6/28/2010                 Baja Mexican BBQ
 44        Consolidated Amusements, Inc.        12,500      11/24/2012                Oceans II, Inc.
 46         Wheat Marketing Center Inc           9,443      12/31/2009            Soderstrom Architects PC
 47         Hoist Fitness Systems, Inc.         105,636     4/30/2012                       N/A
 49            Hattiesburg Grand 18             57,367      9/30/2025                       N/A
 50               Anytime Fitness                6,890      8/31/2011            Group West Companies, LLC
 51      Shopko Stores Operating Co., LLC       98,034      1/31/2027                       N/A
 52       Yenco, LLC dba Naomi's Hallmark        6,000      11/30/2010                     Animas
 57               Bonefish Grill                 5,300      6/30/2016                Chan's Wine World
 58              Maharaja of India               2,000      5/31/2012                    The Hangar
 59             Ravinia Associates              20,367      9/30/2027                Therapeutic Kneads
 60       Bernard C. Chang, D.D.S., M.S.         3,885      4/30/2019               R. Dean Lang, D.D.S
 61  Henry's Market (Wild Oats Markets, Inc.)   23,786      11/30/2021                Tuesday Morning
63.1       Unclaimed Freight Store, Inc.        32,979      1/31/2012                  Big Lots #418
63.2              Save-A-Lot #671               13,939      1/31/2011               Dollar General #2760
63.3          Book and Music Exchange            6,564      1/31/2009               ICI Delux Paints #42
63.4              Save-A-Lot #673               14,496      1/31/2011            Dollar General Stores #959
 65         Care United Medical Center           5,000      7/31/2012               Double Dave's Pizza
69.1               Walgreen Co.                 14,550      9/30/2081                       N/A
69.2               Walgreen Co.                 14,820      3/31/2082                       N/A
 70             Amsterdam Boutique               6,400      7/31/2019              Shu Huan Chen/Jewelry
 74           HI-TECH Pharmaceuticals           24,618      9/30/2012                 Art Image, Inc.
 75                 Giant Eagle                 50,732      10/31/2024                  Blockbuster
 78                   Shopko                    100,734     1/31/2027                       N/A
 79               Maine Hardware                36,349      2/28/2011                    Save A Lot
 80                    Sears                    53,000      10/31/2013               American Red Cross
 82                   Staples                   22,772      4/30/2010                   Willy's Gym
 84                  Rite Aid                   11,310      11/30/2017                Hollywood Video
 85                  Sweetbay                   44,510      5/31/2026                   The Station
 86            Aspen Athletic Clubs             10,000      4/30/2010       Signature Interiors, Flowers & Gifts
 90             Office Depot, Inc.              17,784      8/31/2014                The Placers, Ltd.
 91                    Kmart                    167,700     1/31/2017                       N/A
 94                 Food 4 Less                 49,889      10/22/2011                 Meadows Video
 95               PetSmart, Inc.                34,265      4/13/2017                       N/A
 96                O'Neal/Azonic                35,365       7/1/2011         Applied Display Technology, Inc.
100                  Vanguard                    9,022      12/31/2008          World Communication Company
102             PT Massage College              13,321      6/30/2016              Southwest Naturpathic
105              Northgate Market               35,000      3/31/2008                   CVS Pharmacy
106               Food Lion, LLC                34,928      12/2/2027            Shan Q. Zheng & Jenny Chen
107          Fiesta Azteca Restaurant            4,505      11/30/2016           Eagles Nest Medical Center
109              Jameson Charhouse              10,394      4/30/2022                The Goddard School
110                Hand Surgeons                 5,910      3/31/2009                    Excell PT
111                 Chick-fil-A                  4,625       6/1/2027            Ritz Camera Centers, Inc.
112            Starbucks Corporation             3,660      5/31/2017                       N/A
113              Chick-Fil-A, Inc.              63,162      1/31/2021                       N/A
114       Automated Profit Sharing, Inc.        11,256      6/30/2012              GeoTesting of Georgia
115                 Shop N Save                 34,834      8/31/2009                     Goodwill
116                 Cafe Pesto                   3,625      7/31/2010                   Tres Hombres
117           Health Business Systems           22,487      9/30/2008                    Orapharma
118               Pier 1 Imports                 9,547      2/28/2010                   Design 2000
121         Maverick Engineering, Inc.          23,678      8/31/2012                   Workforce-I
122             Advanced Counseling              4,826      9/30/2014                 Angelo Sorce, MD
123                  Walgreens                  14,820      5/31/2082                       N/A
125              Linens 'N Things               32,779      1/31/2013                       N/A
128                 Winn-Dixie                  47,918      11/20/2016                 Movie Gallery
129      Alcohol Monitoring Systems, Inc.       27,510      8/31/2012         Emergency Associates of Colorado
130      Pulmonary Associates of Richmond       15,645      1/31/2019          ARA-Forest Park Dialysis, LLC
131   Turner Furniture of North Carolina, LLC   30,000      8/31/2023                       N/A
132                 LogistiCare                 11,325      8/31/2008                       TTI
134              Cardinal Fitness                8,000      4/30/2012                    Tuscan Tan
135                Empire Floral                17,000      7/31/2019                  Giant Trading
136              Cheshire, Parker                9,132      7/31/2012           Empire Historic Development
137       Learning Foundation of the Arts       16,734      9/26/2011              MacDonald Orthodontics
138           China Wok Buffet, Inc.             6,000      6/30/2013                      Duron
139             Payless Food Stores             24,825      6/30/2009                    Dollar USA

       MAJOR           MAJOR                                MAJOR                                    MAJOR        MAJOR
     TENANT # 2  TENANT # 2 LEASE                         TENANT # 3                              TENANT # 3 TENANT # 3 LEASE
 #   SQ. FT.      EXPIRATION DATE                            NAME                                   SQ. FT.  EXPIRATION DATE
-----------------------------------------------------------------------------------------------------------------------------
 1     125,539       7/31/2024                  Citigroup Global Markets, Inc.                      35,989      12/31/2014
 2      97,311      10/21/2026                               Belk                                   96,491      10/10/2026
3.1    207,222       7/31/2009                   Cascades Boxboard U.S., Inc.                       114,400     10/31/2008
3.2    236,600       6/30/2009                              eCost                                   163,632     1/31/2011
3.3     93,088       5/31/2008                   Komatsu Zenoah America, Inc.                       90,442      3/31/2012
3.4     76,000       6/30/2011                               N/A                                      N/A          N/A
3.5     88,504       6/30/2010                               N/A                                      N/A          N/A
3.6     52,295      12/31/2009                          Plastic Omnium                              43,200      3/31/2009
3.7     50,000      12/31/2007                               N/A                                      N/A          N/A
3.8     37,632       2/28/2013                     Advanced Protein Systems                         25,344      4/30/2012
3.9      N/A            N/A                                  N/A                                      N/A          N/A
3.10     N/A            N/A                                  N/A                                      N/A          N/A
3.11    24,083       1/31/2008                 Allied Poly International, Inc.                      22,870      8/31/2008
 4      56,673       2/28/2016                      Deloitte & Touche USA                           38,024      7/31/2009
 5       N/A            N/A                                  N/A                                      N/A          N/A
 7     123,715       3/31/2018       (NYS) Office of Temporary and Disability Assistance            98,793      5/31/2011
 9      23,449       1/31/2013                          Shoe Pavilion                               14,111      8/31/2017
11.2    24,415       8/31/2008                         Van Reenen Tool                              21,027      8/31/2010
11.4    9,766       11/30/2007                           Officewerks                                 8,000      12/31/2010
11.5     N/A            N/A                                  N/A                                      N/A          N/A
 12     18,874       2/28/2010                     Premier Business Centers                         18,223      9/30/2011
 14     33,341      12/31/2013                        Roll Coater, Inc.                             26,505      11/17/2012
 15     18,632       10/1/2015                     Mainland Fitness Center                          18,317       6/1/2015
 17     6,488        9/30/2016                   Family Christian Book Store                         4,975      3/31/2016
 27     11,941       4/27/2012                      James R. Caputo, MD PC                           7,749       9/4/2015
 29     18,585       5/3/2017           The People of the State of New York (NYS DMV)               16,320      10/31/2009
 31     33,796       7/31/2011                             Big Lots                                 26,124      1/31/2013
 33     23,365      12/31/2011                      Automated Logic Corp.                           16,335      6/30/2014
 34     5,525       11/30/2011                    BPI Realty Services, Inc.                          4,929      6/30/2012
 35    110,400       7/31/2016                     Unisource Worldwide, Inc                         69,980      7/31/2009
 36      N/A            N/A                                  N/A                                      N/A          N/A
 38     42,092      10/31/2018                         Office Max, Inc.                             30,010      2/28/2013
 39     4,098        6/30/2012                           Dance Studio                                2,454      7/14/2012
 44     6,400       11/30/2017                    Maui Real Estate Ventures                          3,300      3/31/2012
 46     8,088        1/31/2008                   Turner Construction Company                         7,958      10/31/2010
 47      N/A            N/A                                  N/A                                      N/A          N/A
 49      N/A            N/A                                  N/A                                      N/A          N/A
 50     5,865        9/30/2012                       McMenamin's Brew Pub                            5,613      5/31/2011
 51      N/A            N/A                                  N/A                                      N/A          N/A
 52     5,500        3/31/2016                       Durango Liquor, Inc.                            4,500      1/31/2014
 57     4,560        7/31/2011                        Another Broken Egg                             4,300      5/31/2017
 58     1,520        6/14/2012                         It's In The Bag                               1,410      6/11/2012
 59     2,980        9/30/2012                         Freedom Homecare                              1,500      9/30/2019
 60     3,739        5/31/2019                      R. Allen Smudde, D.D.S                           3,385      5/31/2019
 61     7,175        7/15/2012    Pacific Dental Services, Inc. dba Bernardo Heights Dental Group    3,110      7/18/2017
63.1    30,646       1/31/2008                         Save A Lot #675                              16,000      1/31/2016
63.2    12,500       4/30/2009                  Evansville Goodwill Industries                       7,602      6/30/2011
63.3    5,201       12/31/2008                       Noble Roman's Pizza                             5,000      12/31/2012
63.4    7,468        9/30/2008                               N/A                                      N/A          N/A
 65     3,200        7/31/2012                            Dental One                                 2,480      3/31/2012
69.1     N/A            N/A                                  N/A                                      N/A          N/A
69.2     N/A            N/A                                  N/A                                      N/A          N/A
 70      250        11/30/2008                      Tuong Mong LU/Handbags                            150       10/31/2008
 74     11,148      10/31/2008                    Wireless Facilities, Inc.                          9,763      2/28/2009
 75     4,898       10/31/2009                         Check Into Cash                               1,775      12/31/2010
 78      N/A            N/A                                  N/A                                      N/A          N/A
 79     11,234       3/31/2011                       Spot Shot Billiards                            10,685      7/31/2009
 80     30,000       3/31/2013                  State of Alabama Public Safety                      12,000      10/2/2015
 82     13,846       6/30/2015                              Brooks                                   9,315       3/1/2016
 84     7,000       12/16/2012                         Sherwin Williams                              6,000      10/31/2010
 85     6,000        1/31/2010                           Blockbuster                                 4,000      10/31/2008
 86     9,800        3/31/2010                          Hideaway Pizza                               6,000      5/31/2010
 90     1,909        1/31/2010            Gold Coast Dogs Franchising Systems, Inc.                  1,600      10/31/2009
 91      N/A            N/A                                  N/A                                      N/A          N/A
 94     2,709           MTM                           Crescent Jewelers                              2,260      4/30/2008
 95      N/A            N/A                                  N/A                                      N/A          N/A
 96     7,655        8/15/2011                Progressive Asset Management, Inc.                     4,855      9/30/2011
100     6,973        2/28/2008                    Dr.'s Goodman & Partridge                          5,881       1/1/2009
102     7,055       12/31/2009                         Sundance Dental                               4,998      1/14/2010
105     25,500       7/31/2008                           Pic 'N' Save                               21,200      11/3/2008
106     1,200       10/31/2013                    River House Coffee Company                         1,200      10/31/2013
107     4,004       10/31/2013                      Irish Pizza Maker, LP                            3,465      3/31/2017
109     8,101        8/31/2022                               N/A                                      N/A          N/A
110     4,000        1/31/2010                            Rug Center                                 3,700      12/31/2008
111     2,450        5/31/2017                               N/A                                      N/A          N/A
112      N/A            N/A                                  N/A                                      N/A          N/A
113      N/A            N/A                                  N/A                                      N/A          N/A
114     6,580        8/31/2012                        McQuay of Georgia                              5,552      6/30/2010
115     19,000       6/30/2011                          Family Dollar                                8,000      12/31/2008
116     3,028       11/30/2016                         Venture Kawaihae                              2,520      4/30/2012
117     17,502       1/31/2009                      Gamry Instruments Inc.                          10,108      11/30/2011
118     8,559       11/30/2012                       Longhorn Steakhouse                             8,220      6/30/2012
121     11,604      12/31/2016                      Paramount Teleservices                          10,981      2/28/2010
122     3,500        4/30/2012                      Mortiere & Gasparotto                            3,476      9/30/2016
123      N/A            N/A                                  N/A                                      N/A          N/A
125      N/A            N/A                                  N/A                                      N/A          N/A
128     3,879        4/16/2008                            China Wok                                  1,300      8/31/2011
129     5,319       12/30/2012                               N/A                                      N/A          N/A
130     7,949        2/28/2015                               N/A                                      N/A          N/A
131      N/A            N/A                                  N/A                                      N/A          N/A
132     8,900        5/31/2012                       Liebert Corporation                             7,000      11/30/2007
134     2,306        1/31/2011                           Jimmy John's                                1,635      9/30/2010
135     7,500        2/28/2009                    Importaciones Zendejas Rod                         5,000      4/30/2010
136     7,000       12/31/2020                  City of Raleigh/Urban Planning                       4,439       7/1/2008
137     2,590        2/28/2010                     Skyline Physical Therapy                          2,350       9/2/2011
138     3,600        2/28/2009                        Edo Japanese, Inc.                             3,600      2/28/2011
139     12,122       5/31/2017                        Coin Less Laundry                              3,251      8/31/2016

                                                           CUT-OFF
                                                        DATE PRINCIPAL
 #   CROSSED             PROPERTY NAME                   BALANCE (1)    PROPERTY TYPE SQ. FT.
---------------------------------------------------------------------------------------------
140          1945 East Ridge Road                       $  3,300,000    Mixed Use      77,335
145          Champps Orland Park                        $  3,154,677    Retail         9,420
146          Cedar Ridge Crossing                       $  3,143,000    Retail         64,492
147          353 West Lancaster Avenue                  $  3,120,000    Office         17,166
149          1100 Summit Avenue                         $  3,075,837    Mixed Use      52,318
152          Green Springs Shopping Center              $  2,992,749    Retail         56,996
154          Carmichael Center                          $  2,940,000    Retail         13,945
156          Ranch at Scripps Trail                     $  2,685,000    Retail         10,030
157          Costco & North Fork Bank                   $  2,660,000    Retail        183,388
158          Centre Stage at High Point                 $  2,567,053    Retail         67,075
159          98 Main Street                             $  2,500,000    Mixed Use      22,481
160          Spencer Square Shopping Center             $  2,482,141    Retail         89,906
162          San Saba Medical Office                    $  2,440,000    Office         21,910
163          Village at Crooked Creek                   $  2,436,766    Retail         15,700
164          Shoppes on 57th                            $  2,429,000    Retail         15,517
165          Montclair Retail                           $  2,426,000    Retail         5,856
166          Crismon Retail                             $  2,350,000    Retail         9,920
167          2455 Towne Lake Parkway                    $  2,350,000    Retail         12,000
168          Cold Springs Retail                        $  2,273,659    Retail         13,600
169          Walgreens (Orlando)                        $  2,270,000    Retail         15,120
170          Cobblestone Fiesta                         $  2,235,000    Retail         8,920
173          South Elati Building                       $  1,994,890    Office         32,400
175          Oakmont Plaza                              $  1,915,638    Retail         17,292
176          Corsicana Medical                          $  1,894,309    Office         18,227
179          Avery Building                             $  1,845,850    Office         26,715
180          Santa Ana Office                           $  1,796,987    Office         26,789
182          Loveland Crossing                          $  1,651,426    Retail         18,460
183          Fulton Hill Studios                        $  1,550,000    Office         33,932
186          Chapel Hill Station                        $  1,496,294    Retail         12,000
187          Coit Crossing                              $  1,493,306    Retail         15,045
188          Hollywood Video Outlot                     $  1,417,631    Retail         7,040
189          Mallard Place                              $  1,397,955    Office         14,177
190          Eye Plaza                                  $  1,292,931    Retail         13,500
191          Kyrene Industrial                          $  1,179,191    Mixed Use      16,963
192          BMA Medical                                $    995,869    Office         7,468
193          Algonac Retail Center                      $    920,247    Retail         7,000

                           MAJOR                          MAJOR        MAJOR                   MAJOR               MAJOR
                        TENANT # 1                     TENANT # 1 TENANT # 1 LEASE           TENANT # 2          TENANT # 2
 #                         NAME                          SQ. FT.   EXPIRATION DATE              NAME             SQ. FT.
---------------------------------------------------------------------------------------------------------------------------
140                 Catholic Charities                   15,177      6/30/2013              Golden Tans             4,490
145               Champps Operating Corp.                 9,420      6/30/2024                  N/A                  N/A
146              Duncanville Athletic Club               26,447      12/31/2012       Raw Cuts Salon and More       4,550
147                  Penn Liberty Bank                    8,154      5/31/2009             Hope Worldwide           6,894
149                Microfab Technologies                 13,150      8/31/2009        German European Imports       5,336
152                      Aldi, Inc                       17,426      1/31/2028         Riviera Fitness Center       5,000
154                      Mobu LLC                         3,887      7/31/2012          St. Croix Body Zone         2,138
156                  Zakar & Co., Inc.                    1,808      11/30/2010             Pazzo, Inc.             1,675
157                   North Fork Bank                    129,809     3/31/2023      Costco Wholesale Corporation    53,579
158                     Hobby Lobby                      49,319      8/31/2012              La Hacienda             3,600
159                     Valley Bank                       4,200      6/29/2028             Bon Terra, LLC           4,000
160              Burke's Outlet-Ala, Inc.                22,000      4/30/2011       Fred's Stores of Tennessee     19,824
162                Radiology Associates                   4,590      1/31/2010                  Sapa                2,673
163                     La Texanita                       3,900      3/31/2012            Anytime Fitness           3,250
164                       ALL INC                         3,002      7/31/2011          Summit Dental Ground        2,500
165                    Panda Express                      2,060      11/30/2016              Starbucks              1,712
166               Sylvan Learning Center                  3,000      12/31/2010        Wells Fargo Bank, N.A.       1,984
167                     Kani House                       10,000      12/31/2019          Designer Cleaners          2,000
168                  Sherwin Williams                     4,960      12/31/2015     Margarita's of Cold Springs     4,560
169                    Walgreens Co.                     15,120      9/30/2049                  N/A                  N/A
170               Mark and Cecelia Bloom                  2,500      3/31/2011         KJB Enterprises, Inc.        2,500
173                   Denver Reserve                      5,939      1/31/2008          Paragon Engineering         5,184
175                 Clair Medical Group                   3,636      7/31/2010           Calcutta Eye Care          2,245
176              BMA of Texas (Fresenius)                 8,500      10/31/2011      Navarro Regional Hospital      5,000
179  The HMS Houston General Practice Management, Inc.    2,941      7/31/2014         James W. May, DDS, PC        2,832
180               Berryman & Henigar, Inc                26,789      7/31/2012                  N/A                  N/A
182                  Bliss Salon & Spa                    3,360      5/31/2009           Smith Martial Arts         2,940
183                       Freund                          2,748      5/31/2019              Noiley/FACVA            2,728
186                  Blockbuster Video                    4,800      10/31/2008              Envirocare             1,800
187                  Merlin's Mufflers                    4,000      2/28/2016           First Chinese BBQ          2,375
188                   Hollywood Video                     7,040      11/22/2011                 N/A                  N/A
189      Northwest Real Estate Capital Corporation        8,056      8/14/2019        Petso Financial Services      2,195
190                    Pearle Vision                      8,550      10/30/2010           Day Care Center           4,950
191                  Armor Deck, Inc.                     8,056      7/31/2010            Truck Werks, LLC          4,884
192                     Urgent Care                       2,809      12/31/2015    Copper State Orthopedics, LTD    2,442
193                Algonac Coney Island                   2,800      4/30/2011              Jet's Pizza             1,400

           MAJOR                           MAJOR                         MAJOR        MAJOR
     TENANT # 2 LEASE                    TENANT # 3                   TENANT # 3 TENANT # 3 LEASE
 #    EXPIRATION DATE                       NAME                        SQ. FT.  EXPIRATION DATE
-------------------------------------------------------------------------------------------------
140     12/31/2008                     Pierce Design                     2,880      12/31/2007
145         N/A                             N/A                           N/A          N/A
146      1/31/2009                      Empress Cafe                     4,025      9/30/2009
147      5/31/2012                   The Founders Group                  1,658      5/31/2009
149      2/28/2010                 Anchor Graphics, Inc.                 5,315      12/31/2009
152     11/30/2007                     Delia Derosas                     5,000      6/30/2009
154      9/30/2008                       Bruegger's                      1,704      10/31/2015
156     12/31/2008     Neil M. Berkowitz, M.D., and Ruth Nelson, M.D.    1,500      7/31/2009
157      9/30/2032                          N/A                           N/A          N/A
158      3/31/2010               West Point American Grill               3,600      9/30/2009
159      6/30/2012                       Jim Jones                       2,140      9/30/2014
160      5/31/2010                      Asian Market                     6,450      9/30/2011
162      6/30/2012                  Chiropractic Clinic                  2,377      11/30/2010
163      5/31/2010                      Havana to U                      2,000      4/30/2011
164     11/30/2009                     Unlimited Auto                    2,380      6/30/2010
165      7/1/2016                  Little Caesar's Pizza                 1,200      1/31/2012
166      6/15/2011                  Hungry Howie's Pizza                 1,263      3/31/2011
167     10/31/2008                          N/A                           N/A          N/A
168      7/31/2012                 Alliance Primary Care                 4,080      12/31/2015
169         N/A                             N/A                           N/A          N/A
170      5/31/2011                Shah Dental Group, P.C.                2,200      11/30/2012
173      7/31/2009                     Ascend Billing                    3,190      1/31/2009
175      3/31/2009                  Red Cap Dry Cleaner                  1,851       1/1/2010
176     10/31/2008               Med-Tel International Corp              4,727      6/30/2013
179      9/30/2013                   Dr. Betty Halpern                   2,526      5/31/2011
180         N/A                             N/A                           N/A          N/A
182     11/30/2007               Fire and Rescue Portraits               2,400      10/31/2008
183      3/31/2008                    Fulton Hill Prop                   2,524      5/31/2019
186     10/31/2008                     Bamboo Garden                     1,500      10/31/2009
187      6/30/2012                  Edible Arrangements                  1,300      11/14/2011
188         N/A                             N/A                           N/A          N/A
189      5/15/2008    Park Center Dental Clinic (Dr Brady & Dr Shell)    2,122      5/31/2010
190      7/31/2012                          N/A                           N/A          N/A
191      3/31/2012                    Arizona Auto Air                   4,023      10/31/2012
192     12/31/2015                      CVS Pharmacy                     2,217      2/28/2011
193      6/30/2011                    Algonac Florist                    1,400      9/30/2011

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY GRAND PANAMA AND GRAND PANAMA BUILDING A2 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY RITZ CORAL SPRINGS AND CHICK-FIL-A BUILDING, STARBUCKS OUTPARCEL AND CHICK-FIL-A, BRADENTON ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) THE 450 LEXINGTON AVENUE TOTAL DEBT HAS AN ORIGINAL BALANCE OF $600.0 MILLION, WHICH IS COMPRISED OF THE $310.0 MILLION MORTGAGE LOAN AND THE $290.0 MILLION MEZZANINE LOAN. A $200.0 MILLION PARI-PASSU PORTION OF THE 450 LEXINGTON AVENUE MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION AND AS SUCH IS EXPECTED TO BE THE CONTROLLING INTEREST WITH RESPECT TO THE TOTAL DEBT. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $110.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $310.0 MILLION MORTGAGE LOAN.

(3) THE 60 WALL STREET TOTAL DEBT HAS AN ORIGINAL BALANCE OF $925.0 MILLION. A $130.0 MILLION PARI-PASSU PORTION OF THE 60 WALL STREET MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $795.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $925.0 MILLION MORTGAGE LOAN.

(4) THE WOODFIELD CROSSING TOTAL DEBT IS EVIDENCED BY A $41.44 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $5.0 MILLION MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS MARKET LENDER PROTECTIONS AND IS SUBJECT TO A MARKET INTERCREDITOR AGREEMENT. ALL CALCULATIONS ARE BASED ON THE $41.44 MILLION MORTGAGE LOAN.

                              MULTIFAMILY SCHEDULE

                                                                                                UTILITIES                    SUBJECT
                                                                                                 Tenant               #       STUDIO
  #    CROSSED  PROPERTY NAME                                PROPERTY SUBTYPE                     PAYS            ELEVATORS   UNITS
------------------------------------------------------------------------------------------------------------------------------------
  6             Allanza at the Lakes                           Conventional                     Electric              0        N/A
 10             Olentangy Commons Apartments                   Conventional                    Water/Sewer            0        N/A
11.1            Imperial Manor Apartments                      Conventional                     Electric              0         44
11.3            Normandie - Brownstone Apartments              Conventional                       None                1         82
18.1            Gable Oaks                                     Conventional               Electric/Water/Sewer        0         21
18.2            Heatherwood/Kensington                         Conventional             Electric/Gas/Water/Sewer      0        N/A
18.3            Autumn Park                                    Conventional                  Electric/Water           0        N/A
18.4            Arbor Glen                                     Conventional                  Electric/Water           0        N/A
18.5            Stonewood                                      Conventional                     Electric              0        N/A
19.1            Huntersville                                   Conventional               Electric/Water/Sewer        0         20
19.2            Woodbrook                                      Conventional               Electric/Water/Sewer        0         18
19.3            Lakewood                                       Conventional               Electric/Water/Sewer        0         40
19.4            Davidson                                       Conventional               Electric/Water/Sewer        0         20
 20       A     CP Fairways at Woodfield                       Conventional               Electric/Water/Sewer        0        N/A
 21       A     CP Rolling Hills                               Conventional               Electric/Water/Sewer        0        N/A
 22       A     CP Birchwood Pointe                            Conventional               Electric/Water/Sewer        0        N/A
 23       A     CP Arbors of Lapeer Apartments                 Conventional                     Electric              0        N/A
 25             Ivy Club Apartments                            Conventional             Electric/Gas/Water/Sewer      0        N/A
 30             Breton Mill Apartments                         Conventional             Electric/Water/Gas/Sewer      0        N/A
32.1            Chateau Village Apartments                     Conventional               Electric/Water/Sewer        0        N/A
32.2            Emerald Bay Apartments                         Conventional               Electric/Water/Sewer        0        N/A
32.3            Highlands Apartments                           Conventional               Electric/Water/Sewer        0        N/A
 41             Hidden Lake Apartments                         Conventional               Electric/Water/Sewer        0        N/A
 43             Independence Village of Waterstone  Independent Living/Assisted Living            None                2        N/A
 45             Champion Oaks Apartments                       Conventional             Water/Sewer/Gas/Electric      0        N/A
 53       B     Camelot Apartments                             Conventional                     Electric              0        N/A
 54       B     Crystal Street Apartments                      Conventional               Electric/Water/Sewer        0        N/A
56.1            Peter Drive                                 Independent Living                  Electric              0        N/A
56.2            268 Main Street                             Independent Living                  Electric              0        N/A
 62             Champions Glen                                 Conventional                Electric/Gas/Water         0        N/A
 64             Cross Creek                                    Conventional                  Electric/Water           0        N/A
 66             Brady Station                                  Conventional               Electric/Water/Sewer        0         26
 70             365 Canal Street                            Multifamily/Retail             Electric/Gas/Water         0        N/A
 71             Park West Apartments                           Conventional               Electric/Water/Sewer        0         72
 72             Savannah Trails Apartments                     Conventional               Electric/Water/Sewer        0        N/A
 73             Oak Ridge Apartments                           Conventional               Electric/Water/Sewer        0        N/A
 88             Summer Tree Apartment Homes                    Conventional                Electric/Gas/Trash         0        N/A
 92             Wickersham Green Apartments                    Conventional                     Electric              0        N/A
 97             Canyon Ridge MHP                           Manufactured Housing                    N/A               N/A       N/A
 101            Princeton                                      Conventional               Electric/Water/Sewer        0        N/A
 103            Salem Ridge Apartments                         Conventional               Electric/Water/Sewer        0        N/A
 108            56th and O Street Lofts                        Conventional                    Water/Sewer            0        N/A
 120            Greyberry Apartments                           Conventional                  Electric/Water           0        N/A
 126            Brookhollow Apartments                         Conventional             Electric/Water/Gas/Sewer      0        N/A
127.1           Jefferson MHC                              Manufactured Housing                    N/A               N/A       N/A
127.2           Western MHP                                Manufactured Housing                    N/A               N/A       N/A
127.3           Parkview MHC                               Manufactured Housing                    N/A               N/A       N/A
 141            Pine Village North                             Conventional                  Electric/Water           0        N/A
 142            The Gallery Apartments                         Conventional                  Electric/Water           0        N/A
 144            6011 Gaston                                    Conventional             Electric/Gas/Water/Sewer      0        N/A
 150            Pine Village East                              Conventional                  Electric/Water           0        N/A
 153            Winkworth Garden Apts                          Conventional                   Electric/Gas            0        N/A
 155            Ustick Village Apartments                      Conventional                   Electric/Gas            0        N/A
 161            MTW Apartments                                 Conventional             Electric/Gas/Water/Sewer      0        N/A
 171            Bear Grounds I & II Apartments                 Conventional               Water/Sewer/Electric        0        N/A
 172            Moorestown Oaks                                Conventional                   Electric/Gas            0        N/A
 174            Megan and Coleman Court Apartments             Conventional             Electric/Gas/Water/Sewer      0        N/A
 177            Reimer Apartments - Gretna                     Conventional                   Electric/Gas            0        N/A
 178            Reimer Apartments - Millard                    Conventional                   Electric/Gas            0        N/A
 181            Monticello Court Apartments                    Conventional                     Electric              0        N/A

        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT
        STUDIO     STUDIO     1 BR      1 BR        1 BR      2 BR      2 BR      2 BR       3 BR     3 BR        3 BR      4 BR
  #    AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS
---------------------------------------------------------------------------------------------------------------------------------
  6       N/A        N/A       288      $771        $795      495       $866     $1,085      113     $1,008      $1,025     N/A
 10       N/A        N/A       129      $651        $718      474       $913     $1,275      224     $1,188      $1,438     N/A
11.1     $572       $715       222      $644        $770       88       $743      $870       N/A       N/A        N/A       N/A
11.3     $427       $545       114      $500        $695       18       $734      $795       N/A       N/A        N/A       N/A
18.1     $491       $535       63       $508        $599      120       $608      $715        48      $717        $735      N/A
18.2      N/A        N/A       102      $412        $480      124       $555      $585       N/A       N/A        N/A       N/A
18.3      N/A        N/A       42       $507        $510       62       $666      $675        24      $775        $785      N/A
18.4      N/A        N/A       24       $492        $510       56       $605      $625        16      $710        $720      N/A
18.5      N/A        N/A       32       $541        $550       36       $635      $650       N/A       N/A        N/A       N/A
19.1     $570       $570       70       $564        $665       60       $675      $675        24      $786        $795      N/A
19.2     $560       $580       21       $568        $575      105       $685      $715        24      $794        $805      N/A
19.3     $453       $480       98       $415        $470       90       $521      $575       N/A       N/A        N/A       N/A
19.4     $404       $475       42       $448        $490       70       $595      $655        24      $714        $765      N/A
 20       N/A        N/A       49       $711        $769      107       $777      $799        48     $1,145      $1,199     N/A
 21       N/A        N/A       N/A       N/A        N/A       180       $818      $904        18      $963       $1,014     N/A
 22       N/A        N/A       24       $824        $839      116       $880      $939        14     $1,047      $1,059     N/A
 23       N/A        N/A       40       $607        $619       16       $667      $679       N/A       N/A        N/A       N/A
 25       N/A        N/A       160     $1,011      $1,155     123      $1,167    $1,380      N/A       N/A        N/A       N/A
 30       N/A        N/A       304      $578        $894       88       $740      $888       N/A       N/A        N/A       N/A
32.1      N/A        N/A       52       $457        $525      146       $559      $665        52      $670        $735      N/A
32.2      N/A        N/A       70       $498        $556      150       $602      $695        30      $721        $820      N/A
32.3      N/A        N/A       36       $474        $547       68       $578      $640        72      $687        $740      N/A
 41       N/A        N/A       30       $613        $692      156       $717     $1,029       30      $813        $912      N/A
 43       N/A        N/A       105     $2,432      $3,124      40      $2,933    $3,540      N/A       N/A        N/A       N/A
 45       N/A        N/A       164      $551        $853       88       $726      $941       N/A       N/A        N/A       N/A
 53       N/A        N/A       178      $382        $560      101       $523      $600        8       $604        $640      N/A
 54       N/A        N/A       13       $560        $660       50       $654      $740        35      $772        $860      N/A
56.1      N/A        N/A       52       $895        $975       32      $1,013    $1,230      N/A       N/A        N/A       N/A
56.2      N/A        N/A       16       $668        $745      N/A       N/A        N/A       N/A       N/A        N/A       N/A
 62       N/A        N/A       26       $658        $680       89       $756      $785        51      $858        $875      N/A
 64       N/A        N/A       132      $593        $700       76       $733      $740       N/A       N/A        N/A       N/A
 66      $397       $420       134      $454        $556      102       $595      $672       N/A       N/A        N/A       N/A
 70       N/A        N/A        3       $882       $1,500     N/A       N/A        N/A       N/A       N/A        N/A       N/A
 71      $447       $449       208      $487        $499       48       $652      $669       N/A       N/A        N/A       N/A
 72       N/A        N/A       175      $482        $549      133       $580      $800       N/A       N/A        N/A       N/A
 73       N/A        N/A       144      $556        $599       72       $743      $780       N/A       N/A        N/A       N/A
 88       N/A        N/A       58       $470        $525      128       $597      $620        16      $714        $735      N/A
 92       N/A        N/A       96       $555        $615       94       $674      $820       N/A       N/A        N/A       N/A
 97       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
 101      N/A        N/A       41       $519        $570      123       $621      $760       N/A       N/A        N/A       N/A
 103      N/A        N/A       40       $471        $520       80       $560      $633       N/A       N/A        N/A       N/A
 108      N/A        N/A        8       $663        $690       88       $726      $885       N/A       N/A        N/A       N/A
 120      N/A        N/A       N/A       N/A        N/A       124       $678      $710       N/A       N/A        N/A       N/A
 126      N/A        N/A       48       $524        $569       80       $621      $759       N/A       N/A        N/A       N/A
127.1     N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
127.2     N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
127.3     N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
 141      N/A        N/A       76       $640        $640      N/A       N/A        N/A       N/A       N/A        N/A       N/A
 142      N/A        N/A       65       $558        $645       36       $703      $850       N/A       N/A        N/A       N/A
 144      N/A        N/A       30      $1,034      $1,085      15      $1,222    $1,325      N/A       N/A        N/A       N/A
 150      N/A        N/A       76       $585        $585      N/A       N/A        N/A       N/A       N/A        N/A       N/A
 153      N/A        N/A       20       $601        $655       60       $721      $780       N/A       N/A        N/A       N/A
 155      N/A        N/A       N/A       N/A        N/A        32       $587      $640        32      $672        $760      N/A
 161      N/A        N/A        4       $576        $605       23      $1,083    $1,140       4      $1,650      $1,650     N/A
 171      N/A        N/A       70       $379        $455       38       $632      $640       N/A       N/A        N/A       N/A
 172      N/A        N/A       N/A       N/A        N/A        32       $848     $1,000      N/A       N/A        N/A       N/A
 174      N/A        N/A       N/A       N/A        N/A        22       $988     $1,250      N/A       N/A        N/A       N/A
 177      N/A        N/A        4       $704        $750       31       $672      $825       N/A       N/A        N/A       N/A
 178      N/A        N/A        1       $500        $500       25       $727      $900       N/A       N/A        N/A       N/A
 181      N/A        N/A       38       $380        $400       16       $446      $495       N/A       N/A        N/A       N/A

        SUBJECT    SUBJECT
          4 BR      4 BR
  #    AVG. RENT  MAX. RENT
---------------------------
  6       N/A        N/A
 10       N/A        N/A
11.1      N/A        N/A
11.3      N/A        N/A
18.1      N/A        N/A
18.2      N/A        N/A
18.3      N/A        N/A
18.4      N/A        N/A
18.5      N/A        N/A
19.1      N/A        N/A
19.2      N/A        N/A
19.3      N/A        N/A
19.4      N/A        N/A
 20       N/A        N/A
 21       N/A        N/A
 22       N/A        N/A
 23       N/A        N/A
 25       N/A        N/A
 30       N/A        N/A
32.1      N/A        N/A
32.2      N/A        N/A
32.3      N/A        N/A
 41       N/A        N/A
 43       N/A        N/A
 45       N/A        N/A
 53       N/A        N/A
 54       N/A        N/A
56.1      N/A        N/A
56.2      N/A        N/A
 62       N/A        N/A
 64       N/A        N/A
 66       N/A        N/A
 70       N/A        N/A
 71       N/A        N/A
 72       N/A        N/A
 73       N/A        N/A
 88       N/A        N/A
 92       N/A        N/A
 97       N/A        N/A
 101      N/A        N/A
 103      N/A        N/A
 108      N/A        N/A
 120      N/A        N/A
 126      N/A        N/A
127.1     N/A        N/A
127.2     N/A        N/A
127.3     N/A        N/A
 141      N/A        N/A
 142      N/A        N/A
 144      N/A        N/A
 150      N/A        N/A
 153      N/A        N/A
 155      N/A        N/A
 161      N/A        N/A
 171      N/A        N/A
 172      N/A        N/A
 174      N/A        N/A
 177      N/A        N/A
 178      N/A        N/A
 181      N/A        N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CP FAIRWAYS AT WOODFIELD, CP ROLLING HILLS, CP BIRCHWOOD POINTE AND CP ARBORS OF LAPEER APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY CAMELOT APARTMENTS AND CRYSTAL STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

                        RECURRING RESERVE CAP INFORMATION

                                                                                     CONTRACTUAL             CONTRACTUAL
                                                         CUT-OFF DATE                 RECURRING               RECURRING
            LOAN                                           PRINCIPAL                 REPLACEMENT             REPLACEMENT
 #  CROSSED GROUP LOAN NAME                               BALANCE (1)                  RESERVE               RESERVE CAP
------------------------------------------------------------------------------------------------------------------------
  1           1   450 Lexington Avenue                   $200,000,000(2)                 N/A                      N/A
  3           1   TIAA Industrial Portfolio              $186,000,000                  $545,064                   N/A
  6           2   Allanza at the Lakes                   $ 85,000,000                  $201,600                   N/A
  7           1   Commerce Corporate Plaza               $ 84,000,000                  $111,624                   N/A
  9           1   Mesilla Valley Mall                    $ 54,000,000                  $74,473                    N/A
 11           1   Palmer-Rochester Portfolio 1st         $ 49,132,200                  $221,881                   N/A
 13           1   Mystic Marriott                        $ 43,000,000    4% of Spa Facilities gross revenues      N/A
 17           1   Crossroads at Tolleson Shopping Center $ 34,000,000                   $9,920                    N/A
 18           2   Drye Portfolio II                      $ 33,975,000                  $192,500                   N/A
 19           2   Drye Portfolio I                       $ 33,310,000                  $181,500                   N/A
 20    A      2   CP Fairways at Woodfield               $ 11,000,000                  $51,000                 $153,000
 21    A      2   CP Rolling Hills                       $ 10,000,000                  $49,500                 $148,500
 22    A      2   CP Birchwood Pointe                    $  9,850,000                  $38,500                 $115,500
 23    A      2   CP Arbors of Lapeer Apartments         $  2,400,000                  $14,004                  $42,012
 26           1   Sheraton Studio City                   $ 24,700,000                     2%                      N/A
 28           1   Hilton St. Louis - Downtown            $ 21,600,000                     2%                      N/A
 30           2   Breton Mill Apartments                 $ 20,000,000                  $78,400                    N/A
 31           1   Salisbury Mall                         $ 19,930,000                  $74,625                 $149,250
 33           1   2400 Ogden Avenue                      $ 18,750,000                  $12,000                  $36,000
 34           1   Summit Plaza Shopping Center           $ 18,660,000                   $4,270                    N/A
 35           1   Cowan Industrial Park                  $ 17,800,000                    N/A                      N/A
 39           1   Queen Creek Village                    $ 15,200,000                   $7,832                    N/A
 40           1   Sea Crest                              $ 13,986,248                  $17,400                  $52,200
 42           1   Doubletree Burlington                  $ 12,850,000                     4%                      N/A
 43           1   Independence Village of Waterstone     $ 12,604,366                  $43,500                    N/A
 44           1   Kukui Mall                             $ 12,550,000                   $4,200                  $12,200
 45           2   Champion Oaks Apartments               $ 12,500,000                  $50,400                    N/A
 52           1   Durango Town Center                    $ 10,200,000                   $4,767                    N/A
 53    B      2   Camelot Apartments                     $  6,139,866                  $71,750                    N/A
 54    B      2   Crystal Street Apartments              $  4,043,265                  $24,500                  $73,500
 55           1   Fairfield Inn & Suites - Orlando       $ 10,000,000                     4%                      N/A
 56           2   Peter Drive at Musky Ridge             $  9,975,000                  $26,700                  $43,500
 57    C      1   Grand Panama                           $  8,325,000                    N/A                      N/A
 58    C      1   Grand Panama Building A2               $  1,375,000                    N/A                      N/A
 59           1   Laurel Avenue Development              $  9,700,000                   $4,416                  $8,828
 60           1   Gateway Medical Plaza                  $  9,650,000                   $4,964                  $14,892
 61           1   Bernardo Heights Plaza                 $  9,581,233                   $5,700                  $17,100
 65           1   Mustang Crossing                       $  9,250,000                   $3,928                    N/A
 66           2   Brady Station                          $  9,000,000                  $59,212                    N/A
 67           1   Holiday Inn Select Winston Salem       $  8,967,543                     4%                      N/A
 68           1   Holiday Inn Express Elko               $  8,869,633                     4%                      N/A
 70           1   365 Canal Street                       $  8,750,000                   $4,250                    N/A
 71           2   Park West Apartments                   $  8,700,000                  $82,000                    N/A
 72           2   Savannah Trails Apartments             $  8,494,653                  $79,125                    N/A
 73           2   Oak Ridge Apartments                   $  8,300,000                  $54,000                    N/A
 75           1   Giant Eagle Plaza                      $  8,070,000                   $8,850                  $44,245
 76           1   Best Western Hotel & Suites Cary       $  7,971,166                     4%                      N/A
 77           1   Hampton Inn Bessemer                   $  7,870,448                     4%                      N/A
 79           1   Union Station Plaza                    $  7,477,859                  $17,676                    N/A
 81           1   Hampton Inn - Mount Laurel             $  7,300,000                  $64,788                    N/A
 84           1   University Corners                     $  7,112,214                   $6,456                  $12,906
 86           1   Palazzo Shopping Center                $  7,059,846                    N/A                      N/A
 88           2   Summer Tree Apartment Homes            $  6,700,000                  $59,796                  $59,792
 89           1   Best Western Westgate Inn York, PA     $  6,635,000                     4%                      N/A
 90           1   Rosemont Marketplace                   $  6,600,000                   $5,076                  $10,100
 92           2   Wickersham Green Apartments            $  6,425,000                  $47,500                  $47,500
 93           1   Courtyard by Marriott - Gulf Shores    $  6,400,000                     4%                      N/A
 94           1   Meadows Plaza                          $  6,350,000                    N/A                      N/A
 95           1   Petsmart Tujunga                       $  6,322,285                   $5,148                  $15,420
 96           1   Cochran - Simi Valley                  $  6,230,000                   $9,060                  $45,300
 97           2   Canyon Ridge MHP                       $  6,200,000                  $10,000                  $30,000
 98           1   Comfort Inn & Suites Rawlins           $  6,161,795                     4%                      N/A
 99           1   Fox Run                                $  5,987,537                  $19,800                  $59,400
100           1   Chandler Office Building               $  5,816,000                  $16,856                    N/A
104           1   Fly Away Parking                       $  5,474,382                  $11,400                    N/A
107           1   Centre at Eagle's Nest                 $  5,074,000                   $3,529                  $7,058
108           2   56th and O Street Lofts                $  5,000,000                  $24,000                  $72,000
110           1   Cherry Hill Pointe Retail              $  4,926,000                    N/A                      N/A
114           1   Holcomb Bridge Business Center         $  4,800,000                   $7,020                    N/A
115           1   Cahokia Village                        $  4,789,000                   $9,600                  $29,000
116           1   Kawaihae Shopping Center               $  4,696,593                   $1,864                    N/A
117           1   730 Louis Drive                        $  4,542,416                   $7,800                    N/A
119           1   Storage Depot (Airport Storage)        $  4,500,000                   $6,162                  $18,486
120           2   Greyberry Apartments                   $  4,400,000                  $31,008                  $62,000
121           1   Bayview Tower Office Building          $  4,360,000                  $11,893                    N/A
122           1   Essex Medical Office                   $  4,325,000                   $3,984                  $11,952
124           1   Country Inn Stafford                   $  4,224,677                     4%                      N/A
125           1   Linens' N Things                       $  4,194,621                   $3,278                    N/A

    CONTRACTUAL CONTRACTUAL
     RECURRING   RECURRING                       CONTRACTUAL         CONTRACTUAL
      LC & TI     LC & TI    CONTRACTUAL        OTHER RESERVE       OTHER RESERVE
 #    RESERVE   RESERVE CAP OTHER RESERVE        DESCRIPTION             CAP
---------------------------------------------------------------------------------
  1      N/A        N/A       $1,136,575  Ground Lease Reserve Fund      N/A
  3      N/A        N/A          N/A                 N/A                 N/A
  6      N/A        N/A          N/A                 N/A                 N/A
  7   $368,076      N/A          N/A                 N/A                 N/A
  9   $111,710      N/A          N/A                 N/A                 N/A
 11   $302,305      N/A          N/A                 N/A                 N/A
 13      N/A        N/A          N/A                 N/A                 N/A
 17    $49,800    $75,000        N/A                 N/A                 N/A
 18      N/A        N/A          N/A                 N/A                 N/A
 19      N/A        N/A          N/A                 N/A                 N/A
 20      N/A        N/A          N/A                 N/A                 N/A
 21      N/A        N/A          N/A                 N/A                 N/A
 22      N/A        N/A          N/A                 N/A                 N/A
 23      N/A        N/A          N/A                 N/A                 N/A
 26      N/A        N/A          N/A                 N/A                 N/A
 28      N/A        N/A          N/A                 N/A                 N/A
 30      N/A        N/A          N/A                 N/A                 N/A
 31    $51,435      N/A          N/A                 N/A                 N/A
 33   $126,000    $250,000       N/A                 N/A                 N/A
 34    $42,698    $250,000       N/A                 N/A                 N/A
 35   $105,249      N/A          N/A                 N/A                 N/A
 39    $33,941    $67,882        N/A                 N/A                 N/A
 40      N/A        N/A          N/A                 N/A                 N/A
 42      N/A        N/A          N/A                 N/A                 N/A
 43      N/A        N/A          N/A                 N/A                 N/A
 44    $24,900    $100,000       N/A                 N/A                 N/A
 45      N/A        N/A          N/A                 N/A                 N/A
 52    $31,138      N/A          N/A                 N/A                 N/A
 53      N/A        N/A          N/A                 N/A                 N/A
 54      N/A        N/A          N/A                 N/A                 N/A
 55      N/A        N/A          N/A                 N/A                 N/A
 56      N/A        N/A          N/A                 N/A                 N/A
 57    $23,638    $94,552        N/A                 N/A                 N/A
 58    $3,900     $15,600        N/A                 N/A                 N/A
 59    $29,359      N/A          N/A                 N/A                 N/A
 60    $30,000    $120,000       N/A                 N/A                 N/A
 61    $10,500    $50,000        N/A                 N/A                 N/A
 65    $41,246      N/A          N/A                 N/A                 N/A
 66      N/A        N/A          N/A                 N/A                 N/A
 67      N/A        N/A        $13,169       Seasonality Reserve         N/A
 68      N/A        N/A         $6,203       Seasonality Reserve         N/A
 70    $4,250       N/A          N/A                 N/A                 N/A
 71      N/A        N/A          N/A                 N/A                 N/A
 72      N/A        N/A          N/A                 N/A                 N/A
 73      N/A        N/A          N/A                 N/A                 N/A
 75      N/A        N/A          N/A                 N/A                 N/A
 76      N/A        N/A          N/A                 N/A                 N/A
 77      N/A        N/A         $6,069       Seasonality Reserve         N/A
 79    $48,263    $219,789       N/A                 N/A                 N/A
 81      N/A        N/A          N/A                 N/A                 N/A
 84    $35,004    $55,000        N/A                 N/A                 N/A
 86    $38,599    $115,797       N/A                 N/A                 N/A
 88      N/A        N/A          N/A                 N/A                 N/A
 89      N/A        N/A          N/A                 N/A                 N/A
 90    $23,640    $70,920        N/A                 N/A                 N/A
 92      N/A        N/A          N/A                 N/A                 N/A
 93      N/A        N/A          N/A                 N/A                 N/A
 94    $25,524    $102,096       N/A                 N/A                 N/A
 95      N/A        N/A          N/A                 N/A                 N/A
 96    $24,441    $24,441        N/A                 N/A                 N/A
 97      N/A        N/A          N/A                 N/A                 N/A
 98      N/A        N/A        $22,702       Seasonality Reserve         N/A
 99      N/A        N/A          N/A                 N/A                 N/A
100    $71,328    $142,656       N/A                 N/A                 N/A
104      N/A        N/A          N/A                 N/A                 N/A
107    $17,643    $52,929        N/A                 N/A                 N/A
108      N/A        N/A          N/A                 N/A                 N/A
110    $25,000    $100,000       N/A                 N/A                 N/A
114    $25,000    $75,000        N/A                 N/A                 N/A
115   $100,800    $200,000       N/A                 N/A                 N/A
116    $24,264    $97,055       $4,025       Ground Lease Reserve        N/A
117      N/A        N/A          N/A                 N/A                 N/A
119      N/A        N/A          N/A                 N/A                 N/A
120      N/A        N/A          N/A                 N/A                 N/A
121    $68,157    $204,471       N/A                 N/A                 N/A
122    $31,013    $93,039        N/A                 N/A                 N/A
124      N/A        N/A          N/A                 N/A                 N/A
125      N/A        N/A          N/A                 N/A                 N/A

                        RECURRING RESERVE CAP INFORMATION

                                                                                     CONTRACTUAL             CONTRACTUAL
                                                         CUT-OFF DATE                 RECURRING               RECURRING
            LOAN                                           PRINCIPAL                 REPLACEMENT             REPLACEMENT
 #  CROSSED GROUP LOAN NAME                               BALANCE (1)                  RESERVE               RESERVE CAP
------------------------------------------------------------------------------------------------------------------------
126           2   Brookhollow Apartments                 $  4,100,000                  $32,000                    N/A
127           2   Western Parkview and Jefferson MHC     $  4,100,000                  $22,200                  $66,600
128           1   Crystal Square Shopping Center         $  4,000,000                   $8,748                    N/A
130           1   Tyler Building                         $  4,000,000                   $3,178                  $9,534
132           1   8 Fairfield Boulevard                  $  3,860,000                  $10,817                    N/A
133           1   Holiday Inn Express Weatherford, OK    $  3,795,833                     4%                      N/A
134           1   Westlake Commons                       $  3,690,000                   $2,544                  $5,068
135           1   415 South San Pedro Street             $  3,542,216                  $12,040                 $116,200
136           1   Masonic Temple Building                $  3,500,000                   $4,860                    N/A
137           1   Alta Mesa Village                      $  3,446,000                   $5,121                    N/A
140           1   1945 East Ridge Road                   $  3,300,000                  $27,032                    N/A
142           2   The Gallery Apartments                 $  3,230,000                  $25,250                  $20,000
144           2   6011 Gaston                            $  3,156,000                  $11,430                  $34,290
146           1   Cedar Ridge Crossing                   $  3,143,000                   $9,674                    N/A
147           1   353 West Lancaster Avenue              $  3,120,000                    N/A                      N/A
148           1   Calvine Road Self Storage              $  3,100,000                  $19,800                    N/A
149           1   1100 Summit Avenue                     $  3,075,837                   $7,848                  $31,391
151           1   Carolina Self Storage                  $  2,995,271                   $7,891                    N/A
152           1   Green Springs Shopping Center          $  2,992,749                   $6,331                    N/A
153           2   Winkworth Garden Apts                  $  2,950,000                  $20,000                    N/A
154           1   Carmichael Center                      $  2,940,000                   $1,602                    N/A
155           2   Ustick Village Apartments              $  2,745,374                  $19,200                    N/A
159           1   98 Main Street                         $  2,500,000                    N/A                      N/A
160           1   Spencer Square Shopping Center         $  2,482,141                  $21,577                  $64,731
161           2   MTW Apartments                         $  2,444,938                   $9,300                  $27,900
162           1   San Saba Medical Office                $  2,440,000                   $6,267                    N/A
163           1   Village at Crooked Creek               $  2,436,766                    N/A                      N/A
164           1   Shoppes on 57th                        $  2,429,000                   $2,328                    N/A
165           1   Montclair Retail                       $  2,426,000                    $880                   $1,760
166           1   Crismon Retail                         $  2,350,000                    N/A                      N/A
167           1   2455 Towne Lake Parkway                $  2,350,000                   $1,800                    N/A
168           1   Cold Springs Retail                    $  2,273,659                   $1,360                    N/A
170           1   Cobblestone Fiesta                     $  2,235,000                    $892                   $2,676
171           2   Bear Grounds I & II Apartments         $  2,089,653                  $32,400                    N/A
172           2   Moorestown Oaks                        $  2,055,166                   $8,000                    N/A
174           2   Megan and Coleman Court Apartments     $  1,920,290                   $6,000                    N/A
175           1   Oakmont Plaza                          $  1,915,638                   $5,533                    N/A
176           1   Corsicana Medical                      $  1,894,309                   $3,666                    N/A
177           2   Reimer Apartments - Gretna             $  1,857,985                   $8,960                  $17,920
178           2   Reimer Apartments - Millard            $  1,853,997                   $6,500                  $13,000
179           1   Avery Building                         $  1,845,850                   $4,007                    N/A
180           1   Santa Ana Office                       $  1,796,987                   $4,018                    N/A
181           2   Monticello Court Apartments            $  1,718,000                  $13,500                    N/A
182           1   Loveland Crossing                      $  1,651,426                   $2,808                  $5,614
183           1   Fulton Hill Studios                    $  1,550,000                   $7,375                    N/A
184           1   Colonial Drive Mini Storage            $  1,506,540                   $5,745                    N/A
185           1   A-1 Self Storage                       $  1,500,000                  $10,593                  $21,186
186           1   Chapel Hill Station                    $  1,496,294                   $1,800                    N/A
187           1   Coit Crossing                          $  1,493,306                   $2,252                    N/A
188           1   Hollywood Video Outlot                 $  1,417,631                   $1,829                    N/A
189           1   Mallard Place                          $  1,397,955                   $2,127                    N/A
190           1   Eye Plaza                              $  1,292,931                   $2,286                  $11,430
191           1   Kyrene Industrial                      $  1,179,191                   $2,541                    N/A
192           1   BMA Medical                            $    995,869                   $1,494                   N/A

    CONTRACTUAL CONTRACTUAL
     RECURRING   RECURRING                       CONTRACTUAL         CONTRACTUAL
      LC & TI     LC & TI    CONTRACTUAL        OTHER RESERVE       OTHER RESERVE
 #    RESERVE   RESERVE CAP OTHER RESERVE        DESCRIPTION             CAP
---------------------------------------------------------------------------------
126      N/A        N/A          N/A                 N/A                 N/A
127      N/A        N/A          N/A                 N/A                 N/A
128    $10,000    $30,000        N/A                 N/A                 N/A
130    $20,004    $40,000        N/A                 N/A                 N/A
132    $43,632    $124,000       N/A                 N/A                 N/A
133      N/A        N/A          N/A                 N/A                 N/A
134    $12,000    $12,000        N/A                 N/A                 N/A
135    $30,100    $45,150        N/A                 N/A                 N/A
136    $30,000    $90,000        N/A                 N/A                 N/A
137    $29,019    $58,038        N/A                 N/A                 N/A
140    $35,072    $136,000       N/A                 N/A                 N/A
142      N/A        N/A          N/A                 N/A                 N/A
144      N/A        N/A          N/A                 N/A                 N/A
146    $38,988      N/A          N/A                 N/A                 N/A
147    $23,220    $50,000        N/A                 N/A                 N/A
148      N/A        N/A          N/A                 N/A                 N/A
149    $16,430    $130,720       N/A                 N/A                 N/A
151      N/A        N/A          N/A                 N/A                 N/A
152    $15,000    $45,000        N/A                 N/A                 N/A
153      N/A        N/A          N/A                 N/A                 N/A
154    $12,432      N/A          N/A                 N/A                 N/A
155      N/A        N/A          N/A                 N/A                 N/A
159    $17,235    $50,000        N/A                 N/A                 N/A
160    $36,860    $110,580       N/A                 N/A                 N/A
161      N/A        N/A          N/A                 N/A                 N/A
162    $20,000    $60,000        N/A                 N/A                 N/A
163    $12,000    $60,000        N/A                 N/A                 N/A
164      N/A        N/A          N/A                 N/A                 N/A
165      N/A        N/A          N/A                 N/A                 N/A
166    $9,920     $40,000        N/A                 N/A                 N/A
167    $9,000       N/A          N/A                 N/A                 N/A
168      N/A        N/A          N/A                 N/A                 N/A
170    $10,000    $50,000        N/A                 N/A                 N/A
171      N/A        N/A          N/A                 N/A                 N/A
172      N/A        N/A          N/A                 N/A                 N/A
174      N/A        N/A          N/A                 N/A                 N/A
175    $13,000    $65,000        N/A                 N/A                 N/A
176    $20,000      N/A          N/A                 N/A                 N/A
177      N/A        N/A          N/A                 N/A                 N/A
178      N/A        N/A          N/A                 N/A                 N/A
179    $24,044      N/A          N/A                 N/A                 N/A
180    $13,395      N/A          N/A                 N/A                 N/A
181      N/A        N/A          N/A                 N/A                 N/A
182    $18,000    $50,000        N/A                 N/A                 N/A
183    $6,000     $10,000        N/A                 N/A                 N/A
184      N/A        N/A          N/A                 N/A                 N/A
185      N/A        N/A          N/A                 N/A                 N/A
186    $12,000      N/A          N/A                 N/A                 N/A
187    $12,500    $25,000        N/A                 N/A                 N/A
188    $5,280       N/A          N/A                 N/A                 N/A
189    $6,238     $26,238        N/A                 N/A                 N/A
190      N/A        N/A          N/A                 N/A                 N/A
191    $9,560     $50,000        N/A                 N/A                 N/A
192      N/A        N/A          N/A                 N/A                 N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CP FAIRWAYS AT WOODFIELD, CP ROLLING HILLS, CP BIRCHWOOD POINTE AND CP ARBORS OF LAPEER APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY CAMELOT APARTMENTS AND CRYSTAL STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY GRAND PANAMA AND GRAND PANAMA BUILDING A2 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) THE 450 LEXINGTON AVENUE TOTAL DEBT HAS AN ORIGINAL BALANCE OF $600.0 MILLION, WHICH IS COMPRISED OF THE $310.0 MILLION MORTGAGE LOAN AND THE $290.0 MILLION MEZZANINE LOAN. A $200.0 MILLION PARI-PASSU PORTION OF THE 450 LEXINGTON AVENUE MORTGAGE LOAN IS INCLUDED IN THIS TRANSACTION AND AS SUCH IS EXPECTED TO BE THE CONTROLLING INTEREST WITH RESPECT TO THE TOTAL DEBT. THE REMAINING PORTION OF THE MORTGAGE LOAN TOTALING $110.0 MILLION WILL BE SYNDICATED OUTSIDE THE TRUST. ALL CALCULATIONS ARE BASED ON THE $310.0 MILLION MORTGAGE LOAN.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                    Underlying Mortgage Loans by Open Periods

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.


                                      A-2-1

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                                  WEIGHTED
                                                  PERCENTAGE OF   AVERAGE                  WEIGHTED
                                  CUT-OFF DATE       INITIAL      MORTGAGE    WEIGHTED      AVERAGE
                                   PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE     CUT-OFF DATE
        CONCENTRATION              BALANCE (1)       BALANCE        RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------
          Top 1                  $  200,000,000        7.4%        7.0426%      1.89x        36.4%
          Top 3                     576,800,000       21.2%        6.3520%      1.45         63.5%
          Top 5                     870,550,000       32.0%        6.1325%      1.41         66.3%
          Top 7                   1,039,550,000       38.2%        6.1412%      1.37         67.7%
          Top 10                  1,206,815,000       44.4%        6.0812%      1.39         69.9%
                                 ---------------------------------------------------------------------
     ENTIRE POOL                 $2,720,810,685      100.0%        6.1705%      1.35x        70.6%
                                 =====================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                  MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER               LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.              132       $1,671,398,885       61.4%        6.2692%     1.36x       68.6%
Capmark                              35          618,116,852       22.7%        6.1612%     1.29        70.9%
KeyBank National Association         27          431,294,948       15.9%        5.8011%     1.38        78.1%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             194       $2,720,810,685      100.0%        6.1705%     1.35x       70.6%
                                 =================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                             MORTGAGE INTEREST RATES

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
          RANGE OF                MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
   MORTGAGE INTEREST RATES          LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
       5.6010% - 5.7500%             15       $  564,090,855       20.7%        5.6363%     1.36x       79.2%
       5.7501% - 5.8500%             21          333,696,836       12.3%        5.7918%     1.35        73.8%
       5.8501% - 6.0000%             18          276,776,558       10.2%        5.9188%     1.33        73.8%
       6.0001% - 6.1000%             14          140,432,114        5.2%        6.0527%     1.31        73.3%
       6.1001% - 6.2500%             19          215,175,869        7.9%        6.1782%     1.33        71.4%
       6.2501% - 6.5000%             61          648,645,817       23.8%        6.3798%     1.23        71.7%
       6.5001% - 7.0000%             39          285,766,737       10.5%        6.6662%     1.26        68.2%
       7.0001% - 7.3500%              7          256,225,899        9.4%        7.0867%     1.77        41.8%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             194       $2,720,810,685      100.0%        6.1705%     1.35x       70.6%
                                 =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     7.3500%
MINIMUM MORTGAGE INTEREST RATE:     5.6010%
WTD. AVG. MORTGAGE INTEREST RATE:   6.1705%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                      CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                              WEIGHTED
                                NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                                UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
   PRINCIPAL BALANCES (1)         LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
$    824,000 -    1,000,000          3       $    2,740,116        0.1%        6.4070%     1.27x       76.3%
   1,000,001 -    1,500,000         10           13,506,309        0.5%        6.3238%     1.41        60.7%
   1,500,001 -    2,000,000         12           21,505,913        0.8%        6.5322%     1.29        68.4%
   2,000,001 -    2,500,000         16           37,652,322        1.4%        6.3573%     1.23        72.8%
   2,500,001 -    3,000,000          8           22,535,447        0.8%        6.5556%     1.33        65.8%
   3,000,001 -    3,500,000         15           48,484,917        1.8%        6.1585%     1.39        66.9%
   3,500,001 -    4,000,000          8           30,828,992        1.1%        6.3740%     1.26        73.0%
   4,000,001 -    4,500,000         11           46,997,562        1.7%        6.1467%     1.45        64.2%
   4,500,001 -    5,000,000          7           33,754,009        1.2%        6.4705%     1.21        74.5%
   5,000,001 -    6,000,000          9           49,791,826        1.8%        6.3994%     1.41        69.2%
   6,000,001 -    7,000,000         13           83,549,956        3.1%        6.3418%     1.30        67.5%
   7,000,001 -    8,000,000         11           81,371,058        3.0%        6.1914%     1.37        68.4%
   8,000,001 -    9,000,000         11           94,391,830        3.5%        6.2723%     1.25        71.7%
   9,000,001 -   10,000,000         11          105,891,505        3.9%        6.1026%     1.29        73.7%
  10,000,001 -   12,500,000          9           98,847,108        3.6%        6.0569%     1.24        74.9%
  12,500,001 -   15,000,000          5           65,490,614        2.4%        6.3710%     1.39        66.5%
  15,000,001 -   17,500,000          4           63,639,000        2.3%        6.1113%     1.32        73.3%
  17,500,001 -   19,000,000          3           55,210,000        2.0%        6.4774%     1.18        76.1%
  19,000,001 -   24,000,000          5          101,780,000        3.7%        6.6483%     1.22        69.8%
  24,000,001 -   30,000,000          4          104,270,000        3.8%        6.1606%     1.45        69.7%
  30,000,001 -   37,500,000          5          173,185,000        6.4%        6.0222%     1.35        74.5%
  37,500,001 -   55,000,000          6          282,172,200       10.4%        6.0093%     1.39        76.2%
  55,000,001 -   80,000,000          1           63,665,000        2.3%        5.6700%     1.51        83.8%
  80,000,001 -  145,000,000          3          299,000,000       11.0%        6.0056%     1.24        74.4%
 145,000,001 - $200,000,000          4          740,550,000       27.2%        6.1959%     1.42        65.0%
                                ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            194       $2,720,810,685      100.0%        6.1705%     1.35x       70.6%
                                =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $200,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $824,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):    $14,024,797

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
    ORIGINAL AMORTIZATION         MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
      TERMS (MONTHS) (1)           LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
         Interest Only               34       $1,339,161,000       49.2%        6.0009%     1.43x        71.2%
           180 - 300                 13           88,656,464        3.3%        6.5940%     1.41         64.6%
           301 - 360                147        1,292,993,222       47.5%        6.3170%     1.26         70.3%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             194       $2,720,810,685      100.0%        6.1705%     1.35x        70.6%
                                 =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   355

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
            RANGE OF              NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
         ORIGINAL TERMS          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
       TO STATED MATURITY         MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
          (MONTHS) (1)             LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
            59 -  60                 18          462,608,548       17.0%        6.5689%     1.59x        58.3%
            61 -  84                  5          248,725,000        9.1%        6.0430%     1.26         77.3%
            85 - 120                157        1,951,681,318       71.7%        6.0945%     1.30         72.7%
           121 - 180                 14           57,795,819        2.1%        6.0956%     1.35         68.9%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             194       $2,720,810,685      100.0%        6.1705%     1.35x        70.6%
                                 =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):     180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):      59
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):   106

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
    REMAINING AMORTIZATION        MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
    TERMS (MONTHS) (1, 2)          LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
         Interest Only               34       $1,339,161,000       49.2%        6.0009%     1.43x        71.2%
           177 - 240                  3           13,154,697        0.5%        5.9113%     1.59         53.9%
           241 - 300                 10           75,501,767        2.8%        6.7129%     1.38         66.5%
           301 - 355                 13           42,168,214        1.5%        6.1425%     1.35         69.6%
           356 - 360                134        1,250,825,008       46.0%        6.3229%     1.26         70.4%
                                 --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             194       $2,720,810,685      100.0%        6.1705%     1.35x        70.6%
                                 ================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(2,3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(2,3):     177
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(2,3):   354

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                               WEIGHTED
           RANGE OF               NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
        REMAINING TERMS          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
       TO STATED MATURITY         MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
       (MONTHS) (1), (2)           LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
            55 -  70                 18       $  462,608,548       17.0%        6.5689%     1.59x        58.3%
            71 -  90                  5          248,725,000        9.1%        6.0430%     1.26         77.3%
            91 - 115                 40          485,026,707       17.8%        5.8898%     1.32         73.0%
           116 - 117                 71        1,142,333,710       42.0%        6.0824%     1.30         73.4%
           118 - 120                 58          374,704,980       13.8%        6.4036%     1.29         70.2%
           121 - 177                  2            7,411,739        0.3%        5.7402%     2.02         39.3%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             194       $2,720,810,685      100.0%        6.1705%     1.35x        70.6%
                                 =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     177
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   102

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                      YEARS BUILT/YEARS RENOVATED (1, 2, 3)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
       RANGE OF YEARS               REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
     BUILT/RENOVATED (1)         PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
         1920 - 1985                 23       $  122,199,688        4.5%        6.3071%     1.34x        68.1%
         1986 - 1995                 23          437,182,963       16.1%        6.4824%     1.56         55.7%
         1996 - 2000                 30          267,711,301        9.8%        6.2411%     1.22         67.8%
         2001 - 2004                 38          468,124,193       17.2%        6.0172%     1.33         70.4%
         2005 - 2008                117        1,414,600,498       52.0%        6.0971%     1.32         76.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             231       $2,709,818,643       99.6%        6.1691%     1.35x        70.6%
                                 =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2008
OLDEST YEAR BUILT/RENOVATED:        1920
WTD. AVG. YEAR BUILT/RENOVATED:     2001

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(3) THE ST. LOUIS HILTON AND MIKE SHANNON'S RESTAURANT MORTGAGE LOAN IS EXCLUDED FROM THE ABOVE STRATIFICATION.

                    OCCUPANCY RATES AT UNDERWRITING (1, 2, 3)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
         RANGE OF                   REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (2)     PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
          0% -  50%                   3       $   17,378,111        0.6%        5.8916%     1.39x       78.9%
         51% -  75%                  25          254,021,041        9.3%        6.2891%     1.35        71.6%
         76% -  90%                  56          532,692,347       19.6%        6.1416%     1.34        70.4%
         91% -  95%                  43          493,791,052       18.1%        6.0839%     1.32        76.0%
         96% -  97%                  13          210,733,119        7.7%        6.3231%     1.22        71.6%
         98% - 100%                  91        1,206,720,633       44.4%        6.1686%     1.38        68.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             231       $2,715,336,303       99.8%        6.1694%     1.35x       70.6%
                                 =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:       0%
WTD. AVG. OCCUPANCY RATE AT U/W:    92%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

(3)  THE FLY AWAY PARKING MORTGAGE LOAN IS EXCLUDED FROM THE ABOVE
     STRATIFICATION.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
          U/W DSCRS                 LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
        1.03x - 1.10                   2      $   19,107,042         0.7%       6.1976%     1.03x        73.3%
        1.11  - 1.15                   6         308,216,416        11.3%       6.4302%     1.14         69.5%
        1.16  - 1.20                  37         275,426,179        10.1%       6.2599%     1.18         73.1%
        1.21  - 1.27                  67         491,839,457        18.1%       6.2354%     1.23         76.3%
        1.28  - 1.33                  26         678,809,850        24.9%       5.8263%     1.31         75.7%
        1.34  - 1.38                  12         163,344,375         6.0%       5.9374%     1.37         75.4%
        1.39  - 1.43                  18         289,992,918        10.7%       6.2158%     1.41         68.1%
        1.44  - 1.49                   7          80,860,633         3.0%       6.1875%     1.46         67.6%
        1.50  - 1.57                   3          82,350,000         3.0%       5.8698%     1.51         80.3%
        1.58  - 1.68                   6          93,188,299         3.4%       5.8774%     1.62         75.1%
        1.69  - 2.43                  10         237,675,516         8.7%       6.8942%     1.91         38.1%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              194      $2,720,810,685       100.0%       6.1705%     1.35x        70.6%
                                 =================================================================================

MAXIMUM U/W DSCR:     2.43x
MINIMUM U/W DSCR:     1.03x
WTD. AVG. U/W DSCR:   1.35x

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
        31.2% - 50.0%                 10      $  233,128,836         8.6%       6.9568%     1.88x        37.0%
        50.1% - 60.0%                 16          91,627,148         3.4%       6.5195%     1.44         55.9%
        60.1% - 65.0%                 19         172,887,443         6.4%       6.3430%     1.35         62.5%
        65.1% - 70.0%                 36         749,431,370        27.5%       6.1732%     1.27         68.8%
        70.1% - 73.0%                 23         141,658,773         5.2%       6.3901%     1.31         71.7%
        73.1% - 75.0%                 20         319,317,392        11.7%       5.9704%     1.30         74.0%
        75.1% - 77.0%                 20         117,896,432         4.3%       6.0884%     1.28         76.0%
        77.1% - 77.5%                  4          37,532,985         1.4%       6.1716%     1.27         77.3%
        77.6% - 78.5%                 11         134,725,197         5.0%       6.2479%     1.23         78.3%
        78.6% - 79.0%                  5          63,830,000         2.3%       6.1342%     1.31         78.8%
        79.1% - 79.5%                  5          50,278,943         1.8%       6.4566%     1.19         79.2%
        79.6% - 80.0%                 18         229,171,166         8.4%       5.9890%     1.25         80.0%
        80.1% - 87.7%                  7         379,325,000        13.9%       5.6810%     1.38         85.5%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              194      $2,720,810,685       100.0%       6.1705%     1.35x        70.6%
                                 =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     87.7%
MINIMUM CUT-OFF DATE LTV RATIO (1):     31.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   70.6%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
STATE                            PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
New York                              16      $  699,434,347        25.7%       6.2826%     1.47x        61.5%
Florida                               10         252,064,000         9.3%       5.7536%     1.30         83.9%
California                            22         221,759,571         8.2%       6.1579%     1.34         67.2%
   Southern California (2)            16         165,947,571         6.1%       6.1203%     1.35         67.8%
   Northern California (2)             6          55,812,000         2.1%       6.2697%     1.31         65.5%
North Carolina                        22         152,134,976         5.6%       6.2054%     1.29         72.8%
Texas                                 25         151,918,149         5.6%       6.3742%     1.24         74.1%
Nevada                                 2          93,869,633         3.5%       5.9528%     1.24         78.9%
Illinois                              11          87,981,686         3.2%       6.3149%     1.23         73.4%
New Jersey                             9          86,606,166         3.2%       6.1066%     1.47         69.3%
Arizona                               10          76,958,061         2.8%       6.1551%     1.22         74.5%
Connecticut                            6          76,442,155         2.8%       6.3392%     1.40         67.8%
Ohio                                   7          73,788,151         2.7%       5.8833%     1.50         82.0%
Tennessee                              6          73,294,382         2.7%       6.4662%     1.21         68.5%
Michigan                               9          70,938,613         2.6%       5.8822%     1.40         72.1%
Indiana                                6          60,005,272         2.2%       6.1313%     1.27         78.2%
Georgia                               10          58,181,153         2.1%       6.1392%     1.20         73.7%
New Mexico                             1          54,000,000         2.0%       5.7990%     1.35         81.8%
Kentucky                               2          53,886,659         2.0%       6.3564%     1.14         68.6%
Missouri                               2          32,592,042         1.2%       7.0434%     1.21         62.1%
Massachusetts                          4          27,284,281         1.0%       5.6780%     1.45         75.3%
Alabama                                5          27,115,865         1.0%       6.2231%     1.43         67.2%
Maryland                               1          25,070,000         0.9%       5.6500%     1.42         74.4%
Washington                             3          24,774,621         0.9%       5.7844%     1.39         67.1%
Colorado                               4          22,394,890         0.8%       6.3272%     1.24         71.6%
Utah                                   2          19,775,000         0.7%       6.1681%     1.20         72.8%
Vermont                                2          19,601,491         0.7%       6.3780%     1.49         69.0%
Hawaii                                 2          17,246,593         0.6%       6.3671%     1.33         66.2%
Mississippi                            2          16,454,933         0.6%       6.1403%     1.30         69.0%
New Hampshire                          2          15,731,174         0.6%       5.6700%     1.51         83.8%
Pennsylvania                           3          14,297,416         0.5%       6.4912%     1.32         72.4%
Oregon                                 1          11,700,000         0.4%       6.0200%     1.23         75.5%
Virginia                               4          11,694,967         0.4%       6.4551%     1.46         71.8%
Oklahoma                               2          10,855,678         0.4%       6.5679%     1.27         72.4%
Delaware                               1          10,625,000         0.4%       6.3800%     1.14         68.1%
South Carolina                         1          10,540,000         0.4%       6.0500%     1.39         73.5%
Iowa                                   2          10,030,802         0.4%       6.7722%     1.32         63.0%
Nebraska                               3           8,711,982         0.3%       6.1908%     1.22         79.1%
Maine                                  1           7,477,859         0.3%       6.6900%     1.24         69.9%
Louisiana                              1           6,700,000         0.2%       5.9600%     1.37         73.6%
Wyoming                                1           6,161,795         0.2%       7.3500%     1.37         58.7%
Arkansas                               1           4,654,059         0.2%       6.2700%     1.12         73.6%
Idaho                                  2           4,143,329         0.2%       6.5724%     1.22         70.2%
North Dakota                           3           4,100,000         0.2%       5.9100%     1.74         57.6%
Wisconsin                              1           2,940,000         0.1%       6.9925%     1.20         68.4%
West Virginia                          1           2,444,938         0.1%       6.5900%     1.20         71.9%
South Dakota                           1           2,429,000         0.1%       6.4200%     1.20         78.4%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              232      $2,720,810,685       100.0%       6.1705%     1.35x        70.6%
                                 =================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                  WEIGHTED
                                     NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED        WEIGHTED
                                    UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                     MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                              LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD(1)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              34      $1,339,161,000        49.2%       6.0009%     1.43x        71.2%             94
Balloon Loans with Partial IO Term       83       1,017,562,200        37.4%       6.2904%     1.25         71.1%             38
Balloon Loan without IO Term             69         334,205,424        12.3%       6.4718%     1.33         67.0%            N/A
ARD Loans with Partial IO Term            6          22,724,000         0.8%       6.4152%     1.19         66.6%             34
ARD Loans without IO Term                 1           3,940,943         0.1%       6.0600%     1.21         79.3%            N/A
Fully Amortizing                          1           3,217,118         0.1%       5.9100%     2.30         31.2%            N/A
                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 194      $2,720,810,685       100.0%       6.1705%     1.35x        70.6%            N/A
                                    ================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Office                               29       $  793,224,803        29.2%       6.2583%     1.45x        62.7%
Retail                               74          643,943,653        23.7%       5.9962%     1.28         76.2%
Multifamily                          58          507,463,387        18.7%       6.0361%     1.31         77.0%
Hotel                                27          325,011,094        11.9%       6.2963%     1.46         70.6%
Industrial                           16          229,821,000         8.4%       6.3767%     1.14         70.2%
Mixed Use                            15          153,348,610         5.6%       6.1338%     1.34         69.6%
Self Storage                          9           31,557,929         1.2%       6.2075%     1.40         64.3%
Healthcare                            2           19,973,785         0.7%       7.1868%     1.33         67.6%
Other                                 2           16,466,424         0.6%       6.5665%     1.16         68.1%
                                 ---------------------------------------------------------------------------------
                                    232       $2,720,810,685       100.0%       6.1705%     1.35x        70.6%
                                 =================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                        WEIGHTED
                                             NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                             MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                PROPERTY                       REAL        PRINCIPAL    MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE                    PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
OFFICE
                Central Business District        10      $440,190,812        16.2%       6.5219%     1.54x        55.8%
                Suburban                         19       353,033,991        13.0%       5.9296%     1.33         71.2%
                                            -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          29      $793,224,803        29.2%       6.2583%     1.45x        62.7%
                                            ===============================================================================
RETAIL
                Anchored                         35      $453,198,247        16.7%       5.9014%     1.30x        77.5%
                Unanchored                       39       190,745,405         7.0%       6.2214%     1.23         73.2%
                                            -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          74      $643,943,653        23.7%       5.9962%     1.28x        76.2%
                                            ===============================================================================
MULTIFAMILY
                Conventional                     52      $487,188,387        17.9%       6.0202%     1.31x        77.3%
                Manufactured Housing              4        10,300,000         0.4%       6.4096%     1.43         63.1%
                Independent Living                2         9,975,000         0.4%       6.4300%     1.23         77.3%
                                            -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          58      $507,463,387        18.7%       6.0361%     1.31x        77.0%
                                            ===============================================================================
HOTEL
                Full Service                      7      $176,117,543         6.5%       6.4154%     1.40x        66.3%
                Limited Service                  20       148,893,551         5.5%       6.1554%     1.52         75.6%
                                            -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          27      $325,011,094        11.9%       6.2963%     1.46x        70.6%
                                            ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                                        WEIGHTED
                                                                                         WEIGHTED        AVERAGE
                                                                            WEIGHTED     AVERAGE       REMAINING
                                                                             AVERAGE    REMAINING    LOCKOUT PLUS YM     WEIGHTED
                                NUMBER OF                  PERCENTAGE OF   REMAINING     LOCKOUT       PLUS STATIC       AVERAGE
           RANGE OF            UNDERLYING   CUT-OFF DATE    INITIAL NET     LOCKOUT      PLUS YM         PREMIUM        REMAINING
      REMAINING TERMS TO        MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD       PERIOD          PERIOD         MATURITY
STATED MATURITY (MONTHS) (1,2)   LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)  (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
    55 - 100                        23     $  711,333,548       26.1%          54           61              61             64
   101 - 119                       160      1,939,456,398       71.3%          84          112             112            116
   120 - 177                        11         70,020,739        2.6%         106          117             117            123
                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            194     $2,720,810,685      100.0%          76           98              98            102
                               =====================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                            WEIGHTED      WEIGHTED
                                                                               WEIGHTED     AVERAGE       AVERAGE
                                                                                AVERAGE    REMAINING     REMAINING        WEIGHTED
                                                                               REMAINING    LOCKOUT    LOCKOUT PLUS YM    AVERAGE
                                  NUMBER OF                    PERCENTAGE OF    LOCKOUT     PLUS YM      PLUS STATIC     REMAINING
                                 UNDERLYING    CUT-OFF DATE     INITIAL NET      PERIOD      PERIOD        PREMIUM        MATURITY
                                  MORTGAGE       PRINCIPAL     MORTGAGE POOL    (MONTHS)    (MONTHS)       PERIOD         (MONTHS)
PREPAYMENT OPTION                  LOANS        BALANCE (1)       BALANCE         (1)         (1)        (MONTHS) (1)       (1,2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                 161      $2,045,406,618        75.2%         97           97             97            101
Lockout / Yield Maintenance           17         410,669,129        15.1%         23           99             99            103
Yield Maintenance                     15         263,359,938         9.7%          0          110            110            116
Lockout                                1           1,375,000         0.1%         32           32             32             56
                                 --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              194      $2,720,810,685       100.0%         76           98             98            102
                                 ==================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                                WEIGHTED
                                OPEN PERIOD                  PERCENTAGE OF  WEIGHTED  WEIGHTED   AVERAGE              WEIGHTED
                                 NUMBER OF    CUT-OFF DATE     INITIAL       AVERAGE   AVERAGE  MORTGAGE  WEIGHTED     AVERAGE
                                  MORTGAGE      PRINCIPAL    MORTGAGE POOL    OPEN      LOAN    INTEREST   AVERAGE  CUT-OFF DATE
RANGE OF OPEN PERIODS              LOANS       BALANCE (1)      BALANCE      PERIOD     TERM      RATE    U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
1 -  2                               16      $  249,587,568        9.2%          2        92     6.3174%    1.22x        71.7%
3 -  4                              124       2,158,566,858       79.3%          4       108     6.1227%    1.36         70.8%
5 -  6                               43         174,137,426        6.4%          6       118     6.3130%    1.33         68.1%
7 - 61                               11         138,518,834        5.1%         11        96     6.4707%    1.36         68.5%
                                -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             194      $2,720,810,685      100.0%          4       106     6.1705%    1.35x        70.6%
                                =================================================================================================

MAXIMUM OPEN PERIOD:   61
MINIMUM OPEN PERIOD:    1
WTD. AVG. OPEN PERIOD:  4

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                            WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE  WEIGHTED     AVERAGE
                                   REAL       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE  CUT-OFF DATE
OWNERSHIP INTEREST              PROPERTIES    BALANCE (1)      BALANCE       RATES    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------
Fee                                 226     $2,455,534,974       90.3%      6.0955%     1.31x        73.4%
Leasehold                             4        210,183,711        7.7%      7.0109%     1.87         37.7%
Fee/Leasehold                         2         55,092,000        2.0%      6.3035%     1.16         69.7%
                                -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             232     $2,720,810,685      100.0%      6.1705%     1.35x        70.6%
                                =============================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                              WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                               UNDERLYING    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
                                MORTGAGE       PRINCIPAL        GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER             LOANS        BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.             94       $1,282,070,698        57.2%        6.3419%     1.38x        66.2%
Capmark                            32          585,716,852        26.1%        6.1461%     1.29         70.9%
KeyBank National Association       24          373,538,948        16.7%        5.8134%     1.35         77.2%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           150       $2,241,326,499       100.0%        6.2026%     1.36X        69.2%
                               ==================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                             MORTGAGE INTEREST RATES

                                                                              WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                               UNDERLYING    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF             MORTGAGE       PRINCIPAL        GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
   MORTGAGE INTEREST RATES       LOANS        BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
      5.6010% - 5.7500%              8      $  451,040,855        20.1%        5.6321%     1.34x        79.0%
      5.7501% - 5.8500%             18         302,846,836        13.5%        5.7920%     1.34         73.6%
      5.8501% - 6.0000%             12         160,746,558         7.2%        5.9490%     1.40         70.5%
      6.0001% - 6.1000%             10          64,047,114         2.9%        6.0524%     1.28         71.4%
      6.1001% - 6.2500%             15         198,794,869         8.9%        6.1794%     1.34         71.3%
      6.2501% - 6.5000%             47         552,352,388        24.6%        6.3726%     1.23         71.1%
      6.5001% - 7.0000%             33         255,271,980        11.4%        6.6581%     1.26         67.6%
      7.0001% - 7.3500%              7         256,225,899        11.4%        7.0867%     1.77         41.8%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            150      $2,241,326,499       100.0%        6.2026%     1.36X        69.2%
                               ==================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     7.3500%
MINIMUM MORTGAGE INTEREST RATE:     5.6010%
WTD. AVG. MORTGAGE INTEREST RATE:   6.2026%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                              WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                               UNDERLYING    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF CUT-OFF DATE        MORTGAGE       PRINCIPAL        GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
   PRINCIPAL BALANCES (1)        LOANS        BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
    $824,000 -    1,000,000          3      $    2,740,116         0.1%        6.4070%     1.27x        76.3%
   1,000,001 -    1,500,000         10          13,506,309         0.6%        6.3238%     1.41         60.7%
   1,500,001 -    2,000,000          8          14,155,641         0.6%        6.6377%     1.31         67.1%
   2,000,001 -    2,500,000         12          28,662,566         1.3%        6.3373%     1.22         72.4%
   2,500,001 -    3,000,000          6          16,840,073         0.8%        6.6175%     1.37         62.6%
   3,000,001 -    3,500,000         11          35,818,917         1.6%        6.2745%     1.44         63.3%
   3,500,001 -    4,000,000          8          30,828,992         1.4%        6.3740%     1.26         73.0%
   4,000,001 -    4,500,000          7          30,354,298         1.4%        6.1579%     1.47         62.2%
   4,500,001 -    5,000,000          6          28,754,009         1.3%        6.5384%     1.21         73.5%
   5,000,001 -    6,000,000          7          38,491,826         1.7%        6.3363%     1.47         64.9%
   6,000,001 -    7,000,000          9          58,085,090         2.6%        6.3451%     1.31         65.5%
   7,000,001 -    8,000,000         11          81,371,058         3.6%        6.1914%     1.37         68.4%
   8,000,001 -    9,000,000          7          59,897,176         2.7%        6.2635%     1.27         69.8%
   9,000,001 -   10,000,000          6          57,466,505         2.6%        6.2986%     1.24         70.2%
  10,000,001 -   12,500,000          7          75,347,108         3.4%        6.0340%     1.22         74.0%
  12,500,001 -   15,000,000          4          51,990,614         2.3%        6.5635%     1.44         65.1%
  15,000,001 -   17,500,000          4          63,639,000         2.8%        6.1113%     1.32         73.3%
  17,500,001 -   19,000,000          3          55,210,000         2.5%        6.4774%     1.18         76.1%
  19,000,001 -   24,000,000          3          62,280,000         2.8%        6.7648%     1.23         66.4%
  24,000,001 -   30,000,000          3          79,200,000         3.5%        6.3223%     1.47         68.2%
  30,000,001 -   37,500,000          3         105,900,000         4.7%        6.0046%     1.34         74.8%
  37,500,001 -   55,000,000          5         232,572,200        10.4%        6.0837%     1.34         74.4%
  55,000,001 -   80,000,000          1          63,665,000         2.8%        5.6700%     1.51         83.8%
  80,000,001 -  145,000,000          2         214,000,000         9.5%        6.0650%     1.25         72.2%
 145,000,001 - $200,000,000          4         740,550,000        33.0%        6.1959%     1.42         65.0%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            150      $2,241,326,499       100.0%        6.2026%     1.36X        69.2%
                               ==================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $200,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $    824,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 14,942,177

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                              WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
           RANGE OF            UNDERLYING    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
   ORIGINAL AMORTIZATION        MORTGAGE       PRINCIPAL        GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
     TERMS (MONTHS) (1)          LOANS        BALANCE (2)       BALANCE         RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------
      Interest Only                 21      $1,043,526,000        46.6%        6.0225%     1.45x        69.0%
        180 - 300                   12          86,566,811         3.9%        6.5985%     1.42         64.4%
        301 - 360                  117       1,111,233,688        49.6%        6.3410%     1.26         69.8%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            150      $2,241,326,499       100.0%        6.2026%     1.36X        69.2%
                               ==================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   355

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                              WEIGHTED
          RANGE OF              NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
       ORIGINAL TERMS          UNDERLYING    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
          TO STATED             MORTGAGE       PRINCIPAL        GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
    MATURITY (MONTHS) (1)        LOANS        BALANCE (2)       BALANCE         RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------
       59 -  60                     11      $  314,368,382        14.0%        6.8347%     1.67x        49.2%
       61 -  84                      4         163,725,000         7.3%        6.1401%     1.29         75.9%
       85 - 120                    126       1,728,165,241        77.1%        6.0950%     1.30         72.4%
      121 - 180                      9          35,067,875         1.6%        6.1295%     1.44         64.7%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            150      $2,241,326,499       100.0%        6.2026%     1.36X        69.2%
                               ==================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      59
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                              WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
          RANGE OF             UNDERLYING    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
   REMAINING AMORTIZATION       MORTGAGE       PRINCIPAL        GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
    TERMS (MONTHS) (1, 2)         LOANS       BALANCE (2)       BALANCE        RATES     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------
      Interest Only                 21      $1,043,526,000       46.6%         6.0225%     1.45x        69.0%
        177 - 240                    3          13,154,697        0.6%         5.9113%     1.59         53.9%
        241 - 300                    9          73,412,114        3.3%         6.7217%     1.39         66.3%
        301 - 355                   12          39,723,276        1.8%         6.1149%     1.36         69.5%
        356 - 360                  105       1,071,510,412       47.8%         6.3493%     1.26         69.9%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            150      $2,241,326,499      100.0%         6.2026%     1.36x        69.2%
                               ==================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     177
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   354

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                              WEIGHTED
          RANGE OF              NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
      REMAINING TERMS          UNDERLYING    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
         TO STATED              MORTGAGE       PRINCIPAL        GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
  MATURITY (MONTHS) (1, 2)        LOANS       BALANCE (2)       BALANCE        RATES     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------
         55 -  70                   11      $  314,368,382       14.0%         6.8347%     1.67x        49.2%
         71 -  90                    4         163,725,000        7.3%         6.1401%     1.29         75.9%
         91 - 115                   27         400,179,725       17.9%         5.8375%     1.33         72.0%
        116 - 117                   59       1,056,163,058       47.1%         6.0879%     1.30         73.1%
        118 - 120                   47         299,478,594       13.4%         6.4770%     1.29         70.1%
        121 - 177                    2           7,411,739        0.3%         5.7402%     2.02         39.3%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            150      $2,241,326,499      100.0%         6.2026%     1.36x        69.2%
                               ==================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     177
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                      YEARS BUILT/YEARS RENOVATED (1, 2, 3)

                                                                              WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                                MORTGAGED    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
       RANGE OF YEARS             REAL         PRINCIPAL        GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
     BUILT/RENOVATED (1)       PROPERTIES     BALANCE (2)       BALANCE        RATES     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------
        1920 - 1985                 16      $  102,514,035        4.6%         6.2962%     1.35x        68.2%
        1986 - 1995                 22         434,437,590       19.4%         6.4831%     1.56         55.6%
        1996 - 2000                 24         232,397,301       10.4%         6.2525%     1.22         66.8%
        2001 - 2004                 25         351,102,275       15.7%         6.0210%     1.34         69.2%
        2005 - 2008                 88       1,109,883,256       49.5%         6.1283%     1.31         75.2%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            175      $2,230,334,457       99.5%         6.2012%     1.36x        69.2%
                               ==================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2008
OLDEST YEAR BUILT/RENOVATED:        1920
WTD. AVG. YEAR BUILT/RENOVATED:     2000

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(3) THE ST. LOUIS HILTON AND MIKE SHANNON'S RESTAURANT MORTGAGE LOAN IS EXCLUDED FROM THE ABOVE STRATIFICATION.

                    OCCUPANCY RATES AT UNDERWRITING (1, 2, 3)

                                                                              WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                                MORTGAGED    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
          RANGE OF                REAL         PRINCIPAL        GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
 OCCUPANCY RATES AT U/W (2)    PROPERTIES     BALANCE (1)       BALANCE        RATES     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
         0% - 50%                    3      $   17,378,111        0.8%         5.8916%     1.39x        78.9%
        51% - 75%                   25         254,021,041       11.3%         6.2891%      1.35        71.6%
        76% - 90%                   41         360,286,396       16.1%         6.2166%      1.37        67.4%
        91% - 95%                   20         283,960,399       12.7%         6.1213%      1.30        74.6%
        96% - 97%                    7         151,858,253        6.8%         6.4742%      1.18        70.2%
        98% - 100%                  79       1,168,347,917       52.1%         6.1663%      1.39        67.8%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            175      $2,235,852,116       99.8%         6.2014%     1.36x        69.3%
                               ==================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:       0%
WTD. AVG. OCCUPANCY RATE AT U/W:    92%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

(3)  THE FLY AWAY PARKING MORTGAGE LOAN IS EXCLUDED FROM THE ABOVE
     STRATIFICATION.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                              WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                               UNDERLYING    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
          RANGE OF              MORTGAGE      PRINCIPAL         GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
         U/W DSCRS                LOANS       BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
       1.03x - 1.10                  2      $   19,107,042         0.9%        6.1976%     1.03x        73.3%
       1.11  - 1.15                  6         308,216,416        13.8%        6.4302%     1.14         69.5%
       1.16  - 1.20                 30         211,161,588         9.4%        6.2481%     1.18         73.3%
       1.21  - 1.27                 43         285,624,861        12.7%        6.3166%     1.24         75.0%
       1.28  - 1.33                 24         636,179,850        28.4%        5.8171%     1.31         75.7%
       1.34  - 1.38                  7         123,394,375         5.5%        5.9686%     1.36         75.4%
       1.39  - 1.43                 15         221,667,918         9.9%        6.3287%     1.41         66.0%
       1.44  - 1.49                  6          76,460,633         3.4%        6.1920%     1.46         67.8%
       1.50  - 1.57                  3          82,350,000         3.7%        5.8698%     1.51         80.3%
       1.58  - 1.68                  5          43,588,299         1.9%        6.1248%     1.60         64.1%
       1.69  - 2.00                  5         218,234,205         9.7%        6.9735%     1.89         37.3%
       2.01  - 2.43                  4          15,341,311         0.7%        6.0294%     2.28         43.8%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            150      $2,241,326,499       100.0%        6.2026%     1.36x        69.2%
                               ==================================================================================

MAXIMUM U/W DSCR:     2.43X
MINIMUM U/W DSCR:     1.03X
WTD. AVG. U/W DSCR:   1.36X

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                              WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                               UNDERLYING    CUT-OFF DATE     INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL         GROUP 1       INTEREST    AVERAGE   CUT-OFF DATE
  LOAN-TO-VALUE RATIOS (1)       LOANS       BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
        31.2% - 50.0%               10      $  233,128,836        10.4%        6.9568%     1.88x        37.0%
        50.1% - 60.0%               14          85,606,857         3.8%        6.5523%     1.43         56.0%
        60.1% - 65.0%               17         159,992,789         7.1%        6.3156%     1.36         62.4%
        65.1% - 70.0%               32         713,548,239        31.8%        6.1555%     1.27         68.8%
        70.1% - 73.0%               18         117,722,809         5.3%        6.4803%     1.33         71.7%
        73.1% - 75.0%               16         220,262,392         9.8%        5.9828%     1.27         74.0%
        75.1% - 77.0%               15          82,591,266         3.7%        6.1865%     1.24         75.9%
        77.1% - 77.5%                1          17,000,000         0.8%        6.1200%     1.32         77.3%
        77.6% - 78.5%                8         123,406,200         5.5%        6.2630%     1.23         78.3%
        78.6% - 79.0%                2          39,800,000         1.8%        6.1024%     1.36         78.7%
        79.1% - 79.5%                4          48,560,943         2.2%        6.4632%     1.18         79.2%
        79.6% - 80.0%                8          75,681,166         3.4%        6.0057%     1.27         80.0%
        80.1% - 87.5%                5         324,025,000        14.5%        5.6689%     1.34         85.6%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            150      $2,241,326,499       100.0%        6.2026%     1.36x        69.2%
                               ==================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     87.5%
MINIMUM CUT-OFF DATE LTV RATIO (1):     31.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   69.2%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                             WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                MORTGAGED    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                                  REAL         PRINCIPAL         GROUP 1     INTEREST    AVERAGE   CUT-OFF DATE
STATE                          PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
New York                            15      $  696,484,347        31.1%       6.2823%     1.47x        61.4%
Florida                             10         252,064,000        11.2%       5.7536%     1.30         83.9%
California                          22         221,759,571         9.9%       6.1579%     1.34         67.2%
   Southern California (2)          16         165,947,571         7.4%       6.1203%     1.35         67.8%
   Northern California (2)           6          55,812,000         2.5%       6.2697%     1.31         65.5%
Illinois                            11          87,981,686         3.9%       6.3149%     1.23         73.4%
Arizona                             10          76,958,061         3.4%       6.1551%     1.22         74.5%
Connecticut                          6          76,442,155         3.4%       6.3392%     1.40         67.8%
New Jersey                           6          74,576,000         3.3%       6.0517%     1.51         68.1%
Tennessee                            6          73,294,382         3.3%       6.4662%     1.21         68.5%
Texas                               13          60,222,843         2.7%       6.4533%     1.26         68.6%
North Carolina                       8          55,071,976         2.5%       6.3520%     1.29         71.6%
New Mexico                           1          54,000,000         2.4%       5.7990%     1.35         81.8%
Kentucky                             2          53,886,659         2.4%       6.3564%     1.14         68.6%
Indiana                              5          50,725,272         2.3%       6.2184%     1.24         77.9%
Georgia                              7          42,581,153         1.9%       6.3166%     1.16         71.6%
Michigan                             4          33,288,613         1.5%       5.9167%     1.40         69.1%
Missouri                             2          32,592,042         1.5%       7.0434%     1.21         62.1%
Massachusetts                        4          27,284,281         1.2%       5.6780%     1.45         75.3%
Alabama                              5          27,115,865         1.2%       6.2231%     1.43         67.2%
Washington                           3          24,774,621         1.1%       5.7844%     1.39         67.1%
Ohio                                 6          24,188,151         1.1%       6.3412%     1.22         76.2%
Utah                                 2          19,775,000         0.9%       6.1681%     1.20         72.8%
Vermont                              2          19,601,491         0.9%       6.3780%     1.49         69.0%
Hawaii                               2          17,246,593         0.8%       6.3671%     1.33         66.2%
Colorado                             3          16,194,890         0.7%       6.1692%     1.25         73.5%
New Hampshire                        2          15,731,174         0.7%       5.6700%     1.51         83.8%
Pennsylvania                         3          14,297,416         0.6%       6.4912%     1.32         72.4%
Oregon                               1          11,700,000         0.5%       6.0200%     1.23         75.5%
Oklahoma                             2          10,855,678         0.5%       6.5679%     1.27         72.4%
Delaware                             1          10,625,000         0.5%       6.3800%     1.14         68.1%
Mississippi                          1          10,315,067         0.5%       5.9500%     1.36         68.8%
Virginia                             3           9,774,677         0.4%       6.4738%     1.50         75.9%
Nevada                               1           8,869,633         0.4%       6.8800%     1.48         68.8%
Maine                                1           7,477,859         0.3%       6.6900%     1.24         69.9%
Wyoming                              1           6,161,795         0.3%       7.3500%     1.37         58.7%
Iowa                                 1           5,987,537         0.3%       7.0100%     1.39         58.7%
Arkansas                             1           4,654,059         0.2%       6.2700%     1.12         73.6%
Wisconsin                            1           2,940,000         0.1%       6.9925%     1.20         68.4%
South Dakota                         1           2,429,000         0.1%       6.4200%     1.20         78.4%
Idaho                                1           1,397,955         0.1%       6.9700%     1.23         69.9%
                               ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            176      $2,241,326,499       100.0%       6.2026%     1.36x        69.2%
                               =================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.

     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                             WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED       WEIGHTED
                               UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                MORTGAGE       PRINCIPAL         GROUP 1     INTEREST    AVERAGE   CUT-OFF DATE      REMAINING
LOAN TYPE                         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans         21      $1,043,526,000        46.6%       6.0225%     1.45x         69.0%             99
Balloon Loans with Partial
   IO Term                          62         867,358,200        38.7%       6.3261%     1.25          70.6%             39
Balloon Loan without IO Term        59         300,560,237        13.4%       6.4608%     1.35          66.8%            N/A
ARD Loans with Partial
   IO Term                           6          22,724,000         1.0%       6.4152%     1.19          66.6%             34
ARD Loans without IO Term            1           3,940,943         0.2%       6.0600%     1.21          79.3%            N/A
Fully Amortizing                     1           3,217,118         0.1%       5.9100%     2.30          31.2%            N/A
                               -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            150      $2,241,326,499       100.0%       6.2026%     1.36x         69.2%            N/A
                               =================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                             WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                MORTGAGED    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                                  REAL         PRINCIPAL        GROUP 1      INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE                  PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Office                              29      $  793,224,803        35.4%       6.2583%     1.45x        62.7%
Retail                              74         643,943,653        28.7%       5.9962%     1.28         76.2%
Hotel                               27         325,011,094        14.5%       6.2963%     1.46         70.6%
Industrial                          16         229,821,000        10.3%       6.3767%     1.14         70.2%
Mixed Use                           15         153,348,610         6.8%       6.1338%     1.34         69.6%
Self Storage                         9          31,557,929         1.4%       6.2075%     1.40         64.3%
Multifamily                          2          27,979,200         1.2%       6.3100%     1.27         78.3%
Healthcare                           2          19,973,785         0.9%       7.1868%     1.33         67.6%
Other                                2          16,466,424         0.7%       6.5665%     1.16         68.1%
                               ---------------------------------------------------------------------------------
                                   176      $2,241,326,499       100.0%       6.2026%     1.36x        69.2%
                               =================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                        WEIGHTED
                                             NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                             MORTGAGED   CUT-OFF DATE    INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                PROPERTY                       REAL        PRINCIPAL        GROUP 1     INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE                    PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
OFFICE
                Central Business District       10       $440,190,812        19.6%       6.5219%     1.54x        55.8%
                Suburban                        19        353,033,991        15.8%       5.9296%     1.33         71.2%
                                            -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         29       $793,224,803        35.4%       6.2583%     1.45x        62.7%
                                            ===============================================================================
RETAIL
                Anchored                        35       $453,198,247        20.2%       5.9014%     1.30x        77.5%
                Unanchored                      39        190,745,405         8.5%       6.2214%     1.23         73.2%
                                            -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         74       $643,943,653        28.7%       5.9962%     1.28x        76.2%
                                            ===============================================================================
HOTEL
                Full Service                     7       $176,117,543         7.9%       6.4154%     1.40         66.3%
                Limited Service                 20        148,893,551         6.6%       6.1554%     1.52x        75.6%
                                            -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         27       $325,011,094        14.5%       6.2963%     1.46x        70.6%
                                            ===============================================================================
MULTIFAMILY
                Conventional                     2       $ 27,979,200         1.2%       6.3100%     1.27x        78.3%
                                            -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          2       $ 27,979,200         1.2%       6.3100%     1.27x        78.3%
                                            ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                    WEIGHTED       WEIGHTED            WEIGHTED
                                                                     AVERAGE        AVERAGE       AVERAGE REMAINING      WEIGHTED
        RANGE OF         NUMBER OF                  PERCENTAGE OF    REMAINING     REMAINING       LOCKOUT PLUS YM       AVERAGE
 REMAINING TERMS TO     UNDERLYING   CUT-OFF DATE    INITIAL LOAN    LOCKOUT        LOCKOUT      PLUS STATIC PREMIUM    REMAINING
   STATED MATURITY       MORTGAGE      PRINCIPAL       GROUP 1        PERIOD     PLUS YM PERIOD         PERIOD           MATURITY
    (MONTHS) (1,2)        LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)     (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
    55 - 100                15      $  478,093,382       21.3%          51             60                 60                 64
   101 - 119               124       1,693,212,377       75.5%          80            112                112                116
   120 - 177                11          70,020,739        3.1%         106            117                117                123
                        ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    150      $2,241,326,499      100.0%          75            101                101                105
                        ============================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                     WEIGHTED       WEIGHTED          WEIGHTED
                                                                     AVERAGE        AVERAGE       AVERAGE REMAINING      WEIGHTED
                         NUMBER OF                  PERCENTAGE OF    REMAINING     REMAINING       LOCKOUT PLUS YM       AVERAGE
                        UNDERLYING   CUT-OFF DATE    INITIAL LOAN    LOCKOUT        LOCKOUT      PLUS STATIC PREMIUM    REMAINING
                         MORTGAGE      PRINCIPAL       GROUP 1        PERIOD     PLUS YM PERIOD         PERIOD           MATURITY
PREPAYMENT OPTION         LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)     (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance       120      $1,580,778,431       70.5%         100            100                100                104
Lockout / Yield
   Maintenance              16         403,969,129       18.0%          23             99                 99                103
Yield Maintenance           13         255,203,938       11.4%           0            110                110                116
Lockout                      1           1,375,000        0.1%          32             32                 32                 56
                        ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    150      $2,241,326,499      100.0%          75            101                101                105
                        ============================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                        WEIGHTED
                        OPEN PERIOD                  PERCENTAGE OF  WEIGHTED  WEIGHTED   AVERAGE              WEIGHTED
                         NUMBER OF    CUT-OFF DATE    INITIAL LOAN   AVERAGE  AVERAGE   MORTGAGE  WEIGHTED    AVERAGE
       RANGE OF          MORTGAGE       PRINCIPAL       GROUP 1       OPEN      LOAN    INTEREST   AVERAGE  CUT-OFF DATE
     OPEN PERIODS         LOANS        BALANCE (1)      BALANCE      PERIOD     TERM      RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
       1 -  2                14      $  223,387,568       10.0%         2        94      6.3121%    1.22x       71.8%
       3 -  4                93       1,741,903,421       77.7%         4       111      6.1585%    1.37        69.2%
       5 -  6                33         142,516,676        6.4%         6       118      6.3053%    1.34        67.2%
       7 - 61                10         133,518,834        6.0%        11        95      6.4854%    1.37        68.0%
                        -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     150      $2,241,326,499      100.0%         4       109      6.2026%    1.36x       69.2%
                        =================================================================================================

MAXIMUM OPEN PERIOD:     61
MINIMUM OPEN PERIOD:      1
WTD. AVG. OPEN PERIOD:    4

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                             WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                MORTGAGED    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED       AVERAGE
                                  REAL         PRINCIPAL        GROUP 1      INTEREST    AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST             PROPERTIES     BALANCE (1)       BALANCE        RATES    U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Fee                                170      $1,976,050,787       88.2%        6.1138%     1.31x        72.6%
Leasehold                            4         210,183,711        9.4%        7.0109%     1.87         37.7%
Fee/Leasehold                        2          55,092,000        2.5%        6.3035%     1.16         69.7%
                               ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            176      $2,241,326,499       100.0%       6.2026%     1.36x        69.2%
                               =================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                                  MORTGAGE       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER                LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.               38        $389,328,187         81.2%       6.0299%     1.28x        76.5%
KeyBank National Association          3          57,756,000         12.0%       5.7220%     1.57         83.7%
Capmark                               3          32,400,000          6.8%       6.4343%     1.22         70.1%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              44        $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 =================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                             MORTGAGE INTEREST RATES

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF                 MORTGAGE       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
  MORTGAGE INTEREST RATES           LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
      5.6300% - 5.7500%               7        $113,050,000         23.6%       5.6531%     1.47x        79.8%
      5.7501% - 5.8500%               3          30,850,000          6.4%       5.7900%     1.38         76.1%
      5.8501% - 6.0000%               6         116,030,000         24.2%       5.8769%     1.24         78.5%
      6.0001% - 6.1000%               4          76,385,000         15.9%       6.0530%     1.34         74.8%
      6.1001% - 6.2500%               4          16,381,000          3.4%       6.1630%     1.30         73.0%
      6.2501% - 6.5000%              14          96,293,430         20.1%       6.4209%     1.22         75.2%
      6.5001% - 6.9800%               6          30,494,757          6.4%       6.7341%     1.22         73.3%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              44        $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.9800%
MINIMUM MORTGAGE INTEREST RATE:     5.6300%
WTD. AVG. MORTGAGE INTEREST RATE:   6.0202%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE        MORTGAGE       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
    PRINCIPAL BALANCES (1)          LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
   $1,718,000 -  2,000,000            4        $  7,350,272          1.5%       6.3289%     1.24x        71.0%
    2,000,001 -  2,500,000            4           8,989,757          1.9%       6.4212%     1.26         74.0%
    2,500,001 -  3,000,000            2           5,695,374          1.2%       6.3726%     1.24         75.2%
    3,000,001 -  3,500,000            4          12,666,000          2.6%       5.8307%     1.24         77.1%
    3,500,001 -  4,500,000            4          16,643,265          3.5%       6.1262%     1.42         67.8%
    4,500,001 -  6,000,000            3          16,300,000          3.4%       6.4505%     1.23         82.7%
    6,000,001 -  8,000,000            4          25,464,866          5.3%       6.3343%     1.25         72.0%
    8,000,001 - 10,000,000            9          82,919,653         17.3%       6.0436%     1.29         76.6%
   10,000,001 - 15,000,000            3          37,000,000          7.7%       5.9478%     1.26         75.5%
   15,000,001 - 20,000,000            2          39,500,000          8.2%       6.4646%     1.20         75.0%
   20,000,001 - 30,000,000            1          25,070,000          5.2%       5.6500%     1.42         74.4%
   30,000,001 - 40,000,000            2          67,285,000         14.0%       6.0500%     1.36         74.1%
   40,000,001 - 55,000,000            1          49,600,000         10.3%       5.6600%     1.63         84.8%
   55,000,001 - 85,000,000            1          85,000,000         17.7%       5.8560%     1.21         80.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              44        $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $85,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 1,718,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $10,897,368

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
          RANGE OF               UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
    ORIGINAL AMORTIZATION         MORTGAGE       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
     TERMS (MONTHS) (1)             LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
       Interest Only                 13        $295,635,000         61.7%       5.9250%     1.34x        79.1%
         300 - 300                    1           2,089,653          0.4%       6.4050%     1.21         72.1%
         301 - 360                   30         181,759,534         37.9%       6.1705%     1.27         73.4%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              44        $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):    360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):    300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS)(3):   359

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
           RANGE OF               UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
        ORIGINAL TERMS             MORTGAGE       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)      LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
          60 -  60                     7        $148,240,166         30.9%       6.0051%     1.42x        77.8%
          61 -  84                     1          85,000,000         17.7%       5.8560%     1.21         80.0%
          85 - 120                    31         223,516,077         46.6%       6.0902%     1.30         75.2%
         121 - 122                     5          22,727,943          4.7%       6.0432%     1.21         75.3%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               44        $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                  =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    95

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
             RANGE OF            UNDERLYING   CUT-OFF DATE    INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
    REMAINING AMORTIZATION        MORTGAGE      PRINCIPAL       GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
     TERMS (MONTHS) (1, 2)          LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
        Interest Only                13       $295,635,000        61.7%       5.9250%     1.34x        79.1%
          296 - 358                   9         25,150,534         5.2%       6.4322%     1.22         70.3%
          359 - 360                  22        158,698,653        33.1%       6.1321%     1.27         73.9%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              44       $479,484,187       100.0%       6.0202%     1.31x        76.9%
                                 ===============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     296
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   358

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
            RANGE OF                UNDERLYING   CUT-OFF DATE    INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
        REMAINING TERMS              MORTGAGE      PRINCIPAL       GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)     LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
           55 -  70                      7       $148,240,166        30.9%       6.0051%     1.42x        77.8%
           71 - 114                      7        119,580,000        24.9%       5.8546%     1.25         79.2%
          115 - 117                     19        136,437,635        28.5%       6.1312%     1.28         77.2%
          118 - 119                     11         75,226,386        15.7%       6.1115%     1.28         70.9%
                                    -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 44       $479,484,187       100.0%       6.0202%     1.31x        76.9%
                                    ===============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     119
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    91

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
       RANGE OF YEARS             MORTGAGE       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
     BUILT/RENOVATED (1)            LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
        1952 - 1985                   7        $ 19,685,653          4.1%       6.3638%     1.30x        67.9%
        1986 - 1995                   1           2,745,374          0.6%       6.3700%     1.21         70.4%
        1996 - 2000                   6          35,314,000          7.4%       6.1661%     1.27         74.3%
        2001 - 2004                  13         117,021,918         24.4%       6.0056%     1.30         74.2%
        2005 - 2007                  29         304,717,243         63.6%       5.9835%     1.33         78.9%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              56        $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED:        1952
WTD. AVG. YEAR BUILT/RENOVATED:     2003

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
          RANGE OF                MORTGAGE       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (2)        LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
     83% -  87%                       8        $ 61,437,918         12.8%       6.1606%     1.32x        72.7%
     88% -  92%                      15         210,607,687         43.9%       5.8810%     1.32         79.1%
     93% -  95%                      15         110,191,000         23.0%       6.1777%     1.29         76.8%
     96% - 100%                      18          97,247,582         20.3%       6.0543%     1.31         74.9%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              56        $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:      83%
WTD. AVG. OCCUPANCY RATE AT U/W:    92%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
          U/W DSCRS                 LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
         1.17x - 1.21                15        $181,138,748         37.8%       6.0753%     1.20x        76.2%
         1.22  - 1.26                15          83,640,438         17.4%       6.3325%     1.24         77.4%
         1.27  - 1.39                 9         122,255,000         25.5%       5.9750%     1.35         75.7%
         1.40  - 1.74                 5          92,450,000         19.3%       5.6893%     1.55         79.3%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              44        $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 =================================================================================

MAXIMUM U/W DSCR:     1.74x
MINIMUM U/W DSCR:     1.17x
WTD. AVG. U/W DSCR:   1.31x

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE        MORTGAGE       PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
       50.5% - 60.0%                  2        $  6,020,290          1.3%       6.0535%     1.58x        55.3%
       60.1% - 75.0%                 15         171,768,748         35.8%       6.1206%     1.31         72.0%
       75.1% - 80.0%                 25         246,395,148         51.4%       6.0096%     1.25         79.0%
       80.1% - 87.7%                  2          55,300,000         11.5%       5.7517%     1.59         85.1%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              44        $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     87.7%
MINIMUM CUT-OFF DATE LTV RATIO (1):     50.5%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   76.9%

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                              WEIGHTED
                                  NUMBER OF                   PERCENTAGE OF    AVERAGE                WEIGHTED
                                  MORTGAGED   CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
STATE                            PROPERTIES    BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
North Carolina                       14       $ 97,063,000         20.2%       6.1222%     1.28x        73.4%
Texas                                12         91,695,306         19.1%       6.3223%     1.22         77.7%
Nevada                                1         85,000,000         17.7%       5.8560%     1.21         80.0%
Ohio                                  1         49,600,000         10.3%       5.6600%     1.63         84.8%
Michigan                              5         37,650,000          7.9%       5.8516%     1.39         74.8%
Maryland                              1         25,070,000          5.2%       5.6500%     1.42         74.4%
Georgia                               3         15,600,000          3.3%       5.6550%     1.28         79.6%
New Jersey                            3         12,030,166          2.5%       6.4471%     1.24         77.1%
South Carolina                        1         10,540,000          2.2%       6.0500%     1.39         73.5%
Indiana                               1          9,280,000          1.9%       5.6550%     1.40         80.0%
Nebraska                              3          8,711,982          1.8%       6.1908%     1.22         79.1%
Louisiana                             1          6,700,000          1.4%       5.9600%     1.37         73.6%
Colorado                              1          6,200,000          1.3%       6.7400%     1.23         66.7%
Mississippi                           1          6,139,866          1.3%       6.4600%     1.21         69.3%
North Dakota                          3          4,100,000          0.9%       5.9100%     1.74         57.6%
Iowa                                  1          4,043,265          0.8%       6.4200%     1.21         69.3%
New York                              1          2,950,000          0.6%       6.3750%     1.26         79.7%
Idaho                                 1          2,745,374          0.6%       6.3700%     1.21         70.4%
West Virginia                         1          2,444,938          0.5%       6.5900%     1.20         71.9%
Virginia                              1          1,920,290          0.4%       6.3600%     1.25         50.5%
                                 --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              56       $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 ================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                              WEIGHTED
                                  NUMBER OF                   PERCENTAGE OF    AVERAGE                WEIGHTED        WEIGHTED
                                 UNDERLYING   CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE      PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                           LOANS      BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
---------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans          13       $295,635,000         61.7%       5.9250%     1.34x        79.1%             80
Balloon Loans with Partial IO Term   21        150,204,000         31.3%       6.0842%     1.28         74.5%             34
Balloon Loan without IO Term         10         33,645,187          7.0%       6.5705%     1.21         68.6%            N/A
                                 ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              44       $479,484,187        100.0%       6.0202%     1.31x        76.9%            N/A
                                 ================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                              WEIGHTED
                                  NUMBER OF                   PERCENTAGE OF    AVERAGE                WEIGHTED
                                  MORTGAGED   CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL        GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES    BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Multifamily                          56       $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 --------------------------------------------------------------------------------
                                     56       $479,484,187        100.0%       6.0202%     1.31x        76.9%
                                 ================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                   WEIGHTED
                                       NUMBER OF                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                                       MORTGAGED    CUT-OFF DATE    INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                PROPERTY                  REAL        PRINCIPAL       GROUP 2      INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE               PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
Multifamily
                Conventional               50       $459,209,187        95.8%       6.0025%     1.31x        77.2%
                Manufactured Housing        4         10,300,000         2.1%       6.4096%     1.43         63.1%
                Independent Living          2          9,975,000         2.1%       6.4300%     1.23         77.3%
                                       --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    56       $479,484,187       100.0%       6.0202%     1.31x        76.9%
                                       ================================================================================

(1)  Based on a Cut-off Date in November 2007.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                       WEIGHTED      WEIGHTED         WEIGHTED
                                                                       AVERAGE        AVERAGE     AVERAGE REMAINING     WEIGHTED
                                NUMBER OF              PERCENTAGE OF   REMAINING     REMAINING     LOCKOUT PLUS YM      AVERAGE
           RANGE OF            UNDERLYING CUT-OFF DATE  INITIAL LOAN    LOCKOUT       LOCKOUT    PLUS STATIC PREMIUM   REMAINING
      REMAINING TERMS TO        MORTGAGE    PRINCIPAL     GROUP 2       PERIOD    PLUS YM PERIOD       PERIOD           MATURITY
STATED MATURITY (MONTHS) (1,2)    LOANS    BALANCE (1)    BALANCE    (MONTHS) (1)  (MONTHS) (1)     (MONTHS) (1)     (MONTHS) (1,2)
-----------------------------------------------------------------------------------------------------------------------------------
          55 - 100                  8     $233,240,166      48.6%          61           61               61                 64
         101 - 115                 13       84,846,982      17.7%         110          110              110                113
         116 - 119                 23      161,397,039      33.7%         104          114              114                118
                               ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            44     $479,484,187     100.0%          84           87               87                 91
                               ====================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                       WEIGHTED      WEIGHTED         WEIGHTED
                                                                       AVERAGE        AVERAGE     AVERAGE REMAINING     WEIGHTED
                                NUMBER OF              PERCENTAGE OF   REMAINING     REMAINING     LOCKOUT PLUS YM      AVERAGE
                               UNDERLYING CUT-OFF DATE  INITIAL LOAN    LOCKOUT       LOCKOUT    PLUS STATIC PREMIUM   REMAINING
                                MORTGAGE    PRINCIPAL     GROUP 2       PERIOD    PLUS YM PERIOD       PERIOD           MATURITY
PREPAYMENT OPTION                 LOANS    BALANCE (1)    BALANCE    (MONTHS) (1)  (MONTHS) (1)     (MONTHS) (1)     (MONTHS) (1,2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance               41     $464,628,187      96.9%         87            87               87                 90
Yield Maintenance                   2        8,156,000       1.7%          0           111              111                117
Lockout / Yield Maintenance         1        6,700,000       1.4%         21           115              115                117
                               ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            44     $479,484,187     100.0%         84            87               87                 91
                               ====================================================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                             WEIGHTED
                          OPEN PERIOD                  PERCENTAGE OF   WEIGHTED   WEIGHTED    AVERAGE                WEIGHTED
                           NUMBER OF    CUT-OFF DATE    INITIAL LOAN    AVERAGE    AVERAGE   MORTGAGE   WEIGHTED      AVERAGE
       RANGE OF             MORTGAGE      PRINCIPAL      GROUP 2         OPEN       LOAN     INTEREST    AVERAGE   CUT-OFF DATE
     OPEN PERIODS            LOANS       BALANCE (1)     BALANCE        PERIOD      TERM       RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
        2 - 3                 23        $321,672,437       67.1%          3           97      5.9659%     1.31x        78.0%
        4 - 5                 10         121,191,000       25.3%          4           84      6.0762%     1.34         75.1%
        6 - 7                 11          36,620,750        7.6%          6          117      6.3111%     1.29         73.4%
                          ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       44        $479,484,187      100.0%          3           95      6.0202%     1.31X        76.9%
                          ======================================================================================================

MAXIMUM OPEN PERIOD:     7
MINIMUM OPEN PERIOD:     2
WTD. AVG. OPEN PERIOD:   3

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                             WEIGHTED
                                 NUMBER OF                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 MORTGAGED    CUT-OFF DATE   INITIAL LOAN    MORTGAGE   WEIGHTED      AVERAGE
                                    REAL       PRINCIPAL        GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST               PROPERTIES    BALANCE (1)      BALANCE       RATES     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Fee                                  56       $479,484,187       100.0%       6.0202%     1.31x        76.9%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              56       $479,484,187       100.0%       6.0202%     1.31x        76.9%
                                 ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN NOVEMBER 2007.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              7
Current Mortgage Loan and Property Stratification Tables                 8 - 16
Mortgage Loan Detail                                                       17
NOI Detail                                                                 18
Principal Prepayment Detail                                                19
Historical Detail                                                          20
Delinquency Loan Detail                                                    21
Specially Serviced Loan Detail                                           22 - 23
Advance Summary                                                            24
Modified Loan Detail                                                       25
Historical Liquidated Loan Detail                                          26
Historical Bond / Collateral Realized Loss Reconciliation                  27
Interest Shortfall Reconciliation Detail                                 28 - 29
Defeased Loan Detail                                                       30
Supplemental Reporting                                                     31

DEPOSITOR

Credit Suisse First Boston
Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:       General Information Number
Phone Number: (212) 325-2000

MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:      Marty O'Conner
Phone Number: (816) 221-8800

MASTER SERVICER

Capmark Finance Inc.
116 Welsh Road
Horsham, PA 19044-8015

Contact:       Darri Cunningham
Phone Number: (215) 328-1784

SPECIAL SERVICER

Centerline Servicing Inc.

5221 N. O'Connor Blvd., Suite 600
Irving, TX 75039

Contact:       Chris Crouch
Phone Number: (972) 868-5300

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                        CERTIFICATE DISTRIBUTION DETAIL


               PASS-THROUGH  ORIGINAL  BEGINNING    PRINCIPAL     INTEREST    PREPAYMENT
CLASS   CUSIP     RATE        BALANCE   BALANCE   DISTRIBUTION  DISTRIBUTION   PREMIUM
----------------------------------------------------------------------------------------
A-1              0.000000%     0.00       0.00        0.00           0.00        0.00
A-2              0.000000%     0.00       0.00        0.00           0.00        0.00
A-3              0.000000%     0.00       0.00        0.00           0.00        0.00
A-AB             0.000000%     0.00       0.00        0.00           0.00        0.00
A-4              0.000000%     0.00       0.00        0.00           0.00        0.00
A-1-A            0.000000%     0.00       0.00        0.00           0.00        0.00
A-M              0.000000%     0.00       0.00        0.00           0.00        0.00
A-J              0.000000%     0.00       0.00        0.00           0.00        0.00
A-SP             0.000000%     0.00       0.00        0.00           0.00        0.00
B                0.000000%     0.00       0.00        0.00           0.00        0.00
C                0.000000%     0.00       0.00        0.00           0.00        0.00
D                0.000000%     0.00       0.00        0.00           0.00        0.00
E                0.000000%     0.00       0.00        0.00           0.00        0.00
F                0.000000%     0.00       0.00        0.00           0.00        0.00
G                0.000000%     0.00       0.00        0.00           0.00        0.00
H                0.000000%     0.00       0.00        0.00           0.00        0.00
J                0.000000%     0.00       0.00        0.00           0.00        0.00
K                0.000000%     0.00       0.00        0.00           0.00        0.00
L                0.000000%     0.00       0.00        0.00           0.00        0.00
M                0.000000%     0.00       0.00        0.00           0.00        0.00
N                0.000000%     0.00       0.00        0.00           0.00        0.00
O                0.000000%     0.00       0.00        0.00           0.00        0.00
P                0.000000%     0.00       0.00        0.00           0.00        0.00
Q                0.000000%     0.00       0.00        0.00           0.00        0.00
S                0.000000%     0.00       0.00        0.00           0.00        0.00
V                0.000000%     0.00       0.00        0.00           0.00        0.00
R                0.000000%     0.00       0.00        0.00           0.00        0.00
LR               0.000000%     0.00       0.00        0.00           0.00        0.00
----------------------------------------------------------------------------------------
Totals                         0.00       0.00        0.00           0.00        0.00
========================================================================================

         REALIZED LOSS/                             CURRENT
        ADDITIONAL TRUST     TOTAL       ENDING  SUBORDINATION
CLASS     FUND EXPENSES   DISTRIBUTION  BALANCE     LEVEL (1)
--------------------------------------------------------------
A-1            0.00           0.00        0.00        0.00
A-2            0.00           0.00        0.00        0.00
A-3            0.00           0.00        0.00        0.00
A-AB           0.00           0.00        0.00        0.00
A-4            0.00           0.00        0.00        0.00
A-1-A          0.00           0.00        0.00        0.00
A-M            0.00           0.00        0.00        0.00
A-J            0.00           0.00        0.00        0.00
A-SP           0.00           0.00        0.00        0.00
B              0.00           0.00        0.00        0.00
C              0.00           0.00        0.00        0.00
D              0.00           0.00        0.00        0.00
E              0.00           0.00        0.00        0.00
F              0.00           0.00        0.00        0.00
G              0.00           0.00        0.00        0.00
H              0.00           0.00        0.00        0.00
J              0.00           0.00        0.00        0.00
K              0.00           0.00        0.00        0.00
L              0.00           0.00        0.00        0.00
M              0.00           0.00        0.00        0.00
N              0.00           0.00        0.00        0.00
O              0.00           0.00        0.00        0.00
P              0.00           0.00        0.00        0.00
Q              0.00           0.00        0.00        0.00
S              0.00           0.00        0.00        0.00
V              0.00           0.00        0.00        0.00
R              0.00           0.00        0.00        0.00
LR             0.00           0.00        0.00        0.00
--------------------------------------------------------------
Totals         0.00           0.00        0.00        0.00
==============================================================

                            ORIGINAL  BEGINNING                                          ENDING
              PASS-THROUGH  NOTIONAL   NOTIONAL    INTEREST    PREPAYMENT     TOTAL      NOTIONAL
CLASS  CUSIP      RATE       AMOUNT     AMOUNT   DISTRIBUTION   PREMIUM    DISTRIBUTION   AMOUNT
-------------------------------------------------------------------------------------------------
A-X             0.000000      0.00       0.00        0.00         0.00          0.00       0.00
-------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                           CERTIFICATE FACTOR DETAIL

                                                                      REALIZED LOSS/
              BEGINNING       PRINCIPAL     INTEREST    PREPAYMENT  ADDITIONAL TRUST    ENDING
CLASS  CUSIP   BALANCE      DISTRIBUTION  DISTRIBUTION   PREMIUM      FUND EXPENSES     BALANCE
------------------------------------------------------------------------------------------------
A-1            0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-2            0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-3            0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-AB           0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-4            0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-1-A          0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-M            0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-J            0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-SP           0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
B              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
C              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
D              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
E              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
F              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
G              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
H              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
J              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
K              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
L              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
M              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
N              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
O              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
P              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
Q              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
S              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
V              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
R              0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
LR             0.00000000    0.00000000    0.00000000   0.00000000     0.00000000     0.00000000

               BEGINNING                              ENDING
                NOTIONAL    INTEREST    PREPAYMENT   NOTIONAL
CLASS  CUSIP     AMOUNT   DISTRIBUTION   PREMIUM      AMOUNT
--------------------------------------------------------------
A-X           0.00000000   0.00000000   0.00000000  0.00000000
--------------------------------------------------------------

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                             RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

                                                                                                STATED     UNPAID      CURRENT
            STATED BEGINNING  UNPAID BEGINNING                                                  ENDING     ENDING     PRINCIPAL
               PRINCIPAL          PRINCIPAL     SCHEDULED  UNSCHEDULED   PRINCIPAL   REALIZED  PRINCIPAL  PRINCIPAL  DISTRIBUTION
LOAN GROUP      BALANCE            BALANCE      PRINCIPAL   PRINCIPAL   ADJUSTMENTS    LOSS     BALANCE    BALANCE      AMOUNT
---------------------------------------------------------------------------------------------------------------------------------
    1             0.00              0.00           0.00        0.00         0.00       0.00      0.00       0.00         0.00
    2             0.00              0.00           0.00        0.00         0.00       0.00      0.00       0.00         0.00
---------------------------------------------------------------------------------------------------------------------------------
  Total           0.00              0.00           0.00        0.00         0.00       0.00      0.00       0.00         0.00
=================================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                          NET                                                                           REMAINING
                                       AGGREGATE                  DISTRIBUTABLE                                          UNPAID
                            ACCRUED    PREPAYMENT  DISTRIBUTABLE   CERTIFICATE              ADDITIONAL                DISTRIBUTABLE
        ACCRUAL  ACCRUAL  CERTIFICATE   INTEREST    CERTIFICATE      INTEREST     WAC CAP   TRUST FUND    INTEREST     CERTIFICATE
CLASS    DATES    DAYS      INTEREST   SHORTFALL     INTEREST       ADJUSTMENT   SHORTFALL   EXPENSES   DISTRIBUTION    INTEREST
-----------------------------------------------------------------------------------------------------------------------------------
 A-1       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
 A-2       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
 A-3       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
 A-AB      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
 A-4       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
A-1-A      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
 A-M       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
 A-J       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
A-SP       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
 A-X       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  B        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  C        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  D        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  E        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  F        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  G        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  H        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  J        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  K        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  L        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  M        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  N        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  O        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  P        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  Q        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  S        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
  V        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0         0.00        0.00          0.00           0.00         0.00       0.00         0.00          0.00
===================================================================================================================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                  0.00
   Less Delinquent Master Servicing Fees                         0.00
   Less Reductions to Master Servicing Fees                      0.00
   Plus Master Servicing Fees for Delinquent Payments Received   0.00
   Plus Adjustments for Prior Master Servicing Calculation       0.00
   Total Master Servicing Fees Collected                         0.00

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

         Appraisal   Cumulative  Most Recent
 Loan    Reduction      ASER      App. Red.
Number   Effected      Amount       Date
--------------------------------------------

--------------------------------------------
Total
============================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                             ----
         TOTAL INTEREST COLLECTED                                            0.00
   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                             ----
         TOTAL PRINCIPAL COLLECTED                                           0.00
   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                             ----
         TOTAL OTHER COLLECTED                                               0.00
                                                                             ----
TOTAL FUNDS COLLECTED                                                        0.00
                                                                             ====

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                             ----
         TOTAL FEES                                                          0.00
ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                             ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                                0.00

   INTEREST RESERVE DEPOSIT                                                  0.00
   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                             ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                       0.00
                                                                             ----
TOTAL FUNDS DISTRIBUTED                                                      0.00
                                                                             ====

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                                 RATINGS DETAIL

                   ORIGINAL RATINGS          CURRENT RATINGS (1)
                -----------------------   -----------------------
CLASS   CUSIP   FITCH   MOODY'S   S & P   FITCH   MOODY'S   S & P
-----------------------------------------------------------------
 A-1
 A-2
 A-3
A-AB
 A-4
A-1-A
 A-M
 A-J
A-SP
 A-X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
  S
  V

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % OF
SCHEDULED   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                             % OF
         # OF    SCHEDULED   AGG.   WAM           WEIGHTED
STATE   PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

See footnotes on last page of this section.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                     % OF
 DEBT SERVICE    # OF    SCHEDULED   AGG.   WAM           WEIGHTED
COVERAGE RATIO   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                           % OF
NOTE   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
RATE   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------

----------------------------------------------------------
Totals
==========================================================

                                PROPERTY TYPE (3)

                                    % OF
                # OF    SCHEDULED   AGG.   WAM           WEIGHTED
PROPERTY TYPE   Props.   BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

                                    SEASONING

                                % OF
            # OF    SCHEDULED   AGG.   WAM           WEIGHTED
SEASONING   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM (2)          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
         TERM            LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
      Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % OF
REMAINING STATED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
     TERM          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % OF
AGE OF MOST   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
RECENT NOI    LOANS   BALANCE     BAL.   (2)   WAC   AVG DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP I

                                SCHEDULED BALANCE

                                % OF
SCHEDULED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                              % OF
         # OF     SCHEDULED   AGG.   WAM           WEIGHTED
STATE    PROPS.   BALANCE     BAL.   (2)   WAC   AVG DSCR (1)
-------------------------------------------------------------

-------------------------------------------------------------
Totals
=============================================================

See footnotes on last page of this section.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                     % OF
DEBT SERVICE     # OF    SCHEDULED   AGG.   WAM           WEIGHTED
COVERAGE RATIO   LOANS   BALANCE     BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                             % OF
NOTE     # OF    SCHEDULED   AGG.   WAM           WEIGHTED
RATE     LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                PROPERTY TYPE (3)

                                     % OF
                 # OF    SCHEDULED   AGG.   WAM           WEIGHTED
PROPERTY TYPE   PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % OF
            # OF    SCHEDULED   AGG.   WAM           WEIGHTED
SEASONING   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM (2)          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
        TERM             LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % OF
REMAINING STATED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
     TERM          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % OF
AGE OF MOST    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
RECENT NOI    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                % OF
SCHEDULED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                                % OF
             # OF   SCHEDULED   AGG.   WAM           WEIGHTED
STATE       LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

       CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP II

                          DEBT SERVICE COVERAGE RATIO

                                     % OF
 DEBT SERVICE    # OF    SCHEDULED   AGG.                     WEIGHTED
COVERAGE RATIO   LOANS    BALANCE    BAL.   WAM (2)   WAC   AVG DSCR (1)
------------------------------------------------------------------------

------------------------------------------------------------------------
Totals
========================================================================

                                   NOTE RATE

                             % OF
NOTE     # OF    SCHEDULED   AGG.                     WEIGHTED
RATE     LOANS    BALANCE    BAL.   WAM (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

                               PROPERTY TYPE (3)

                                % OF
PROPERTY    # OF    SCHEDULED   AGG.                     WEIGHTED
  TYPE     PROPS.    BALANCE    BAL.   WAM (2)   WAC   AVG DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

                                   SEASONING

                                % OF
            # OF    SCHEDULED   AGG.                     WEIGHTED
SEASONING   LOANS    BALANCE    BAL.   WAM (2)   WAC   AVG DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

See footnotes on last page of this section.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

       CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING    # OF   SCHEDULED   AGG.                     WEIGHTED
       TERM (2)         LOANS    BALANCE    BAL.   WAM (2)   WAC   AVG DSCR (1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Totals
===============================================================================

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                        % OF
    REMAINING        # OF   SCHEDULED   AGG.                     WEIGHTED
AMORTIZATION TERM   LOANS    BALANCE    BAL.   WAM (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                  % OF
 REMAINING    # OF    SCHEDULED   AGG.                     WEIGHTED
STATED TERM   LOANS    BALANCE    BAL.   WAM (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                             AGE OF MOST RECENT NOI

                                  % of
AGE OF MOST    # OF   SCHEDULED   AGG.                     WEIGHTED
RECENT NOI    LOANS    BALANCE    BAL.   WAM (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

              PROPERTY                                            ANTICIPATED
 LOAN           TYPE                 INTEREST  PRINCIPAL  GROSS    REPAYMENT   MATURITY
NUMBER  ODCR    (1)     CITY  STATE  PAYMENT    PAYMENT   COUPON      DATE       DATE
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
=======================================================================================
         NEG.  BEGINNING    ENDING   PAID  APPRAISAL  APPRAISAL   RES.    MOD.
 LOAN   AMORT  SCHEDULED  SCHEDULED  THRU  REDUCTION  REDUCTION  STRAT.  CODE
NUMBER  (Y/N)   BALANCE    BALANCE   DATE     DATE      AMOUNT    (2)     (3)
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Totals
==============================================================================

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                                   NOI DETAIL

                                           ENDING        MOST       MOST    MOST RECENT   MOST RECENT
 LOAN           PROPERTY                  SCHEDULED     RECENT     RECENT    NOI START      NOI END
NUMBER   ODCR     TYPE     CITY   STATE    BALANCE    FISCAL NOI     NOI       DATE          DATE
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total
=====================================================================================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                                  PRINCIPAL PREPAYMENT AMOUNT                    PREPAYMENT PENALTIES
                          OFFERING DOCUMENT   ----------------------------------   ----------------------------------------------
LOAN NUMBER  LOAN GROUP    CROSS-REFERENCE    PAYOFF AMOUNT   CURTAILMENT AMOUNT   PREPAYMENT PREMIUM   YIELD MAINTENANCE PREMIUM
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total
=================================================================================================================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                                HISTORICAL DETAIL

                                                                                                                      RATE
                                   DELINQUENCIES                                             PREPAYMENTS         AND MATURITIES
-------------------------------------------------------------------------------------- ---------------------- ------------------
DISTRIBUTION 30-59 DAYS 60-89 DAYS 90 DAYS OR MORE FORECLOSURE    REO    MODIFICATIONS CURTAILMENTS   PAYOFF  NEXT WEIGHTED AVG.
    DATE     #  BALANCE #  BALANCE   #   BALANCE   #   BALANCE # BALANCE   #  BALANCE   #  BALANCE  # BALANCE   COUPON  REMIT    WAM
------------------------------------------------------------------------------------------------------------------------------------


Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                            DELINQUENCY LOAN DETAIL

                                 # OF                   CURRENT  OUTSTANDING  STATUS OF  RESOLUTION
             OFFERING DOCUMENT  MONTHS   PAID THROUGH   P & I       P & I      MORTGAGE   STRATEGY     SERVICING    FORECLOSURE
LOAN NUMBER   CROSS-REFERENCE   DELINQ.      DATE      ADVANCES  ADVANCES **   LOAN (1)   CODE (2)   TRANSFER DATE      DATE
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Totals
===============================================================================================================================

               ACTUAL   OUTSTANDING
             PRINCIPAL   SERVICING   BANKRUPTCY   REO
LOAN NUMBER   BALANCE    ADVANCES       DATE     DATE
-----------------------------------------------------


-----------------------------------------------------
Totals
=====================================================

                          (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                         OFFERING      SERVICING  RESOLUTION                                                    NET
DISTRIBUTION   LOAN      DOCUMENT       TRANSFER   STRATEGY   SCHEDULED  PROPERTY         INTEREST   ACTUAL  OPERATING   NOI
    DATE      NUMBER  CROSS-REFERENCE     DATE     CODE (1)    BALANCE   TYPE (2)  STATE    RATE    BALANCE    INCOME   DATE  DSCR
----------------------------------------------------------------------------------------------------------------------------------

                                REMAINING
DISTRIBUTION  NOTE  MATURITY  AMORTIZATION
    DATE      DATE    DATE        TERM
------------------------------------------


                          (1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

                          OFFERING     RESOLUTION     SITE
DISTRIBUTION   LOAN       DOCUMENT      STRATEGY   INSPECTION                APPRAISAL  APPRAISAL      OTHER REO
    DATE      NUMBER  CROSS-REFERENCE    CODE (1)     DATE     PHASE 1 DATE    DATE       VALUE    PROPERTY REVENUE  COMMENT
----------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                                ADVANCE SUMMARY

                                                                 CURRENT PERIOD INTEREST
            CURRENT P&I  OUTSTANDING P&I  OUTSTANDING SERVICING    ON P&I AND SERVICING
LOAN GROUP    ADVANCES       ADVANCES            ADVANCES             ADVANCES PAID
----------------------------------------------------------------------------------------
    1          0.00           0.00                0.00                    0.00
    2          0.00           0.00                0.00                    0.00
----------------------------------------------------------------------------------------
Totals         0.00           0.00                0.00                    0.00
========================================================================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

            DOCUMENT
 LOAN       OFFERING     PRE-MODIFICATION  POST-MODIFICATION  PRE-MODIFICATION  POST-MODIFICATION  MODIFICATION  MODIFICATION
NUMBER  CROSS-REFERENCE       BALANCE           BALANCE         INTEREST RATE     INTEREST RATE        DATE       DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                       HISTORICAL LIQUIDATED LOAN DETAIL

                    BEGINNING       FEES,       MOST RECENT    GROSS SALES   NET PROCEEDS
DISTRIBUTION        SCHEDULED     ADVANCES,      APPRAISED     PROCEEDS OR    RECEIVED ON
    DATE      ODCR   BALANCE   AND EXPENSES *  VALUE OR BPO  OTHER PROCEEDS   LIQUIDATION
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------
Cumulative Total
=========================================================================================


               NET PROCEEDS                 DATE OF CURRENT  CURRENT PERIOD  CUMULATIVE  LOSS TO LOAN
DISTRIBUTION  AVAILABLE FOR    REALIZED       PERIOD ADJ.      ADJUSTMENT    ADJUSTMENT    WITH CUM
    DATE       DISTRIBUTION  LOSS TO TRUST     TO TRUST         TO TRUST      TO TRUST   ADJ. TO TRUST
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------
Cumulative Total
======================================================================================================

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

             HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                 OFFERING       BEGINNING     AGGREGATE    PRIOR REALIZED    AMOUNTS       INTEREST
DISTRIBUTION     DOCUMENT        BALANCE    REALIZED LOSS   LOSS APPLIED    COVERED BY   (SHORTAGES)/
   DATE      CROSS-REFERENCE AT LIQUIDATION   ON LOANS    TO CERTIFICATES CREDIT SUPPORT   EXCESSES
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Totals
=====================================================================================================

              MODIFICATION   ADDITIONAL     REALIZED LOSS      RECOVERIES OF     (RECOVERIES)/
DISTRIBUTION   /APPRAISAL   (RECOVERIES)      APPLIED TO      REALIZED LOSSES  LOSSES APPLIED TO
   DATE      REDUCTION ADJ.   /EXPENSES  CERTIFICATES TO DATE  PAID AS CASH   CERTIFICATE INTEREST
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
==================================================================================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

   OFFERING     STATED PRINCIPAL CURRENT ENDING    SPECIAL SERVICING FEES
   DOCUMENT        BALANCE AT       SCHEDULED   ----------------------------
CROSS-REFERENCE   CONTRIBUTION       BALANCE    MONTHLY LIQUIDATION WORK OUT ASER
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Totals
=================================================================================

   OFFERING                   NON-RECOVERABLE             MODIFIED INTEREST ADDITIONAL
   DOCUMENT                     (SCHEDULED    INTEREST ON  RATE (REDUCTION) TRUST FUND
CROSS-REFERENCE (PPIS) EXCESS    INTEREST)      ADVANCES      /EXCESS        EXPENSE
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Totals
======================================================================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

               INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                REIMB OF ADVANCES TO THE SERVICER
   OFFERING     STATED PRINCIPAL CURRENT ENDING ---------------------------------
 DOCUMENT        BALANCE AT      SCHEDULED                     LEFT TO REIMBURSE  OTHER (SHORTFALLS)
CROSS-REFERENCE   CONTRIBUTION      BALANCE      CURRENT MONTH   MASTER SERVICER       REFUNDS       COMMENTS
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Totals
==============================================================================================================
Interest Shortfall Reconciliation Detail Part 2                     0.00
==============================================================================================================
Interest Shortfall Reconciliation Detail Part 1                     0.00
==============================================================================================================
Total Interest Shortfall Allocated to Trust                         0.00
==============================================================================================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                              DEFEASED LOAN DETAIL

              OFFERING DOCUMENT   ENDING SCHEDULED
LOAN NUMBER    CROSS-REFERENCE         BALANCE       MATURITY DATE   NOTE RATE   DEFEASANCE STATUS
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
==================================================================================================

                                                                           -----------------------------------------
  [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                  SERIES 2007-C5                                1-866-846-4526
8480 STAGECOACH CIRCLE                                                     Reports Available @ www.ctslink.com/cmbs
FREDERICK, MD 21701-4747                                                   -----------------------------------------
                                                                                PAYMENT DATE:         12/17/2007
                                                                                RECORD DATE:          11/30/2007
                                                                                DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  --------
Issue Date                              100%    100%     100%     100%      100%
November 2008                            88      88       88       88        88
November 2009                            72      72       72       72        72
November 2010                            50      48       46       43        31
November 2011                            18      13        7        3         0
November 2012 and thereafter              0       0        0        0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        2.8     2.7      2.7      2.6       2.5

                             CLASS A-2 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  --------
Issue Date                              100%    100%     100%     100%      100%
November 2008                           100     100      100      100       100
November 2009                           100     100      100      100       100
November 2010                           100     100      100      100       100
November 2011                           100     100      100      100       100
November 2012 and thereafter              0       0        0        0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        4.7     4.7      4.6      4.6       4.4

                             CLASS A-3 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  --------
Issue Date                              100%    100%     100%     100%      100%
November 2008                           100     100      100      100       100
November 2009                           100     100      100      100       100
November 2010                           100     100      100      100       100
November 2011                           100     100      100      100       100
November 2012                           100     100      100      100       100
November 2013                           100     100      100      100       100
November 2014 and thereafter              0       0        0        0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        6.7     6.7      6.7      6.6       6.5

                             CLASS A-AB CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  --------
Issue Date                              100%    100%     100%     100%      100%
November 2008                           100     100      100      100       100
November 2009                           100     100      100      100       100
November 2010                           100     100      100      100       100
November 2011                           100     100      100      100       100
November 2012                            96      96       96       96        96
November 2013                            72      72       72       72        72
November 2014                            50      50       50       50        50
November 2015                            25      25       25       25        25
November 2016 and thereafter              0       0        0        0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        7.0     7.0      7.0      7.0       7.0

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-4 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  --------
Issue Date                              100%    100%     100%     100%      100%
November 2008                           100     100      100      100       100
November 2009                           100     100      100      100       100
November 2010                           100     100      100      100       100
November 2011                           100     100      100      100       100
November 2012                           100     100      100      100       100
November 2013                           100     100      100      100       100
November 2014                           100     100      100      100       100
November 2015                           100     100      100      100       100
November 2016                            95      94       94       92        85
November 2017 and thereafter              0       0        0        0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        9.5     9.5      9.5      9.4       9.3

                            CLASS A-1-A CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  --------
Issue Date                              100%    100%     100%     100%      100%
November 2008                           100     100      100      100       100
November 2009                           100     100      100      100       100
November 2010                           100     100      100      100       100
November 2011                            99      99       99       99        99
November 2012                            68      68       68       68        68
November 2013                            68      68       68       68        68
November 2014                            49      49       49       49        49
November 2015                            49      49       49       49        49
November 2016                            48      48       48       48        43
November 2017 and thereafter              0       0        0        0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        7.4     7.4      7.4      7.4       7.2


                             CLASS A-M CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  --------
Issue Date                              100%    100%     100%     100%      100%
November 2008                           100     100      100      100       100
November 2009                           100     100      100      100       100
November 2010                           100     100      100      100       100
November 2011                           100     100      100      100       100
November 2012                           100     100      100      100       100
November 2013                           100     100      100      100       100
November 2014                           100     100      100      100       100
November 2015                           100     100      100      100       100
November 2016                           100     100      100      100       100
November 2017 and thereafter              0       0        0        0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        9.7     9.7      9.7      9.7       9.5

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-J CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  --------
Issue Date                              100%    100%     100%     100%      100%
November 2008                           100     100      100      100       100
November 2009                           100     100      100      100       100
November 2010                           100     100      100      100       100
November 2011                           100     100      100      100       100
November 2012                           100     100      100      100       100
November 2013                           100     100      100      100       100
November 2014                           100     100      100      100       100
November 2015                           100     100      100      100       100
November 2016                           100     100      100      100       100
November 2017 and thereafter              0       0        0        0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        9.8     9.8      9.8      9.8       9.5

                              CLASS B CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
------------------------------------  ------  -------  -------  -------  --------
Issue Date                              100%    100%     100%     100%      100%
November 2008                           100     100      100      100       100
November 2009                           100     100      100      100       100
November 2010                           100     100      100      100       100
November 2011                           100     100      100      100       100
November 2012                           100     100      100      100       100
November 2013                           100     100      100      100       100
November 2014                           100     100      100      100       100
November 2015                           100     100      100      100       100
November 2016                           100     100      100      100       100
November 2017 and thereafter              0       0        0        0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        9.8     9.8      9.8      9.8       9.6

                                    EXHIBIT D

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

DISTRIBUTION DATE   BALANCE   DISTRIBUTION DATE   BALANCE
-----------------   -------   -----------------   -------
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $
                    $                             $

                                    EXHIBIT E

                           SCHEDULE OF REFERENCE RATES

DISTRIBUTION DATE   REFERENCE RATE   DISTRIBUTION DATE   REFERENCE RATE
-----------------   --------------   -----------------   --------------
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %
                          %                                     %

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B and Class A-SP will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as an "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR
           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange including the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will-

     -    have its own series designation;

     -    consist of one or more classes with various payment characteristics;

     -    evidence beneficial ownership interests in a trust established by us;
          and

     -    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is August 13, 2007.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                          31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION                                                         129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR                    We are Credit Suisse First Boston Mortgage
                                 Securities Corp., the depositor with respect to each series of certificates offered by this prospectus. Our principal offices are located at Eleven Madison Avenue, New York, New York
                                 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse
                                 Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA),
                                 Inc. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." herein.

                                 All references to "we," "us" and "our" in this prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp.

THE SPONSOR                      Column Financial, Inc., a Delaware corporation,
                                 and an affiliate of the depositor, will act as a sponsor with respect to the trust fund.
                                 Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit
                                 Suisse (USA) Inc. The principal offices of
                                 Column Financial, Inc. are located at Eleven
                                 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. See "The
                                 Sponsor" herein.

                                 In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

THE SECURITIES BEING OFFERED     The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade.
                                 See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES                     We may not publicly offer all the
                                 commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being
                                 Offered" above.

THE GOVERNING DOCUMENTS          In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 -    the issuance of each series of offered
                                      certificates;

                                 - the creation of and transfer of assets to the related trust; and

                                 - the servicing and administration of those assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 -    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                 -    one or more special servicers that will
                                      generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 One or more primary servicers or sub-servicers may also be a party to the governing documents.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS                  The trust assets with respect to any series of
                                 offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                 -    rental or cooperatively-owned buildings
                                      with multiple dwelling units or
                                      residential properties containing
                                      condominium units;

                                 - retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 -    office buildings;

                                 -    hospitality properties;

                                 -    casino properties;

                                 -    health care-related facilities;

                                 -    industrial facilities;

                                 -    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 -    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 - manufactured housing communities, mobile home parks and recreational vehicle parks;

                                 -    recreational and resort properties;

                                 -    arenas and stadiums;

                                 -    churches and other religious facilities;

                                 -    parking lots and garages;

                                 -    mixed use properties;

                                 -    other income-producing properties; and/or

                                 -    unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 -    may provide for no accrual of interest;

                                 - may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 - may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 -    may permit the negative amortization or
                                      deferral of accrued interest;

                                 -    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with those prepayments;

                                 - may permit defeasance and the release of real property collateral in connection with that defeasance;

                                 -    may provide for payments of principal,
                                      interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 - may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor" herein.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 In addition to the asset classes described above in this "Characterization of the Mortgage Assets" section, we may include other asset classes in the trust with respect to any series of offered certificates. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS       If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                 - cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                 -    other mortgage loans that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus;
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans that--

                                 -    conform to the description of mortgage
                                      assets in this prospectus; and

                                 -    satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 If any mortgage loan in the specified trust fund becomes delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing certificateholder, the special servicer or any other person specified in the related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the price and on the terms described in the related prospectus supplement.

                                 In addition, if so specified under
                                 circumstances described in the related
                                 prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

                                 Further, if so specified in the related
                                 prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES                     An offered certificate may entitle the holder
                                 to receive--

                                 -    a stated principal amount;

                                 -    interest on a principal balance or
                                      notional amount, at a fixed, variable or adjustable pass-through rate;

                                 - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                 -    payments of principal, with
                                      disproportionate, nominal or no payments of interest;

                                 -    payments of interest, with
                                      disproportionate, nominal or no payments of principal;

                                 -    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 -    payments of principal to be made, from
                                      time to time or for designated periods, at a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES                     Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                 -    guaranteed investment contracts in
                                      accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 -    interest rate exchange agreements,
                                      interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 -    currency exchange agreements or other
                                      agreements and arrangements designed to
                                      reduce the effects of currency exchange
                                      rate fluctuations with respect to the
                                      related mortgage assets and one or more
                                      classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS                  As and to the extent described in the related
                                 prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans to cover--

                                 - delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                 -    property protection expenses;

                                 -    other servicing expenses; or

                                 - any other items specified in the related prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

OPTIONAL TERMINATION             We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 - all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                 - that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the
                                 Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES                     Any class of offered certificates will
                                 constitute or evidence ownership of--

                                 - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 - interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                                 See  "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS     If you are a fiduciary of a retirement plan or
                                 other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange including the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000.

     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     - mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     - any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents (other than Annual Reports on Form 10-K) filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

     - Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be either Cadwalader, Wickersham & Taft LLP or Skadden, Arps, Slate, Meagher & Flom LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

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     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs--Taxation of Owners of REMIC Residual Certificates-- Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     In addition, under temporary and final Treasury Regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a United States Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non- United States partner, even if no cash distributions are made to such partner. Accordingly, the related Governing Document will prohibit transfer of a REMIC residual certificate to a United States Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a United States corporation) is (or is permitted to be under the related partnership agreement) a non- United States Person.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their direct or indirect beneficial owners (other than through a U.S. Corporation) are (and are required to be under the related partnership agreement) United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     The IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     - persons that are fiduciaries with respect to Plans, in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 2007-05, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by either Cadwalader, Wickersham & Taft LL or Skadden, Arps, Slate, Meagher & Flom LLP (as provided in the related prospectus supplement).

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSMC 2007-C5.xls." The spreadsheet file "CSMC 2007-C5.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

-----------------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

[GRAPHIC OMITTED]

43.    INDEPENDENCE VILLAGE OF WATERSTONE
       OXFORD, MI

[GRAPHIC OMITTED]

9.     MESILLA VALLEY MALL
       LAS CRUCES, NM

[GRAPHIC OMITTED]

57.    GRAND PANAMA
       PANAMA CITY BEACH, FL

[GRAPHIC OMITTED]

3.3    TIAA -ATLANTA
       LAWRENCEVILLE, GA

[GRAPHIC OMITTED]

28.    HILTON ST. LOUIS - DOWNTOWN
       ST. LOUIS, MO

[GRAPHIC OMITTED]

13.    MYSTIC MARRIOTT
       GROTON, CT

[GRAPHIC OMITTED]

11.2   BLOSSOM BUSINESS CENTER
       ROCHESTER, NY

[GRAPHIC OMITTED]

3.1    TIAA - CINCINNATI
       HEBRON, KY

[GRAPHIC OMITTED]

31.    SALISBURY MALL
       SALISBURY, NC

[GRAPHIC OMITTED]

7.     COMMERCE CORPORATE PLAZA
       ALBANY, NY

[GRAPHIC OMITTED]

6.     ALLANZA AT THE LAKES
       LAS VEGAS, NV

[GRAPHIC OMITTED]

33.    2400 OGDEN AVENUE
       LISLE, IL

[GRAPHIC OMITTED]

11.1   IMPERIAL MANOR APARTMENTS
       GREECE, NY

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                               TABLE OF CONTENTS

            Free Writing Prospectus

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT AND THE ACCOMPANYING
  PROSPECTUS.........................     S-4
NOTICE TO RESIDENTS OF THE UNITED
  KINGDOM............................     S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.....     S-7
RISK FACTORS.........................    S-40
CAPITALIZED TERMS USED IN THIS
  PROSPECTUS SUPPLEMENT..............    S-67
FORWARD-LOOKING STATEMENTS...........    S-67
AFFILIATIONS.........................    S-67
DESCRIPTION OF THE ISSUING ENTITY....    S-67
DESCRIPTION OF THE DEPOSITOR.........    S-69
DESCRIPTION OF THE SPONSORS AND
  MORTGAGE LOAN SELLERS..............    S-69
DESCRIPTION OF THE UNDERLYING
  MORTGAGE LOANS.....................    S-74
DESCRIPTION OF THE OFFERED
  CERTIFICATES.......................   S-141
YIELD AND MATURITY CONSIDERATIONS....   S-169
THE SERIES 2007-C5 POOLING AND
  SERVICING AGREEMENT................   S-176
CERTAIN LEGAL ASPECTS OF MORTGAGE
  LOANS FOR MORTGAGED PROPERTIES
  LOCATED IN NEW YORK................   S-212
FEDERAL INCOME TAX CONSEQUENCES......   S-213
ERISA CONSIDERATIONS.................   S-216
LEGAL INVESTMENT.....................   S-219
LEGAL MATTERS........................   S-219
RATING...............................   S-219
GLOSSARY.............................   S-221

                     Dealer Prospectus Delivery Obligation

    Until 90 days after the commencement of the offering, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                 $2,411,318,000
                                 (Approximate)

                                 CREDIT SUISSE
                                   COMMERCIAL
                                 MORTGAGE TRUST
                                 SERIES 2007-C5

                              Commercial Mortgage
                           Pass-Through Certificates,
                                 Series 2007-C5

Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M,
                       Class A-J, Class B and Class A-SP
                       ---------------------------------
                            FREE WRITING PROSPECTUS
                       ---------------------------------

                                 CREDIT SUISSE

                            KEYBANC CAPITAL MARKETS

                            CAPMARK SECURITIES INC.

                                    JPMORGAN

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